Exhibit 99.1



UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK


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         In re                                     :    Chapter 11
                                                   :
RADIO UNICA COMMUNICATIONS                         :    Case No. 03-16837 (CB)
  CORP., et al.,                                   :
                                                   :    (Jointly Administered)
                              Debtors.             :
                                                   :
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                FINDINGS OF FACT, CONCLUSIONS OF LAW, AND ORDER
         UNDER 11 U.S.C.ss. 1129(A) AND (B) AND FED. R. BANKR. P. 3020
               (I)APPROVING SUBSTANTIVE CONSOLIDATION OF DEBTORS'
                 ESTATES, (II) APPROVING DISCLOSURE STATEMENT,
                (III) APPROVING SOLICITATION PROCEDURES AND (IV)
               CONFIRMING FIRST AMENDED JOINT PREPACKAGED PLAN OF
   LIQUIDATION OF RADIO UNICA COMMUNICATIONS CORP. AND ITS AFFILIATE DEBTORS
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                                    RECITALS
                                    --------

                  WHEREAS, on October 31, 2003 (the "Petition Date"),(1) Radio Unica Communications Corp. ("Radio Unica") and certain of its subsidiaries (collectively, the "Debtors"), filed voluntary petitions for relief under chapter 11 of title 11 of the United States Code, 11 U.S.C.ss.ss. 101-1330, as amended (the "Bankruptcy Code") in the United States Bankruptcy Court for the Southern District of New York (the "Court");

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(1)      Except as otherwise defined herein, all capitalized terms shall have the meanings ascribed to them in the Plan (as defined herein).


                  WHEREAS, the Debtors continue to manage and operate their businesses as debtors-in-possession pursuant to Bankruptcy Code sections 1107 and 1108;

                  WHEREAS, on the Petition Date, the Debtors filed, among other things, their Joint Prepackaged Plan of Liquidation of Radio Unica Communications Corp. and its Affiliate Debtors (as the same may be amended, modified, or supplemented, the "Plan");

                  WHEREAS, no trustee or examiner has been appointed in these chapter 11 cases, and no committees have been appointed or designated;

                  WHEREAS, the Debtors and certain holders of the 11 3/4% Senior Discount Notes due 2006 issued by Radio Unica Corp. executed a lock-up agreement (the "Lock-Up Agreement"), pursuant to which approximately 93% of the noteholders agreed, subject to certain terms and conditions, to support and vote in favor of a plan of liquidation based upon terms specified in the Lock-Up Agreement;

                  WHEREAS, on October 6, 2003, the Debtors commenced a solicitation of votes in respect of the Plan from the holders of the Prepetition Senior Notes (the "Solicitation"). As part of the Solicitation, the holders of the Prepetition Senior Notes (or their nominees, as appropriate) were sent copies of the following documents: (i) the Plan, (ii) the Disclosure Statement With Respect To The Joint Prepackaged Plan Of Liquidation Of Radio Unica Communications Corp. And Its Affiliate Debtors (the "Disclosure Statement"), (iii) a ballot (the "Ballot") with which to vote, and (iv) Radio Unica's 2003 Proxy Statement dated April 30, 2003(2) (collectively, the "Solicitation Materials"). The voting deadline was fixed as October 27, 2003 (the "Voting Deadline"). The Debtors retained Innisfree M&A Incorporated ("Innisfree") to aid them in tabulating the voting;


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(2)      As set forth in the Certificate Of Service Of 2003 Proxy Statement, dated December 12, 2003 (Docket No. 134), the Debtors served the 2003 Proxy Statement on April 30, 2003.

                  WHEREAS, 100.00% in amount and 100.00% in number of the holders of Class 5 Prepetition Senior Note Claims voted to accept the Plan;

                  WHEREAS, on October 31, 2003, a certification executed by Jane Sullivan of Innisfree reflecting service of the Solicitation Materials and setting forth the results of the Solicitation was filed (Docket No. 19) (the "Solicitation Affidavit");

                  WHEREAS, at a "first-day" hearing held in these cases on November 7, 2003, this Court entered an order (the "Scheduling Order") which
(i) scheduled a combined hearing (the "Combined Hearing") for December 23, 2003, to consider (a) approval of the procedures used by the Debtors in connection with the Solicitation (the "Solicitation Procedures"), (b) approval of the Disclosure Statement, and (c) confirmation of the Plan, and (ii) set forth the noticing requirements for the Combined Hearing;

                  WHEREAS, on November 7, 2003, the Debtors filed the Consolidated Schedules of Assets and Liabilities and Consolidated Statement of Financial Affairs;

                  WHEREAS, on November 21, 2003, the Debtors filed a certification of publication of Cathy Zike, Principal Clerk of the Publisher of The New York Times, sworn to on November 17, 2003 (Docket No. 101), and an affidavit of publication of Karel Montes, Custodian of Records of The Miami Herald, sworn to on November 17, 2003 (Docket No. 100), each attesting to the fact that the notice of the Combined Hearing was published in accordance with the Scheduling Order (collectively, the "Publication Declarations"); and

                  WHEREAS, the Debtors filed a certificate of service (i) on December 22, 2003, by Jane Sullivan of Innisfree reflecting service of the notice of the Combined Hearing with respect to the Class 5 Prepetition Senior Note Claims and Class 6 Old Equity Interests (the "Innisfree Affidavit") (Docket No. 145), and (ii) on November 19, 2003, by Brendan Halley of The Trumbull Group reflecting service of the notice of the Combined Hearing with respect to all other parties-in-interest, including holders of known Administrative Claims, Priority Tax Claims, Class 1 Non-Tax Priority Claims, Class 2 Secured Lender Claims, Class 3 Other Secured Claims, Class 4 General Unsecured Claims, and Class 7 Subordinated Claims (the "Trumbull Affidavit") (Docket No. 96);

                  WHEREAS, no objections to confirmation of the Plan were filed;

                  WHEREAS, on December 19, 2003, the Debtors filed a memorandum of law in support of confirmation of the Plan (the "Confirmation Memorandum");

                  WHEREAS, on December 5, 2003 and December 9, 2003, the Debtors filed amendments to Exhibit B to the Asset Purchase Agreement which identified those executory contracts and unexpired leases to be assumed by the Debtors pursuant to the terms of the Plan;

                  WHEREAS, on December 19, 2003, the Debtors filed their First Amended Joint Prepackaged Plan Of Liquidation Of Radio Unica Corp. And Its Affiliate Debtors that incorporated several technical non-substantive modifications to the Plan (the "Plan Amendments");

                  WHEREAS, on December 22, 2003, the Debtors filed the Plan Administrator Agreement (Docket No. 143);

                  WHEREAS, the Combined Hearing was held on December 23, 2003;
and

                  WHEREAS, based upon the Court's review of the Solicitation Materials, the Sullivan Affidavit, the Publication Affidavits, the Innisfree Affidavit, the Trumbull Affidavit, the Affidavits of Steven E. Dawson and Joseph J. Radecki, Jr. in support of confirmation of the Plan (the "Confirmation Affidavits"), and the Confirmation Memorandum; and upon (a) all of the evidence proffered or adduced at, memoranda in connection with, and arguments of counsel made at, the Combined Hearing, and (b) the entire record of these chapter 11 cases; and after due deliberation thereon and good cause appearing therefor, it is hereby found and determined that:(3)

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(3)      Findings of fact shall be construed as conclusions of law and conclusions of law shall be construed as findings of fact when appropriate. See Fed. R. Bankr. P. 7052.

                    FINDINGS OF FACT AND CONCLUSIONS OF LAW

         1. Exclusive Jurisdiction; Venue; Core Proceeding (28 U.S.C. ss.ss. 157(b)(2) And 1334(a)).

                  This Court has jurisdiction over the Debtors' chapter 11 cases pursuant to 28 U.S.C. ss.ss. 157 and 1334. Venue is proper pursuant to 28 U.S.C. ss.ss. 1408 and 1409. Confirmation of the Plan, approval of the Disclosure Statement, and approval of the Solicitation Procedures, are all core proceedings pursuant to 28 U.S.C. ss.ss. 157(b)(2)(A), (L) and (O), over which this Court has exclusive jurisdiction.

         2.       Judicial Notice.

                  This Court takes judicial notice of the docket of the chapter 11 cases maintained by the Clerk of the Court and/or its duly-appointed agent, including, without limitation, all pleadings and other documents filed, all orders entered, and evidence and argument made, proffered or adduced at, the hearings held before the Court during the pendency of the chapter 11 cases.

         3.       Burden Of Proof.

                  The Debtors, as proponents of the Plan, have met their burden of proving the elements of Bankruptcy Code sections 1129(a) and (b) by a preponderance of the evidence.

         4.       Plan Modification.

                  The modifications to the Plan contemplated by the Plan Amendments constitute changes that do not adversely affect any creditor, Interest holder, or other party-in-interest entitled to vote on the Plan. As such, under Bankruptcy Rule 3019, these modifications do not require additional disclosure under section 1125 of the Bankruptcy Code or resolicitation of acceptances or rejections of the Plan under section 1126 of the Bankruptcy Code, nor do they require that holders of Claims or Interests be afforded an opportunity to change previously cast acceptances or rejections of the Plan.

         5.       Transmittal And Mailing Of Materials; Notice.

                  The notices of the Combined Hearing and the Disclosure Statement were served in compliance with the Scheduling Order, and such transmittal and service was adequate and sufficient. Adequate and sufficient notice of the Combined Hearing and the other deadlines described in the Scheduling Order was given in compliance with the Bankruptcy Rules and the Scheduling Order, and no other or further notice is or shall be required.

         6.       Adequacy Of Solicitation And Disclosure Statement.

                  The Debtors solicitation must comply with section 1125(a) of the Bankruptcy Code in the absence of any nonbankruptcy law, rule, or regulation governing the adequacy of the disclosure in connection with the Solicitation. Accordingly, the Solicitation must comply with section 1126(b) of the Bankruptcy Code and the Disclosure Statement must contain "adequate information," as such term is defined in section 1125(a)(1) of the Bankruptcy Code. The Disclosure Statement contains adequate information, within the meaning of and for all purposes of sections 1125 and 1126(b) of the Bankruptcy Code, and the Disclosure Statement is hereby approved. Votes for acceptance or rejection of the Plan were solicited in good faith and in compliance with sections 1125 and 1126 of the Bankruptcy Code, Bankruptcy Rules 3017 and 3018 and all other applicable provisions of the Bankruptcy Code, the Bankruptcy Rules and all other rules, laws and regulations. All procedures used to distribute the Solicitation Materials to the appropriate holders of Class 5 Prepetition Senior Note Claims entitled to vote on the Plan and to tabulate the Ballots were fair and were conducted in accordance with the applicable provisions of the Bankruptcy Code, the Bankruptcy Rules, the local rules of the Court, and all other applicable rules, laws and regulations.

         7.       Impaired Classes That Have Voted To Accept The Plan.

                  Holders of Class 5 Prepetition Senior Note Claims are impaired in accordance with section 1124 of the Bankruptcy Code. As evidenced by the Solicitation Affidavit, which certified both the method and results of the voting, Holders of the Class 5 Prepetition Senior Note Claims have voted to accept the Plan in accordance with section 1126 of the Bankruptcy Code. Thus, at least one impaired class of Claims has voted to accept the Plan.

         8.       Classes Deemed To Have Accepted The Plan.

                  Classes 1, 2, 3 and 4 are not impaired under the Plan and are deemed to have accepted the Plan pursuant to Bankruptcy Code section 1126(f). Holders of such Claims are conclusively presumed to accept the Plan, and the votes of the Holders of such Claims were not required to be solicited.

         9.       Classes Deemed To Have Rejected The Plan.

                  Holders of Class 6 Old Equity Interests and Class 7 Subordinated Claims are not entitled to receive or retain any distribution or property under this Plan. Under section 1126(g) of the Bankruptcy Code, Holders of such Claims or Interests are deemed to reject the Plan, and the votes of such Holders of Claims or Interests were not required to be solicited.

         10.      Purchaser Acted in Good Faith

                  The Debtors, the Purchaser, Multicultural Radio Broadcasting Licensee, LLC, Way Broadcasting, Inc., Way Broadcasting Operating, LLC, Way Broadcasting Licensee, LLC, Polyethnic Broadcasting, Inc, Polyethnic Broadcasting Licensee, LLC, KCHN, Inc., KCHN, Licensee, LLC, WPAT, Inc., WPAT Licensee, LLC, KALI-FM, Inc., KALI-FM Operating, LLC, KALI-FM Licensee, LLC and any and all Designees (as defined in the Asset Purchase Agreement) or Subsidiaries (as defined in the Asset Purchase Agreement) of Way Broadcasting, Inc., Polyethnic Broadcasting, Inc., KCHN, Inc. or KALI-FM have acted in good faith in negotiating and implementing the Asset Purchase Agreement and the transactions contemplated thereunder.

         11.      Plan Compliance With Bankruptcy Code (11 U.S.C. ss.
                  1129(a)(1)).

                  The Plan complies with the applicable provisions of the Bankruptcy Code and the Bankruptcy Rules, thereby satisfying 11 U.S.C. ss. 1129(a)(1).

                  a.       Proper Classification (11 U.S.C.
                           ss.ss. 1122, 1123(a)(1)).

                  In addition to Administrative Claims and Priority Tax Claims, which need not be designated, the Plan designates seven Classes of Claims and Interests. The Claims and Interests placed in each Class are substantially similar to other Claims or Interests, as the case may be, in each such Class, and such classification is therefore consistent with section 1122 of the Bankruptcy Code. Valid business, factual, and legal reasons exist for the various Classes of Claims and Interests created under the Plan, and such Classes do not unfairly discriminate between or among holders of Claims or Interests. Accordingly, the Plan satisfies section 1123(a)(1) of the Bankruptcy Code.

                  b. Specified Treatment of Unimpaired Classes (11 U.S.C. ss. 1123(a)(2)).

                  Article III of the Plan specifies that Class 1 Non-Tax Priority Claims, Class 2 Secured Lender Claims, Class 3 Other Secured Claims, and Class 4 General Unsecured Claims are not impaired under the Plan, thereby satisfying section 1123(a)(2) of the Bankruptcy Code.

                  c. Specified Treatment Of Impaired Classes (11 U.S.C. ss. 1123(a)(3)).

                  Article III of the Plan specifies the treatment of the impaired Classes of Claims (Class 5 Prepetition Senior Note Claims and Class 7 Subordinated Claims) and Interests (Class 6 Old Equity Interests), thereby satisfying section 1123(a)(3) of the Bankruptcy Code.

                  d.       No Discrimination (11 U.S.C. ss.1123(a)(4)).

                  The Plan provides for the same treatment for each Claim or Interest in each respective Class, unless the holder of a particular Claim or Interest has agreed to a less favorable treatment of such Claim or Interest, thereby satisfying section 1123(a)(4) of the Bankruptcy Code.

                  e.       Implementation Of The Plan (11 U.S.C.
                           ss. 1123(a)(5)).

                  Article V of the Plan provides adequate and proper means for implementation of the Plan, thereby satisfying 1123(a)(5) of the Bankruptcy Code. Among other things, Article V provides for: (a) consummation of the Asset Purchase Agreement and the attendant sale of assets thereunder; (b) the substantive consolidation of the Debtors' Estates; (c) the Debtors' continued corporate existence (subject to the reorganization of the Debtors into the Reorganized Debtor) following consummation of the Plan; (d) the dissolution of the Reorganized Debtor after the full liquidation and disposal of assets of the Reorganized Debtor and completion of distributions under the Plan; (e) the amendment of Radio Unica's certificate of incorporation; (f) appointment of the Plan Administrator to administer the terms of the Plan following consummation of the Plan; (g) preservation of certain rights of action by the Debtors and their Estates; (h) the non-revesting in the Debtors, on the Effective Date, of the remaining property of the Debtors' Estates after giving effect to the transactions contemplated by the Asset Purchase Agreement; and (i) the cancellation of securities, instruments, and agreements evidencing Claims and Interests. Other articles of the Plan set forth means for implementation of the Plan as well. For example, Article VI includes provisions regarding distributions under the Plan, Article VII provides for the treatment of executory contracts and unexpired leases, Article VIII provides the procedures for resolving disputed, contingent, and unliquidated Claims, Article X provides for certain releases by and of the Debtors and other parties-in-interest and related injunctions, and Article XI provides for the continuing jurisdiction over matters arising out of or related to these Chapter 11 Cases and the Plan. Further, the Debtors will have sufficient Cash to make all payments required to be made on the Effective Date pursuant to the terms of the Plan upon consummation of the transactions contemplated by the Asset Purchase Agreement.

                  f.       Nonvoting Equity Securities (11 U.S.C.
                           ss.1123(a)(6)).

                  Pursuant to Article V of the Plan, the certificate of incorporation of Radio Unica will be amended and restated to, among other things, (i) authorize the issuance to the Plan Administrator of one share of new common stock and (ii) prohibit the issuance of non-voting equity securities. Accordingly, section 1123(a)(6) of the Bankruptcy Code is satisfied.

                  g. Selection Of Officers And Directors (11 U.S.C. ss.1123(a)(7)).

                  The provisions of Article V of the Plan, regarding the manner of selection of the Plan Administrator, who will serve as the sole shareholder of the Reorganized Debtor and exercise sole authority to appoint an individual to act as the sole officer and director of the Reorganized Debtor, are consistent with the interests of creditors and Interest holders and with public policy, thereby satisfying 1123(a)(7) of the Bankruptcy Code. Specifically,
Article V of the Plan provides that the Debtors will designate the initial Plan Administrator, who shall serve until his resignation or discharge and the appointment of a successor Plan Administrator in accordance with the Plan Administrator Agreement and the Plan. The Debtors have designated Dawson Advisors LLC to serve as the initial Plan Administrator.

                  h.       Treatment of Classes (11 U.S.C. ss. 1123(b)(1)).

                  In accordance with section 1123(b)(1) of the Bankruptcy Code,
Article III of the Plan impairs and leaves unimpaired, as the case may be, each class of Claims and Interests under the Plan.

                  i. The Assumption of Executory Contracts and Unexpired Leases (11 U.S.C. ss. 1123(b)(2)).

                  The Plan constitutes a motion by the Debtors to reject all prepetition executory contracts and unexpired leases to which any Debtor is a party, to the extent such contracts or leases are executory contracts or unexpired leases, on and subject to the occurrence of the Effective Date, except those executory contracts or unexpired leases, if any, (a) otherwise assumed or rejected by the Debtors (including, but not limited to, those executory contracts and unexpired leases to be assumed and assigned pursuant to the Asset Purchase Agreement), (b) previously expired or terminated pursuant to their own terms before the Effective Date, (c) identified in the Plan as executory contracts to be assumed by the Debtors, including (i) the Asset Purchase Agreement and (ii) all employment agreements of the type described in section 10.8 of the Plan not separately rejected or terminated prior to the Effective Date, or (d) currently subject to a pending motion to assume or reject.

                  In connection with those contracts contemplated by the Asset Purchase Agreement to be assumed, the Plan provides that the Debtors will, pursuant to Bankruptcy Code sections 105(a) and 365, (i) assume the Asset Purchase Agreement as of the Confirmation Date, (ii) assume all employment agreements specified in section 10.8 of the Plan effective as of the Effective Date, (iii) assume and assign the Assigned Contracts to the Purchaser, effective as of the Effective Date, and (iv) execute and deliver to the Purchaser such documents or other instruments as may be necessary to assign and transfer the Assigned Contracts to the Purchaser.

                  The Debtors' decision regarding the assumption or rejection of the executory contracts is based on, and is within, the sound business judgment of the Debtors, and is in the best interests of the Debtors, their Estates, and their creditors and Interest holders. Accordingly, the Plan complies with section 1123(b)(2) of the Bankruptcy Code.

                  j. Retention, Enforcement, And Settlement Of Claims Held By The Debtors (11 U.S.C. ss. 1123(b)(3)).

                  Article V of the Plan provides that, except as otherwise provided in the Plan or this Order, the Reorganized Debtor shall retain and have, subject to the Plan Administrator Agreement, the authority to enforce, sue on, settle, or compromise (or decline to do any of the foregoing) any or all claims, rights of action, suits, or proceedings, whether in law or equity, whether known or unknown, that any Debtor or Estate may hold against any person. Accordingly, the Plan complies with section 1123(b)(3) of the Bankruptcy Code.

                  k. Sale Of All Or Substantially All Of The Property Of The Estate (11 U.S.C. ss. 1123(b)(4)).

                  Article V of the Plan provides for the consummation of the Asset Purchase Agreement in accordance with the terms thereof and the sale of the Purchased Assets to the Purchaser free and clear of any and all Claims, liens, encumbrances, charges, and interests (all of which shall attached to the proceeds of the sale in the same priority and amount and to the same extent as currently exist on the Purchased Assets), other than those liabilities explicitly identified as Assumed Liabilities under, and to the extent provided in, the Asset Purchase Agreement. Accordingly, the Plan complies with section 1123(b)(4) of the Bankruptcy Code.

                  l. Rights Of Holders Of Secured Claims (11 U.S.C. ss. 1123(b)(5).

                  The Plan does not propose to modify the rights of holders of any secured Claims. Accordingly, section 1123(b)(5) of the Bankruptcy Code is inapplicable.

                  m.       Additional Plan Provisions (11 U.S.C. ss.
                           1123(b)(6)).

                  In accordance with section 1123(b)(6) of the Bankruptcy Code, the Plan includes appropriate provisions that are not inconsistent with the applicable provisions of the Bankruptcy Code.

                  n. Cure of Defaults (11 U.S.C. ss. 1123(d)). Any monetary amounts by which any executory contract and unexpired lease to be assumed under the Plan is in default shall be satisfied by cure by the Debtors (in accordance with Section 365(b) of the Bankruptcy Code and the Asset Purchase Agreement). The amount necessary to cure shall be determined in accordance with the underlying agreement and applicable non-bankruptcy law. Accordingly, section 1123(d) of the Bankruptcy Code is satisfied.

         12. Identification Of Plan Proponent; Filing Of Disclosure Statement (Fed. R. Bankr. P. 3016).

                  The Plan is dated and identifies the entities submitting it, thereby satisfying Bankruptcy Rule 3016(a). The filing of the Disclosure Statement with the Court satisfies Bankruptcy Rule 3016(b).

         13. Notice Of Combined Hearing; Dissemination Of Solicitation Materials (Fed. R. Bankr. P. 3017).

                  Pursuant to Bankruptcy Rule 3017(a) and the Court's Order Fixing the Time, Date, and Place and Prescribing Form of Notice Therefor For
(I) Hearing To Consider Approval Of Debtors' (a) Disclosure Statement, (b) Solicitation Of Votes And Voting Procedures, (c) Forms Of Ballots, And (II) Hearing To Consider Confirmation of Debtors' Plan Of Liquidation, the Plan, Disclosure Statement, and Combined Hearing Notice were provided to, among others, the Debtors, the Office of the United States Trustee, the Securities and Exchange Commission, the Internal Revenue Service, the Federal Communications Commission, and any party-in- interest who requested a copy of the Disclosure Statement or Plan. The Combined Hearing Notice was also provided to all known creditors and Interest holders, thereby satisfying Bankruptcy Rule 3017(d). The Solicitation Materials were transmitted to beneficial holders of the Prepetition Senior Notes consistent with Bankruptcy Rule 3017(e).

         14.      Acceptance Of The Plan (Fed. R. Bankr. P. 3018).

                  The solicitation of votes to accept or reject the Plan satisfies Bankruptcy Rule 3018. The Solicitation Materials were transmitted to all creditors entitled to vote on the Plan, sufficient time was prescribed for such creditors to accept or reject the Plan, and the Solicitation Materials and Solicitation Procedures comply with section 1126 of the Bankruptcy Code, thereby satisfying the requirements of Bankruptcy Rule 3018.

         15. The Debtors' Compliance With The Bankruptcy Code (11 U.S.C. ss. 1129(a)(2)).

                  The Debtors have complied with the applicable provisions of the Bankruptcy Code, thereby satisfying section 1129(a)(2) of the Bankruptcy Code.

         16.      Plan Proposed in Good Faith (11 U.S.C. ss. 1129(a)(3)).

                  The Debtors have proposed the Plan in good faith and not by any means forbidden by law, thereby satisfying section 1129(a)(3) of the Bankruptcy Code. This Court has examined the totality of the circumstances surrounding the formulation of the Plan. Based upon the evidence proffered or adduced at or prior to, or in affidavits filed in connection with, the Combined Hearing, the Court finds and concludes that the Plan has been proposed with the legitimate and honest purpose of (a) maximizing the value of the ultimate recoveries to all creditor groups and interest holders on a fair and equitable basis and (b) settling, compromising, or otherwise disposing of, certain Claims and Interests on terms that are fair and reasonable and in the best interests of their respective Estates and creditors. This Court concludes that the recovery to creditors and Interest Holders will be maximized by completing the liquidation of the Debtors under chapter 11 of the Bankruptcy Code and making distributions pursuant to the Plan. The Plan and the transactions contemplated thereunder reflect and are the result of extensive arm's-length negotiations between the Debtors and the Holders of certain Prepetition Senior Notes (and, with respect to the Asset Purchase Agreement, the Purchaser) and reflect the best interests of the Debtors' estates, creditors, and stockholders.

         17. Payment for Services or Costs and Expenses (11 U.S.C. ss. 1129(a)(4)).

                  Any payment made or to be made by the Debtors for services or for costs and expenses in or in connection with the Chapter 11 Cases, or in connection with the Plan and incident to the Chapter 11 Cases, has been approved by, or is subject to the approval of, the Court as reasonable, thereby satisfying section 1129(a)(4) of the Bankruptcy Code. Specifically, (i) all fees and expenses incurred by Professionals (other than ordinary course professionals) will be subject to the Court's final approval following the filing of final fee applications under sections 328, 330, and 503 of the Bankruptcy Code and (ii) the Debtors are required to pay the reasonable post-petition fees and expenses of the Indenture Trustee, including any successors thereto, including reasonable attorney's fees and expenses of such Indenture Trustee.

         18.      Directors, Officers, And Insiders (11 U.S.C. ss. 1129(a)(5)).

                  The Debtors have complied with section 1129(a)(5) of the Bankruptcy Code. Specifically:

                           (1) The Debtors have disclosed the identity and affiliations of any individual proposed to serve, after confirmation of the Plan, as
                                    (a) an officer or director of the Debtors and (b) the Plan Administrator or representative of the Plan Administrator, and the appointment to such position of such individuals is consistent with the interests of creditors and Interest holders and with public policy.

                           (2) The Debtors have disclosed the identity and nature of compensation of any insider who will be employed or retained by the Reorganized Debtor, including the Plan Administrator or representative of the Plan Administrator after confirmation of the Plan.

         19.      No Rate Changes (11 U.S.C. ss. 1129(a)(6)).

                  No governmental regulatory commission has jurisdiction over the Debtors. Thus, section 1129(a)(6) of the Bankruptcy Code is not applicable in these Chapter 11 Cases.

         20.      Best Interests Of Creditors Test (11 U.S.C. ss. 1129(a)(7)).

                  The Plan satisfies section 1129(a)(7) of the Bankruptcy Code.
Specifically:
                           (1) The liquidation analysis contained in the Disclosure Statement and in other evidence proffered or adduced at or prior to the Combined Hearing have not been controverted by other evidence. The methodology used and assumptions made in connection with the liquidation analysis, as supplemented by other evidence at the Combined Hearing, are reasonable.

                           (2) Each Holder of a Claim or Holder of an Interest in each Impaired Class either has accepted the Plan or will receive or retain under the Plan on account of such Claim or Interest property of a value, as of the Effective Date of the Plan, that is not less than the amount that such Holder would receive or retain if the Debtors were liquidated under Chapter 7 of the Bankruptcy Code on such date. No Class has made an election under section 1111(b)(2) of the Bankruptcy Code.

         21.      Acceptance By Certain Classes (11 U.S.C. ss. 1129(a)(8)).

                  Classes 1, 2, 3, and 4 are Classes of unimpaired Claims that are conclusively presumed to have accepted the Plan under section 1126(f) of the Bankruptcy Code. Class 5 has accepted the Plan in accordance with the Plan and section 1126(c) of the Bankruptcy Code. Classes 6 and 7 are not entitled to receive or retain any property under the Plan and, accordingly, are deemed to have rejected the Plan under section 1126(g) of the Bankruptcy Code. The Debtors, as proponents of the Plan, thus have requested that the Court confirm the Plan notwithstanding that the requirements of section 1129(a)(8) of the Bankruptcy Code have not been satisfied. Because not all impaired Classes of Claims and Interests have accepted the Plan or are deemed to have accepted the Plan, the requirements of section 1129(a)(8) have not been met, thus requiring application of section 1129(b) of the Bankruptcy Code.

         22. Treatment Of Administrative Claims, Non-Tax Priority Claims, And Priority Tax Claims (11 U.S.C. ss. 1129(a)(9)).

                  The treatment of Administrative Claims under Article III of the Plan satisfies the requirements of section 1129(a)(9)(A) of the Bankruptcy Code, the treatment of Non-Tax Priority Claims under Article III of the Plan satisfies the requirements of section 1129(a)(9)(B) of the Bankruptcy Code, and the treatment of Priority Tax Claims under Article III of the Plan satisfies the requirements of section 1129(a)(9)(C) of the Bankruptcy Code.

         23.      Acceptance by Impaired Classes (11 U.S.C. ss. 1129(a)(10)).

                  Class 5 is an Impaired Class of Claims that voted to accept the Plan, and, to the Debtors' knowledge, does not contain insiders with respect to the Debtors whose votes have been counted. Therefore, the requirement of section 1129(a)(10) that at least one Class of Claims against or Interests in the Debtors that is impaired under the Plan has accepted the Plan, determined without including any acceptance of the Plan by any insider, has been satisfied.

         24.      Feasibility (11 U.S.C. ss. 1129(a)(11)).

                  The Plan explicitly provides for the winding-up of the Debtors by the Plan Administrator and the distribution of Cash to holders of Allowed Claims and Interests in accordance with the terms of the Plan. The vast majority of the Debtors' assets will be reduced to Cash upon consummation of the Asset Purchase Agreement, and the Plan provides for the creation of various reserves that will enable the Plan Administrator to make distributions, resolve claims and implement other aspects of the Plan without the need for further financial reorganization, thus, satisfying section 1129(a)(11) of the Bankruptcy Code. By offer of proof, the Confirmation Affidavits submitted by the Debtors and the Disclosure Statement adequately demonstrate the feasibility of the Plan and such proof is found to be sufficient.

         25.      Payment of Fees (11 U.S.C. ss. 1129(a)(12)).

                  All fees payable under 28 U.S.C. ss. 1930 have been paid on or will be paid before the Effective Date of the Plan pursuant to Article XII of the Plan, thereby satisfying section 1129(a)(12) of the Bankruptcy Code.

         26.      Continuation of Retiree Benefits (11 U.S.C. ss. 1129(a)(13)).

                  Any retiree benefits within the meaning of 11 U.S.C. ss. 1114 will be treated as executory contracts and assumed pursuant to Article X of the Plan. Thus, the requirements of section 1129(a)(13) of the Bankruptcy Code are satisfied.

         27.      No Unfair Discrimination (11 U.S.C. ss. 1129(b)).

                  Classes 5, 6 and 7 are separately classified under the Plan and are the only Classes which are impaired under the Plan. Holders of Class 5 Prepetition Note Claims have voted to accept the Plan. Class 6 Old Equity Interests consist of all Interests directly arising from, under, or relating in any way to, the Old Equity (except Subordinated Claims). Class 7 Subordinated Claims consist of all Claims which are subordinated pursuant to section 510(b) or 510(c) of the Bankruptcy Code, and include any Claim arising from the rescission of a purchase or sale of any Old Equity, any Claim for damages arising from the purchase or sale of Old Equity, or any Claim for reimbursement, contribution, or indemnification on account of any such Claim. The classification of Holders of Claims or Interests in Classes 6 and 7 recognizes the difference between Interests in equity securities and Claims based on the rescission of such securities, consistent with section 510(b) of the Bankruptcy Code. Because there is a legally acceptable rationale for the difference in treatment between Interests and Claims in Classes 6 and 7 and those in more senior Classes, there is no showing of unfair discrimination against such Classes. Therefore, the Plan satisfies the provisions of section 1129(b) of the Bankruptcy Code.

         28.      Fair and Equitable (11 U.S.C. ss. 1129(b)).

                  The Plan is "fair and equitable" to Classes 6 and 7 under
section 1129(b) because it satisfies the fair and equitable test. The requirements of that test with respect to unsecured creditors and equity holders are in sections 1129(b)(2)(B) and 1129(b)(2)(C). Each section specifies two alternative requirements, only one of which must be satisfied in order for a plan to be fair and equitable with respect to a dissenting class of unsecured creditors or equity interests.

                  As to Class 7 Subordinated Claims, the Plan satisfies the second paragraph of section 1129(b)(2)(B). The Plan satisfies this requirement because no Class of Claims or Interests junior to Class 7 is receiving or retaining any property under the Plan. The Plan also satisfies the second paragraph of section 1129(b)(2)(C) with respect to Class 6 Old Equity Interests because there is no Class of Interests junior to Class 6 receiving or retaining any property under the Plan (and Class 7, on equal priority with Class 6, will receive no distribution under the Plan).

                  Moreover, no Holder of an Interest or Claim in either Class 6 or 7 is entitled to receive or retain, any property or interest in property on account of such Old Equity Interests or Subordinated Claims. The Plan is predicated upon, among other things, an agreement to the terms of the Plan by the Holders of Prepetition Senior Note Claims and Holders of Old Equity Interests. The Prepetition Senior Note Claims are of the same priority as General Unsecured Claims, and are senior to the Subordinated Claims and Old Equity Interests. The Holders of Prepetition Senior Note Claims have agreed to forgo a portion of their distribution under the Plan and to provide value to the Holders of Old Equity Interests. Absent a willingness on the part of the Holders of Prepetition Senior Note Claims to provide value to Holders of Old Equity Interests, Holders of Old Equity Interests would not receive any distribution under the Plan. Nevertheless, to facilitate consummation of the Plan, Holders of Prepetition Senior Note Claims have agreed to provide to Holders of Old Equity Interests Cash equal to the Remaining Proceeds, provided, however, in the event the Remaining Proceeds to be distributed to Holders of Class 6 Old Equity Interests exceeds in the aggregate 30% of the Prepetition Senior Note Claim (representing the value given up by such Class), any Remaining Proceeds in excess of such amount will be distributed equally between Holders of Allowed Class 6 Old Equity Interests and Allowed Class 7 Subordinated Claims. As a result of the foregoing, Classes of equal priority - specifically Classes 6 and 7 - are not receiving equal distributions under the Plan. Nevertheless, the Plan does not unfairly discriminate against Class 7 and is "fair and equitable."

                  Thus, the Debtors satisfy the "cramdown" requirements of
section 1129(b), and the Plan may be confirmed notwithstanding the Debtors' inability to comply with section 1129(a)(8).

         29.      Principal Purpose of Plan (11 U.S.C. ss. 1129(d)).

                  The principal purpose of the Plan is not the avoidance of taxes or the avoidance of the application of Section 5 of the Securities Act of 1933 (15 U.S.C. ss. 77e), and no governmental unit has objected to confirmation of the Plan on such grounds, thereby satisfying section 1129(d) of the Bankruptcy Code.

         30.      Good Faith Solicitation (11 U.S.C. ss. 1125(e)).

                  The Debtors and their agents, accountants, business consultants, representatives, attorneys, and advisors, through their participation in the negotiation and preparation of the Plan and the Disclosure Statement and their efforts to confirm the Plan, have solicited acceptances and rejections of the Plan in good faith and participated in the Chapter 11 Cases in compliance with the applicable provisions of the Bankruptcy Code. Therefore, all such parties are entitled to the protections afforded by section 1125(e) of the Bankruptcy Code and the exculpation and injunctive provisions set forth in
Article X of the Plan.

         31.      Substantive Consolidation.

                  This Court has the authority to order substantive consolidation of several debtor estates pursuant to sections 105 and 1123(a)(5) of the Bankruptcy Code. Numerous factors, as set forth in the Disclosure Statement and Confirmation Memorandum, justify this Court's entry of an order substantively consolidating the Debtors' Estates and Chapter 11 Cases on the Effective Date.

         32.      Objections.

                  No objections to confirmation have been filed with the Court. No non-Debtor party to an executory contract or unexpired lease to be assumed pursuant to the Plan has objected to the assumption thereof..

         33.      Plan Settlements.

                  There are no proposed settlements set forth in the Plan.

         34.      Transfers under the Asset Purchase Agreement

                  The assignment and transfer of the Purchased Assets to the Purchaser (i) is a legal, valid, and effective transfer of property, (ii) vests Purchaser with good title to such Purchased Assets free and clear of all liens, Claims, encumbrances, charges, or other interests, other than those liabilities explicitly identified as "Assumed Liabilities" under, and to the extent provided in, the Asset Purchase Agreement , and (iii) does not constitute an avoidable transfer under the Bankruptcy Code or under applicable nonbankruptcy law.

         35.      Releases, Injunctions, Exculpation, and Limitation of
                  Liability.

                  The Court has jurisdiction under sections 1334(a) and (b) of title 28 of the United States Code to approve the injunctions and releases set forth in Article X of the Plan. In addition, section 105(a) of the Bankruptcy Code permits issuance of the injunction and approval of the releases set forth in Article X of the Plan, when such provisions are essential to the formulation and implementation of the Plan as provided in section 1123 of the Bankruptcy Code, confer material benefits on the Debtors' Estates, and are in the best interests of the Debtors, their Estates, their Creditors and Interest holders, and the Reorganized Debtor.

                  Based upon the record of these chapter 11 cases and the evidence proffered or adduced at or prior to, or in affidavits filed in connection with, the Combined Hearing, the Court finds that the injunction and releases set forth in Article X are consistent with sections 105, 524, 1123, and 1129 of the Bankruptcy Code. The Court also finds and concludes that all parties released under the Plan have provided valuable consideration to the Debtors' Estates in exchange for such releases and would not have provided such consideration absent such releases.

         36.      Liquidation.

                  The Plan provides for the orderly liquidation and distribution of assets of the Debtors' Estates to Holders of Claims and Interests in accordance with the terms of the Plan.

         37.      Conditions To Confirmation.

                  Each of the conditions to confirmation set forth in Article IX have been either satisfied or waived.

         38.      Retention Of Jurisdiction.

                  The Court will retain jurisdiction over all matters arising out of or related to these Chapter 11 cases and the Plan to the fullest extent provided by law, including those matters set forth in Article XI of the Plan.

         39.      Waiver Of Fed. R. Bankr. P. 3020(e).

                  The stay contemplated by Fed. R. Bankr. P. 3020(e) shall not apply to this Order.

                                    DECREES

                  NOW, THEREFORE, IT IS HEREBY ORDERED, ADJUDGED,
AND DECREED THAT,

         1.       Modification.

                  The Plan, as modified by any modifications presented to the Court at or prior to the Combined Hearing, is the Plan before the Court. Such modifications to the Plan do not adversely change the treatment of any Claim of any creditor or the Interest of any Interest holder entitled to vote and, therefore, no further solicitation of votes is required. No further disclosure regarding the Plan is required.

         2.       Confirmation.

                  The Plan (as modified), a copy of which is attached hereto as Exhibit A, is hereby confirmed. All acceptances previously cast for the Plan are hereby deemed to constitute acceptances of the Plan as modified, and all parties-in-interest are authorized and empowered, or enjoined, as the case may be, to act in accordance with its terms.

         3.       Objections.

                  To the extent that any pleadings or letters filed by individuals or entities constitute objections to confirmation of the Plan and have not been withdrawn, waived, or settled, they are overruled on the merits.

         4.       Substantive Consolidation.

                  The Plan is deemed to be a motion for entry of an order substantively consolidating the Estates and the Chapter 11 Cases. Such request for substantive consolidation is appropriate in these Chapter 11 Cases and the Debtors' Estates are substantively consolidated on the Effective Date.

         5.       Authorization Of Plan Administrator.

                  On the Effective Date, the Plan Administrator is authorized to execute, deliver, file or record such documents, instruments, releases and other agreements and to take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan and the Asset Purchase Agreement.

         6.       Representative Of The Debtors.

                  The Plan Administrator will be the representative of the Reorganized Debtor pursuant to section 1142 of the Bankruptcy Code with respect to the settlement and adjustment of any claim or interest belonging to the Debtors or to their Estates.

         7.       Secured Lender Claim.

                  The Secured Lender Claim shall be the principal amount of $20 million, plus any and all interest, fees, charges and other obligations incurred through the date of payment as provided in the Prepetition Credit Agreement and related loan documents between the Prepetition Lender and the Debtors.

         8.       Executory Contracts.

                  The Contract Parties have received adequate notice of the assumption and assignment of their contracts.

                  The Asset Purchase Agreement shall be assumed by the Debtors effective as of the Confirmation Date, as contemplated by Section 7.3 of the Plan.

                  All employment agreements not previously assumed or rejected (or the subject of a pending motion to assume or reject) shall be assumed by the Debtors effective as of the Effective Date, as contemplated by Section 10.8 of the Plan.

                  To the extent other contracts or leases are executory contracts or unexpired leases, on and subject to the occurrence of the Effective Date (except with respect to those executory contracts or unexpired leases, if any, (a) previously assumed or rejected by the Debtors (including, but not limited to, those executory contracts and unexpired leases to be assumed and assigned pursuant to the Asset Purchase Agreement), (b) previously expired or terminated pursuant to their own terms before the Effective Date,
(c) previously identified in the Plan as executory contracts to be assumed by the Debtors, or (d) currently subject to a pending motion to assume or reject such contract), such executory contracts and unexpired leases are rejected.

                  If the rejection of an executory contract or unexpired lease pursuant to the Plan gives rise to a Claim by the other party or parties to such contract or lease, such Claim will be forever barred and will not be enforceable against the applicable Debtor or its Estate, Reorganized Debtor, the Plan Administrator or their respective successors or properties unless a proof of Claim is filed in accordance with the bar date orders in these cases within thirty (30) days after service of a notice of the Effective Date or such other date as prescribed by the Court. Notwithstanding the foregoing, in no event will the Purchaser under the Asset Purchase Agreement or any affiliate thereof have any liability for any Claim resulting from the rejection of any executory contract or unexpired lease.

         9.       Asset Purchase Agreement; Transfer of Purchased Assets
                  Free and Clear

                  Pursuant to sections 105, 363, 365 and 1123(b)(4) of the Bankruptcy Code, (i) the Asset Purchase Agreement and the consummation thereof are hereby approved; and (ii) the sale of the Purchased Assets to the Purchaser under the Asset Purchase Agreement shall be free and clear of any and all Claims, liens, encumbrances, charges, and interests other than those liabilities explicitly identified as "Assumed Liabilities" under, and to the extent provided in, the Asset Purchase Agreement. Without limiting the generality of the foregoing, in consideration of the Purchase Price, and upon the Closing under the Asset Purchase Agreement, the Debtors shall transfer the Purchased Assets under the Asset Purchase Agreement to the Purchaser free and clear of any and all Claims, liens, encumbrances, charges, and interests (all of which shall attached to the proceeds of the sale in the same priority and amount and to the same extent as currently exist on the Purchased Assets), and neither Purchasers nor any affiliate of Purchaser shall assume, or otherwise be responsible for, either directly or indirectly, any liabilities or obligations of the Debtors except for the "Assumed Liabilities" under the Asset Purchase Agreement. The Debtors are authorized to undertake and perform the transactions contemplated by the Asset Purchase Agreement, and the occurrence of the Closing under the Asset Purchase Agreement, in substantially the form of Exhibit D to the Plan, including such amendments as may be made from time to time in accordance with the terms of the Asset Purchase Agreement, the Plan and the Bankruptcy Code, shall be a condition precedent to the occurrence of the Effective Date of the Plan, as provided in Article 9.2 of the Plan. The parties to the Asset Purchase Agreement are authorized to make nonmaterial modifications to such Asset Purchase Agreement in accordance with the terms thereof prior to the Effective Date without further notice or approval of the Bankruptcy Court. Nothing in this Order shall preclude the parties to the Asset Purchase Agreement from also entering into a Local Management Agreement.

                  The Purchaser and any Designee under the Asset Purchase Agreement are good faith purchasers of the Purchased Assets under the Asset Purchase Agreement and, as such, the reversal on appeal of any provision of this Confirmation Order shall not affect the validity of the sale of the Purchased Assets. The Purchaser and any Designee will be entitled to the full protections contemplated by 363(m) of the Bankruptcy Code. Any holders of any Claims, liens, encumbrances, charges and interest in respect of any Purchased Assets shall upon request of the Purchaser or the Debtor execute and deliver any instrument or document to evidence the release contemplated hereunder or further effectuate the transactions contemplated by the Asset Purchase Agreement, including, without limitation, any UCC-3 termination statements with respect to Liens. The Purchaser, any Designee under the Asset Purchase Agreement, any lender to the Purchaser or such Designee, and any successor and assign of the foregoing shall be entitled to rely on the provisions of this Confirmation Order.

         10.      No Discharge.

                  Pursuant to section 1141(d)(3) of the Bankruptcy Code, the Confirmation Order will not discharge Claims against the Debtors; provided, however, that no Holder of a Claim or Interests against any Debtor may, on account of such Claim or Interest, seek or receive any payment or other distribution from, or seek recourse against, any Debtor, Reorganized Debtor or any of their affiliates, each of their respective successors or their respective property, except as expressly provided herein, and, as between the parties to the Asset Purchase Agreement, except as expressly provided in the Asset Purchase Agreement.

         11.      Binding Effect.

                  Effective as of the Confirmation Date, but subject to the occurrence of the Effective Date, in accordance with section 1141(a) of the Bankruptcy Code, the Plan will be binding upon and inure to the benefit of the Debtors, all present and former Holders of Claims and Interests, and their respective successors and assigns, including, but not limited to, the Reorganized Debtor.

         12.      Approval Of Initial Plan Administrator and
                  Plan Administrator Agreement

                  Pursuant to section 1129(a)(5) of the Bankruptcy Code, the Court approves as consistent with the interests of holder of Claims and Interest holders and with public policy the selection of Dawson Advisors LLC to serve as the Plan Administrator for Reorganized Debtor. From and after the Effective Date, the Plan Administrator shall serve as the sole shareholder of the Reorganized Debtor. The Plan Administrator shall designate Steven E. Dawson as the sole officer and director of the Reorganized Debtor. The Plan Administrator will be authorized to execute, deliver, file or record such documents, instruments, releases and other agreements and to take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan and the Asset Purchase Agreement.

                  The Plan Administrator Agreement is hereby approved. The Plan Administrator and Reorganized Debtor may make nonmaterial modifications to the Plan Administrator Agreement without further notice or approval.

         13.      Injunctions And Releases.

                  All discharges, releases, injunctions, and exculpations provided under the Plan, including those described in Article X of the Plan, are fair, equitable, reasonable, and in the best interests of the Debtors, their Estates, their Creditors and Interest holders, and the Reorganized Debtor, and are hereby approved as an essential part of the Plan and, except as otherwise expressly provided in the Plan or in this Confirmation Order, shall be, and they hereby are, effective and binding on the Debtor and all persons who have held, hold, or may hold Claims against or Interests in the Debtor.

                  All injunctions or stays provided for in the Chapter 11 Cases under section 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until all of the property of the Estates of the Reorganized Debtor and the other Debtors has been distributed and the Reorganized Debtor has been dissolved.

         14.      Distribution Record Date.

                  Except as provided in section 6.3 of the Plan, the Distribution Record Date for purposes of making distributions under the Plan on account of Allowed Claims or Interests will be the Effective Date.

         15.      General Authorizations.

                  Each of the Debtors, the Reorganized Debtor or the Plan Administrator is authorized to execute, deliver, file, or record such contracts, instruments, releases, and other agreements or documents and take such actions as may be necessary or appropriate to effectuate, implement, and further evidence the terms and conditions of the Plan and any securities issued pursuant to the Plan.

                  Prior to, on, or after the Effective Date (as appropriate), all matters expressly provided for under the Plan that would otherwise require approval of the stockholders or directors of one or more of the Debtors or the Reorganized Debtor will be deemed to have occurred and will be in effect prior to, on, or after the Effective Date (as appropriate) pursuant to the applicable general corporation law of the states in which the Debtors or the Reorganized Debtor are incorporated without any requirement of further action by the stockholders or directors of the Debtors or the Reorganized Debtor.

         16.      Exemption from Stamp Taxes.

                  Pursuant to section 1146(c) of the Bankruptcy Code, (a) the issuance, transfer or exchange of notes or equity securities under the Plan;
(b) the creation of any mortgage, deed of trust, lien, pledge or other security interest; (c) the making or assignment of any contract, lease or sublease; and
(d) the making or delivery of any deed or other instrument of transfer under, in furtherance of, or in connection with, the Plan, including, without limitation, the transactions contemplated by the Asset Purchase Agreement and any merger agreements; agreements of consolidation, restructuring, disposition, liquidation or dissolution; deeds; bills of sale; and transfers of tangible property, shall not be subject to any stamp tax, mortgage recording tax, real estate transfer tax or other similar tax. All sales, transfers and assignments approved by the Bankruptcy Court on or prior to the Effective Date, shall be deemed to have been under, in furtherance of, or in connection with, the Plan, and thus, shall not be subject to any stamp tax, mortgage recording tax, real estate transfer tax, or similar tax. All government officials and agents are directed to forego the assessment and collection of any such taxes.

         17.      Waiver Of Bulk Sales Laws.

                  The requirements of any applicable bulk sales law or any similar law of any state or other jurisdiction are hereby waived with respect to any of the transactions under the Asset Purchase Agreement that are approved by this Confirmation Order.

         18.      Waiver Of Stay Under Bankruptcy Rules 6004(g) And 6006(d).

                  The stay contemplated by Bankruptcy Rules 6004(g) and 6006(d) shall not apply to the transactions contemplated by the Asset Purchase Agreement.

         19.      Plan Classification Controlling.

                  The classification of Claims and Interests for purposes of payment of the distributions to be made under the Plan is governed solely by the terms of the Plan. The classifications set forth on the Ballots tendered to or returned by the holders of Claims and Interest holders of the Debtors in connection with voting on the Plan (a) were set forth thereon solely for purposes of voting on the acceptance or rejection of the Plan and tabulation of such votes, (b) do not necessarily represent and in no event shall be deemed to modify or otherwise affect the actual classification of such Claims and Interests under the terms of the Plan for distribution purposes, and (c) may not be relied upon by any creditor or Interest holder as actually representing the actual classification of such Claims and Interests under the terms of the Plan for distribution purposes.

         20.      Failure To Consummate Plan.

                  If the Effective Date does not occur within (i) the time period specified in sections 10.1(b) and (c) of the Asset Purchase Agreement, as such period may be amended pursuant to the terms thereof, or (ii) by such later date, after notice and hearing, as is proposed by the Debtors, then upon motion by the Debtors and upon notice to such parties in interest as the Court may direct, the Confirmation Order will be vacated by the Court; provided, however, that, notwithstanding the filing of such motion, the Confirmation Order may not be vacated if the Effective Date occurs before the Court approves an order granting such motion. If the Confirmation Order is vacated for the reasons set forth in section 9.3 of the Plan, (a) the Plan shall be null and void in all respects; (b) any settlement of Claims provided for in the Plan shall be null and void without further order of the Court; and (c) the time within which the Debtors may assume and assign, or reject all executory contracts and unexpired leases shall be extended for a period of 60 days after the date the Confirmation Order is vacated. Notwithstanding anything to the contrary, in the event that the Effective Date of this Plan does not occur following the Closing or any Initial Closing under the Asset Purchase Agreement, or the Confirmation Order is vacated for any reason, all provisions of the Plan and the Confirmation Order relating to the transfer of the Purchased Assets to the Purchaser, and the rights and benefits of Purchaser under the Plan and the Asset Purchase Agreement, including, without limitation, sections 5.1, 7.3, and 10.4(b) of the Plan shall continue to be effective and in full force and effect for the benefit of the Purchaser.

         21.      Reference To Plan.

                  Any document related to the Plan that refers to a chapter 11 plan of the Debtors other than the Plan confirmed by this Confirmation Order shall be, and it hereby is, deemed to be modified such that such reference to a chapter 11 plan of the Debtors in such document shall mean the Plan confirmed by this Confirmation Order, if appropriate.

         22.      Inconsistency.

                  In the event of an inconsistency between the Plan and any other agreement, instrument, or document intended to implement the provisions of the Plan, the provisions of the Plan shall govern unless otherwise expressly provided for in such agreements, instruments, or documents. In the event of any inconsistency between the Plan and any agreement, instrument, or document intended to implement the Plan and this Confirmation Order, the provisions of this Confirmation Order shall govern. This Confirmation Order shall supersede any orders of the Court issued prior to the Confirmation Date that may be inconsistent herewith.

         23.      Notice Of Entry Of Confirmation Order.

                  Notwithstanding the Asset Purchase Agreement, in accordance with Bankruptcy Rules 2002 and 3020(c), within fifteen business days after entry of this Order on the Court's docket, the Debtors (or their agents) shall give notice of the entry of this Confirmation Order, in substantially the form of Exhibit B annexed hereto (the "Notice of Confirmation"), by United States first class mail postage prepaid, by hand, or by overnight courier service to all parties having been served with the Confirmation Hearing Notice, including:

                  (1) those parties required under the Order of this Court, dated October 31, 2003, Establishing Certain Notice, Case Manage- ment, And Administrative Procedures,

                  (2) holders of Prepetition Senior Notes,

                  (3) each department, agency, or instrumentality of the United States that asserts a non-tax claim against the Debtors,

                  (4) the entities who objected to the confirmation of the Plan,

                  (5) all creditors who have filed proofs of claim in these Chapter 11 Cases or who are scheduled in the Debtors' Schedules in a liquidated, non-contingent, non-disputed amount, or any amendment or modification thereto, and

                  (6) all holders of Interests.

         24.      Notice Of Effective Date.

                  Within five Business Days following the occurrence of the Effective Date, Reorganized Debtor shall file notice of the occurrence of the Effective Date, substantially in the form annexed hereto as Exhibit C, with the Court and shall serve a copy of the same on:

                  (1) those parties required under the Order of this Court, dated October 31, 2003, Establishing Certain Notice, Case Manage- ment, And Administrative Procedures,

                  (2) holders of Prepetition Senior Notes,

                  (3) each department, agency, or instrumentality of the United States that asserts a non-tax claim against the Debtors,

                  (4) the entities who objected to the confirmation of the Plan,

                  (5) all creditors who have filed proofs of claim in these Chapter 11 Cases or who are scheduled in the Debtors' Schedules in a liquidated, non-contingent, non-disputed amount, or any amendment or modification thereto, and

                  (6) all holders of Interests.

         25.      Returned Mail.

                  Notwithstanding anything to the contrary contained herein, no notice or service of any kind will be required to be mailed or made upon any person to whom the Debtors mailed a notice, but received any of such notices returned marked "undeliverable as addressed," "moved - left no forwarding address," or "forwarding order expired," or similar reason, unless the Debtors have been informed in writing by such person of that person's new address.

         26.      Authorization To Close.

                  The Court hereby authorizes the Debtors to consummate the Plan and the transactions contemplated by the Asset Purchase Agreement immediately after entry of this Confirmation Order subject to the occurrence or waiver of the conditions precedent to the Plan's consummation set forth in
Article IX of the Plan.

         27.      Waiver Of Fed. R. Bankr. P. 3020(e).

                  Pursuant to Fed. R. Bankr. P. 3020(e), the ten-day stay of this Order imposed thereby is waived. The Debtors are authorized to consummate the Plan and the transactions contemplated thereby immediately upon, or concurrently with, satisfaction of the conditions set forth in the Plan. 28. Sufficiency Of Notice of Confirmation.

                  Mailing and publication of the Notice of Confirmation in the time and manner set froth in the preceding paragraphs are adequate and satisfy the requirements of Bankruptcy Rules 2002 and 3020(c), and no further notice is necessary.

Dated:   New York, New York
         December 23, 2003

                                            /s/ Cornelius Blackshear
                                            UNITED STATES BANKRUPTCY JUDGE

                                       Exhibit A to the Confirmation Order -
                         First Amended Joint Prepackaged Plan of Liquidation



J. Gregory Milmoe
Cheri L. Hoff
SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
Four Times Square
New York, New York
10036-6522
(212) 735-3000

Juliette Williams Pryor
SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP 1440 New York
Avenue, N.W.
Washington, D.C. 20005-2111
 (202) 371-7000

Attorneys for Debtors and
Debtors-in-Possession

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK
- - - - - - - - - - - - - - - - - - - - - - - - x
                                                :
                                                :
         In re                                  :  Chapter 11
                                                :
RADIO UNICA COMMUNICATIONS                      :  Case No. 03-16837 (CB)
         CORP., et al.,                         :
                                                :  (Jointly Administered)
                                    Debtors.    :
                                                :
- - - - - - - - - - - - - - - - - - - - - - - - x



               FIRST AMENDED JOINT PREPACKAGED PLAN OF LIQUIDATION
          OF RADIO UNICA COMMUNICATIONS CORP. AND ITS AFFILIATE DEBTORS

Dated:   New York, New York
         December 19, 2003







                                TABLE OF CONTENTS
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                                                                                                          Page


INTRODUCTION.................................................................................................1

                                    ARTICLE I


                    DEFINED TERMS AND RULES OF INTERPRETATION.........................................2

           1.1      Administrative Claim..............................................................2
           1.2      Administrative Claims Objection Deadline..........................................2
           1.3      Administrative Claims Reserve.....................................................2
           1.4      Administrative Professionals......................................................2
           1.5      Affiliate Debtor(s)...............................................................2
           1.6      Affiliate Interests...............................................................3
           1.7      Allowed Claim.....................................................................3
           1.8      "Allowed ... Claim"...............................................................3
           1.9      Asset Purchase Agreement..........................................................3
           1.10     Assumed Liabilities...............................................................3
           1.11     Ballot............................................................................3
           1.12     Bankruptcy Code...................................................................3
           1.13     Bankruptcy Court..................................................................3
           1.14     Bankruptcy Rules..................................................................3
           1.15     Bar Date..........................................................................3
           1.16     Break-Up Payment Claim Order......................................................3
           1.17     Break-Up Payment Order............................................................3
           1.18     Business Day......................................................................4
           1.19     Cash..............................................................................4
           1.20     Chapter 11 Cases..................................................................4
           1.21     Claim.............................................................................4
           1.22     Claims Objection Deadline.........................................................4
           1.23     Closing...........................................................................4
           1.24     Class.............................................................................4
           1.25     Confirmation Date.................................................................4
           1.26     Confirmation Hearing..............................................................4
           1.27     Confirmation Order................................................................4
           1.28     Creditors' Committee..............................................................4
           1.29     Debtor(s).........................................................................4
           1.30     Disbursing Agent..................................................................4
           1.31     Disclosure Statement..............................................................4
           1.32     Disputed Claim....................................................................4
           1.33     Disputed Claim Amount.............................................................5
           1.34     Disputed Claims Reserve...........................................................5
           1.35     Distribution Date.................................................................5
           1.36     Distribution Record Date..........................................................5
           1.37     Effective Date....................................................................5
           1.38     Estate(s).........................................................................5
           1.39     Exhibit...........................................................................5
           1.40     File, Filed, or Filing............................................................5
           1.41     Final Order.......................................................................5
           1.42     General Unsecured Claim...........................................................5
           1.43     Holder............................................................................6
           1.44     Initial Closing...................................................................6
           1.45     Impaired..........................................................................6
           1.46     Intercompany Claim................................................................6
           1.47     Interest..........................................................................6
           1.48     Litigation Claims.................................................................6
           1.49     Master Ballot.....................................................................6
           1.50     Multicultural.....................................................................6
           1.51     Non-Tax Priority Claim............................................................6
           1.52     Old Common Stock..................................................................6
           1.53     Old Equity........................................................................6
           1.54     Operating Reserve.................................................................6
           1.55     Other Secured Claim...............................................................6
           1.56     Petition Date.....................................................................6
           1.57     Plan..............................................................................7
           1.58     Plan Administrator................................................................7
           1.59     Plan Administrator Agreement......................................................7
           1.60     Plan Committee....................................................................7
           1.61     Prepetition Agent.................................................................7
           1.62     Prepetition Credit Agreement......................................................7
           1.63     Prepetition Lender................................................................7
           1.64     Prepetition Senior Note Claims....................................................7
           1.65     Prepetition Senior Note Indenture.................................................7
           1.66     Prepetition Senior Noteholders....................................................7
           1.67     Prepetition Senior Notes..........................................................7
           1.68     Prepetition Senior Note Indenture Trustee.........................................7
           1.69     Priority Tax Claim................................................................7
           1.70     Professional......................................................................8
           1.71     Professional Fees.................................................................8
           1.72     Purchaser.........................................................................8
           1.73     Purchased Assets..................................................................8
           1.74     Purchase Price....................................................................8
           1.75     Quarterly Distribution Date.......................................................8
           1.76     Radio Unica.......................................................................8
           1.77     Remaining Proceeds................................................................8
           1.78     Reorganized Debtor................................................................8
           1.79     Reorganized Radio Unica...........................................................8
           1.80     Reserves..........................................................................8
           1.81     Restated Certificate of Incorporation.............................................8
           1.82     Schedules.........................................................................8
           1.83     Secured Lender Claims.............................................................9
           1.84     Solicitation......................................................................9
           1.85     Subordinated Claims...............................................................9
           1.86     Subsequent Closing................................................................9
           1.87     Substantive Consolidation Order...................................................9
           1.88     Unclaimed Distribution Reserve....................................................9
           1.89     Unimpaired........................................................................9
           1.90     Voting Deadline...................................................................9
           1.91     Voting Record Date................................................................9
           1.92     Working Capital Reserve...........................................................9

                                   ARTICLE II

                       CLASSIFICATION OF CLAIMS AND INTERESTS........................................10

           2.1      Unclassified Claims..............................................................10
           2.2      Unimpaired Classes of Claims.....................................................10
           2.3      Impaired Classes of Claims.......................................................11
           2.4      Impaired Classes of Interests and Subordinated Claims............................11

                                  ARTICLE III

                       TREATMENT OF CLAIMS AND INTERESTS.............................................11

           3.1      Unclassified Claims..............................................................11
           3.2      Unimpaired Classes of Claims.....................................................11
           3.3      Impaired Classes of Claims.......................................................12
           3.4      Impaired Classes of Interests and Subordinated Claims............................13
           3.5      Special Provision Regarding Unimpaired Claims....................................13

                                   ARTICLE IV

                       ACCEPTANCE OR REJECTION OF THE PLAN...........................................13

           4.1      Impaired Classes of Claims Entitled to Vote......................................13
           4.2      Acceptance by an Impaired Class..................................................13
           4.3      Presumed Acceptances by Unimpaired Classes.......................................14
           4.4      Classes Deemed to Reject Plan....................................................14
           4.5      Summary of Classes Voting on the Plan............................................14
           4.6      Confirmation Pursuant to Section 1129(b) of the Bankruptcy Code..................14

                                   ARTICLE V

                       MEANS FOR IMPLEMENTATION OF THE PLAN..........................................14

           5.1      Asset Purchase Agreement; Transfer of Purchased Assets Free and Clear............14
           5.2      Substantive Consolidation........................................................14
           5.3      Merger of Subsidiaries into Radio Unica..........................................15
           5.4      Continued Corporate Existence and Dissolution of Reorganized Radio Unica.........15
           5.5      Certificate of Incorporation.....................................................16
           5.6      Directors and Officers: Effectuating Documents; Further Transactions.............16
           5.7      The Plan Administrator...........................................................16
           5.8      No Revesting of Assets...........................................................19
           5.9      Preservation of Rights of Action; Settlement of Litigation.......................19
           5.10     Creditors' Committee and Plan Committee..........................................20
           5.11     Cancellation of Securities, Instruments and Agreements
                    Evidencing Claims and Interests..................................................20
           5.12     Sources of Cash for Plan Distributions...........................................20
           5.13     Exemption from Transfer Taxes....................................................20

                                   ARTICLE VI

                       PROVISIONS GOVERNING DISTRIBUTIONS............................................20

           6.1      Distributions for Claims Allowed as of the Effective Date........................20
           6.2      Initial Distribution After the Effective Date and Closing of the Asset
                    Purchase Agreement...............................................................21
           6.3      Interim Distribution in the Event of an Initial and Subsequent Closing...........21
           6.4      Interest on Claims...............................................................21
           6.5      Distributions by Reorganized Debtor..............................................21
           6.6      Delivery of Distributions and Undeliverable or Unclaimed Distributions...........22
           6.7      Record Date for Distributions....................................................22
           6.8      Prepetition Senior Notes Indenture Trustee as Claim Holder.......................23
           6.9      Allocation of Plan Distributions Between Principal and Interest..................23
           6.10     Means of Cash Payment............................................................23
           6.11     Withholding and Reporting Requirements...........................................23
           6.12     Setoffs..........................................................................23
           6.13     Fractional Dollars; De Minimis Distributions.....................................23

                                   ARTICLE VII

                  TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES..............................24


           7.1      Rejected Contracts and Leases....................................................24
           7.2      Bar to Rejection Damages.........................................................24
           7.3      Assumed Contracts and Leases; Assumption of Asset Purchase Agreement.............24

                                   ARTICLE VIII

        PROCEDURES FOR RESOLVING DISPUTED, CONTINGENT AND UNLIQUIDATED CLAIMS........................24

           8.1      Objection Deadline; Prosecution of Objections....................................25
           8.2      No Distributions Pending Allowance...............................................25
           8.3      Accounts; Escrows; Reserves......................................................25
           8.4      Distributions After Allowance....................................................26

                                   ARTICLE IX

                      CONFIRMATION AND CONSUMMATION OF THE PLAN......................................26

           9.1      Conditions to Confirmation.......................................................26
           9.2      Effective Date...................................................................26
           9.3      Consequences of Non-Occurrence of Effective Date.................................26

                                   ARTICLE X

                           EFFECT OF PLAN CONFIRMATION...............................................27

           10.1     Binding Effect...................................................................27
           10.2     Releases.........................................................................27
           10.3     Discharge of Claims and Termination of Interests.................................28
           10.4     Exculpation and Limitation of Liability..........................................28
           10.5     Injunction.......................................................................29
           10.6     Term of Bankruptcy Injunction or Stays...........................................29
           10.7     Indemnification of Directors, Officers and Employees.............................29
           10.8     Compensation and Benefit Programs................................................29

                                   ARTICLE XI

                           RETENTION OF JURISDICTION.................................................30

                                   ARTICLE XII

                           MISCELLANEOUS PROVISIONS..................................................32

           12.1     Effectuating Documents and Further Transactions..................................32
           12.2     Corporate Action.................................................................32
           12.3     Bar Dates for Certain Claims.....................................................32
           12.4     Earned Fees. ....................................................................33
           12.5     Payment of Statutory Fees........................................................33
           12.6     Amendment or Modification of the Plan............................................33
           12.7     Severability of Plan Provisions..................................................33
           12.8     Successors and Assigns...........................................................33
           12.9     Revocation, Withdrawal, or Non-Consummation......................................33
           12.10    Notice...........................................................................34
           12.11    Governing Law....................................................................34
           12.12    Tax Reporting and Compliance.....................................................35
           12.13    Schedules........................................................................35
           12.14    Filing of Additional Documents...................................................36

                                EXHIBITS

EXHIBIT A           RESTATED CERTIFICATE OF INCORPORATION OF REORGANIZED RADIO
                    UNICA

EXHIBIT B           ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES

EXHIBIT C           PLAN ADMINISTRATOR AGREEMENT

EXHIBIT D           ASSET PURCHASE AGREEMENT
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




                                  INTRODUCTION

                  Radio Unica Communications Corp. ("Radio Unica") and certain of its subsidiaries and affiliates (collectively with Radio Unica, the "Debtors" or the "Company") propose the following first amended joint prepackaged plan of liquidation which contemplates the liquidation of the Debtors and the resolution of the outstanding claims against and interests in the Debtors. Reference is made to the Disclosure Statement (as that term is defined herein), distributed contemporaneously herewith, for a discussion of the Debtors' history, business, properties and operations, risk factors, a summary and analysis of this Plan (as that term is defined herein), and certain related matters including, among other things, the proposed substantive consolidation of the Debtors' for all purposes. Subject to certain restrictions and requirements set forth in 11 U.S.C. ss. 1127 and Fed. R. Bankr. P. 3019, the Debtors reserve the right to alter, amend, modify, revoke or withdraw this plan prior to its substantial consummation.

                                    ARTICLE I

                    DEFINED TERMS AND RULES OF INTERPRETATION

                Defined Terms. As used herein, capitalized terms shall have the meanings set forth below. Any term that is not otherwise defined herein, but that is used in the Bankruptcy Code or the Bankruptcy Rules, will have the meaning given to that term in the Bankruptcy Code or the Bankruptcy Rules, as applicable.

                1.1 Administrative Claim means a Claim for costs and expenses of administration of the Chapter 11 Cases Allowed under section 503(b), 507(b), or 1114(e)(2) of the Bankruptcy Code, including: (a) any actual and necessary costs and expenses incurred after the Petition Date of preserving the Debtors' Estates and operating the businesses of the Debtors (such as wages, salaries, and commissions for services and payments for inventory, leased equipment, and premises) and Claims of governmental units for taxes (including tax audit Claims related to tax years commencing after the Petition Date, but excluding Claims relating to tax periods, or portions thereof, ending on or before the Petition
Date); (b) compensation for legal, financial, advisory, accounting, and other services and reimbursement of expenses Allowed by the Bankruptcy Court under section 330, 331, or 503(b) of the Bankruptcy Code to the extent incurred after the Petition Date and prior to the Effective Date; (c) all fees and charges assessed against the Debtors' Estates under section 1930, chapter 123, of title 28, United States Code; and (d) all other claims entitled to administrative claim status pursuant to a Final Order of the Bankruptcy Court.

                1.2 Administrative Claims Objection Deadline means the last day for filing an objection to any request for the payment of an Administrative Claim, which shall be (i) the later of (A) 90 days after the Effective Date or
(B) 60 days after the filing of such Administrative Claim, or (ii) such other date that the Bankruptcy Court may order; provided, however, that the filing of a motion to extend the Administrative Claims Objection Deadline shall automatically extend the Administrative Claims Objection Deadline until a Final Order is entered on such motion.

                1.3 Administrative Claims Reserve means the reserve maintained by the Reorganized Debtor to pay Administrative Claims, Priority Tax Claims, Non-Tax Priority Claims, Secured Lender Claims and Other Secured Claims that become Allowed Claims after the Effective Date.

                1.4 Administrative Professionals means the agents, financial advisors, attorneys, consultants, independent contractors, representatives and other professionals of the Plan Administrator, the Reorganized Debtor, the Debtors, the Creditors' Committee and the Estates (in their capacities as such).

                1.5 Affiliate Debtor(s) means, individually or collectively, the following debtors and debtors-in-possession: Radio Unica Corp., Blaya Inc., Oro Spanish Broadcasting Inc., Radio Unica Network, Inc., Radio Unica of Chicago, Inc., Radio Unica of Chicago License Corp., Radio Unica of Dallas, Inc., Radio Unica of Dallas License Corp., Radio Unica of Denver, Inc., Radio Unica of Denver License Corp., Radio Unica of Fresno, Inc., Radio Unica of Fresno License Corp., Radio Unica of Houston License Corp., Radio Unica of Los Angeles, Inc., Radio Unica of Los Angeles License Corp., Radio Unica of McAllen, Inc., Radio Unica of McAllen License Corp., Radio Unica of Miami, Inc., Radio Unica of Miami License Corp., Radio Unica of New York, Inc., Radio Unica of New York License Corp., Radio Unica of Phoenix, Inc., Radio Unica of Phoenix License Corp., Radio Unica of Sacramento, Inc., Radio Unica of Sacramento License Corp., Radio Unica of San Antonio, Inc., Radio Unica of San Antonio License Corp., Radio Unica of San Diego, Inc., Radio Unica of San Diego License Corp., Radio Unica of San Francisco Inc., Radio Unica of San Francisco License Corp., Radio Unica Sales Corp., Radio Unica of Tucson, Inc., Radio Unica of Tucson License Corp., and Unicalibros Publishing Corp (but excluding Mass Promotions, Inc.).

                1.6 Affiliate Interests means, collectively, the issued and outstanding shares of stock of any Affiliate Debtor as of the Petition Date.

                1.7 Allowed Claim means a Claim (a) as to which no objection or request for estimation has been filed on or before the Claims Objection Deadline or Administrative Claims Objection Deadline, as applicable, or the expiration of such other applicable period fixed by the Bankruptcy Court; (b) as to which any objection has been settled, waived, withdrawn with prejudice, or denied by a Final Order; or (c) that is Allowed (i) by a Final Order; (ii) by an agreement between the Holder of such Claim and the Debtors, the Reorganized Debtor, the Plan Administrator or the Plan Committee; or (iii) pursuant to the terms of this Plan.

                The term "Allowed Claim" shall not, for purposes of computing distributions under this Plan, include interest on such Claim from and after the Petition Date, except as provided in section 506(b) of the Bankruptcy Code or as otherwise expressly set forth in this Plan.

                1.8 "Allowed ... Claim" means an Allowed Claim of the type described.

                1.9 Asset Purchase Agreement means the asset purchase agreement, dated as of October 3, 2003, as amended, from time to time in accordance with its terms, among Radio Unica, Radio Unica Corp. and Multicultural Radio Broadcasting, Inc., in substantially the same form as Exhibit D hereto.

                1.10 Assumed Liabilities shall have the meaning ascribed to it in the Asset Purchase Agreement.

                1.11 Ballot means each of the ballot forms distributed to each Holder of an Impaired Claim on which the Holder is to indicate acceptance or rejection of this Plan.

                1.12 Bankruptcy Code means title 11 of the United States Code, as now in effect or hereafter amended.

                1.13 Bankruptcy Court means the United States Bankruptcy Court for the Southern District of New York, or any other court with jurisdiction over the Chapter 11 Cases.

                1.14 Bankruptcy Rules means the Federal Rules of Bankruptcy Procedure and the local rules of the Bankruptcy Court, as now in effect or hereafter amended.

                1.15 Bar Date means the bar date established by the Bankruptcy Court for Filing proofs of Claim in the Chapter 11 Cases.

                1.16 Break-Up Payment Claim Order shall have the meaning ascribed to it in the Asset Purchase Agreement.

                1.17 Break-Up Payment Order shall have the meaning ascribed to it in the Asset Purchase Agreement.

                1.18 Business Day means any day, other than a Saturday, Sunday, or "legal holiday" (as defined in Bankruptcy Rule 9006(a)).

                1.19 Cash means legal tender of the United States of America and equivalents thereof.

                1.20 Chapter 11 Cases means (a) when used with reference to a particular Debtor, the case under chapter 11 of the Bankruptcy Code commenced by the Debtor in the Bankruptcy Court and (b) when used with reference to all Debtors, the cases under chapter 11 of the Bankruptcy Code commenced by Debtors in the Bankruptcy Court.

                1.21 Claim means a "claim," as defined in section 101(5) of the Bankruptcy Code.

                1.22 Claims Objection Deadline means the last day for Filing objections to Claims, which day shall be (i) the later of (a) 180 days after the Effective Date or (b) sixty (60) days after the Filing of a proof of claim for, or request for payment of, such Claim, or (ii) such other date as the Bankruptcy Court may order; provided, however, that the filing of a motion to extend the Claims Objection Deadline shall automatically extend the Claims Objection Deadline until a Final Order is entered on such motion.

                1.23 Closing shall have the meaning ascribed to it in the Asset Purchase Agreement.

                1.24 Class means a category of Holders of Claims or Interests, as described in Article II hereof.

                1.25 Confirmation Date means the date on which the Clerk of the Bankruptcy Court enters the Confirmation Order on the docket of the Bankruptcy Court.

                1.26 Confirmation Hearing means the hearing held by the Bankruptcy Court pursuant to section 1128 of the Bankruptcy Code to consider confirmation of this Plan, as such hearing may be adjourned or continued from time to time.

                1.27 Confirmation Order means the order of the Bankruptcy Court confirming this Plan pursuant to section 1129 of the Bankruptcy Code.

                1.28 Creditors' Committee means the statutory committee of unsecured creditors, if any, appointed in the Chapter 11 Cases pursuant to section 1102 of the Bankruptcy Code.

                1.29 Debtor(s) means, individually, Radio Unica or any of the Affiliate Debtors and, collectively, all of the above-captioned debtors and debtors-in-possession.

                1.30 Disbursing Agent means the Reorganized Debtor, or any party designated by the Reorganized Debtor, to serve as disbursing agent under this Plan.

                1.31 Disclosure Statement means the disclosure statement (including all exhibits and schedules thereto) dated October 3, 2003, relating to this Plan, which was distributed in accordance with Sections 1125 and 1126(b) of the Bankruptcy Code and Fed. R. Bankr. P. 3018.

                1.32 Disputed Claim means (a) any Claim as to which the Debtors have interposed a timely objection or request for estimation in accordance with the Bankruptcy Code and the Bankruptcy Rules, or any claim otherwise disputed by the Debtors, Reorganized Debtor, the Plan Administrator, the Plan Committee or other party in interest in accordance with applicable law, which objection has not been withdrawn or determined by a Final Order, (b) any Subordinated Claim, and (c) any Claim scheduled by the Debtors as contingent, unliquidated or disputed.

                1.33 Disputed Claim Amount means (a) with respect to contingent or unliquidated Claims, the amount estimated by the Bankruptcy Court for purposes of distributions in respect of such Claim in accordance with section 502(c) of the Bankruptcy Code; (b) with respect to any Disputed Claim that is not contingent or unliquidated, the amount set forth in a timely Filed proof of claim; or (c) with respect to a Subordinated Claim, $0.

                1.34 Disputed Claims Reserve means the reserve of Cash established and maintained by the Reorganized Debtor or Plan Administrator for Holders of General Unsecured Claims and Prepetition Senior Note Claims on account of Disputed General Unsecured Claims and Disputed Prepetition Senior Note Claims.

                1.35 Distribution Date means the date upon which the initial distributions will be made to Holders of Allowed Claims.

                1.36 Distribution Record Date means the Effective Date.

                1.37 Effective Date means the Business Day this Plan becomes effective as provided in Article IX hereof.

                1.38 Estate(s) means, individually, the estate of Radio Unica or any of the Affiliate Debtors and, collectively, the estates of all of the Debtors created under section 541 of the Bankruptcy Code.

                1.39 Exhibit means an exhibit annexed to either this Plan or as an appendix to the Disclosure Statement.

                1.40 File, Filed, or Filing means file, filed, or filing with the Bankruptcy Court or its authorized designee in the Chapter 11 cases.

                1.41 Final Order means an order of the Bankruptcy Court as to which the time to appeal, petition for certiorari, or move for reargument or rehearing has expired and as to which no appeal, petition for certiorari, or other proceedings for reargument or rehearing shall then be pending or as to which any right to appeal, petition for certiorari, reargue, or rehear shall have been waived in writing in form and substance satisfactory to the Debtors or the Reorganized Debtor, or, in the event that an appeal, writ of certiorari or reargument, or rehearing thereof has been sought, such order of the Bankruptcy Court shall have been determined by the highest court to which such order was appealed, or certiorari, reargument or rehearing shall have been denied and the time to take any further appeal, petition for certiorari, or move for reargument or rehearing shall have expired; provided, however, that the possibility that a motion under Rule 59 or Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules, may be filed with respect to such order shall not preclude such order from being a Final Order.

                1.42 General Unsecured Claim means a Claim that is not an Administrative Claim, Priority Tax Claim, Non-Tax Priority Claim, Secured Lender Claim, Other Secured Claim, Prepetition Senior Note Claim, Intercompany Claim or Subordinated Claim.

                1.43 Holder means an entity holding a Claim or Interest and, with respect to Prepetition Senior Note Claims, the beneficial holder as of the applicable Voting Record Date or any authorized agent who has completed and executed a Ballot or on whose behalf a Master Ballot has been completed and executed in accordance with the voting instructions.

                1.44 Initial Closing shall have the meaning ascribed to it in the Asset Purchase Agreement.

                1.45 Impaired means, when used in reference to a Claim or Interest, a Claim or Interest that is impaired within the meaning of section 1124 of the Bankruptcy Code.

                1.46 Intercompany Claim means (a) any account reflecting intercompany book entries by one Debtor with respect to any other Debtor or (b) any Claim that is not reflected in such book entries and is held by a Debtor against any other Debtor.

                1.47 Interest means the legal, equitable, contractual, and other rights of the Holders of Old Equity, including the rights of any entity to purchase or demand the issuance of any of the foregoing, including (a) conversion, exchange, voting, participation, and dividend rights; (b) liquidation preferences; (c) stock options, warrants, and put rights; and (d) share-appreciation rights.

                1.48 Litigation Claims means the claims, rights of action, suits or proceedings, whether in law or in equity, whether known or unknown, that any Debtor or Estate may hold against any person.

                1.49 Master Ballot means the ballot distributed to holders of record of the Prepetition Senior Notes to record the votes of the beneficial holders of the Prepetition Senior Notes.

                1.50 Multicultural means Multicultural Radio Broadcasting, Inc.

                1.51 Non-Tax Priority Claim means a Claim, other than an Administrative Claim or Priority Tax Claim, that is entitled to priority in payment pursuant to section 507(a) of the Bankruptcy Code.

                1.52 Old Common Stock means the common stock of Radio Unica outstanding immediately prior to the Petition Date, including treasury stock and all options, warrants, calls, rights, puts, awards, commitments, or any other agreements of any character to acquire such common stock.

                1.53 Old Equity means the Old Common Stock.

                1.54 Operating Reserve means the reserve account to be established and maintained by the Reorganized Debtor into which the Reorganized Debtor shall from time to time deposit Cash.

                1.55 Other Secured Claim means a Claim (other than an Administrative Claim or Secured Lender Claim) that is secured by a lien on property in which a Debtor's Estate has an interest or that is subject to setoff under section 553 of the Bankruptcy Code, to the extent of the value of the Claim Holder's interest in the applicable Estate's interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to section 506(a) of the Bankruptcy Code or, in the case of the setoff, pursuant to section 553 of the Bankruptcy Code.

                1.56 Petition Date means the date on which the Debtors file their Petitions for relief commencing the Chapter 11 Cases.

                1.57 Plan means this chapter 11 plan of reorganization, including the Exhibits and all supplements, appendices, and schedules thereto, either in its present form or as the same may be altered, amended, or modified from time to time.

                1.58 Plan Administrator means the person designated by the Debtors prior to the Confirmation Date and approved by the Bankruptcy Court pursuant to the Confirmation Order to administer the Plan in accordance with the terms of the Plan and the Plan Administrator Agreement and to take such other actions as may be authorized under the Plan Administrator Agreement, and any successor thereto.

                1.59 Plan Administrator Agreement means the agreement between and among the Debtors and the Plan Administrator specifying the rights, duties and responsibilities of and to be performed by the Plan Administrator under the Plan, in substantially the same form as the agreement attached to the Plan as Exhibit C.

                1.60 Plan Committee means the Creditors' Committee, if any, as reconstituted after the Effective Date, to supervise and direct the Plan Administrator, to monitor implementation of the Plan, and to take such other actions and have such other rights as are set forth in the Plan, all as described in Article V of this Plan.

                1.61 Prepetition Agent means General Electric Capital Corporation, the agent under the Prepetition Credit Agreement.

                1.62 Prepetition Credit Agreement means the amended and restated credit agreement dated as of June 25, 2002, among Radio Unica Corp. and certain subsidiaries as borrowers and General Electric Capital Corporation, as Prepetition Agent and Prepetition Lender.

                1.63 Prepetition Lender means the entities identified as "Lenders" under the Prepetition Credit Agreement and their respective successors and assigns.

                1.64 Prepetition Senior Note Claims means Claims arising from or related to the Prepetition Senior Notes, which Claims shall be Allowed in the aggregate amount of $158,088,000. This Allowed amount represents principal only, and no amounts will be Allowed on account of any interest.

                1.65 Prepetition Senior Note Indenture means the Indenture dated as of July 27, 1998, among Radio Unica Corp., as issuer, and Wilmington Trust Company, as trustee, relating to the Prepetition Senior Notes as amended, modified, or supplemented from time to time.

                1.66 Prepetition Senior Noteholders means the Holders of the Prepetition Senior Notes.

                1.67 Prepetition Senior Notes means the 11 3/4% Senior Notes due 2006 issued by Radio Unica Corp. under the Prepetition Senior Note Indenture.

                1.68 Prepetition Senior Note Indenture Trustee means Wilmington Trust Company, the indenture trustee under the Prepetition Senior Note Indenture.

                1.69 Priority Tax Claim means a Claim of a governmental unit of the kind specified in sections 502(i) and 507(a)(8) of the Bankruptcy Code.

                1.70 Professional means (a) any professional employed in these Chapter 11 Cases pursuant to section 327, 328 or 1103 of the Bankruptcy Code or otherwise and (b) any professional or other entity seeking compensation or reimbursement of expenses in connection with the Chapter 11 Cases pursuant to section 503(b)(4) of the Bankruptcy Code.

                1.71 Professional Fees means an Administrative Claim of a Professional for compensation for services rendered or reimbursement of costs, expenses or other charges, and expenses incurred after the Petition Date and prior to and including the Effective Date.

                1.72 Purchaser means Mulitcultural.

                1.73 Purchased Assets shall have the meaning ascribed to it in the Asset Purchase Agreement.

                1.74 Purchase Price shall have the meaning ascribed to it in the Asset Purchase Agreement.

                1.75 Quarterly Distribution Date means the last Business Day of the month following the end of each calendar quarter after the Effective Date; provided, however, that if the Effective Date is within 30 days of the end of a calendar quarter, the first Quarterly Distribution Date will be the last Business Day of the month following the end of the first calendar quarter after the calendar quarter in which the Effective Date falls.

                1.76 Radio Unica means Radio Unica Communications Corp., a Delaware company, a debtor and debtor-in-possession in these Chapter 11 Cases pending in the Bankruptcy Court.

                1.77 Remaining Proceeds means the Cash and other assets of the Reorganized Debtor remaining after the payment of all Allowed Administrative Claims, Allowed Priority Tax Claims, Allowed Non- Tax Priority Claims, Allowed Secured Lender Claims, Allowed Other Secured Claims, Allowed General Unsecured Claims, and Allowed Prepetition Senior Note Claims, provided, however, that the Remaining Proceeds shall be subject to the fees and expenses of the Plan Administrator and Reorganized Debtor incurred in connection with the administration of this Plan and the Reserves established under the Plan. Nothing in this definition shall prohibit the Reorganized Debtor from making interim distributions to the Holders of Allowed Old Equity Interest or Allowed Subordinated Claims (if applicable), provided such interim distributions are otherwise appropriate under the Plan and Plan Administrator Agreement.

                1.78 Reorganized Debtor means Reorganized Radio Unica.

                1.79 Reorganized Radio Unica means the successor to Radio Unica on the Effective Date.

                1.80 Reserves means, collectively, the Administrative Claims Reserve, Disputed Claims Reserve, Operating Reserve, Working Capital Reserve and Unclaimed Distribution Reserve.

                1.81 Restated Certificate of Incorporation means the restated certificate of incorporation of the Reorganized Debtor in substantially the form attached to this Plan as Exhibit A.

                1.82 Schedules means the schedules of assets and liabilities, the list of Holders of Interests and the statements of financial affairs, if any, Filed by the Debtors pursuant to section 521 of the Bankruptcy Code and Bankruptcy Rules, as such schedules have been or may be further modified, amended or supplemented in accordance with Fed. R. Bankr. P. 1009 or Orders of the Bankruptcy Court.

                1.83 Secured Lender Claims means the secured Claims of the Prepetition Lenders under the Prepetition Credit Agreement, which Claims shall be deemed, pursuant to section 506 of the Bankruptcy Code, Allowed pursuant to this Plan in an aggregate amount to be established in the Confirmation Order.

                1.84 Solicitation means the solicitation by the Debtors from Holders of Prepetition Senior Notes of acceptances of the Plan pursuant to 1126(b) of the Bankruptcy Code.

                1.85 Subordinated Claims means any Claim which is subordinated pursuant to section 510(b) or 510(c) of the Bankruptcy Code, and shall include any Claim arising from the rescission of a purchase or sale of any Old Equity, any Claim for damages arising from the purchase or sale of Old Equity, or any Claim for reimbursement, contribution, or indemnification on account of any such Claim.

                1.86 Subsequent Closing shall have the meaning ascribed to it in the Asset Purchase Agreement.

                1.87 Substantive Consolidation Order means the order, or provision of the Confirmation Order, substantively consolidating the Chapter 11 Cases, as provided in Article V of this Plan.

                1.88 Unclaimed Distribution Reserve means the reserve established pursuant to Article VI of the Plan.

                1.89 Unimpaired means a Claim or Interest that is not impaired within the meaning of section 1124 of the Bankruptcy Code.

                1.90 Voting Deadline means October 27, 2003 at 5:00 p.m. (Prevailing Eastern Time)

                1.91 Voting Record Date means October 1, 2003.

                1.92 Working Capital Reserve means the reserve account to be established and maintained by the Reorganized Debtor or the Plan Administrator on behalf of the Reorganized Debtor to fund certain of the Reorganized Debtor's obligations under the Asset Purchase Agreement.

                Rules of Interpretation and Computation of Time. For purposes of this Plan, unless otherwise provided herein: (a) whenever from the context it is appropriate, each term, whether stated in the singular or the plural, will include both the singular and the plural; (b) unless otherwise provided in this Plan, any reference in this Plan to a contract, instrument, release, or other agreement or document being in a particular form or on particular terms and conditions means that such document will be substantially in such form or substantially on such terms and conditions; (c) any reference in this Plan to an existing document or schedule Filed or to be Filed means such document or schedule, as it may have been or may be amended, modified, or supplemented pursuant to this Plan; (d) any reference to an entity as a Holder of a Claim or Interest includes that entity's successors and assigns; (e) all references in this Plan to Sections and Articles are references to Sections and Articles of or to this Plan; (f) the words "herein," "hereunder," and "hereto" refer to this Plan in its entirety rather than to a particular portion of this Plan; (g) captions and headings to Articles and Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of this Plan; (h) subject to the provisions of any contract, certificates of incorporation, by-laws, instrument, release, or other agreement or document entered into in connection with this Plan, the rights and obligations arising under this Plan shall be governed by, and construed and enforced in accordance with, federal law, including the Bankruptcy Code and Bankruptcy Rules; (i) the rules of construction set forth in section 102 of the Bankruptcy Code will apply; and (j) in computing any period of time prescribed or allowed by this Plan, the provisions of Bankruptcy Rule 9006(a) will apply.

                Exhibits. All Exhibits are incorporated into and are a part of this Plan as if set forth in full herein, and, to the extent not annexed hereto, such Exhibits shall be filed with the Bankruptcy Court on the Petition Date. Holders of Claims and Interests may obtain a copy of the Exhibits upon written request to the Debtors. Upon their filing, the Exhibits may be inspected in the office of the clerk of the Bankruptcy Court or its designee during normal business hours. The documents contained in the Exhibits shall be approved by the Bankruptcy Court pursuant to the Confirmation Order.

                                   ARTICLE II

                     CLASSIFICATION OF CLAIMS AND INTERESTS

                All Claims and Interests, except Administrative Claims and Priority Tax Claims, are placed in the Classes set forth below. In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Priority Tax Claims, as described below, have not been classified.

                This Plan constitutes a single plan of liquidation for all Debtors. A Claim or Interest is placed in a particular Class only to the extent that the Claim or Interest falls within the description of that Class and is classified in other Classes to the extent that any portion of the Claim or Interest falls within the description of such other Classes. A Claim or Interest is also placed in a particular Class for the purpose of receiving distributions pursuant to this Plan only to the extent that such Claim or Interest is an Allowed Claim or Interest in that Class and such Claim or Interest has not been paid, released, or otherwise settled prior to the Effective Date.

                2.1      Unclassified Claims (not entitled to vote on the Plan).

                         (a) Administrative Claims.

                         (b) Priority Tax Claims.

                2.2 Unimpaired Classes of Claims (deemed to have accepted the Plan and, therefore, not entitled to vote on the Plan).

                         (a) Class 1: Non-Tax Priority Claims. Class 1 consists
of all Non-Tax Priority
Claims.

                         (b) Class 2: Secured Lender Claims. Class 2 consists of
all Secured Lender
Claims.

                         (c) Class 3: Other Secured Claims. Class 3 consists of
all Other Secured Claims.

                         (d) Class 4: General Unsecured Claims. Class 4 consists
of all General
Unsecured Claims.

                2.3 Impaired Classes of Claims (Class is entitled to vote on the Plan).

                         (a) Class 5: Prepetition Senior Note Claims. Class 5
consists of all Prepetition
Senior Note Claims.

                2.4 Impaired Classes of Interests and Subordinated Claims (deemed to have rejected the Plan and, therefore, not entitled to vote on the Plan).

                         (a) Class 6: Old Equity Interests. Class 6 consists of
all Interests directly arising from, under, or relating in any way to, the Old Equity (except Subordinated Claims).

                         (b) Class 7: Subordinated Claims. Class 7 consists of
all Subordinated Claims.

                                   ARTICLE III

                        TREATMENT OF CLAIMS AND INTERESTS

                3.1      Unclassified Claims.

                         (a) Administrative Claims. Subject to the provisions of
sections 330(a), 331, and 503(b) of the Bankruptcy Code, each Administrative Claim shall be paid by the Debtors, at their election, (i) in full, in Cash, in such amounts as are incurred in the ordinary course of business by the Debtors, or in such amounts as such Administrative Claim is Allowed by the Bankruptcy Court upon the later of the Effective Date or the date upon which there is a Final Order allowing such Administrative Claim or (ii) upon such other terms as may be agreed upon between the Holder of such Administrative Claim and the Debtors. To the extent that the Indenture Trustee provides services related to distributions pursuant to the Plan, the Indenture Trustee will receive from the Debtors (or Reorganized Debtor), without further court approval, reasonable compensation for such services and reimbursement of reasonable expenses incurred in connection with such services. These payments will be made on terms agreed to among the Prepetition Senior Notes Indenture Trustee, the Debtors or Reorganized Debtor, as the case may be.

                         (b) Priority Tax Claims. The legal and equitable rights
of the Holders of Priority Tax Claims are unaltered by this Plan. On, or as soon as reasonably practicable after, (i) the Distribution Date if such Priority Tax Claim is an Allowed Priority Tax Claim as of the Effective Date or (ii) the date on which such Priority Tax Claim becomes an Allowed Priority Tax Claim, each Holder of an Allowed Priority Tax Claim shall receive in full satisfaction, settlement and release of and in exchange for such Allowed Priority Tax Claim, at the Debtors' (or Reorganized Debtor's) election: (A) Cash equal to the amount of such Allowed Priority Tax Claim; (B) such other treatment as to which the Debtors or the Reorganized Debtor and the Holder of such Allowed Priority Tax Claims shall have agreed upon in writing; or (C) such Claim will be otherwise treated in any other manner such that it will not be impaired pursuant to section 1124 of the Bankruptcy Code, including payment in accordance with the provisions of section 1129(a)(9)(C) of the Bankruptcy Code over a period of not more than six years from the date of assessment of any such Priority Tax Claim.

                3.2      Unimpaired Classes of Claims.

                         (a) Class 1: Non-Tax Priority Claims. The legal,
equitable and contractual rights of the Holders of Class 1 Claims are unaltered by this Plan. On, or as soon as reasonably practicable after, (i) the Distribution Date if such Class 1 Claim is an Allowed Class 1 Claim on the Effective Date or (ii) the date on which such Class 1 Claim becomes an Allowed Class 1 Claim, each Holder of an Allowed Class 1 Claim shall receive in full satisfaction, settlement of, and in exchange for, such Allowed Class 1 Claim:
(A) Cash in accordance with the terms thereof or (B) such other treatment as to which the Holder of such Claim and the Debtors, the Reorganized Debtor or the Plan Administrator agree in writing.

                         (b) Class 2: Secured Lender Claims. The legal,
equitable and contractual rights of the Holders of Class 2 Claims are unaltered by this Plan. On, or as soon as reasonably practicable after, (i) the Distribution Date if such Class 2 Claim is an Allowed Class 2 Claim on the Effective Date or (ii) the date on which such Class 2 Claim becomes an Allowed Class 2 Claim, each Holder of an Allowed Class 2 Claim shall receive in full satisfaction, settlement of, and in exchange for, such Allowed Class 2 Claim:
(A) Cash equal to the amount of such Allowed Class 2 Claim or (B) such less favorable treatment as to which the Debtors, the Reorganized Debtor or the Plan Administrator and the Holder of such Allowed Secured Lender Claim have agreed upon in writing; provided that no Holder of an Allowed Class 2 Claim shall retain any Claim, lien or other interest in respect of the Purchased Assets. As of the Effective Date, all of the Prepetition Lender's mortgages, deeds of trust, liens, pledges or other security interests against or in the property of any Debtor's Estate shall be fully released and discharged, and all of the right, title and interest of any holder of such mortgages, deeds of trust, liens, pledges or other security interests shall revert to the Debtors' Estates.

                         (c) Class 3: Other Secured Claims. The legal, equitable
and contractual rights of the Holders of Class 3 Claims are unaltered by this Plan. On, or as soon as reasonably practicable after, (i) the Distribution Date if such Class 3 Claim is an Allowed Class 3 Claim on the Effective Date or (ii) the date on which such Class 3 Claim becomes an Allowed Class 3 Claim, each Holder of an Allowed Class 3 Claim shall receive in full satisfaction, settlement of, and in exchange for, such Allowed Class 3 Claim: (A) Cash equal to the amount of such Allowed Class 3 Claim or (B) such less favorable treatment as to which the Debtors, the Reorganized Debtor or the Plan Administrator and the Holder of such Allowed Other Secured Claim have agreed upon in writing; provided that no Holder of an Allowed Class 3 Claim shall retain any Claim, lien or other interest in respect of the Purchased Assets. As of the Effective Date, all of the mortgages, deeds of trust, liens, pledges or other security interests against or in the property of any Debtor's Estate held by any Holder of an Other Secured Claim shall be fully released and discharged, and all of the right, title and interest of any holder of such mortgages, deeds of trust, liens, pledges or other security interests shall revert to the Debtors' Estates.

                         (d) Class 4: General Unsecured Claims. The legal,
equitable and contractual rights of the Holders of Class 4 Claims are unaltered by this Plan. On, or as soon as reasonably practicable after, (i) the Distribution Date if such Class 4 Claim is an Allowed Class 4 Claim on the Effective Date or (ii) the date on which such Class 4 Claim becomes an Allowed Class 4 Claim, each Holder of an Allowed Class 4 Claim shall receive in full satisfaction, settlement of, and in exchange for, such Allowed Class 4 Claim:
(A) Cash in accordance with the terms thereof or (B) such other treatment as to which the Holder of such Claim and the Debtors, the Reorganized Debtor or the Plan Administrator agree in writing.

                3.3      Impaired Classes of Claims.

                         (a) Class 5: Prepetition Senior Note Claims. Holders of
an Allowed Prepetition Senior Note Claim shall receive Cash equal to 70% of such Allowed Prepetition Senior Note Claim..

                3.4      Impaired Classes of Interests and Subordinated Claims.

                         (a) Class 6: Old Equity Interests. Old Equity shall not
be entitled to, and shall not receive or retain, any property or interest in property on account of such Old Equity. The is Plan is predicated upon, among other things, an agreement to the terms of this Plan by the Holders of Prepetition Senior Note Claims and Holders of Old Equity Interests. The Prepetition Senior Note Claims are of the same priority as General Unsecured Claims, and are senior to the Subordinated Claims and Old Equity Interests. The Holders of Prepetition Senior Note Claims have agreed to receive less than General Unsecured Creditors, and to provide value to Holders of Old Equity Interests. Absent a willingness on the part of the Holders of Prepetition Senior Note Claims to provide value to Holders of Old Equity Interests, Holders of Old Equity Interests would not receive any value under the Plan. Nevertheless, to facilitate consummation of this Plan, Holders of approxi mately 93% of Prepetition Senior Note Claims have agreed to provide to Holders of Old Equity Interests Cash equal to the Remaining Proceeds, provided, however, in the event the Remaining Proceeds to be distributed to Holders of Allowed Class 6 Old Equity Interests exceeds in the aggregate 30% of the Allowed Prepetition Senior Note Claim (representing the value given up by such Class), any Remaining Proceeds in excess of such amount shall be distributed equally between Holders of Allowed Class 6 Old Equity Interests and Allowed Class 7 Subordinated Claims.

                         (b) Class 7: Subordinated Claims. The Holders of
Subordinated Claims shall not receive any distribution on account of such Subordinated Claims, provided, however, in the event the Remaining Proceeds to be distributed to Holders of Allowed Class 6 Old Equity Interests exceeds in the aggregate 30% of the Allowed Prepetition Senior Note Claim (representing the value given up by such Class), any Remaining Proceeds in excess of such amount shall be distributed equally between Holders of Allowed Class 6 Old Equity Interests and Allowed Class 7 Subordinated Claims. Nothing in this Plan shall prejudice or impair any rights of a Holder of a Subordinated Claim to seek recovery under any policy of insurance under which a Debtor is an insured. The Plan shall not expand the scope of or alter in any other way the insurers' obligations under their policies, and the insurers shall retain any and all defenses to coverage that they may have.


                3.5 Special Provision Regarding Unimpaired Claims. Except as otherwise provided in this Plan, nothing shall affect the Debtors' or the Reorganized Debtor's rights and defenses, both legal and equitable, with respect to any Unimpaired Claims, including, but not limited to, all rights with respect to legal and equitable defenses to setoffs or recoupments against Unimpaired Claims.

                                   ARTICLE IV

                       ACCEPTANCE OR REJECTION OF THE PLAN

                4.1 Impaired Classes of Claims Entitled to Vote. Subject to Sections 4.3 and 4.4 of this Plan, Holders of Claims in each Impaired Class of Claims are entitled to vote as a class to accept or reject this Plan.

                4.2 Acceptance by an Impaired Class. In accordance with section 1126(c) of the Bankruptcy Code and except as provided in section 1126(e) of the Bankruptcy Code, an Impaired Class of Claims shall have accepted this Plan if this Plan is accepted by the Holders of at least two-thirds (2/3) in dollar amount and more than one-half (1/2) in number of the Allowed Claims of such Class that have timely and properly voted to accept or reject this Plan.

                4.3 Presumed Acceptances by Unimpaired Classes. Classes 1, 2, 3 and 4 are Unimpaired by this Plan. Under section 1126(f) of the Bankruptcy Code, Holders of such Claims are conclusively presumed to accept this Plan, and the votes of the Holders of such Claims will not be solicited.

                4.4 Classes Deemed to Reject Plan. Holders of Interests and Claims in Class 6 and 7 are not entitled to receive or retain any distribution or property under this Plan. Under section 1126(g) of the Bankruptcy Code, Holders of Classes 6 and 7 Interests or Claims are deemed to reject this Plan, and the votes of the Holders of such Interest or Claim will not be solicited.

                4.5 Summary of Classes Voting on the Plan. As a result of the provisions of Sections 4.3 and 4.4 of this Plan, the votes of Holders of Claims in Class 5 will be solicited with respect to this Plan.

                4.6 Confirmation Pursuant to Section 1129(b) of the Bankruptcy Code. To the extent that any Impaired Class rejects this Plan or is deemed to have rejected this Plan, the Debtors will request confirmation of this Plan, as it may be modified from time to time, under section 1129(b) of the Bankruptcy Code. The Debtors reserve the right to alter, amend, modify, revoke or withdraw this Plan or any Plan Exhibit or Schedule, including to amend or modify it to satisfy the requirements of section 1129(b) of the Bankruptcy Code, if necessary.

                                    ARTICLE V

                      MEANS FOR IMPLEMENTATION OF THE PLAN

                5.1 Asset Purchase Agreement; Transfer of Purchased Assets Free and Clear. The Confirmation Order shall be effective as an order under, inter alia, sections 105, 363, 365 and 1123(b)(4) of the Bankruptcy Code approving (i) the consummation of the Asset Purchase Agreement in accordance with the terms thereof and (ii) the sale of the Purchased Assets to Purchaser free and clear of any and all Claims, liens, encumbrances, charges, and interests other than those liabilities explicitly identified as "Assumed Liabilities" under, and to the extent provided in, the Asset Purchase Agreement. Without limiting the generality of the foregoing, in consideration of the Purchase Price, and upon the Closing under the Asset Purchase Agreement, the Debtors shall transfer the Purchased Assets under the Asset Purchase Agreement to the Purchaser free and clear of any and all Claims, liens, encumbrances, charges, and interests, and neither Purchasers nor any affiliate of Purchaser shall assume, or otherwise be responsible for, either directly or indirectly, any liabilities or obligations of the Debtors except for the "Assumed Liabilities" under the Asset Purchase Agreement. The Debtors are authorized to undertake and perform the transactions contemplated by the Asset Purchase Agreement, and the occurrence of the Closing under the Asset Purchase Agreement, in substantially the form of Exhibit D to this Plan, including such amendments as may be made from time to time in accordance with the terms of the Asset Purchase Agreement, this Plan and the Bankruptcy Code, shall be a condition precedent to the occurrence of the Effective Date of this Plan, as provided in Article 9.2 of this Plan. The parties to the Asset Purchase Agreement are authorized to make nonmaterial modifications to such Asset Purchase Agreement in accordance with the terms thereof prior to the Effective Date without further notice or approval of the Bankruptcy Court. Nothing in this Plan shall preclude the parties to the Asset Purchase Agreement from also entering into a Local Management Agreement.

                5.2      Substantive Consolidation.

                         (a) Substantive Consolidation. The Plan contemplates
and is predicated upon entry of an order substantively consolidating the Debtors' Estates and Chapter 11 Cases for the purposes of all actions associated with confirmation and consummation of the Plan. On the Effective Date (and after the closing of the Asset Purchase Agreement) (i) all Intercompany Claims by, between and among the Debtors shall be eliminated, (ii) all assets and liabilities of the Affiliate Debtors shall be merged or treated as if they were merged with the assets and liabilities of Radio Unica, (iii) any obligation of a Debtor and all guarantees thereof by one or more of the other Debtors shall be deemed to be one obligation of Radio Unica, (iv) the Affiliate Interests shall be cancelled, and (v) each Claim Filed or to be Filed against any Debtor shall be deemed Filed only against Radio Unica and shall be deemed a single Claim against and a single obligation of Radio Unica. On the Confirmation Date, and in accordance with the terms of the Plan and the consolidation of the assets and liabilities of the Debtors, all Claims based upon guarantees of collection, payment or performance made by the Debtors as to the obligations of another Debtor shall be released and of no further force and effect.

                         (b) Substantive Consolidation Order. Unless the
Bankruptcy Court has approved the substantive consolidation of the Chapter 11 Cases by a prior order, the Plan shall serve as, and shall be deemed to be, a motion for entry of an order substantively consolidating the Debtors' Chapter 11 Cases. If no objection to substantive consolidation is timely Filed and served by any Holder of an Impaired Claim affected by the Plan before the deadline for Filing an objection to the confirmation of the Plan, or such other date as may be established by the Bankruptcy Court, the Substantive Consolidation Order (which may be the Confirmation Order) may be approved by the Bankruptcy Court. If any such objections are timely Filed and served, a hearing with respect to the substantive consolidation of the Chapter 11 Cases and the objections thereto shall be scheduled by the Bankruptcy Court, which hearing may, but is not required to, coincide with the Confirmation Hearing.

                5.3 Merger of Subsidiaries into Radio Unica. On the Effective Date or as soon thereafter as practicable, (a) the members of the board of directors of each of the Affiliate Debtors shall be deemed to have resigned, (b) each of the Affiliate Debtors shall be deemed merged with and into Radio Unica and (c) the Chapter 11 Cases of the Affiliate Debtors shall be closed, following which any and all proceedings that could have been brought or otherwise commenced in the Chapter 11 Case of any Affiliate Debtor shall be brought or otherwise commenced in Radio Unica's Chapter 11 Case.

                5.4 Continued Corporate Existence and Dissolution of Reorganized Radio Unica. Radio Unica shall continue to exist as Reorganized Radio Unica after the Effective Date in accordance with the laws of the State of Delaware and pursuant to the certificate of incorporation and by-laws in effect prior to the Effective Date, except to the extent such certificate of incorporation and by-laws are amended under the Plan, for the limited purposes of liquidating all of the assets of the Debtors' Estates, making distributions in accordance with the Plan and complying with and fulfilling its obligations under the Asset Purchase Agreement.

                As soon as practicable after the Plan Administrator liquidates or otherwise disposes of assets of the Debtors' Estates by making the final distribution under the Plan and the Plan Administrator Agreement and has complied with and fulfilled its obligations under the Asset Purchase Agreement, the Plan Administrator shall, at the expense of the Debtors' Estates, (a) provide for the retention and storage of the books, records and files that shall have been delivered to or created by the Plan Administrator until such time as all such books, records and files are no longer required to be retained under applicable law, and file a certificate informing the Bankruptcy Court of the location at which such books, records and files are being stored; (b) file a certification stating that the Plan Administrator has liquidated or otherwise disposed of the assets of the Debtors' Estates and made a final distribution under the Plan; (c) file the necessary paperwork with the Office of the Secretary of State for the State of Delaware to effectuate the dissolution of the Reorganized Debtor in accordance with the laws of the State of Delaware; and
(d) resign as the sole officer and sole director of the Reorganized Debtor. Upon the Filing of the certificate described in section (b) of the preceding sentence, the Reorganized Debtor shall be deemed dissolved for all purposes without the necessity for any other or further actions to be taken by or on behalf of the Reorganized Debtor or payments to be made in connection therewith.

                5.5 Certificate of Incorporation. The certificate of incorporation of Radio Unica shall be restated as necessary to satisfy the provisions of the Plan and the Bankruptcy Code. The certificate of incorporation of the Reorganized Debtor shall be restated to, among other things: (a) authorize issuance to the Plan Administrator of one share of new common stock, $0.01 par value per share, (b) provide, pursuant to section 1123(a)(6) of the Bankruptcy Code, for a provision prohibiting the issuance of non-voting equity securities, and (c) limit the activities of the Reorganized Debtor to matters related to the implementation of the Plan, the Asset Purchase Agreement and to matters reasonably incidental thereto. The form of restated certificate of incorporation is attached hereto as Exhibits A.

                5.6 Directors and Officers: Effectuating Documents; Further Transactions. From and after the Effective Date, the Plan Administrator shall serve as the sole shareholder of the Reorganized Debtor. As provided in the Plan Administrator Agreement, the Plan Administrator shall designate an individual to act as the sole officer and director of the Reorganized Debtor. The Plan Administrator shall be authorized to execute, deliver, file or record such documents, instruments, releases and other agreements and to take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan and the Asset Purchase Agreement.

                5.7      The Plan Administrator.

                         (a) Plan Administrator Agreement. Prior to or on the
Effective Date, the Debtors shall execute the Plan Administrator Agreement in substantially the same form as Exhibit C hereto. The form of Plan Administrator Agreement is hereby approved. If the Plan Administrator Agreement is executed by the Company prior to the Petition Date, the Plan Administrator Agreement is hereby ratified. The Debtors (or Reorganized Debtor) and Plan Administrator are authorized to make nonmaterial modifications to Plan Administrator Agreement prior to the Effective Date without further notice or approval of the Bankruptcy Court.

                         (b) Appointment. From and after the Effective Date, an
entity designated by the Debtors prior to the Confirmation Date shall serve as the Plan Administrator pursuant to the Plan Administrator Agreement and the Plan, until the resignation or discharge and the appointment of a successor Plan Administra tor in accordance with the Plan Administrator Agreement and the Plan.

                         (c) Rights, Powers and Duties of the Reorganized Debtor
and the Plan Administrator. The Reorganized Debtor shall retain and have all the rights, powers and duties necessary to carry out its responsibilities under the Plan and the Asset Purchase Agreement. Subject to the ultimate supervisory authority of the Plan Committee as set forth in Article V of the Plan, such rights, powers and duties, which shall be exercisable by the Plan Administrator on behalf of the Reorganized Debtor and the Estates pursuant to the Plan and the Plan Administrator Agreement, shall include, among others:

                                 (i) performing the Debtors' obligations under
                the Asset Purchase Agreement;

                                 (ii) liquidating the Reorganized Debtor's
                assets;

                                 (iii) investing the Estates' Cash, including,
                but not limited to, the Cash held in the Reserves in (A) direct obligations of the United States of America or obligations of any agency or instrumentality thereof that are backed by the full faith and credit of the United States of America, including funds consisting solely or predominantly of such securities; (B) money market deposit accounts, checking accounts, savings accounts or certificates of deposit, or other time deposit accounts that are issued by a commercial bank or savings institution organized under the laws of the United States of America or any state thereof; or (C) any other investments that may be permissible under (I) section 345 of the Bankruptcy Code or (II) any order of the Bankruptcy Court approved in the Debtors' Chapter 11 cases waiving the requirements under section 345 of the Bankruptcy Code;

                                 (iv) calculating and paying all distributions
                to be made under the Plan, the Plan Administrator Agreement and other orders of the Bankruptcy Court to holders of Allowed Claims;

                                 (v) employing, supervising and compensating
                profession als retained to represent the interests of and serve on behalf of the Reorganized Debtor and the Estates;

                                 (vi) making and filing tax returns for any of
                the Debtors or the Reorganized Debtor;

                                 (vii) as provided in Article V, objecting to
                Claims or Inter ests Filed against any of the Debtors' Estates on any basis;

                                 (viii) seeking estimation of contingent or
                unliquidated claims under section 502(c) of the Bankruptcy Code;

                                 (ix) seeking determination of tax liability
                under section 505 of the Bankruptcy Code;

                                 (x) prosecuting avoidance actions under
                sections 544, 545, 547, 548, 549 and 553 of the Bankruptcy Code;

                                 (xi) prosecuting turnover actions under
                sections 542 and 543 of the Bankruptcy Code;

                                 (xii) prosecuting, settling, dismissing or
                otherwise disposing of the Litigation Claims;

                                 (xiii) closing the Chapter 11 Cases;

                                 (xiv) dissolving and winding up the Reorganized
                Debtor;

                                 (xv) exercising all powers and rights, and
                taking all actions, contemplated by or provided for in the Plan Administrator Agreement; and

                                 (xvi) taking any and all other actions
                necessary or appropri ate to implement or consummate the Plan and the provisions of the Plan Admin istrator Agreement.

                         (c) Compensation of the Plan Administrator. The Plan
Administrator shall be compensated from the Operating Reserve pursuant to the terms of the Plan Administrator Agreement. Any professionals retained by the Plan Administrator shall be entitled to reasonable compensation for services rendered and reimbursement of expenses incurred from the Operating Reserve. The payment of the reasonable fees and expenses of the Plan Administrator and its retained professionals shall be made in the ordinary course of business and shall not be subject to the approval of the Bankruptcy Court; provided, however, that any disputes related to such fees and expenses may be brought before the Bankruptcy Court. The Prepetition Senior Note Indenture Trustee shall be paid in accordance with Article III of the Plan.

                         (d) Indemnification. The Reorganized Debtor and the
Estates shall indemnify and hold harmless (i) the Plan Administrator (in its capacity as such and as officer and director of the Reorganized Debtor), (ii) such individuals that may serve as officers and directors of the Reorganized Debtor, (iii) the Prepetition Senior Note Indenture Trustee, and (iv) the Administrative Professionals (collectively, the "Indemnified Parties"), from and against and with respect to any and all liabilities, losses, damages, claims, costs and expenses, including but not limited to attorneys' fees arising out of or due to their actions or omissions, or consequences of such actions or omissions, other than acts or omissions resulting from such Indemnified Party's willful misconduct or gross negligence, with respect to the Reorganized Debtor, the Estates or the implementa tion or administration of the Plan or Plan Administration Agreement. To the extent an Indemnified Party asserts a claim for indemnification as provided above, the legal fees and related costs incurred by counsel to the Indemnified Party in the defense of such claims giving rise to the asserted right of indemnification shall be advanced to such Indemnified Party (and such Indemnified Party undertakes to repay such amounts if it ultimately shall be determined that such Indemnified Party is not entitled to be indemnified therefore) out of the Operating Reserve. The indemnification provisions of the Plan Administrator Agreement shall remain available to and be binding upon any former Plan Administrator or the estate of any decedent Plan Administrator and shall survive the termination of the Plan Administrator Agreement.

                         (e) Insurance. The Plan Administrator shall be
authorized to obtain and pay for out of the Operating Reserve all reasonably necessary insurance coverage for itself, its agents, representatives, employees or independent contractors, and the Reorganized Debtor, including, but not limited to, coverage with respect to (i) any property that is or may in the future become the property of the Reorganized Debtor or the Estates and (ii) the liabilities, duties and obligations of the Plan Administrator and its agents, representatives, employees or independent contractors under the Plan Administrator Agreement (in the form of an errors and omissions policy or otherwise), the latter of which insurance coverage may, at the sole option of the Plan Administrator, remain in effect for a reasonable period (not to exceed seven years) after the termination of the Plan Administrator Agreement.

                         (f) Successor-in-Interest to Creditors' Committee
Claims. The Reorganized Debtor shall be the successor-in-interest to (and assignee of) any and all causes of action, rights, claims or defenses, including objections to Claims and Interests, or proceedings to subordinate or recharacterize Claims and Interests, of the Creditors' Committee.

                         (g) Authority to Object to Claims and Interests and to
Settle Disputed Claims. From and after the Effective Date, the Reorganized Debtor and the Plan Administrator shall be authorized, with respect to those Claims or Interests which are not Allowed hereunder or by Court order, (i) to object to any Claims or Interests filed against any of the Debtors' Estates and
(ii) pursuant to Fed. R. Bankr. P. 9019(b) and section 105(a) of the Bankruptcy Code, to compromise and settle Disputed Claims, in accordance with the following procedures, which shall constitute sufficient notice in accordance with the Bankruptcy Code and the Bankruptcy Rules for compromises and settlements of claims:

                                 (i) If the proposed amount at which the
                Disputed Claim is to be allowed is less than or equal to $250,000, the Reorganized Debtor and the Plan Administrator shall be authorized and empowered to settle the Disputed Claim and execute necessary documents, including a stipulation of settlement or release, in their sole discretion and without notice to any party or Bankruptcy Court approval and the Plan Administrator shall have no liability to any party for the reasonableness of such settlement.

                                 (ii) If the proposed amount at which the
                Disputed Claim is to be allowed is greater than $250,000 but less than or equal to $10 million, the Reorganized Debtor and the Plan Administrator shall be authorized and empow ered to settle such Disputed Claim and execute necessary documents, including a stipulation of settlement or release, only upon receipt of Plan Committee or Bankruptcy Court approval of such settlement.

                                 (iii) If the proposed amount at which the
                Disputed Claim is to be allowed is greater than $10 million, the Reorganized Debtor and the Plan Administrator shall be authorized and empowered to settle the Disputed Claim and execute necessary documents, including a stipulation of settlement or release, only upon receipt of Bankruptcy Court approval of such settlement.

                5.8 No Revesting of Assets. The remaining property of the Debtors' Estates, after giving effect to the transactions contemplated by the Asset Purchase Agreement, shall not be revested in the Debtors on or following the Confirmation Date or the Effective Date but shall remain property of the Estate(s) and continue to be subject to the jurisdiction of the Bankruptcy Court following confirmation of the Plan until distributed to holders of Allowed Claims in accordance with the provisions of the Plan, Plan Administrator Agreement and Confirmation Order. From and after the Effective Date, all such property shall be distributed in accordance with the provisions of the Plan, the Plan Administrator Agreement and the Confirmation Order, without further order of the Court (except as specifically required).

                5.9 Preservation of Rights of Action; Settlement of Litigation.

                         (a) Preservation of Rights of Action. Except as
otherwise provided in the Plan, the Confirmation Order, or in any document, instrument, release or other agreement entered into in connection with the Plan, in accordance with section 1123(b) of the Bankruptcy Code, the Reorganized Debtor shall retain the Litigation Claims. The Reorganized Debtor, may, subject to the ultimate supervisory authority of the Plan Committee as set forth in this Plan and the Plan Administrator Agreement, enforce, sue on, settle or compromise (or decline to do any of the foregoing) any or all of the Litigation Claims.

                         (b) Settlement of Litigation Claims. At any time after
the Confirmation Date and before the Effective Date, notwithstanding anything in the Plan to the contrary, the Debtors may settle any or all of the Litigation Claims with the approval of the Bankruptcy Court pursuant to Fed. R. Bankr. P. 9019.

                5.10     Creditors' Committee and Plan Committee.

                No Creditors' Committee or Plan Committee was appointed in these cases. All references to the Creditors' Committee or the Plan Committee in this Plan, the Asset Purchase Agreement, the Plan Administrator Agreement, or any other orders, documents or agreements in these cases shall be null and void.

                5.11 Cancellation of Securities, Instruments and Agreements Evidencing Claims and Interests. Except as otherwise provided in the Plan and in any contract, instrument or other agreement or document created in connection with the Plan, on the Effective Date and concurrently with the applicable distributions made pursuant to this Article V, the promissory notes, share certificates (including treasury stock), other instruments evidencing any Claims or Interests, and all options, warrants, calls, rights, puts, awards, commitments or any other agreements of any character to acquire such Interests shall be deemed canceled and of no further force and effect, without any further act or action under any applicable agreement, law, regulation, order or rule, and the obligations of the Debtors under the notes, share certificates and other agreements and instruments governing such Claims and Interests shall be discharged, provided, however, that each indenture or other agreement that governs the rights of a Claim holder and that is administered by an indenture trustee, agent, or servicer shall continue in effect solely for the purposes of allowing such indenture trustee, agent, or servicer to make the distributions to be made on account of such Claims under the Plan. The holders of or parties to such canceled notes, share certificates and other agreements and instruments shall have no rights arising from or relating to such notes, share certificates and other agreements and instruments or the cancellation thereof, except the rights provided pursuant to the Plan.

                5.12 Sources of Cash for Plan Distributions. Except as otherwise provided in the Plan or the Confirmation Order, all Cash necessary for the Reorganized Debtor and the Plan Administrator to make payments pursuant to the Plan shall be obtained from the Debtors' Cash balances (including any proceeds from the Asset Purchase Agreement) and the liquidation of the Debtors' and the Estates' remaining non-Cash assets, if any. Cash payments to be made pursuant to the Plan shall be made by the Reorganized Debtor (or any successor thereto) or, if the Disbursing Agent is an entity other than the Reorganized Debtor, the Disbursing Agent.

                5.13 Exemption from Transfer Taxes. Pursuant to section 1146(c) of the Bankruptcy Code, (a) the issuance, transfer or exchange of notes or equity securities under the Plan; (b) the creation of any mortgage, deed of trust, lien, pledge or other security interest; (c) the making or assignment of any contract, lease or sublease; or (d) the making or delivery of any deed or other instrument of transfer under, in furtherance of, or in connection with, the Plan, including, without limitation, the transactions contemplated by the Asset Purchase Agreement, any merger agreements; agreements of consolidation, restructuring, disposition, liquidation or dissolution; deeds; bills of sale; and transfers of tangible property, will not be subject to any stamp tax, recording tax, real estate transfer tax or other similar tax. Unless the Bankruptcy Court orders otherwise, all sales, transfers and assignments of owned and leased property, approved by the Bankruptcy Court on or prior to the Effective Date, shall be deemed to have been in furtherance of, or in connection with, the Plan.

                                   ARTICLE VI

                       PROVISIONS GOVERNING DISTRIBUTIONS

                6.1 Distributions for Claims Allowed as of the Effective Date. Except as otherwise provided herein or as ordered by the Bankruptcy Court, distributions to be made on account of Claims that are Allowed Claims as of the Effective Date shall be made on the Distribution Date or as soon thereafter as is practicable. Any distribution to be made on the Effective Date pursuant to this Plan shall be deemed as having been made on the Effective Date if such distribution is made on the Effective Date or as soon thereafter as is practicable. Any payment or distribution required to be made under this Plan on a day other than a Business Day shall be made on the next succeeding Business Day. Distributions on account of Claims that first become Allowed Claims after the Effective Date shall be made pursuant to the Plan Administrator Agreement.

                6.2 Initial Distribution After the Effective Date and Closing of the Asset Purchase Agreement. As soon as practicable after the Effective Date and the closing of the Asset Purchase Agreement, the Reorganized Debtor shall make an initial distribution of the Cash proceeds received by the Debtors (or Reorganized Debtor) from the Asset Purchase Agreement (less the reasonable Reserves established by the Reorganized Debtor and the Plan Administrator, as required by the Plan and the Plan Administrator Agreement, to, inter alia, administer the Plan after the Effective Date) (the "Initial Distribution Proceeds") first, on a pro rata basis, to the Holders of Allowed Secured Lender Claims and Allowed Other Secured Claims. If all Allowed Secured Lender Claims and Allowed Other Secured Claims are paid in full, the Reorganized Debtor shall next make an initial distribution of the remaining Initial Distribution Proceeds to Holders of Allowed Administrative Claims. If all Allowed Administrative Claims are paid in full, the Reorganized Debtor shall next make an initial distribution of the remaining Initial Distribution Proceeds, on a pro rata basis, to Holders of Allowed Non-Tax Priority Claims and Allowed Priority Tax Claims (unless the Reorganized Debtor elects to treat such Claims in accordance with 11 U.S.C. ss. 1129(a)(9)(C), in which case no initial distribution shall be made to Holders of Allowed Priority Tax Claims at that time). If all Allowed Non-Tax Priority Claims and Allowed Priority Tax Claims (if applicable) are paid in full, the Reorganized Debtor shall next make an initial distribution of the remaining Initial Distribution Proceeds, on a pro rata basis, to Holders of Allowed General Unsecured Claims and Allowed Prepetition Senior Note Claims. If all Allowed General Unsecured Claims and Allowed Prepetition Senior Note Claims are paid in full, the Reorganized Debtor shall next make an initial distribution of the remaining Initial Distribution Proceeds to Holders of Allowed Old Equity Interests. All initial distributions made under this section shall be applied against any future distributions made under this Plan.

                6.3 Interim Distribution in the Event of an Initial and Subsequent Closing. Notwith standing section 6.2 of this Plan, if the conditions of section 4.3 of the Asset Purchase Agreement become applicable, and an "Initial Closing" and "Subsequent Closing" are required, the Debtors shall make an initial distribution in accordance with section 6.2 of this Plan as soon as practicable after the Initial Closing, instead of the Effective Date. In the event of an interim distribution under this section, the Distribution Record Date for such distribution shall be the date of the Initial Closing, solely for purposes of such interim distribution. Nothing in this section shall prohibit the Debtors (or Reorganized Debtor) from making additional distributions on or after the Effective Date provided such distributions are otherwise appropriate under the Plan and Plan Administrator Agreement. All initial distributions made under this section shall be applied against any future distributions made under this Plan.

                6.4 Interest on Claims. Unless otherwise specifically provided for in this Plan or Confirmation Order, or required by applicable bankruptcy law, postpetition interest shall not accrue or be paid on any Claims, and no Holder of a Claim shall be entitled to interest accruing on or after the Petition Date on any Claim.

                6.5 Distributions by Reorganized Debtor. The Reorganized Debtor shall make all distributions of Cash required to be distributed under applicable provisions of the Plan and Plan Administrator Agreement. The Reorganized Debtor and the Plan Administrator may employ or contract with other entities to assist in or make the distributions required by this Plan.

                6.6 Delivery of Distributions and Undeliverable or Unclaimed Distributions.

                         (a) Delivery of Distributions in General. Distributions
to Holders of Allowed Claims shall be made at the addresses set forth in the Debtors' records unless such addresses are superseded by proofs of claim or transfers of claim filed pursuant to Bankruptcy Rule 3001.

                         (b) Undeliverable and Unclaimed Distributions.

                                 (i) Holding and Investment of Undeliverable
                and Unclaimed Distributions. If the distribution to any Holder of an Allowed Claim is returned to the Disbursing Agent as undeliverable or is otherwise unclaimed, no further distributions shall be made to such Holder unless and until the Disbursing Agent is notified in writing of such Holder's then current address. Undeliverable and unclaimed distributions shall be deposited in a segregated, interest-bearing account, designated as an "unclaimed distribution reserve" (the "Unclaimed Distribution Reserve") for the benefit of all such similarly situated persons until such time as a distribution becomes deliverable or is unclaimed.

                                 (ii) After Distributions Become Deliverable.
                The Reorganized Debtor shall make all distributions that have become deliverable or have been claimed since the Distribution Date as soon as practicable after such distribution has become deliverable.

                                 (iii) Failure to Claim Undeliverable
                Distributions. Any Holder of an Allowed Claim that does not assert a claim pursuant to this Plan for an undeliverable or unclaimed distribution within one year after the Effective Date shall be deemed to have forfeited its claim for such undeliverable or unclaimed distribution and shall be forever barred and enjoined from asserting any such claim for an undeliverable or unclaimed distribution against the Debtors or their Estates, the Reorganized Debtor, the Plan Administrator or their property. In such cases, any Cash in the Unclaimed Distribution Reserve for distribution on account of such claims for undeliverable or unclaimed distribu tions shall become the property of the Estates free of any restrictions thereon and notwithstanding any federal or state escheat laws to the contrary, and shall be distributed in accordance with the terms of the Plan and Plan Administrator Agreement. Nothing contained in this Plan or the Plan Administrator Agreement shall require any Disbursing Agent, including, but not limited to, the Plan Administrator or Reorganized Debtor, to attempt to locate any Holder of an Allowed Claim.

                6.7 Record Date for Distributions. As of the close of business on the Distribution Record Date, the transfer register for the Prepetition Senior Notes, as maintained by the Debtors, the Prepetition Senior Note Indenture Trustee, any other applicable trustee, or their respective agents shall be closed and the transfer of such securities or any interest thereon prohibited. The Disbursing Agent will have no obligation to recognize the transfer of, or the sale of any participation in, any Allowed Claim that occurs after the close of business on the Distribution Record Date, and will be entitled for all purposes herein to recognize and distribute only to those Holders of Allowed Claims who are Holders of such Claims, or participants therein, as of the close of business on the Distribution Record Date. The Disbursing Agent and the Reorganized Debtor shall instead be entitled to recognize and deal for all purposes under this Plan with only those record holders stated on the official claims register as of the close of business on the Distribution Record Date.

                6.8 Prepetition Senior Notes Indenture Trustee as Claim Holder. Consistent with Bankruptcy Rule 3003(c), the Debtors or Reorganized Debtor, as the case may be, shall recognize a proof of claim filed by the Prepetition Senior Notes Indenture Trustee in respect of the Prepetition Senior Notes Claims. Accordingly, any Prepetition Senior Note Claim, proof of which is filed by the registered or beneficial Holder of a Prepetition Senior Note Claim, may be disallowed as duplicative of the Prepetition Senior Note Claims of the Prepetition Senior Notes Trustee, without need for any further action or Bankruptcy Court order.

                6.9 Allocation of Plan Distributions Between Principal and Interest. To the extent that any Allowed Claim entitled to a distribution under this Plan is comprised of indebtedness and accrued but unpaid interest thereon, such distribution shall, for all income tax purposes, be allocated to the principal amount of the Claim first and then, to the extent that the consideration exceeds the principal amount of the Claim, to the portion of such Claim representing accrued but unpaid interest.

                6.10 Means of Cash Payment. Payments of Cash made pursuant to this Plan shall be in U.S. dollars and shall be made, at the option and in the sole discretion of the Reorganized Debtor, by (a) checks drawn on or (b) wire transfer from a domestic bank selected by the Reorganized Debtor. Cash payments to foreign creditors may be made, at the option of the Reorganized Debtor, in such fund and by such means as are necessary or customary in a particular foreign jurisdiction.

                6.11 Withholding and Reporting Requirements. In connection with this Plan and all distributions thereunder, the Reorganized Debtor shall comply with all withholding and reporting requirements imposed by any federal, state, local, or foreign taxing authority, and all distributions hereunder shall be subject to any such withholding and reporting requirements. The Reorganized Debtor shall be authorized to take any and all actions that may be necessary or appropriate to comply with such withholding and reporting require ments.

                6.12 Setoffs. The Reorganized Debtor may, pursuant to section 553 of the Bankruptcy Code or applicable nonbankruptcy laws, but shall not be required to, set off against any Claim, the payments or other distributions to be made pursuant to this Plan in respect of such Claim, or claims of any nature whatsoever that the Debtors or the Reorganized Debtor may have against the Holder of such Claim; provided, however, that neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Reorganized Debtor of any such claim that the Debtors or the Reorganized Debtor may have against such Holder.

                6.13 Fractional Dollars; De Minimis Distributions. Notwithstanding any other provision of the Plan or the Plan Administrator Agreement, neither the Plan Administrator nor Reorganized Debtor shall be required to make distributions or payments of fractions of dollars, and whenever any payment of a fraction of a dollar under the Plan would otherwise be called for, the actual payment made shall reflect a rounding of such fraction to the nearest whole dollar (up or down), with half dollars being rounded down.


                                   ARTICLE VII

                        TREATMENT OF EXECUTORY CONTRACTS
                              AND UNEXPIRED LEASES

                7.1 Rejected Contracts and Leases. Except as otherwise provided in the Confirmation Order, the Plan, the Asset Purchase Agreement, or in any contract, instrument, release or other agreement or document entered into in connection with the Plan, the Confirmation Order shall constitute an order under 11 U.S.C. ss. 365 rejecting all prepetition executory contracts and unexpired leases to which any Debtor is a party, to the extent such contracts or leases are executory contracts or unexpired leases, on and subject to the occurrence of the Effective Date, unless such contract or lease (a) previously shall have been assumed or rejected by the Debtors (including, but not limited to, those executory contracts and unexpired leases to be assumed and assigned pursuant to the Asset Purchase Agreement), (b) previously shall have expired or terminated pursuant to its own terms before the Effective Date, (c) is the subject of a pending motion to assume or reject on the Confirmation Date, or (d) is identified in the Plan Exhibits as a contract or lease to be assumed; provided, however, that the Debtors may amend the exhibit of assumed executory contracts and unexpired leases at any time prior to the Confirmation Date.

                7.2 Bar to Rejection Damages. If the rejection of an executory contract or unexpired lease pursuant to Section 7.1 above gives rise to a Claim by the other party or parties to such contract or lease, such Claim shall be forever barred and shall not be enforceable against the applicable Debtor or its Estate, Reorga nized Debtor, the Plan Administrator or their respective successors or properties unless a proof of Claim is Filed and served on the Reorganized Debtor and counsel for the Reorganized Debtor within thirty (30) days after service of a notice of the Effective Date or such other date as prescribed by the Bankruptcy Court. Notwith standing the foregoing, in no event shall the Purchaser under the Asset Purchase Agreement or any affiliate thereof have any liability for any Claim resulting from the rejection of any executory contract or unexpired lease.

                7.3 Assumed Contracts and Leases; Assumption of Asset Purchase Agreement. Except as otherwise provided in the Confirmation Order, the Plan, the Asset Purchase Agreement, or in any contract, instrument, release or other agreement or document entered into in connection with the Plan, the Confirmation Order shall constitute an order under 11 U.S.C. ss. 365 assuming those executory contracts and unexpired leases listed on the Exhibit B to this Plan as of the Effective Date, provided, however, that the Debtors may amend the exhibit of assumed executory contracts and unexpired leases at any time prior to the Confirmation Date. The Confirmation Order shall constitute an order under 11 U.S.C. ss. 365 assuming the Asset Purchase Agreement effective the Confirmation Date. As provided in the Asset Purchase Agreement, all cure costs and other obligations under Bankruptcy Code section 365(b) the in connection with the assumption and assignment to the Purchaser under the Asset Purchase Agreement of unexpired leases and executory contracts shall be the sole responsibility of the Debtors and Purchaser shall have no liability whatsoever for any such cure costs and other obligations under Bankruptcy Code section 365(b). Nothing in this Plan shall constitute a release or modifica tion of any obligation of the Debtors under the Break-Up Payment Order or the Break-Up Payment Claim Order.

                                  ARTICLE VIII

                       PROCEDURES FOR RESOLVING DISPUTED,
                       CONTINGENT AND UNLIQUIDATED CLAIMS

                8.1 Objection Deadline; Prosecution of Objections. No later than the Claims Objection Deadline or the Administrative Claims Objection Deadline, as applicable, (unless either is extended by an order of the Bankruptcy Court) the Debtors or the Reorganized Debtor, the Plan Administrator, the Creditors' Committee or the Plan Committee, as the case may be, may file objections to Claims with the Bankruptcy Court and serve such objections upon the Holders of each of the Claims to which objections are made; provided, however, the Debtors, Reorganized Debtor, the Plan Administrator, the Creditors' Committee and the Plan Committee shall not object to Claims Allowed pursuant to this Plan. Nothing contained herein, however, shall limit the Reorganized Debtor's right to object to Claims, if any, filed or amended after the Claims Objection Deadline or the Administrative Claims Objection Deadline, as applicable. Subject to limitations set forth in the Plan Administrator Agreement and the Plan, the Reorganized Debtor and the Plan Administrator shall be authorized to, and shall, resolve all Disputed Claims by withdrawing or settling such objections thereto, or by litigating to judgment in the Bankruptcy Court or such other court having jurisdiction the validity, nature, and/or amount thereof.

                8.2 No Distributions Pending Allowance. Notwithstanding any other provision of this Plan, no payments or distributions shall be made with respect to all or any portion of a Disputed Claim unless and until all objections to such Disputed Claim have been settled or withdrawn or have been determined by Final Order, and the Disputed Claim, or some portion thereof, has become an Allowed Claim.

                8.3 Accounts; Escrows; Reserves. The Reorganized Debtor and the Plan Administrator shall, subject to and in accordance with the provisions of the Plan Administrator Agreement, (a) establish one or more general accounts into which shall be deposited all funds not required to be deposited into any other account, Reserve or escrow and (b) create, fund and withdraw funds from, as appropriate, the Operating Reserve, Working Capital Reserve, Administrative Claims Reserve, Disputed Claims Reserve and Unclaimed Distributions Reserve. The Reorganized Debtor shall sell non-Cash assets of the Estates, if any, in accordance with the provisions of the Plan and the Plan Administrator Agreement. The net proceeds of any such sales shall be deposited in an account or Reserve pursuant to the terms of the Plan Administrator Agreement.

                         (a) Disputed Claims Reserve. On the Effective Date (or
as soon thereafter as is practicable) and each Quarterly Distribution Date, the Reorganized Debtor in consultation with the Plan Committee shall create and fund the Disputed Claims Reserve with an amount of the Estates' Cash equal to one hundred percent (100%) of distributions to which holders of Disputed Unsecured Claims would be entitled under the Plan as of such date if such Disputed Unsecured Claims were Allowed Claims in their Disputed Claims Amount; provided, however, that the Debtors or the Reorganized Debtor may, at any time, File motion(s) pursuant to section 502(c) of the Bankruptcy Code for order(s) estimating and limiting the amount of Cash which shall be deposited in the Disputed Claims Reserve in respect of any Disputed Unsecured Claims, with notice and an opportunity to be heard to the affected holders of such Disputed Unsecured Claims and the Plan Committee; provided, further, that the Debtors or the Reorganized Debtor must within sixty (60) days after the Effective Date (or such other date as the Bankruptcy Court may order) File a motion(s) seeking to estimate any contingent or unliquidated Claims, with a notice and an opportunity to be heard to the affected holders of such Disputed Claims and the Plan Committee. The Disputed Claims Reserve shall be fully funded no later than ten
(10) days after the Bankruptcy Court has approved an order resolving such motion(s) and such order has been entered by the Clerk of the Bankruptcy Court.

                         (b) Administrative Claims Reserve. On the Effective
Date (or as soon thereafter as is practicable) and each Quarterly Distribution Date, the Reorganized Debtor in consultation with the Plan Committee shall create and fund the Administrative Claims Reserve with an amount of the Estates' Cash equal to the aggregate Disputed Claim Amount of all Disputed Administrative Claims, Disputed Priority Tax Claims, Disputed Non-Tax Priority Claims, Disputed Secured Lender Claims and Disputed Other Secured Claims.

                8.4 Distributions After Allowance. Unless otherwise required to be paid on an earlier date under the Asset Purchase Agreement, the Reorganized Debtor shall make payments and distributions from the appropriate Reserves to the holder of any Disputed Administrative Claim, Disputed Priority Tax Claim, Disputed Non-Tax Priority Claim, Disputed Secured Lender Claim, Disputed Other Secured Claim, Disputed Prepetition Senior Note Claim or Disputed General Unsecured Claim that has become an Allowed Claim, on the first Quarterly Distribution Date following the date that such Disputed Administrative Claim, Disputed Priority Tax Claim, Disputed Non-Tax Priority Claim, Disputed Secured Lender Claim, Disputed Other Secured Claim, Disputed Prepetition Senior Note Claim or Disputed General Unsecured Claim, as the case may be, becomes an Allowed Claim. Such distributions shall be made in accordance with the Plan and the Plan Administrator Agreement.

                                   ARTICLE IX

                    CONFIRMATION AND CONSUMMATION OF THE PLAN

                9.1 Conditions to Confirmation. The Bankruptcy Court shall not enter the Confirmation Order unless and until (a) the Confirmation Order shall be reasonably acceptable in form and substance to the Debtors and the Purchaser
(b) the Substantive Consolidation Order, which may be the Confirmation Order, shall be reasonably acceptable in form and substance to the Debtors and the Purchaser and shall have been approved by the Bankruptcy Court prior to or contemporaneously with the Confirmation Order.

                9.2 Effective Date. The Debtors intend to request that the Confirmation Order include a finding by the Bankruptcy Court that, notwithstanding Rule 3020(e) of the Federal Rules of Bankruptcy Procedure, the Confirmation Order shall take effect immediately upon its entry. The following are conditions precedent to the occurrence of the Effective Date, which conditions may be waived by the Debtors with the consent of the Creditors'
Committee: (a) the Confirmation Order shall be a Final Order and no request for revocation of the Confirmation Order shall have been made or, if made, shall remain pending and (b) any order necessary to satisfy any condition to the effectiveness of the Plan shall have become a Final Order. In addition, the Effective Date is expressly conditioned upon the occurrence of the Closing of the Asset Purchase Agree ment; provided, however that if the conditions of section 4.3 of the Asset Purchase Agreement become applicable, and an "Initial Closing" and "Subsequent Closing" are required, the Plan will become effective upon the Subsequent Closing.

                9.3 Consequences of Non-Occurrence of Effective Date. If the Effective Date does not occur within (i) the time period specified in sections 10.1(b) and (c) of the Asset Purchase Agreement, as such period may be amended pursuant to the terms thereof, or (ii) by such later date, after notice and hearing, as is proposed by the Debtors and the Creditors' Committee, then upon motion by the Debtors or the Creditors' Committee and upon notice to such parties in interest as the Bankruptcy Court may direct, the Confirmation Order will be vacated by the Bankruptcy Court; provided, however, that, notwithstanding the Filing of such motion, the Confirmation Order may not be vacated if the Effective Date occurs before the Bankruptcy Court approves an order granting such motion. If the Confirmation Order is vacated pursuant to this Section 9.3, (a) the Plan shall be null and void in all respects; (b) any settlement of Claims provided for hereby shall be null and void without further order of the Bankruptcy Court; and (c) the time within which the Debtors may assume and assign, or reject all executory contracts and unexpired leases shall be extended for a period of 60 days after the date the Confirmation Order is vacated. Notwithstanding anything in Section 9.2 or this Section 9.3 to the contrary,in the event that the Effective Date of this Plan does not occur following the Initial Closing under the Asset Purchase Agreement, or the Confirmation Order is vacated for any reason, all provisions of this Plan and the Confirmation Order relating to the transfer of the Purchased Assets to the Purchaser, and the rights and benefits of Purchaser under this Plan and the Asset Purchase Agreement, including, without limitation, Section 5.1, 7.3, and section 10.4(b) shall continue to be effective and in full force and effect for the benefit of the Purchaser.

                                   ARTICLE X

                          EFFECT OF PLAN CONFIRMATION

                10.1 Binding Effect. This Plan shall be binding upon and inure to the benefit of the Debtors, all present and former Holders of Claims and Interests, and their respective successors and assigns, including, but not limited to, the Reorganized Debtor.

                10.2     Releases.

                         (a) Releases by the Debtors. On the Effective Date,
each of the Debtors shall release unconditionally, and each Debtor hereby is deemed to forever release unconditionally (i) the Creditors' Committee and the Plan Committee and, solely in their respective capacities as members or representatives of the Creditors' Committee and the Plan Committee, as applicable (and not as individual lenders or creditors to or on behalf of the Debtors), each member of the Creditors' Committee and the Plan Committee; (ii) the Plan Administrator; and (iii) each of their respective agents, advisors, accountants, investment bankers, consultants, attorneys and other representatives of any of the foregoing or of the Debtors, solely in their respective capacities as such, and only with respect to their activities and conduct during or in connection with the preparation, filing and prosecution of the Chapter 11 Cases; and (iv) in consideration for their service to the Debtors during the pendency of the Chapter 11 Cases, the directors, officers and employees of the Debtors employed by the Debtors as of the Confirmation Date, or those former directors, officers and employees of the Debtors who were terminated as a result of the sale of substantially all of the Debtors' assets pursuant to the Asset Purchase Agreement or who were offered and accepted employment by Purchaser in connection with such asset sale, from any and all claims, obligations, suits, judgments, damages, rights, causes of action and liabilities whatsoever (other than the right to enforce the performance of their respective obligations, if any, to the Debtors or the Reorganized Debtor under the Plan, the Plan Administrator Agreement and the contracts, instruments, releases and other agreements delivered under the Plan and the Plan Administrator Agreement), whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity or otherwise that are based in whole or in part on any act or omission, transaction, event or other occurrence taking place on or prior to the Effective Date in any way relating to the Debtors, the Chapter 11 Cases, the Plan or the Disclosure Statement.

                         (b) Releases by Holders of Prepetition Senior Note
Claims. As of the Effective Date, each Holder of a Prepetition Senior Note Claim, in consideration for the obligations of the Debtors and the Reorganized Debtor under this Plan and the Cash to be delivered in connection with this Plan, forever release, waive and discharge all claims, demands, debts, rights, causes of action, or liabilities (other than the right to enforce the Debtors' or the Reorganized Debtor's obligations under this Plan, and the contracts, instruments, releases, agreements, and documents delivered under this Plan), whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity, or otherwise that are based in whole or in part on any act or omission, transaction, event, or other occurrence taking place on or prior to the Effective Date in any way relating to the Debtors, the Chapter 11 Cases, this Plan, or the Disclosure Statement and that could have been asserted by or on behalf of the Debtors or their Estates or the Reorganized Debtor against (i) the Debtors and the Reorganized Debtor, (ii) the directors, officers, employees, agents, and professionals of the Debtors as of the Petition Date and thereafter,
(iii) the Plan Administrator and (iv) the respective current professionals (as of the Petition Date and thereafter) of the entities released in subclauses (i)
- (iii) acting in such capacity.

                         (c) Injunction Related to Releases. The Confirmation
Order will permanently enjoin the commencement or prosecution by any entity, whether directly, derivatively or otherwise, of any claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action, or liabilities released pursuant to this Plan, including but not limited to the claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action, or liabilities released in this Section 10.2.

                         (d) Notwithstanding any provision contained herein or
any provision in any documents incorporating or implementing in any manner the Plan to the contrary, nothing in this Plan and the transactions approved hereby is intended to or shall release any non-debtor of any liabilities or obligations to the United States of America or its agencies or subdivisions (the "United States"), nor shall it enjoin or bar any claim by the United States against any non-debtor.

                10.3 Discharge of Claims and Termination of Interests. Pursuant to section 1141(d)(3) of the Bankruptcy Code, the Confirmation Order will not discharge Claims against the Debtors; provided, however, that no Holder of a Claim against any Debtor may, on account of such Claim, seek or receive any payment or other distribution from, or seek recourse against, any Debtor, Reorganized Debtor or any of their affiliates, each of their respective successors or their respective property, except as expressly provided herein, and, as between the parties to the Asset Purchase Agreement, except as expressly provided in the Asset Purchase Agreement.

                10.4     Exculpation and Limitation of Liability.

                         (a) Neither the Debtors, the Reorganized Debtor, the
Creditors' Committee, the Plan Committee, the Plan Administrator, nor any of their respective present members, officers, directors, employees, advisors, or attorneys shall have or incur any liability to, or be subject to any right of action by, any Holder of a Claim or an Interest, or any other party in interest, or any of their respective agents, employees, representatives, financial advisors, attorneys, or agents acting in such capacity, or affiliates, or any of their successors or assigns, for any act or omission in connection with, relating to, or arising out of, the Chapter 11 Cases, formulating, negotiating, or implementing this Plan, the solicitation of acceptances of this Plan, the pursuit of confirmation of this Plan, the confirmation of this Plan, the consummation of this Plan, or the administration of this Plan or the property to be distributed under this Plan, except for their fraud, gross negligence, breach of fiduciary duty, malpractice or willful misconduct, and in all respects shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities under this Plan.

                         (b) Notwithstanding anything herein to the contrary,
none of (i) Multicultural, (ii) Purchaser or (iii) Multicultural's or Purchaser's directors, officers, partners, members, agents, representatives, accountants, financial advisors, investment bankers, dealer-managers, placement agents, attorneys or employees in their capacity as representatives of Multicultural or Purchaser shall have or incur any liability for any claim, cause of action, or other assertion of liability for any act taken or omitted to be taken under or in connection with, or arising out of, the Chapter 11 Cases, formulating, negotiating, or implementing this Plan, the solicitation of acceptances of this Plan, the pursuit of confirmation of this Plan, the confirmation of this Plan, the consum mation of this Plan, or the administration of this Plan, except for their fraud, gross negligence, breach of fiduciary duty, malpractice or willful misconduct; provided, however, that nothing in this section 10.4(b) shall relieve Multicultural of its obligations under the Asset Purchase Agreement or create any additional duties or obligations of Multicultural that do not otherwise exist.

                10.5 Injunction. (a) Except as otherwise provided in this Plan, the Confirmation Order shall provide, among other things, that from and after the Confirmation Date all Persons who have held, hold, or may hold Claims against or Interests in the Debtors are (i) permanently enjoined from taking any of the following actions against the Estate(s), the Plan Administrator, the Creditors' Committee (or any of its members from time to time), the Plan Committee (or any of its members from time to time), the Prepetition Senior Notes Indenture Trustee, or any of their property, on account of any such Claims or Interests and (ii) permanently enjoined from taking any of the following actions against any of the Debtors, the Reorganized Debtor or their property on account of such Claims or Interests: (A) commencing or continuing, in any manner or in any place, any action, or other proceeding; (B) enforcing, attaching, collecting, or recovering in any manner any judgment, award, decree or order;
(C) creating, perfecting, or enforcing any lien or encumbrance; (D) asserting a setoff, right of subrogation, or recoupment of any kind against any debt, liability or obligation due to the Debtors; and (E) commencing or continuing, in any manner or in any place, any action that does not comply with or is inconsistent with the provisions of this Plan; provided, however, that (x) nothing contained herein shall preclude such persons from exercising their rights pursuant to and consistent with the terms of this Plan, and (y) the preliminary injunction of actions against the Debtors, the Reorganized Debtor and their property (if any) shall be dissolved and terminate one (1) day following the termination of the Plan Administrator Agreement in accordance with the terms of such agreement.

                         (b) By accepting distributions pursuant to this Plan,
each Holder of an Allowed Claim or Interest will be deemed to have specifically consented to the injunctions set forth in this Article X.

                10.6 Term of Bankruptcy Injunction or Stays. All injunctions or stays provided for in the Chapter 11 Cases under section 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until all of the property of the Estates of the Reorganized Debtor and the other Debtors has been distributed and the Reorganized Debtor has been dissolved.

                10.7 Indemnification of Directors, Officers and Employees. Except as otherwise expressly provided herein, the obligations of the Debtors to indemnify any person or entity serving at any time on or prior to the Effective Date as one of their directors, officers, or employees by reason of such person's or entity's service in such capacity, or as a director, officer, or employee of any other corporation or legal entity, to the extent provided in the Debtors' constituent documents or by a written agreement with the Debtors or the applicable states' general corporation law, each as applicable, shall be deemed and treated as executory contracts that are assumed by the Debtors pursuant to this Plan and section 365 of the Bankruptcy Code as of the Effective Date. Accordingly, such assumed indemnification obligations shall be treated as Administrative Claims, and shall survive unimpaired and unaffected by entry of the Confirmation Order, irrespective of whether such indemnification is owed for an act or event occurring before or after the Petition Date.

                10.8 Compensation and Benefit Programs. Except as otherwise expressly provided hereunder, all employment and severance policies, and all compensation and benefit plans, policies, and programs of the Debtors applicable to their employees, retirees, and non-employee directors and the employees and retirees of its subsidiaries, including, without limitation, all savings plans, retirement plans, healthcare plans, disability plans, severance benefit plans, incentive plans, life, and accidental death and dismemberment insurance plans are treated as executory contracts under this Plan and on the Effective Date will be assumed pursuant to the provisions of section 365 and 1123 of the Bankruptcy Code.

                                   ARTICLE XI

                            RETENTION OF JURISDICTION

                Pursuant to sections 105(c) and 1142 of the Bankruptcy Code and notwithstanding entry of the Confirmation Order and the occurrence of the Effective Date, the Bankruptcy Court will retain exclusive jurisdiction over all matters arising out of, and related to, the Chapter 11 Cases and this Plan to the fullest extent permitted by law, including, among other things, jurisdiction to:

                         (a) Allow, disallow, determine, liquidate, classify,
estimate, or establish the priority or secured or unsecured status of any Claim or Interest, including the resolution of any request for payment of any Administrative Claim and the resolution of any objections to the allowance or priority of Claims or Interests;

                         (b) Grant or deny any applications for allowance of
compensation or reimburse ment of expenses authorized pursuant to the Bankruptcy Code or this Plan for periods ending on or before the Effective Date;

                         (c) Resolve any matters related to the assumption,
assumption and assignment, or rejection of any executory contract or unexpired lease to which any Debtor is a party or with respect to which any Debtor or the Reorganized Debtor may be liable and to hear, determine, and, if necessary, liquidate any Claims arising therefrom;

                         (d) Ensure that distributions to Holders of Allowed
Claims are accomplished pursuant to the provisions of this Plan;

                         (e) Decide or resolve any motions, adversary
proceedings, contested, or litigated matters and any other matters and grant or deny any applications involving the Debtors that may be pending on the Effective Date;

                         (f) Enter such orders as may be necessary or
appropriate to implement or consummate the provisions of this Plan and all contracts, instruments, releases, and other agreements or documents created in connection with this Plan, the Disclosure Statement, or the Confirmation Order;

                         (g) Resolve any cases, controversies, suits, or
disputes that may arise in connection with the consummation, interpretation, or enforcement of this Plan or any contract, instrument, release, or other agreement or document that is executed or created pursuant to this Plan, or any entity's rights arising from or obligations incurred in connection with this Plan or such documents;

                         (h) Modify this Plan before or after the Effective Date
pursuant to section 1127 of the Bankruptcy Code or modify the Disclosure Statement, the Confirmation Order, or any contract, instrument, release, or other agreement or document created in connection with this Plan, the Disclosure Statement or the Confirmation Order, or remedy any defect or omission or reconcile any inconsistency in any Bankruptcy Court order, this Plan, the Disclosure Statement, the Confirmation Order, or any contract, instrument, release, or other agreement or document created in connection with this Plan, the Disclosure Statement, or the Confirmation Order, in such manner as may be necessary or appropriate to consummate this Plan; compensation and reimbursement of expenses of Professionals under this Plan or under sections 330, 331, 503(b), 1103, and 1129(a)(4) of the Bankruptcy Code, provided, however, that from and after the Effective Date the payment of fees and expenses of the Reorganized Debtor, the Plan Committee and the Plan Administrator, including counsel fees, shall be made in the ordinary course of business and shall not be subject to the approval of the Bankruptcy Court;

                         (j) Issue injunctions, enter and implement other
orders, or take such other actions as may be necessary or appropriate to restrain interference by any entity with consummation, implementation, or enforcement of this Plan or the Confirmation Order;

                         (k) Hear and determine causes of action by or on
behalf of the Debtors or the Reorganized Debtor;

                         (l) Hear and determine matters concerning state,
local and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code;

                         (m) Enter and implement such orders as are necessary
or appropriate if the Confirmation Order is for any reason or in any respect modified, stayed, reversed, revoked, or vacated, or distributions pursuant to this Plan are enjoined or stayed;

                         (n) Determine any other matters that may arise in
connection with or relate to this Plan, the Disclosure Statement, the Confirmation Order, the Asset Purchase Agreement or any contract, instrument, release, or other agreement, or document created in connection with this Plan, the Disclosure Statement or the Confirmation Order;

                         (o) Enforce all orders, judgments, injunctions,
releases, exculpations, indemnifica tions, and rulings entered in connection with the Chapter 11 Cases;

                         (p) Hear and determine all matters related to (i) the
property of the Estates from and after the Confirmation Date, (ii) the winding up of the Debtors' affairs and (iii) the activities of the Reorganized Debtor and the Plan Administrator, including (A) challenges to or approvals of the Reorganized Debtor's or the Plan Administrator's activities (B) resignation, incapacity or removal of the Plan Administrator and selection of a successor Plan Administrator, (C) reporting by, termination of and accounting by the Reorganized Debtor and the Plan Administrator and (D) release of the Plan Administrator from its duties;

                         (q) Hear and determine disputes with respect to
compensation of (i) the Reorganized Debtor's professional advisors, (ii) the Plan Administrator and its professional advisors, and (iii) the Plan Committee, its members and its professional advisors;

                         (r) Hear and determine such other matters as may be
provided in the Confirmation Order or as may be authorized under the Bankruptcy Code; and

                         (s) Enter an order closing the Chapter 11 Cases.

                                   ARTICLE XII

                            MISCELLANEOUS PROVISIONS

                12.1 Effectuating Documents and Further Transactions. Each of the Debtors, the Reorganized Debtor or the Plan Administrator is authorized to execute, deliver, file, or record such contracts, instruments, releases, and other agreements or documents and take such actions as may be necessary or appropriate to effectuate, implement, and further evidence the terms and conditions of this Plan and any notes or securities issued pursuant to this Plan.

                12.2 Corporate Action. Prior to, on, or after the Effective Date (as appropriate), all matters expressly provided for under this Plan that would otherwise require approval of the stockholders or directors of one or more of the Debtors or the Reorganized Debtor shall be deemed to have occurred and shall be in effect prior to, on, or after the Effective Date (as appropriate) pursuant to the applicable general corporation law of the states in which the Debtors or the Reorganized Debtor are incorporated without any requirement of further action by the stockholders or directors of the Debtors or the Reorganized Debtor.

                12.3     Bar Dates for Certain Claims.

                         (a) Administrative Claims. The Confirmation Order
will establish an Administra tive Claims Bar Date for Filing Administrative Claims which date will be thirty (30) days after the Effective Date. Holders of asserted Administrative Claims not paid prior to the Confirmation Date shall submit requests for the payment of administrative expenses on or before such Administrative Claims Bar Date or forever be barred from doing so. The notice of Confirmation to be delivered pursuant to Fed. R. Bankr. P. 3020(c) and 2002(f) will set forth such date and constitute notice of this Administrative Claims Bar Date. The Debtors, the Reorganized Debtor, or the Creditors' Committee or the Plan Committee as the case may be, shall have until the Administrative Claims Objection Deadline to object to such claims.

                         (b) Professional Fee Claims. All Professionals and
other entities requesting compensation or reimbursement of Fee Claims pursuant to section 327, 328, 330, 331 or 503(b) of the Bankruptcy Code for services rendered prior to the Effective Date shall File and serve on the Reorganized Debtor and counsel for the Reorganized Debtor an application for final allowance of compensation and reimbursement of expenses no later than sixty (60) days after the Effective Date, unless otherwise ordered by the Bankruptcy Court. Objections to applications of such Professionals or other entities for compensation or reimbursement of expenses must be Filed and served on the Reorganized Debtor, counsel for the Reorganized Debtor and the requesting Professional or other entity no later than twenty (20) days (or such longer period as may be allowed by order of the Bankruptcy Court) after the date on which the applicable request for compensa tion or reimbursement was served.

                         (c) Professional Fee Holdback. On or as soon as
reasonably practicable after the Effective Date and entry of an order of the Bankruptcy Court authorizing the Reorganized Debtor to pay all amounts owing to Professionals for all outstanding amounts relating to prior periods through the Effective Date, the Reorganized Debtor shall pay such amounts to such Professionals in accordance with such order; provided, however, that Professionals may continue to prepare monthly fee applications in accordance with any applicable orders up to the Effective Date. Professionals shall estimate fees and expenses due for periods that have not been billed as of the Effective Date. On the Effective Date, the Reorganized Debtor shall fund an escrow account in an amount equal to the aggregate amount of outstanding fee applications not ruled upon by the Bankruptcy Court as of the Effective Date plus the aggregate amount of all estimated fees and expenses due for periods that have not been billed as of the Effective Date. Such escrow account shall be used by the Reorga nized Debtor to pay the remaining Professional Claims owing to the Professionals as and when Allowed by the Bankruptcy Court. When all Professional Claims have been paid in full, amounts remaining in such escrow account, if any, shall be returned to the Reorganized Debtor. To the extent that the escrow does not contain sufficient funds to pay all Professional Claims, such Professional Claims shall be paid from funds held in the Operating Reserve.

                12.4 Earned Fees. CIBC World Markets Corp. ("CIBC") has served as financial advisor to the Company in connection with the negotiation of the Asset Purchase Agreement and the Plan pursuant to an engagement letter providing for customary fees, reimbursement of reasonable expenses and indemnification. Pursuant to CIBC's engagement letter, CIBC's fees have been earned in full, will be a General Unsecured Claim, and will be paid at the conclusion of the Chapter 11 Cases. To the extent that the Company requires CIBC's services during the pendency of the Chapter 11 Cases, CIBC has agreed to provide such services for no additional compensation.

                12.5     Payment of Statutory Fees. All fees payable pursuant to
section 1930 of title 28, United States Code, as determined by the Bankruptcy Court at the Confirmation Hearing, shall be paid on the Effective Date.

                12.6     Amendment or Modification of the Plan. Subject to
section 1127 of the Bankruptcy Code and, to the extent applicable, sections 1122, 1123, and 1125 of the Bankruptcy Code, the Debtors reserve the right to alter, amend, or modify this Plan with consent of the Creditors' Committee or the Plan Committee, as applicable, at any time prior to or after the Confirmation Date but prior to the substantial consummation of this Plan. A Holder of a Claim that has accepted this Plan shall be deemed to have accepted the Plan, as altered, amended or modified, if the proposed alteration, amendment or modification does not materially and adversely change the treatment of the Claim of such Holder.

                12.7 Severability of Plan Provisions. If, prior to the Confirmation Date, any term or provision of this Plan is determined by the Bankruptcy Court to be invalid, void, or unenforceable, the Bankruptcy Court will have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision will then be applicable as altered or interpreted. Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions of this Plan will remain in full force and effect and will in no way be affected, impaired, or invalidated by such holding, alteration, or interpretation. The Confirmation Order will constitute a judicial determination and will provide that each term and provision of this Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

                12.8 Successors and Assigns. This Plan shall be binding upon and inure to the benefit of the Debtors, and their respective successors and assigns, including, without limitation, the Reorganized Debtor. The rights, benefits, and obligations of any entity named or referred to in this Plan shall be binding on, and shall inure to the benefit of, any heir, executor, administrator, successor, or assign of such entity.

                12.9 Revocation, Withdrawal, or Non-Consummation. The Debtors reserve the right to revoke or withdraw this Plan as to any or all of the Debtors prior to the Confirmation Date and to file subsequent plans of reorganization. If the Debtors revoke or withdraw this Plan as to any or all of the Debtors, or if confirmation or consummation as to any or all of the Debtors does not occur, then, with respect to such Debtors, (a) this Plan shall be null and void in all respects, (b) any settlement or compromise embodied in this Plan (including the fixing or limiting to an amount certain any Claim or Interest or Class of Claims or Interests), assumption or rejection of executory contracts or leases affected by this Plan, and any document or agreement executed pursuant to this Plan shall be deemed null and void, and (c) nothing contained in this Plan shall (i) constitute a waiver or release of any Claims by or against, or any Interests in, such Debtors or any other Person, (ii) prejudice in any manner the rights of such Debtors or any other Person, or (iii) constitute an admission of any sort by the Debtors or any other Person.

                12.10 Notice. All notices, requests, and demands to or upon the Debtors or the Reorganized Debtor to be effective shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

                RADIO UNICA COMMUNICATIONS CORP.
                840 N.W. 52nd Street
                Suite 101
                Miami, Florida  33166
                Telephone:       (305) 463-5000
                Facsimile:       (305) 463-5022
                Attn:    Steven E. Dawson

                with a copy to:

                SKADDEN, ARPS, SLATE, MEAGHER
                    & FLOM LLP
                Four Times Square
                New York, New York  10036-6522
                Telephone:       (212) 735-3000
                Facsimile:       (212) 735-2000
                Attn:    Cheri L. Hoff, Esq.

                 - and -

                VINSON & ELKINS L.L.P.
                666 Fifth Avenue
                New York, NY 10103
                Telephone:       (917) 206-8137
                Facsimile:       (917) 206-8100
                Attn:    Steven Abramowitz, Esq.

                Counsel to Purchaser


                12.11 Governing Law. Except to the extent that the Bankruptcy Code, the Bankruptcy Rules or other federal law is applicable, or to the extent that an exhibit or schedule to this Plan provides otherwise, the rights and obligations arising under this Plan shall be governed by, and construed and enforced in accordance with, the laws of New York, without giving effect to the principles of conflicts of law of such jurisdiction.

                12.12 Tax Reporting and Compliance. The Reorganized Debtor is hereby authorized, on behalf of each of the Debtors, to request an expedited determination under section 505(b) of the Bankruptcy Code of the tax liability of the Debtors for all taxable periods ending after the Petition Date through, and including, the Effective Date.

                12.13 Schedules. All exhibits and schedules to this Plan, including the Exhibits, are incorporated and are a part of this Plan as if set forth in full herein.

                12.14 Filing of Additional Documents. On or before substantial consummation of this Plan, the Debtors shall File such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions of this Plan.

Dated:          New York, New York
                December 19, 2003

                                        Respectfully Submitted,

                                        RADIO UNICA COMMUNICATIONS CORP.
                                        (for itself and on behalf of the
                                        Affiliate Debtors)


                                        By:     /s/ Steven E. Dawson
                                                -------------------------
                                        Name: Steven E. Dawson
                                        Title: Executive Vice President &
                                                Chief Financial Officer

                                        Counsel:


                                          /s/ Cheri L. Hoff
                                        -----------------------------
                                        J. Gregory Milmoe
                                        Cheri L. Hoff
                                        SKADDEN, ARPS, SLATE, MEAGHER
                                            & FLOM LLP
                                        Four Times Square
                                        New York New York 10036-6522
                                        (212) 735-3000

                                        Juliette Williams Pryor
                                        SKADDEN, ARPS, SLATE, MEAGHER
                                            & FLOM LLP
                                        1440 New York Avenue, N.W.
                                        Washington, D.C. 20005-2111
                                        (202) 371-7000

                                        Attorneys for Debtors and
                                         Debtors-in-Possession

                                         Exhibit A to the First Amended Plan -
                                         Restated Certificate Of Incorporation
                                              Of Reorganized Radio Unica



                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                        RADIO UNICA COMMUNICATIONS CORP.

         The undersigned, [Name], certifies that [he or she] is the [Title] of Radio Unica Communications Corp., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), and does hereby further certify as follows:

               (a) The name of the Corporation is Radio Unica Communications
         Corp.

               (b) The name under which the Corporation was originally incorporated was Radio Unica Holdings Corp. and the original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on June 29, 1998.

               (c) This Amended and Restated Certificate of Incorporation was duly adopted by in accordance with the provisions of Sections 242, 245 and 303 of the General Corporation Law of the State of Delaware.

               (d) The text of the Amended and Restated Certificate of Incorporation of the Corporation as amended hereby is restated to read in its entirety, as follows:

         FIRST: The name of the Corporation is Radio Unica Communications Corp. (hereinafter, the "Corporation").

         SECOND: The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at that address is The Corporation Trust Company.

         THIRD: The purpose of the Corporation is to (i) implement the Joint Prepackaged Plan of Liquidation of the Corporation and its Affiliate Debtors, dated October 3, 2003, as it may be amended from time to time in accordance with its terms (the "Plan"), (ii) perform the obligations of the Corporation under and implement the provisions of the asset purchase agreement, dated as of October 3, 2003, as it may be amended from time to time in accordance with its terms, among the Corporation, Radio Unica Corp., and Multicultural Radio Broadcasting, Inc., and (iii) engage in such lawful activities as may be required to implement the purpose and intent of the Plan and Plan Administrator Agreement and matters reasonably incidental thereto.

         FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is one share of Common Stock, having a par value of one cent ($0.01).

         FIFTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

               (1) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

               (2) The directors shall have concurrent power with the stockholders to make, alter, amend, change, add to or repeal the By-Laws of the Corporation.

               (3) The number of directors of the Corporation shall be as from time to time fixed by, or in the manner provided in, the By-Laws of the Corporation. Election of directors need not be by written ballot unless the By-Laws so provide.

               (4) No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders,
         (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the General Corporation Law of the State of Delaware (the "GCL") or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article FIFTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

               (5) In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the GCL, this Amended and Restated Certificate of Incorporation, and any By-Laws adopted by the stockholders; provided, however, that no By-Laws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such By-Laws had not been adopted.

         SIXTH: Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the GCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.

         SEVENTH: The Corporation shall indemnify its past, present and future directors and officers to the fullest extent authorized or permitted by law, as now or hereafter in effect, and such right to indemnification shall continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of his or her heirs, executors and personal and legal representatives; provided, however, that, except for proceedings to enforce rights to indemnification, the Corporation shall not be obligated to indemnify any past, present or future director or officer (or his or her heirs, executors or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors. The right to indemnification conferred by this Article SEVENTH shall include the right to be paid by the Corporation the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition.

         The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to past, present and future employees and agents of the Corporation similar to those conferred in this Article SEVENTH to past, present and future directors and officers of the Corporation.

         The rights to indemnification and to the advance of expenses conferred in this Article SEVENTH shall not be exclusive of any other right which any person may have or hereafter acquire under this Certificate of Incorporation, the By-Laws of the Corporation, any statute, agreement, vote of stockholders or disinterested directors or otherwise.

         Any repeal or modification of this Article SEVENTH by the stockholders of the Corporation shall not adversely affect any rights to indemnification and to the advancement of expenses of a past, present or future director or officer of the Corporation existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

         EIGHTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

         NINTH: The Corporation shall not issue nonvoting equity securities to the extent prohibited by Section 1123 of Title 11 of the United States Code (the "Bankruptcy Code") as in effect on the effective date of the Plan; provided, however, that this Article NINTH (i) shall have no further force and effect beyond that required under Section 1123 of the Bankruptcy Code, (ii) shall have such force and effect, if any, only for so long as such section of the Bankruptcy Code is in effect and applicable to the Corporation, and (iii) in all events may be amended or eliminated in accordance with such applicable law as from time to time may be in effect.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be duly executed in its corporate name this ___ day of ____________, 200_.


                                            Radio Unica Communications Corp.


                                            By:______________________________
                                               Name:
                                               Title:

                                         Exhibit B to the First Amended Plan -
                              Assumed Executory Contracts and Unexpired Leases




PLAN EXHIBIT B - Assumed Executory Contracts and Unexpired Leases (Amended December 9, 2003)


Lease Location                                Radio Unica Contract Party          Counter-Party/Notice Address
----------------------------------------------------------------------------------------------------------------------------
WJDM - Tower Site (1530)                      Radio Unica of New York              Elizabethtown Water Co.
688 Morris Avenue                                                                  600 South Avenue
Kawameek Park                                                                      Westfield, NJ  07090
Union City, NJ  07083-7130                                                         Attn.:  Walter M. Braswell, Esq.

----------------------------------------------------------------------------------------------------------------------------
WNMA-Miami Tower Site                         Radio Unica Corp.                    May L. Rotolante
14025 NW 102nd Street                                                              5701 SW 77th Terrace
Miami Springs,  FL 33018-1212                                                      Miami, FL  33143-5410

----------------------------------------------------------------------------------------------------------------------------
Chicago Studios & Admin Offices                                                    Teachers Retirement System of
541 N. Fairbanks Court                        Radio Unica of Chicago, Inc.         the State of Illinois
Chicago, IL  60611                                                                 c/o Capital Associates Realty Advisors
                                                                                   Corp.
                                                                                   1201 N. Clark Street, Suite 300
                                                                                   Chicago, IL  60610-2270
----------------------------------------------------------------------------------------------------------------------------
Chicago Satellite Dish/Antenna License        Radio Unica of                       Teachers Retirement System of
Agreement                                     Chicago, Inc.                        the State of Illinois
541 N. Fairbanks Court                                                             c/o Capital Associates Realty
Chicago, IL  60611                                                                 Advisors Corp.
                                                                                   1201 N. Clark Street, Suite 300
                                                                                   Chicago, IL  60610-2270
----------------------------------------------------------------------------------------------------------------------------
WNTD-Chicago Tower Site                       Radio Unica of Chicago, Inc.         Midland Realty Company
1500 S. Western Avenue (Day Tower)                                                 1500 S. Western Avenue
Chicago , IL                                                                       Chicago, IL  60608
----------------------------------------------------------------------------------------------------------------------------
San Antonio Tower - KZDC                      Radio Unica of San Antonio, Inc.     Sisters of the Holy Spirit
300 Yucca Street                                                                   and Mary Immaculate
San Antonio, TX                                                                    310 Yucca Street
                                                                                   San Antonio, TX  78203
----------------------------------------------------------------------------------------------------------------------------
KAHZ Transmitter Site                         Radio Unica of Dallas, Inc.          James M. Griffin, trustee for the John M.
2003 MacArthur Blvd.                                                               Griffin, Julia D. Griffin and Justin A.
Grand Prairie, TX  75050                                                           Griffin trusts, et al
                                                                                   c/o Dorothy Jones Darby
                                                                                   501 Murl
                                                                                   Irving, TX  75062
----------------------------------------------------------------------------------------------------------------------------
Fresno Studios & Admin Offices                                                     Pert Ltd.
4910 E. Clinton Avenue Suite 107              Radio Unica of Fresno, Inc.          4910 E. Clinton Way, Suite 103
Fresno, CA 93727                                                                   Fresno, CA  93727

KWRU Tower Site (1 of 4 towers on this        Radio Unica of Fresno, Inc.          Bert/Francis Frazier
property)                                                                          41825 Road 126
11085 Ave 384                                                                      Orosi, CA  93647
Fresno, CA
----------------------------------------------------------------------------------------------------------------------------
KWRU -- Fresno Repeater Site                  Radio Unica of Fresno, Inc.          Ghiglia Ranch
30769 Bear Mountain Rd.                                                            Jerry Ghiglia
Orange Cove, CA  93675-9769                                                        32494 Rd. 132
(Section 5, Township 14 South                                                      Visalia, CA 93292
Range 25 East, Fresno County, CA)
----------------------------------------------------------------------------------------------------------------------------
Phoenix Studios & Admin Offices               Radio Unica of Phoenix, Inc.         3030 Group Limited Partnership
3030 N. Central Avenue, Suite 1110                                                 3030 North Central Avenue, Suite 508
Phoenix, AZ 85012-2707                                                             Phoenix, AZ  85012
----------------------------------------------------------------------------------------------------------------------------
KVJY-McAllen Tower Site                       Radio Unica Corp.                    Louis C. Draper
3/4  miles north of Schunior St.                                                   2112 Ichabod Lane
on Alamo Road                                                                      Edinburg, TX  78539
Edinburgh, TX 78539 (best address available)

KVJY - McAllen Office/Studios                                                      Telemundo KTLM-TV
3900 N. 10th St. 7th floor McAllen TX 78501                                        3900 N. 10th Street
                                                                                   McAllen, TX  78501
----------------------------------------------------------------------------------------------------------------------------
KIQI- San Francisco Tower Site                Oro Spanish Broadcasting, Inc.       Port of Oakland
1 Radio Tower Road                                                                 530 Water Street
Oakland, CA 94607                                                                  Oakland, CA  94607
----------------------------------------------------------------------------------------------------------------------------
KATD - Sacramento Tower Site                  Radio Unica of Sacramento, Inc.     Pacific Gas and Electric Company
6300 Stratton Lane                                                                343 Sacramento Street
Rio Vista, CA  94571                                                              Auburn, CA  95603
                                                                                  Attn.:  Land Services Office
----------------------------------------------------------------------------------------------------------------------------



(TABLE CONTINUED)



                                                       Lease Date/        Expiration/
Lease Location                                       Amendment Date       Options
-------------------------------------------------------------------------------------------
WJDM - Tower Site (1530)                                03/27/01                 3/31/2007
688 Morris Avenue
Kawameek Park
Union City, NJ  07083-7130

-------------------------------------------------------------------------------------------
WNMA-Miami Tower Site                                April 20, 1983             11/30/2023
14025 NW 102nd Street                            1st Addendum -- 3/12/00
Miami Springs,  FL 33018-1212                    2nd Addendum -- 1/30/01
                                                   Addendum -- 2/28/01
-------------------------------------------------------------------------------------------
Chicago Studios & Admin Offices                       Sept. 8, 1999             10/31/2009
541 N. Fairbanks Court
Chicago, IL  60611



-------------------------------------------------------------------------------------------
Chicago Satellite Dish/Antenna License          09/08/1999                Month to Month
Agreement
541 N. Fairbanks Court
Chicago, IL  60611



-------------------------------------------------------------------------------------------
WNTD-Chicago Tower Site                             December 7, 1998            12/31/2004
1500 S. Western Avenue (Day Tower)                Assignment -- 5/14/99
Chicago , IL                                        Amendment -- 2/01
-------------------------------------------------------------------------------------------
San Antonio Tower - KZDC                                07/31/82            Month to Month
300 Yucca Street                                 Assignment & Assumption
San Antonio, TX                                         07/26/00

-------------------------------------------------------------------------------------------
KAHZ Transmitter Site                                   02/26/01          11/31/2021
2003 MacArthur Blvd.                                    11/01/01
Grand Prairie, TX  75050                        (rent commencement date)


-------------------------------------------------------------------------------------------
Fresno Studios & Admin Offices                          07/08/00                  8/4/2010
4910 E. Clinton Avenue Suite 107                      Commencement
Fresno, CA 93727                                     Date -- 8/5/03

KWRU Tower Site (1 of 4 towers on this                  05/20/00                 7/15/2004
property)
11085 Ave 384                                               .
Fresno, CA
-------------------------------------------------------------------------------------------
KWRU -- Fresno Repeater Site                            12/01/02                11/30/2007
30769 Bear Mountain Rd.
Orange Cove, CA  93675-9769
(Section 5, Township 14 South
Range 25 East, Fresno County, CA)
-------------------------------------------------------------------------------------------
Phoenix Studios & Admin Offices                         06/10/97                 8/31/2004
3030 N. Central Avenue, Suite 1110                1st Amendment 5/5/99
Phoenix, AZ 85012-2707
-------------------------------------------------------------------------------------------
KVJY-McAllen Tower Site                                 06/10/95                11/30/2011
3/4  miles north of Schunior St.
on Alamo Road
Edinburgh, TX 78539 (best address available)          Assignment &
                                                     Amendment 2/00
KVJY - McAllen Office/Studios                        Month-to-month         Month to Month
3900 N. 10th St. 7th floor McAllen TX 78501                                   No lease

-------------------------------------------------------------------------------------------
KIQI- San Francisco Tower Site                          10/21/97                12/31/2007
1 Radio Tower Road                                   Amended 2/4/03
Oakland, CA 94607
-------------------------------------------------------------------------------------------
KATD - Sacramento Tower Site                            10/12/00            Month to Month
6300 Stratton Lane                                 4/1/1996 agreement
Rio Vista, CA  94571                                    with PG&E

-------------------------------------------------------------------------------------------


Plan Exhibit B - Assumed Talent Agreements (Amended December 9, 2003)


                              Radio Unica                        Counter-Party/
    Type of Contract         Contract Party                       Notice Address                     Term of Agreement
-------------------------------------------------------------------------------------------------------------------------------
Talent Agreement        Radio Unica Network, Inc.          Carolina Fernandez                            4/1/2003 -
                                                           1210 Mendavia Ave                             03/31/2004
                                                           Coral Gables, FL 33146

-------------------------------------------------------------------------------------------------------------------------------
Talent Agreement        Radio Unica Network, Inc.          Paul Boche                                    9/10/2001 -
                                                           Astracanada Productions, Inc.                 09/09/2003
                                                           1621 Bay Road, Ste 907                        (9/9/2004 w/option)
                                                           Miami Beach, FL 33139

-------------------------------------------------------------------------------------------------------------------------------
Talent Agreement        Radio Unica Network, Inc.          Hugo Cadelago                                 1/1/2002 -
                                                           10355 SW 8 Terrace                            12/31/2006
                                                           Miami, FL 33174

-------------------------------------------------------------------------------------------------------------------------------
Talent Agreement        Radio Unica Network, Inc.          Isabel Gomez-Bassols                          1/1/02 -
                                                           Dra Isabel, Inc.                              12/31/2007
                                                           5851 N. Bayshore Drive
                                                           Miami, FL 33137

-------------------------------------------------------------------------------------------------------------------------------
Talent Agreement        Radio Unica Network, Inc.          Ricardo Brown                                 1/1/03 -
                                                           5122 NW 114 Ct                                12/31/2005
                                                           Miami, FL 33178

-------------------------------------------------------------------------------------------------------------------------------
Talent Agreement        Radio Unica Network, Inc.          Mauricio Zellic                               8/1/02 -
                                                           10000 W. Bay Harbor Drive                     07/31/2003
                                                           Apt 204                                       (2/29/04 w/option)
                                                           Bay Harbor, FL 33154

-------------------------------------------------------------------------------------------------------------------------------
Talent Agreement        Radio Unica Network, Inc.          Guillermo Dezcalsi                            7/1/02 -
                                                           5600 Collins Ave #4-5                         06/30/2004
                                                           Maimi Beach, FL 33140

-------------------------------------------------------------------------------------------------------------------------------
Talent Agreement        Radio Unica Network, Inc.          Lucy Pereda                                   4/1/03 -
                                                           APA Film Distributors, Inc.                   03/31/2004
                                                           14260 SW 136 St, Unit #16                     .
                                                           Miami, FL 33186

-------------------------------------------------------------------------------------------------------------------------------
Talent Agreement        Radio Unica Network, Inc.          Hernan Pereyra                                1/1/00 -
                                                           210 174 St, Apt 1404                          12/31/2004
                                                           North Miami Beach, FL 33160

-------------------------------------------------------------------------------------------------------------------------------
Talent Agreement        Radio Unica Network, Inc.          Hammer Londono                                1/1/00 -
                                                           1076 NW 123 Ct                                12/31/2004
                                                           Miami, FL 33182

-------------------------------------------------------------------------------------------------------------------------------
Talent Agreement        Radio Unica Network, Inc.          Alberto Gambetta                              1/1/00 -
                                                           3150 SW 22 Ct                                 12/31/2004
                                                           Miami, FL 33122

-------------------------------------------------------------------------------------------------------------------------------
Talent Agreement        Radio Unica Network, Inc.         Alvaro Riet                                    1/1/00 -
                                                          1249 N. Big Spring                             12/31/2004
                                                          Anaheim, CA 92807

-------------------------------------------------------------------------------------------------------------------------------



PLAN EXHIBIT B - Assumed Equipment Leases (Amended December 5, 2003)
                                                                                            Date of
                                                                                       Agreement/Date of
      Type of Contract             Rado Unica Party            Counterparty                Expiration
----------------------------------------------------------------------------------------------------------
Copier                       Radio Unica/MASS             Systems + Solutions              6/25/2001
                             (Miami)                                                       6/24/2004
----------------------------------------------------------------------------------------------------------

Color/Fax Interface          Radio Unica Corp.            GE Capital                       9/12/2001
                             (Los Angeles)                Lease #6925155 008               9/11/2004
----------------------------------------------------------------------------------------------------------

Copier/Fax Machines          Radio Unica Corp.            GE Capital                       1/17/2001
                             (Miami)                      Lease #90132224682               1/16/2004
----------------------------------------------------------------------------------------------------------

Copier/Fax Interface         Radio Unica Corp.            GE Capital                       3/7/2001
                             (Tucson)                     (Lease #6925155-004)             3/6/2004
----------------------------------------------------------------------------------------------------------

Fax Machine                  Radio Unica Corp.            Savin Credit Corp.               5/9/2001
                             (Miami)                      Lease #90132258516               5/8/2004
----------------------------------------------------------------------------------------------------------

Fax Machine                  Radio Unica Corp.            Citicorp Vendor                  1/11/2002
                             (Miami -- reception)         Finance, Inc.                    1/12/2002
                                                          Lease #2308721
----------------------------------------------------------------------------------------------------------

Copier                       Radio Unica Corp.            Citicorp Vendor                  1/11/2002
                             (Dallas)                     Finance, Inc.                    1/10/2005
                                                          Lease #2308721
----------------------------------------------------------------------------------------------------------

Fax Machine                  Radio Unica Corp.            Citicorp Vendor                  7/12/2000
                             (Houston)                    Finance, Inc.                    7/11/2003
                                                          (Lease #2308720               (Month-to-Month)
----------------------------------------------------------------------------------------------------------

Copier                       Radio Unica Corp.            Citicorp Vendor                  1/11/2002
                             (New York)                   Finance, Inc.                    1/10/2005
                                                          (Lease #2308723)
----------------------------------------------------------------------------------------------------------

Fax Machine                  Radio Unica Corp.            Citicorp Vendor                  6/14/2000
                             (New York)                   Finance, Inc.                    6/13/2003
                                                          (Lease #0591139)              (Month-to-Month)
----------------------------------------------------------------------------------------------------------

Copier/Fax                   Radio Unica Corp.            Citicorp Vendor                  1/11/2002
                             (Phoenix)                    Finance, Inc.                    1/10/2005
                                                          (Lease #2308725)
----------------------------------------------------------------------------------------------------------

Color Copier                 Radio Unica Corp.            Citicorp Vendor                  1/11/2002
                             (San Antonio)                Finance, Inc.                    1/10/2005
                                                          (Lease #2308722)
----------------------------------------------------------------------------------------------------------

Fax Machine                  Radio Unica Corp.            De Lage Landen                   12/26/2000
                             (Houston -- transferred      Financial Services               12/25/2003
                             from Denver)                 Lease #24374192
----------------------------------------------------------------------------------------------------------

Copiers/Fax Machines         Radio Unica Corp.            HP Financial Services            3/19/2003
                                                          Lease #500186B2                  3/18/2006
----------------------------------------------------------------------------------------------------------

Color Copier                 Radio Unica Corp.            IOS Capital                      12/31/1998
                             (Houston)                    Lease #661580                    12/30/2003
----------------------------------------------------------------------------------------------------------

Postage Meter/Scale          Radio Unica of Chicago, Inc. Pitney Bowes Credit              5/14/1999
                                                          Corporation                      11/13/2005

----------------------------------------------------------------------------------------------------------

Postage Meter                Radio Unica of Los Angeles,  Pitney Bowes Credit              7/31/2001
                             Inc.                         Corporation                      7/30/2006
                                                          A/C #6089602 001
----------------------------------------------------------------------------------------------------------

Postage Meter/Mail Machine   Radio Unica Corp.            Pitney Bowes Credit              10/30/2001
                                                          Corp.                            7/9/2004

----------------------------------------------------------------------------------------------------------

Postage Meter                Radio Unica                  Pitney Bowes Credit              4/29/1999
                             (Phoenix)                    Corporation                      10/28/2004

----------------------------------------------------------------------------------------------------------

Postage Meter                Radio Unica Corp.            Pitney Bowes Credit              3/1/2001
                             (Tucson)                     Corporation                      2/28/2006
                                                          (A/C #4372521 003)

----------------------------------------------------------------------------------------------------------

(1) NOTE, Shaded entries reflect deletions from this schedule in the amended exhibit.
(2) NOTE, Bold entries reflect additions to this schedule in the amended exhibit.


(TABLE CONTINUED)



                                                                      Notice
      Type of Contract             Rado Unica Party                   Address
-----------------------------------------------------------------------------------------------
Copier                       Radio Unica/MASS                  3250 Corporate Way
                             (Miami)                           Miramar, FL  33025
-----------------------------------------------------------------------------------------------

Color/Fax Interface          Radio Unica Corp.                 GE Capital
                             (Los Angeles)
-----------------------------------------------------------------------------------------------

Copier/Fax Machines          Radio Unica Corp.                 GE Capital
                             (Miami)
-----------------------------------------------------------------------------------------------

Copier/Fax Interface         Radio Unica Corp.                 GE Capital
                             (Tucson)
-----------------------------------------------------------------------------------------------

Fax Machine                  Radio Unica Corp.                 Savin Credit Corp.
                             (Miami)
-----------------------------------------------------------------------------------------------

Fax Machine                  Radio Unica Corp.                 Citicorp Vendor Finance, Inc.
                             (Miami -- reception)

-----------------------------------------------------------------------------------------------

Copier                       Radio Unica Corp.                 Citicorp Vendor Finance, Inc.
                             (Dallas)

-----------------------------------------------------------------------------------------------

Fax Machine                  Radio Unica Corp.                 Citicorp Vendor Finance, Inc.
                             (Houston)

-----------------------------------------------------------------------------------------------

Copier                       Radio Unica Corp.                 Citicorp Vendor Finance, Inc.
                             (New York)

-----------------------------------------------------------------------------------------------

Fax Machine                  Radio Unica Corp.                 Citicorp Vendor Finance, Inc.
                             (New York)

-----------------------------------------------------------------------------------------------

Copier/Fax                   Radio Unica Corp.                 Citicorp Vendor Finance, Inc.
                             (Phoenix)

-----------------------------------------------------------------------------------------------

Color Copier                 Radio Unica Corp.                 Citicorp Vendor Finance, Inc.
                             (San Antonio)

-----------------------------------------------------------------------------------------------

Fax Machine                  Radio Unica Corp.                 De Lage Landen Financial
                             (Houston -- transferred           Services
                             from Denver)
-----------------------------------------------------------------------------------------------

Copiers/Fax Machines         Radio Unica Corp.                 420 Mountain Avenue
                                                               P.O. Box 6
                                                               Murray Hill, NJ  07974-0006
-----------------------------------------------------------------------------------------------

Color Copier                 Radio Unica Corp.                 IOS Capital
                             (Houston)
-----------------------------------------------------------------------------------------------

Postage Meter/Scale          Radio Unica of Chicago, Inc.      PBCC
                                                               P.O. Box 856460
                                                               Louisville, KY  40285-6460
-----------------------------------------------------------------------------------------------

Postage Meter                Radio Unica of Los Angeles,       PBCC
                             Inc.                              P.O. Box 856460
                                                               Louisville, KY  40285-6460
-----------------------------------------------------------------------------------------------

Postage Meter/Mail Machine   Radio Unica Corp.                 PBCC
                                                               P.O. Box 856460
                                                               Louisville, KY  40285-6460
-----------------------------------------------------------------------------------------------

Postage Meter                Radio Unica                       PBCC
                             (Phoenix)                         P.O. Box 856460
                                                               Louisville, KY  40285-6460
-----------------------------------------------------------------------------------------------

Postage Meter                Radio Unica Corp.                 PBCC
                             (Tucson)                          P.O. Box 856460
                                                               Louisville, KY  40285-6460

-----------------------------------------------------------------------------------------------

(1) NOTE, Shaded entries reflect deletions from this schedule in the amended exhibit.
(2) NOTE, Bold entries reflect additions to this schedule in the amended exhibit.

                                          Exhibit C to the First Amended Plan -
                                                  Plan Administrator Agreement



                         PLAN ADMINISTRATOR AGREEMENT

                                    BETWEEN

                RADIO UNICA COMMUNICATIONS CORPORATION, ET AL.

                                      AND

                             DAWSON ADVISORS, LLC

                         DATED AS OF DECEMBER 22, 2003

                               TABLE OF CONTENTS

                                   ARTICLE I

                                  DEFINITIONS

Section 1.1   Defined Terms...................................................2

                                  ARTICLE II

                          ACCEPTANCE OF POSITIONS AND
                           OBLIGATION TO PAY CLAIMS

Section 2.1   Acceptance......................................................3
Section 2.2   Payment of Claims...............................................3

                                  ARTICLE III

                     OBLIGATIONS OF THE PLAN ADMINISTRATOR

Section 3.1   Establishment and Maintenance of Accounts, Reserves and
              Escrows.........................................................4
Section 3.2   Disputed Claims Reserve.........................................5
Section 3.3   Administrative Claims Reserve...................................6
Section 3.4   Operating Reserve...............................................7
Section 3.5   Working Capital Reserve.........................................8
Section 3.6   Unclaimed Distributions Reserve.................................8
Section 3.7   Distributions to Holders of Allowed Claims......................9
Section 3.8   De Minimis Distributions.......................................10
Section 3.9   Conversion of Assets to Cash...................................10
Section 3.10  Transactions with Related Persons..............................10
Section 3.11  Investment of Cash.............................................11
Section 3.12  Treatment of Accounts..........................................11
Section 3.13  Use of Assets..................................................12
Section 3.14  Books, Records and Tax Returns.................................12
Section 3.15  Reports to be Filed by the Plan Administrator..................12
Section 3.16  No Other Duties................................................12

                                  ARTICLE IV

                  POWERS AND RIGHTS OF THE PLAN ADMINISTRATOR

Section 4.1   Ultimate Authority of Plan Committee...........................12
Section 4.2   Powers of the Plan Administrator...............................13
Section 4.3   Authority to Object to Claims and Interests and
              to Settle Disputed Claims......................................14

                                   ARTICLE V

                            THE PLAN ADMINISTRATOR

Section 5.1   Resignation....................................................15
Section 5.2   Removal........................................................16
Section 5.3   Appointment of Successor Plan Administrator....................16
Section 5.4   Continuity.....................................................17
Section 5.5   Compensation...................................................17
Section 5.6   Standard of Care; Indemnification; Exculpation.................19
Section 5.7   Insurance......................................................19
Section 5.8   Reliance by Plan Administrator.................................20
Section 5.9   Reliance by Persons Dealing with the Plan Administrator........20

                                  ARTICLE VI

                                  TERMINATION

Section 6.1   Termination....................................................20

                                  ARTICLE VII

                           MISCELLANEOUS PROVISIONS

Section 7.1   Descriptive Headings...........................................21
Section 7.2   Amendment, Waiver..............................................21
Section 7.3   Governing Law..................................................22
Section 7.4   Counterparts; Effectiveness....................................22
Section 7.5   Severability; Validity.........................................22
Section 7.6   Notices........................................................22
Section 7.7   Relationship to Plan...........................................23
Section 7.8   Retention of Jurisdiction......................................23

                         PLAN ADMINISTRATOR AGREEMENT

                                   PREAMBLE

         This Plan Administrator Agreement (the "Agreement") is made this 22nd day of December, 2003, by and among Radio Unica Communications Corporation and its affiliated debtors and debtors in possession (the "Debtors"), and Dawson Advisors, LLC (the "Plan Administrator"). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Joint Prepackaged Plan of Liquidation of Radio Unica Communications Corp. and its affiliate debtors, dated October 3, 2003, as the same may from time to time be amended (the "Plan").

                                   RECITALS

         WHEREAS, on October 31, 2003, each of the Debtors filed a voluntary petition for relief under chapter 11 of the United States Bankruptcy Code, (the "Bankruptcy Code"), in the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court"); and

         WHEREAS, on October 31, 2003, the Debtors filed the Plan with the Bankruptcy Court; and

         WHEREAS, on __________, 2003, the Bankruptcy Court confirmed the Plan; and

         WHEREAS, pursuant to, and upon the Effective Date of, the Plan, the Debtors' Estates will be substantively consolidated and the Affiliate Debtors will be merged with and into Radio Unica Communications Corp.; and

         WHEREAS, the rights, powers and duties of Radio Unica under the Plan shall be exercised by Dawson Advisors, LLC as Plan Administrator, sole shareholder, sole officer and sole director of Radio Unica, subject to the ultimate authority of the Plan Committee as provided in Article V of the Plan.

         NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements set forth herein, the parties hereto agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

         Section 1.1 Defined Terms. As used herein, the terms below shall have the following meanings:

         "Plan Administrator" has the meaning set forth in the Preamble.

         "Administrative Claims Reserve" has the meaning set forth in Section 3.1(a)(iii) hereof.

         "Agreement" has the meaning set forth in the Preamble.

         "Available Cash" means, cash of the Reorganized Debtor less all Reserves including, without limitation, Operating Reserves and Disputed Claims.

         "Disputed . . .Claim" has the meaning set forth in Section 1.32 of the Plan.

         "Disputed Claims Reserve" has the meaning set forth in Section 3.1(a)(ii) hereof.

         "General Account(s)" has the meaning set forth in Section 3.1(a)(i) hereof.

         "General Distributions" has the meaning set forth in Section 3.1(a)(i) hereof.

         "Initial Distribution" means, with respect to an Allowed Claim, the first distribution of Cash made on account of such Allowed Claim to the holder thereof.

         "Indemnified Parties" has the meaning set forth in Section 5.6 hereof.

         "Supplemental Distribution" means, on each Quarterly Distribution Date, the amount of Available Cash to be distributed to holders of Allowed Unsecured Claims under the Plan.

         "Underfunded Reserve/Account" means, any of the Reserves or accounts in which there are insufficient funds to pay operating expenses or Allowed Claims which should have been paid from such Reserves or accounts.

         "Working Capital Reserve" has the meaning set forth in Section 3.1(a)(v) hereof.

                                  ARTICLE II

                          ACCEPTANCE OF POSITIONS AND
                           OBLIGATION TO PAY CLAIMS

         Section 2.1 Acceptance. (a) Dawson Advisors, LLC accepts employment as the Plan Administrator and accepts appointment as the sole shareholder, sole officer and sole director of Reorganized Radio Unica; (b) Dawson Advisors, LLC agrees to observe and perform all duties and obligations imposed upon the Plan Administrator under the Agreement, the Plan, orders of the Bankruptcy Court and applicable law.

         Section 2.2 Payment of Claims. Dawson Advisors, LLC, solely in its capacity as the Plan Administrator, agrees to cause Reorganized Radio Unica to pay all Allowed Claims in accordance with the terms and conditions of the Plan, the Agreement and orders of the Bankruptcy Court.

                                  ARTICLE III

                     OBLIGATIONS OF THE PLAN ADMINISTRATOR

         Section 3.1 Establishment and Maintenance of Accounts, Reserves and Escrows.

         (a) Initial Establishment of Accounts and Reserves. On the Effective Date or as soon thereafter as practicable, the Plan Administrator shall establish the following accounts and reserves:

               (i) General Account(s): One or more general accounts (the "General Account(s)"), (A) into which shall be deposited all funds not required or permitted to be deposited into any other account or Reserve described in or contemplated by the Agreement, and (B) from which shall be made all distributions ("General Distributions") (1) on the Distribution Date on account of Claims that were Allowed Claims on or before the Effective Date and (2) on each subsequent Quarterly Distribution Date.

               (ii) Disputed Claims Reserve: An account, designated as a "disputed claims reserve," as described more fully in Section 3.2 below (the "Disputed Claims Reserve").

               (iii) Administrative Claims Reserve: An account, designated as an "administrative claims reserve," as described more fully in
         Section 3.3 below (the "Administrative Claims Reserve").

               (iv) Operating Reserve: An account, designated as an "operating reserve," as described more fully in Section 3.4 below (the "Operating Reserve").

               (v) Working Capital Reserve: An account, designated as a "working capital reserve," as described more fully in Section 3.5 below (the "Working Capital Reserve").

         (b) Subsequent Establishment of Accounts, Reserves and Escrows. On or after the Effective Date, the Plan Administrator (i) shall establish and maintain an Unclaimed Distributions Reserve as defined in Section 3.6 of the Agreement and such additional accounts, reserves and escrows as may be required by applicable law or by order of the Bankruptcy Court and (ii) may establish and maintain such additional accounts, reserves and escrows as it deems necessary or desirable to carry out the provisions of the Plan and the Agreement.

         (c) Underfunding and Overfunding of Reserves. To the extent that the provisions of this Agreement require the Plan Administrator to fund an account or Reserve or to transfer Cash to any Underfunded Reserve/Account and there does not exist sufficient Cash to fully fund all Reserves and accounts, the Plan Administrator shall fund the accounts, Reserves and/or the Underfunded Reserve/Accounts as directed by the Plan Committee.

         Section 3.2 Disputed Claims Reserve.

         (a) On the Effective Date (or as soon thereafter as is practicable) and from time to time thereafter, including on each Quarterly Distribution Date, Reorganized Radio Unica in consultation with the Plan Committee shall create and fund the Disputed Claims Reserve with an amount of the Estates' Cash equal to one hundred percent (100%) of distributions to which holders of Disputed Unsecured Claims would be entitled under the Plan as of such date if such Disputed Unsecured Claims were Allowed Claims in their Disputed Claim Amount; provided, however, that the Debtors, Reorganized Radio Unica or the Plan Administrator may, at any time, file motion(s) pursuant to section 502(c) of the Bankruptcy Code for order(s) estimating and limiting the amount of Cash which shall be deposited in the Disputed Claims Reserve in respect of any Disputed Unsecured Claims, with notice and an opportunity to be heard to the affected holders of such Disputed Unsecured Claims and the Plan Committee; provided, further, that the Debtors, Reorganized Radio Unica or the Plan Administrator, if directed by the Plan Committee to do so, must within sixty
(60) days after the Effective Date (or such other date as the Bankruptcy Court may order) file a motion(s) seeking to estimate any contingent or unliquidated Claims, with a notice and an opportunity to be heard to the affected holders of such Disputed Claims and the Plan Committee.

         (b) From time to time and in any event on each Quarterly Distribution Date, the Plan Administrator in consultation with the Plan Committee shall determine the amount of Cash required to adequately maintain the Disputed Claims Reserve on and after such date and maintain a reserve of Cash in such amount. If, and to the extent that, after making and giving effect to the determination referred to in the immediately preceding sentence and the distributions described in Section 3.7(b)(i)(A) below, the Plan Administrator, in consultation with the Plan Committee, determines that the Disputed Claims Reserve (i) contains Cash in an amount in excess of the amount then required to adequately maintain the Disputed Claims Reserve, then at any such time the Plan Administrator shall transfer such surplus Cash, first, to any Underfunded Reserve/Account (but only to the extent of any underfunding) and, next, to the General Account(s), or (ii) does not contain Cash in an amount sufficient to adequately maintain the Disputed Claims Reserve, then at any such time the Plan Administrator shall transfer Cash from any overfunded Reserve or account until the deficit in the Disputed Claims Reserve is eliminated.

         (c) After a final order has been entered, or other final resolution has been reached, with respect to any given Disputed Claim for which Cash was reserved in the Disputed Claims Reserve, the balance, if any, of Cash remaining in the Disputed Claims Reserve on account of such Disputed Claim after making any Initial Distribution to which the holder of such Claim may have become entitled by virtue of such final order or other final resolution shall be transferred, first, to any Underfunded Reserve/Account (but only to the extent of any underfunding) and, next, to the General Account(s).

         Section 3.3 Administrative Claims Reserve.

         (a) On the Effective Date (or as soon thereafter as is practicable) and from time to time thereafter, including on each Quarterly Distribution Date, the Plan Administrator in consultation with the Plan Committee shall create and fund the Administrative Claims Reserve with an amount of the Estates' Cash equal to the aggregate Disputed Claim Amount of all Disputed Administrative Claims, Disputed Priority Tax Claims, Disputed Non-Tax Priority Claims and Disputed Secured Claims.

         (b) From time to time and in any event on each Quarterly Distribution Date, the Plan Administrator in consultation with the Plan Committee shall determine the amount of Cash required to adequately maintain the Administrative Claims Reserve on and after such date and maintain a reserve of Cash in such amount. If, and to the extent that, after making and giving effect to the determination referred to in the immediately preceding sentence and the distributions described in Section 3.7(b)(i)(B) below, the Plan Administrator, in consultation with the Plan Committee, determines that the Administrative Claims Reserve (i) contains Cash in an amount in excess of the amount then required to adequately maintain the Administrative Claims Reserve, then at any such time the Plan Administrator shall transfer such surplus Cash, first, to any Underfunded Reserve/Account (but only to the extent of any underfunding) and, next, to the General Account(s), or (ii) does not contain Cash in an amount sufficient to adequately maintain the Administrative Claims Reserve, then at any such time the Plan Administrator shall transfer Cash from any overfunded Reserve or account until the deficit in the Administrative Claims Reserve is eliminated.

         (c) After a final order has been entered, or other final resolution has been reached, with respect to any given Disputed Claim for which Cash was reserved in the Administrative Claims Reserve, the balance, if any, of Cash remaining in the Administrative Claims Reserve on account of such Disputed Claim after making any Initial Distribution to which the holder of such Claim may have become entitled by virtue of such final order or other final resolution shall be transferred, first, to any Underfunded Reserve/Account (but only to the extent of any underfunding) and, next, to the General Account(s).

         Section 3.4 Operating Reserve.

         (a) On the Effective Date or as soon thereafter as practicable, the Plan Administrator shall establish the Operating Reserve and deposit Cash to meet Reorganized Radio Unica's obligations (other than Claims whose treatment is prescribed in Article III of the Plan) and to fund the compensation of the Plan Administrator and the expenses of the Plan Administrator, the Plan Committee and Reorganized Radio Unica.

         (b) On each Quarterly Distribution Date, the Plan Administrator shall deposit Cash to maintain the Operating Reserve on and after such date. If, and to the extent that, after making and giving effect to the determination referred to in the immediately preceding sentence, the Plan Administrator, in consultation with the Plan Committee, determines that the Operating Reserve
(i) contains Cash in excess of the amount required to adequately maintain the Operating Reserve, then the Plan Administrator shall transfer such surplus Cash, first, to any Underfunded Reserve/Account (but only to the extent of any underfunding) and, next, to the General Account(s), or (ii) does not contain Cash in an amount sufficient to adequately maintain the Operating Reserve, then the Plan Administrator shall transfer Cash from any overfunded Reserve or account until the deficit in the Operating Reserve is eliminated.

         Section 3.5 Working Capital Reserve.

         (a) On the Effective Date or as soon thereafter as practicable, the Plan Administrator in consultation with the Plan Committee shall establish the Working Capital Reserve by reserving that amount of the Estate(s)' Cash necessary to fund certain of the Debtors' obligations under the Asset Purchase Agreement and the Confirmation Order, in addition to any amounts included in the Escrow.

         (b) From time to time and in any event on each Quarterly Distribution Date, the Plan Administrator in consultation with the Plan Committee shall determine the amount of Cash required to adequately maintain the Working Capital Reserve on and after such date and maintain a reserve of Cash in such amount. If, and to the extent that, after making and giving effect to the determination referred to in the immediately preceding sentence, the Plan Administrator, in consultation with the Plan Committee, determines that the Working Capital Reserve (i) contains Cash in excess of the amount required to adequately maintain the Working Capital Reserve, then at any such time the Plan Administrator shall transfer such surplus Cash, first, to any Underfunded Reserve/Account (but only to the extent of any underfunding) and, next, to the General Account(s), or (ii) does not contain Cash in an amount sufficient to adequately maintain the Working Capital Reserve, then at any such time the Plan Administrator shall transfer Cash from any overfunded Reserve or account until the deficit in the Working Capital Reserve is eliminated.

         Section 3.6 Unclaimed Distributions Reserve.

         (a) If the distribution to any holder of an Allowed Claim is returned to the Plan Administrator as undeliverable or is otherwise unclaimed, such distributions shall be deposited in a segregated, interest-bearing account, designated as an "unclaimed distributions reserve" (the "Unclaimed Distributions Reserve"), for the benefit of all such similarly situated persons until such time as a distribution becomes deliverable or is claimed.

         (b) On each Quarterly Distribution Date, Reorganized Radio Unica shall make all distributions that have become deliverable or have been claimed since the Distribution Date or the immediately preceding Quarterly Distribution Date, as the case may be, together with any interest actually earned thereon.

         (c) Any holder of an Allowed Claim that does not assert a claim pursuant to the Plan for an undeliverable or unclaimed distribution within one
(1) year after the Effective Date shall be deemed to have forfeited its claim for such undeliverable or unclaimed distribution and shall be forever barred and enjoined from asserting any such claim for an undeliverable or unclaimed distribution against the Debtors and the Estates, Reorganized Radio Unica, the Plan Administrator or their property. In such cases, any Cash in the Unclaimed Distributions Reserve for distribution on account of such claims for undeliverable or unclaimed distributions shall be transferred first to any Underfunded Reserve Account (but only to the extent of any underfunding) and, next, to the General Account(s). Nothing contained in the Plan or herein shall require any Disbursing Agent, including, but not limited to, the Plan Administrator or Reorganized Radio Unica, to attempt to locate any holder of an Allowed Claim.

         Section 3.7 Distributions to Holders of Allowed Claims.

         (a) Initial Distributions. Except as otherwise provided for in the Plan, and subject to the requirements set forth therein, on, or as soon as reasonably practicable after the Distribution Date, the Plan Administrator shall, pursuant to the Plan, cause Reorganized Radio Unica to make a distribution of Cash from the General Account to each holder of an Allowed Claim as of the Effective Date (to the extent such creditors are entitled to Cash).

         (b) Quarterly Distributions. The Plan Administrator shall make additional quarterly distributions from the appropriate General Account, Reserve or other account, if any, to holders of Allowed Claims when and as required under the Plan and the Agreement, as more fully set forth below.
Specifically:

               (i) On each Quarterly Distribution Date, the Plan
         Administrator, pursuant to the Plan, shall cause Reorganized Radio Unica to:

                           (A) make a distribution of Cash from the Disputed
                  Claims Reserve to each holder of a Disputed Unsecured Claim that has become an Allowed Claim since the last date of distribution, in the amount determined under the Plan (to the extent such creditor is entitled to Cash);

                           (B) make a distribution of Cash from the
                  Administrative Claims Reserve to each holder of a Disputed Claim that has become an Allowed Administrative Claim, Allowed Priority Tax Claim, Allowed Non-Tax Priority Claim or Allowed Secured Claim since the last date of distribution, in an amount equal to the allowed amount of such Allowed Claim; and

                           (C) make a distribution of Cash from the General
                  Account to each holder of an Allowed Unsecured Claim in an amount equal to the Supplemental Distribution.

         Section 3.8 De Minimis Distributions. Notwithstanding any other provision of the Plan or the Agreement, the Plan Administrator (a) shall have no obligation to make distributions or payments of fractions of dollars, and whenever any payment of a fraction of a dollar under the Plan would otherwise be called for, the actual payment made shall reflect a rounding of such fraction to the nearest whole dollar (up or down), with half dollars being rounded down and (b) except as specifically required in the Asset Purchase Agreement, shall have no obligation to make a distribution on account of an Allowed Claim from any Reserve or account (i) to any holder of an Allowed Claim if the aggregate amount of all distributions authorized to be made from all such Reserves or accounts on the Quarterly Distribution Date in question is less than $250,000, in which case such distributions shall be deferred to the next Quarterly Distribution Date, or (ii) to a specific holder of an Allowed Claim if the amount to be distributed to that holder on the particular Distribution Date is less than $50.00, unless such distribution constitutes the final distribution to such holder.

         Section 3.9 Conversion of Assets to Cash. The Plan Administrator shall sell or otherwise dispose of, and liquidate or convert into Cash, any non-Cash assets of the Estate(s) in a manner compatible with the best interests of the holders of Allowed Claims. The Plan Administrator shall transfer such Cash, first, to any Underfunded Reserve/Account (but only to the extent of any underfunding) and, next, to the General Account(s).

         Section 3.10 Transactions with Related Persons. Notwithstanding any other provisions of the Agreement, the Plan Administrator shall not knowingly, directly or indirectly, sell or otherwise transfer all or any part of the assets of the Estate(s) to, or contract with, (a) any relative, employee or agent (acting in their individual capacities) of the Plan Administrator or (b) any person of which any employee or agent of the Plan Administrator is an affiliate by reason of being a trustee, director, officer, partner or direct or indirect beneficial owner of five percent (5%) or more of the outstanding capital stock, shares or other equity interest of such persons unless, in each such case, after full disclosure of such interest or affiliation, such transaction is approved by the Plan Committee and the Plan Committee determines that the terms of such transaction are fair and reasonable to Reorganized Radio Unica and no less favorable to Reorganized Radio Unica than terms available for a comparable transaction with unrelated persons.

         Section 3.11 Investment of Cash. The Plan Administrator shall invest the Estate(s)' Cash, including the Cash in the Reserves, in (a) direct obligations of the United States of America or obligations of any agency or instrumentality thereof that are backed by the full faith and credit of the United States of America, including funds consisting solely or predominantly of such securities; (b) money market deposit accounts, checking accounts, savings accounts or certificates of deposit, or other time deposit accounts that are issued by a commercial bank or savings institution organized under the laws of the United States of America or any state thereof; or (c) any other investments that may be permissible under (i) section 345 of the Bankruptcy Code or (ii) any order of the Bankruptcy Court approved in the Debtors' Chapter 11 Cases. Such investments shall mature in such amounts and at such times as the Plan Administrator, in the Plan Administrator's sole discretion, shall deem appropriate to provide funds when needed to transfer funds or make payments in accordance with the Plan and the Agreement. The interest or other income earned on the investments of the Cash in any given Reserve, General Account or other reserve, account or escrow established pursuant to the Agreement, the Plan or any order of the Bankruptcy Court shall constitute a part of such reserve, account or escrow unless and until transferred or distributed pursuant to the terms of the Plan, the Agreement or order of the Bankruptcy Court.

         Section 3.12 Treatment of Accounts. For purposes of the Agreement, unless otherwise ordered by the Bankruptcy Court, the Plan Administrator may pool for investment purposes any funds which may or which are required to be segregated or placed into separate Reserves, escrows or accounts under the Plan or the Agreement; provided, however, that the Plan Administrator shall treat such funds as segregated accounts in its books and records. In addition, notwithstanding any requirement that distributions hereunder to any holder of an Allowed Claim on the Distribution Date or any Quarterly Distribution Date be made from a specified Reserve, escrow or account, disbursements may be made as a single aggregate to such holder of an Allowed Claim; provided, further, that the Plan Administrator shall treat the funds so distributed as having been distributed from the appropriate Reserve or account in the Plan Administrator's books and records.

         Section 3.13 Use of Assets. All Cash or other property held or collected by the Plan Administrator shall be used solely for the purposes contemplated by the Plan or the Agreement.

         Section 3.14 Books, Records and Tax Returns. The Plan Administrator shall maintain books and records and prepare and file such tax forms and returns as are required to be filed by Reorganized Radio Unica under applicable law.

         Section 3.15 Reports to be Filed by the Plan Administrator. Within thirty (30) Business Days after each Quarterly Distribution Date, the Plan Administrator shall file with the Bankruptcy Court and deliver to each member of the Plan Committee a report covering the period since the Distribution Date or the immediately preceding Quarterly Distribution Date, as the case may be,
(a) itemizing the receipt and disposition of all funds by the Plan Administrator (including all payments in respect of professional fees and expenses), (b) listing or summarizing all unresolved or outstanding Disputed Claims, (c) describing the status of any pending objection or other litigation with respect to the unresolved Disputed Claims, (d) setting forth the amounts (if any) of any overfunding or underfunding of any Reserve and the transfer(s) proposed to be made to eliminate such overfunding or underfunding, and (e) listing the Estate(s)' non-Cash assets remaining to be liquidated.

         Section 3.16 No Other Duties. Other than the duties and obligations of the Plan Administrator specifically set forth in the Agreement or under the Plan, the Plan Administrator shall have no duties or obligations of any kind or nature with respect to its employment or position as such.

                                  ARTICLE IV

                  POWERS AND RIGHTS OF THE PLAN ADMINISTRATOR

         Section 4.1 Ultimate Authority of Plan Committee. The Plan Committee shall have ultimate supervisory authority over the Plan Administrator, the Plan Administrator shall report to the Plan Committee and the Plan Committee shall have the power to remove the Plan Administrator. All powers given to the Plan Administrator under this Agreement are subject to the ultimate supervisory authority of the Plan Committee as set forth in Article V of the Plan. In no event shall the Plan Administrator be obligated to take any action (or refrain from taking any action) which it believes in good faith to be unlawful or inconsistent with its fiduciary duties as the Plan Administrator, sole shareholder, sole officer and sole director of Reorganized Radio Unica.

         Section 4.2 Powers of the Plan Administrator. The Plan Administrator shall have the following specific powers in addition to any powers conferred upon the Plan Administrator by any other section or provision of the Agreement or the Plan; provided, however, that the enumeration of the following powers shall not be considered in any way to limit or control the power of the Plan Administrator to act as specifically authorized by any other section or provision of the Agreement; provided, further, that the Plan Administrator, as the sole officer and director of Reorganized Radio Unica, shall act for Reorganized Radio Unica and exercise such powers in a fiduciary capacity as applicable to a board of directors:

         (a) performing the Debtors' obligations under the Asset Purchase Agreement;

         (b) liquidating the Reorganized Debtor's assets;

         (c) investing the Estates' Cash, including, but not limited to, the Cash held in the Reserves in (A) direct obligations of the United States of America or obligations of any agency or instrumentality thereof that are backed by the full faith and credit of the United States of America, including funds consisting solely or predominantly of such securities; (B) money market deposit accounts, checking accounts, savings accounts or certificates of deposit, or other time deposit accounts that are issued by a commercial bank or savings institution organized under the laws of the United States of America or any state thereof; or (C) any other investments that may be permissible under (I) section 345 of the Bankruptcy Code or (II) any order of the Bankruptcy Court approved in the Debtors' Chapter 11 cases waiving the requirements under section 345 of the Bankruptcy Code;

         (d) calculating and paying all distributions to be made under the Plan, the Plan Administrator Agreement and other orders of the Bankruptcy Court to holders of Allowed Claims;

         (e) employing, supervising and compensating professionals retained to represent the interests of and serve on behalf of the Reorganized Debtor and the Estates;

         (f) making and filing tax returns for any of the Debtors or the Reorganized Debtor;

         (g) as provided in Article V, objecting to Claims or Interests Filed against any of the Debtors' Estates on any basis;

         (h) seeking estimation of contingent or unliquidated claims under section 502(c) of the Bankruptcy Code;

         (i) seeking determination of tax liability under section 505 of the Bankruptcy Code;

         (j) prosecuting avoidance actions under sections 544, 545, 547, 548, 549 and 553 of the Bankruptcy Code;

         (k) prosecuting turnover actions under sections 542 and 543 of the Bankruptcy Code;

         (l) prosecuting, settling, dismissing or otherwise disposing of the Litigation Claims;

         (m) closing the Chapter 11 Cases;

         (n) dissolving and winding up the Reorganized Debtor;

         (o) exercising all powers and rights, and taking all actions, contemplated by or provided for in the Plan Administrator Agreement; and

         (p) taking any and all other actions necessary or appropriate to implement or consummate the Plan and the provisions of the Plan Administrator Agreement.

         Section 4.3 Authority to Object to Claims and Interests and to Settle Disputed Claims.

         (a) The Plan Administrator shall be authorized to object to any Claims or Interests filed against any of the Debtors' Estates.

         (b) The Plan Administrator shall be authorized to compromise and settle Disputed Claims, in accordance with the following procedures, which shall constitute sufficient notice in accordance with the Bankruptcy Code and the Bankruptcy Rules for compromises and settlements of claims:

               (i) If the proposed amount at which the Disputed Claim is to be allowed is less than or equal to $250,000, Reorganized Radio Unica and the Plan Administrator shall be authorized and empowered to settle the Disputed Claim and execute necessary documents, including a stipulation of settlement or release, in their sole discretion and without notice to any party, and the Plan Administrator shall have no liability to any party for the reasonableness of such settlement.

               (ii) If the proposed amount at which the Disputed Claim is to be allowed is greater than $250,000 but less than or equal to $10 million, Reorganized Radio Unica and the Plan Administrator shall be authorized and empowered to settle such Disputed Claim and execute necessary documents, including a stipulation of settlement or release, only upon receipt of Plan Committee or Bankruptcy Court approval of such settlement, and the Plan Administrator shall have no liability to any party for the reasonableness of such settlement.

               (iii) If the proposed amount at which the Disputed Claim is to be allowed is greater than $10 million, Reorganized Radio Unica and the Plan Administrator shall be authorized and empowered to settle the Disputed Claim and execute necessary documents, including a stipulation of settlement or release, only upon receipt of Bankruptcy Court approval of such settlement, and the Plan Administrator shall have no liability to any party for the reasonableness of such settlement.

                                   ARTICLE V

                            THE PLAN ADMINISTRATOR

         Section 5.1 Resignation. The Plan Administrator may resign by giving not less than sixty (60) days' prior written notice thereof to the Plan Committee. Such resignation, which shall be applicable to the Plan Administrator in its capacity as Plan Administrator and sole shareholder, sole officer and sole director of Reorganized Radio Unica, shall become effective upon the appointment and Bankruptcy Court approval of a successor Plan Administrator in accordance with Section 5.3 hereof.

         Section 5.2 Removal. The Plan Administrator may be removed for cause at any time by (i) the Bankruptcy Court, upon the request of any party in interest, or (ii) the Plan Committee. For purposes of this Section 5.2, "cause" shall mean (a) an act of fraud, embezzlement or theft in connection with the Plan Administrator's duties or in the course of its employment in such capacity, (b) the intentional wrongful damage to property of Reorganized Radio Unica, (c) the intentional wrongful disclosure of confidential information of Reorganized Radio Unica, (d) neglect by the Plan Administrator of its duties under the Agreement, (e) the failure of the Plan Administrator to act in accordance with the instructions of the Plan Committee (unless such instructions would require the Plan Administrator to act unlawfully or in violation of its fiduciary duties), or (f) gross negligence by the Plan Administrator in connection with the performance of its duties under the Agreement. Unless the Bankruptcy Court orders immediate removal, the Plan Administrator shall continue to serve until a successor Plan Administrator is appointed, and such appointment becomes effective, in accordance with Section
5.3 hereof.

         Section 5.3 Appointment of Successor Plan Administrator. In the event of a vacancy by reason of the immediate removal of the Plan Administrator or prospective vacancy by reason of resignation or removal, the Plan Committee shall appoint a successor Plan Administrator to become and serve as the sole shareholder, sole officer and sole director of Reorganized Radio Unica, which appointment shall be effective upon the approval of the Bankruptcy Court after a hearing before the Bankruptcy Court on not less than twenty (20) days' notice to parties requesting notice in the Chapter 11 Cases pursuant to Bankruptcy Rule 2002. If, after receiving notice of resignation from the Plan Administrator, the Plan Committee shall fail to seek appointment of a successor Plan Administrator in accordance with the prior sentence, the Plan Administrator may file a motion with the Bankruptcy Court seeking the appointment of a replacement Plan Administrator.

         Every successor Plan Administrator appointed hereunder shall execute, acknowledge and deliver to the Bankruptcy Court and the retiring Plan Administrator, if any, an instrument accepting such appointment subject to the terms and provisions hereof. The successor Plan Administrator, without any further act, shall (a) become vested with all the rights, powers and duties of the Plan Administrator and (b) become the sole shareholder, sole officer and sole director of Reorganized Radio Unica; provided, however, that no Plan Administrator shall be liable for the acts or omissions of any prior or subsequent Plan Administrator.

         Section 5.4 Continuity. Unless otherwise ordered by the Bankruptcy Court, the resignation or removal of the Plan Administrator shall not operate to terminate any agency or employment created by the Agreement or invalidate any action theretofore taken by the Plan Administrator. In the event of the immediate removal of Dawson Advisors, LLC, ownership of the sole share of Reorganized Radio Unica's common stock held by Dawson Advisors, LLC shall pass to the Plan Committee, to be held by Plan Committee in trust for the benefit of the creditors' of Reorganized Radio Unica until a successor Plan Administrator is approved by the Bankruptcy Court. In the event of the resignation or removal of Dawson Advisors, LLC, Dawson Advisors, LLC shall (a) execute and deliver by the effective date of such resignation or removal such documents, instruments and other writings as may be reasonably requested by the Plan Committee or the Bankruptcy Court to effect the termination of the Plan Administrator's capacity under the Agreement, including, but not limited to, the Plan Administrator's capacity as the sole shareholder of Reorganized Radio Unica; and (b) assist and cooperate in effecting the assumption of such Plan Administrator's obligations and functions by a successor Plan Administrator. If for any reason Dawson Advisors, LLC fails to execute the documents described in section (a) of the preceding sentence, the Plan Committee shall be authorized to obtain an order of the Bankruptcy Court effecting the termination of such Plan Administrator's capacity under the Agreement.

         Section 5.5 Compensation. The Plan Administrator shall be compensated for services performed by the Plan Administrator in connection with the Agreement as follows: the Plan Administrator shall receive $25,000.00 per month during the first six (6) months following the Effective Date of the Plan, and shall thereafter be entitled to hourly compensation at the rate of $150.00 per hour for any services performed in connection with the Agreement. Such payments shall be made in accordance with the Reorganized Debtor's typical payroll cycle. The Plan Administrator also shall be reimbursed for reasonable out-of-pocket expenses incurred by the Plan Administrator in connection with performing the duties provided hereunder.

                  In addition, the Plan Administrator shall be entitled to incentive compensation ("Incentive Compensation") based on the aggregate distribution to holders of Allowed Class 6 Interests. Interim Incentive Compensation amounts shall be paid at the end of each calendar quarter, to the extent due on such date. Final payment of the Incentive Compensation shall be paid upon the earlier of (i) entry of an order closing the Reorganized Debtor's bankruptcy case or (ii) a final distribution under the Plan. The total Incentive Compensation shall be determined as follows:

      Aggregate Distribution to                     Aggregate Incentive
    Holders of Class 6 Interests                       Compensation

Less than $14 million                                                 $0

Between $14,000,000 and $15,999,999                              $20,000

Between $16,000,000 and $17,999,999                              $40,000

Between $18,000,000 and $20,000,000                              $50,000

Over $20 million                                 $50,000 plus .005 x Any
                                                     amount in excess of
                                                             $20 million


         The Plan Administrator shall provide to the Plan Committee monthly bills for services performed and expenses incurred. Compensation and expenses to be paid or reimbursed to the Plan Administrator as provided herein shall be paid from the Operating Reserve. Any successor Plan Administrator shall receive such reasonable compensation from the Operating Reserve for service as the Plan Administrator as may be approved by the Bankruptcy Court and reimbursement from the Operating Reserve for expenses reasonably incurred in performing the duties of the Plan Administrator.

         In the event that the Plan Committee seeks to alter the amount, terms or conditions of the Plan Administrator's compensation, the Plan Committee shall file a motion seeking to have the matter determined by the Bankruptcy Court; provided, however, that the Plan Committee shall not have the right to object to the hourly rates at which the Plan Administrator is compensated or to the reasonable out-of-pocket expenses already incurred by the Plan Administrator; provided, further, that the Plan Committee shall not have the right to object to the incentive compensation described above.

         The expenses for which the Plan Administrator is entitled to be reimbursed include (without limitation) travel, lodging, duplicating, postage, computer research, messenger service and telephone service and the fees and expenses of the Administrative Professionals, including, without limitation,
(x) the fees and expenses for financial and accounting services provided to the Plan Administrator in the performance by the Plan Administrator of the duties imposed hereunder, and (y) the fees and expenses of counsel for services rendered to the Plan Administrator in the performance by the Plan Administrator of the duties imposed hereunder and also in connection with the review of relevant documentation and the negotiation and enforcement of the Agreement and related provisions under the Plan, the certificate of incorporation and bylaws of Reorganized Radio Unica and related documents and agreements.

         Section 5.6 Standard of Care; Indemnification; Exculpation. Reorganized Radio Unica and the Estates shall indemnify and hold harmless (i) the Plan Administrator (in its capacity as such and as officer and director of Reorganized Radio Unica), (ii) such individuals that may serve as officers and directors of Reorganized Radio Unica, (iii) the Plan Committee, and (iv) the Administrative Professionals (collectively, the "Indemnified Parties"), from and against and with respect to any and all liabilities, losses, damages, claims, costs and expenses, including but not limited to attorneys' fees arising out of or due to their actions or omissions, or consequences of such actions or omissions, other than acts or omissions resulting from such Indemnified Party's willful misconduct or gross negligence, with respect to Reorganized Radio Unica, the Estates or the implementation or administration of the Plan. To the extent an Indemnified Party asserts a claim for indemnification as provided above, the legal fees and related costs incurred by counsel to the Indemnified Party in the defense of such claims giving rise to the asserted right of indemnification shall be advanced to such Indemnified Party (and such Indemnified Party undertakes to repay such amounts if it ultimately shall be determined that such Indemnified Party is not entitled to be indemnified therefore) out of the Operating Reserve. The indemnification provisions of the Agreement shall remain available to and be binding upon any former Plan Administrator or the estate of any decedent Plan Administrator and shall survive the termination of the Agreement.

         Section 5.7 Insurance. The Plan Administrator shall be authorized to obtain and pay for out of the Operating Reserve all reasonably necessary insurance coverage for the Plan Committee and for itself, its agents, representatives, employees or independent contractors, and Reorganized Radio Unica, including, but not limited to, coverage with respect to (i) any property that is or may in the future become the property of Reorganized Radio Unica or the Estates and (ii) the liabilities, duties and obligations of the Plan Administrator and its agents, representatives, employees or independent contractors under the Agreement (in the form of an errors and omissions policy or otherwise), the latter of which insurance coverage may, at the sole option of the Plan Administrator, remain in effect for a reasonable period (not to exceed seven years) after the termination of the Agreement.

         Section 5.8 Reliance by Plan Administrator. The Plan Administrator may rely, and shall be fully protected in acting or refraining from acting if it relies, upon any resolution, statement, certificate, instrument, opinion, report, notice, request, consent, order or other instrument or document that the Plan Administrator reasonably believes to be genuine and to have been signed or presented by the party or parties properly authorized to do so or, in the case of cables, telecopies and telexes, to have been sent by the proper party or parties, and the Plan Administrator may conclusively rely as to the truth of the statements and correctness of the opinions expressed therein. The Plan Administrator may consult with counsel and other professionals with respect to matters in their area of expertise, and any opinion of counsel shall be full and complete authorization and protection in respect of any action taken or not taken by the Plan Administrator. The Plan Administrator shall be entitled to rely upon the advice of such professionals in acting or failing to act, and shall not be liable for any act taken or not taken in reliance thereon. The Plan Administrator shall have the right at any time to seek and rely upon instructions from the Bankruptcy Court concerning the Agreement, the Plan or any other document executed in connection therewith, and the Plan Administrator shall be entitled to rely upon such instructions in acting or failing to act and shall not be liable for any act taken or not taken in reliance thereon. In addition to the exculpation provided for in the Plan, the Plan Administrator shall have no liability for any action taken or failed to have been taken at the direction of the Plan Committee, except for the Plan Administrator's fraud, gross negligence, breach of fiduciary duty, malpractice, or willful misconduct.

         Section 5.9 Reliance by Persons Dealing with the Plan Administrator. In the absence of actual knowledge to the contrary, any person dealing with Reorganized Radio Unica and the Estate(s) shall be entitled to rely on the authority of the Plan Administrator to act on behalf of the Estates and Reorganized Radio Unica, and shall have no obligation to inquire into the existence of such authority.

                                  ARTICLE VI

                                  TERMINATION

         Section 6.1 Termination. As soon as practicable after the Plan Administrator exhausts the assets of the Debtors' Estates by making the final distribution of Cash under the Plan and the Agreement and has complied with and fulfilled the Plan Administrator's obligations under the Asset Purchase Agreement, the Plan Administrator shall, at the expense of the Debtors' Estates, (a) provide for the retention and storage of the books, records and files that shall have been delivered to or created by the Plan Administrator until such time as all such books, records and files are no longer required to be retained under applicable law, and file a certificate informing the Bankruptcy Court of the location at which such books, records and files are being stored; (b) file a certification stating that the assets of the Debtors' Estates have been exhausted and final distributions of Cash have been made under the Plan; (c) file the necessary paperwork with the Office of the Secretary of State for the State of Delaware to effectuate the dissolution of Reorganized Radio Unica in accordance with the laws of the State of Delaware; and (d) resign as the sole officer and sole director of Reorganized Radio Unica. Upon the Plan Administrator's exhaustion of the assets of the Debtors' Estates and completion of the actions specified in the preceding sentence, the Agreement shall terminate.

         Except as otherwise specifically provided herein, after the termination of the Agreement pursuant to Section 6.1 above, the Plan Administrator shall have no further duties or obligations hereunder.

                                  ARTICLE VII

                           MISCELLANEOUS PROVISIONS

         Section 7.1 Descriptive Headings. The headings contained in the Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of the Agreement.

         Section 7.2 Amendment, Waiver and Modification. The Agreement may not be amended except by an instrument executed (a) by the Debtors and the Plan Administrator on or before the Effective Date and (b) by the Plan Committee, Reorganized Radio Unica and the Plan Administrator following the Effective Date.

         Section 7.3 Governing Law. The Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to the rules of conflict of laws of the State of New York or any other jurisdiction.

         Section 7.4 Counterparts; Effectiveness. The Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement. The Agreement shall become effective when each party hereto shall have received counterparts thereof signed by all the other parties hereto.

         Section 7.5 Severability; Validity. If any provision of the Agreement or the application thereof to any person or circumstance is held invalid or unenforceable, the remainder of the Agreement, and the application of such provision to other persons or circumstances, shall not be affected thereby, and to such end, the provisions of the Agreement are agreed to be severable.

         Section 7.6 Notices. Any notice or other communication hereunder shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows (or at such other address for such entity as shall be specified by like notice):

         (a) If to the Plan Administrator or to Reorganized Radio Unica, to:

         RADIO UNICA COMMUNICATIONS CORP.
         840 N.W. 52nd Street
         Suite 101
         Miami, Florida  33166
         Telephone:   (305) 463-5000
         Facsimile:   (305) 463-5022
         Attn:  Steven E. Dawson

with copies to:

         SKADDEN ARPS SLATE MEAGHER & FLOM LLP
         Four Times Square
         New York, New York 10036
         Telephone: (212) 735-3000
         Facsimile: (212) 735-2000
         Attn:  J. Gregory Milmoe, Esq.

         Section 7.7 Relationship to Plan. The principal purpose of the Agreement is to aid in the implementation of the Plan and, therefore, the Agreement incorporates and is subject to the provisions of the Plan. To that end, the Plan Administrator shall have full power and authority to take any action consistent with the purposes and provisions of the Plan. In the event that the provisions of the Agreement are found to be inconsistent with the provisions of the Plan, the provisions of the Plan shall control; provided, however, that provisions of the Agreement adopted by amendment and approved by the Bankruptcy Court following substantial consummation (as such term is used in section 1127(b) of the Bankruptcy Code) shall control over provisions of the Plan.

         Section 7.8 Retention of Jurisdiction. As provided in Article XI of the Plan, the Bankruptcy Court shall retain jurisdiction over the Estate(s) and Reorganized Radio Unica to the fullest extent permitted by law, including, but not limited to, for the purposes of interpreting and implementing the provisions of the Agreement; provided, however, that the retention of jurisdiction shall not require the retention or payment of Administrative Professionals to be approved by the Bankruptcy Court.

         IN WITNESS WHEREOF, the parties have either executed and acknowledged the Agreement or caused it to be executed and acknowledged on their behalf by their duly authorized officers at of the date first above written.

                                          RADIO UNICA COMMUNICATIONS CORP.
                                          (for itself and on behalf of the
                                          Affiliate Debtors)


                                          By:
                                             --------------------------------
                                          Name:
                                          Title:


                                          DAWSON ADVISORS, LLC as Plan
                                          Administrator


                                          By:
                                             -------------------------------
                                          Name:

                                         Exhibit D to the First Amended Plan -
                                                      Asset Purchase Agreement



===============================================================================


                            ASSET PURCHASE AGREEMENT

                                      among

                        RADIO UNICA COMMUNICATIONS CORP.,

                               RADIO UNICA CORP.,

      Its Subsidiary Licensees Set Forth On The Signature Pages Hereto, and

   Its Subsidiary Operating Companies Set Forth On The Signature Pages Hereto,

                                       and

                      MULTICULTURAL RADIO BROADCASTING INC.


                           Dated as of October 3, 2003


===============================================================================

                                TABLE OF CONTENTS

                                                                                                              Page
                                                                                                              ----
ARTICLE I DEFINITIONS...........................................................................................2

Section 1.1.      Specific Definitions..........................................................................2

Section 1.2.      Other Terms..................................................................................12

Section 1.3.      Other Definitional Provisions................................................................12

ARTICLE II THE PURCHASE AND SALE OF ASSETS.....................................................................13

Section 2.1.      Purchased Assets.............................................................................13

Section 2.2.      Excluded Assets..............................................................................14

Section 2.3.      Assumed Liabilities..........................................................................16

Section 2.4.      Excluded Liabilities.........................................................................17

Section 2.5.      Contract Assumption and Assignment...........................................................18

Section 2.6.      Contract Obligations.........................................................................19

Section 2.7.      No Expansion of Third Party Rights...........................................................19

ARTICLE III PURCHASE PRICE AND DEPOSIT.........................................................................19

Section 3.1.      Purchase Price...............................................................................19

Section 3.2.      Escrow Deposit...............................................................................20

Section 3.3.      Payment of Purchase Price....................................................................20

Section 3.4.      Allocation of Purchase Price.................................................................20

Section 3.5.      Proration of Income and Expenses; Allocation of Sales Tax. ..................................21

ARTICLE IV CLOSING.............................................................................................22

Section 4.1.      Closing......................................................................................22

Section 4.2.      Deliveries at Closing........................................................................22

Section 4.3.      Closing With Respect to Entirety of Acquired Stations. ......................................24

ARTICLE V REPRESENTATIONS AND WARRANTIES OF RADIO UNICA........................................................25

Section 5.1.      Organization, Authority and Qualification....................................................26

Section 5.2.      Power and Authority Relative to this Agreement...............................................26

Section 5.3.      No Violation; Consents and Approvals. .......................................................26

Section 5.4.      Real Estate; Title to Properties. ...........................................................27

Section 5.5.      Personal Property............................................................................29

Section 5.6.      Litigation...................................................................................29

Section 5.7.      Compliance with Law..........................................................................29

Section 5.8.      FCC Licenses.................................................................................30

Section 5.9.      Contracts....................................................................................30

Section 5.10.     Tax Matters..................................................................................31

Section 5.11.     Intellectual Property........................................................................31

Section 5.12.     Labor Matters; Employee Benefits.............................................................32

Section 5.13.     Environmental and Health and Safety Matters..................................................33

Section 5.14.     Brokers and Finders..........................................................................34

Section 5.15.     Limitation of Representations and Warranties.................................................34

ARTICLE VI REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.....................................................34

Section 6.1.      Organization, Authority and Qualification....................................................35

Section 6.2.      Power and Authority Relative to this Agreement...............................................35

Section 6.3.      No Violation; Consents and Approvals.........................................................35

Section 6.4.      Litigation...................................................................................36

Section 6.5.      Brokers and Finders..........................................................................36

Section 6.6.      Financing; Solvency..........................................................................36

Section 6.7.      Quality of Purchased Assets..................................................................36

Section 6.8.      FCC Matters..................................................................................36

ARTICLE VII TAX MATTERS........................................................................................37

Section 7.1.      Cooperation on Tax Matters...................................................................37

Section 7.2.      Purchaser Returns............................................................................37

Section 7.3.      Control of Proceedings.......................................................................37

Section 7.4.      Tax Refunds..................................................................................37

Section 7.5.      Transfer Taxes...............................................................................37

Section 7.6.      Tax Clearance Certificates...................................................................38

ARTICLE VIII CERTAIN COVENANTS AND AGREEMENTS OF RADIO UNICA, THE SELLERS, PARENT AND THE PURCHASER............39

Section 8.1.      Restructuring................................................................................39

Section 8.2.      No Solicitation of Alternative Transactions..................................................40

Section 8.3.      Other Assets and Agreements..................................................................41

Section 8.4.      Additional Matters; Further Assurances; Releases of Liens; Receivables.......................42

Section 8.5.      Access and Information.......................................................................42

Section 8.6.      Confidentiality..............................................................................43

Section 8.7.      Appropriate Actions; Registrations, Filings and Consents.....................................44

Section 8.8.      FCC Consent and Application..................................................................45

Section 8.9.      Conduct of Business..........................................................................46

Section 8.10.     Environmental Audit..........................................................................47

Section 8.11.     Title Insurance and Survey. .................................................................48

Section 8.12.     Employees....................................................................................48

Section 8.13.     Adjustments..................................................................................49

Section 8.14.     Cure Costs...................................................................................49

ARTICLE IX CONDITIONS TO CLOSING...............................................................................49

Section 9.1.      Conditions Precedent to Obligations of the Sellers and the Purchaser.........................49

Section 9.2.      Conditions Precedent to Obligation of the Sellers............................................50

Section 9.3.      Conditions Precedent to the Obligation of the Purchaser......................................50

ARTICLE X TERMINATION..........................................................................................52

Section 10.1.     Termination..................................................................................52

Section 10.2.     Notice of Termination........................................................................54

Section 10.3.     Effect of Termination........................................................................54

Section 10.4.     Break-Up Payment.............................................................................54

Section 10.5.     Remedies Upon Termination....................................................................55

ARTICLE XI SURVIVAL AND INDEMNIFICATION........................................................................55

Section 11.1.     Survival of Representations. ................................................................55

Section 11.2.     Post-Closing Indemnification.................................................................55

Section 11.3.     Indemnification Procedures and Limitations...................................................56

Section 11.4.     Holdback Escrow..............................................................................56

Section 11.5.     Exclusive Remedy.............................................................................56

ARTICLE XII MISCELLANEOUS......................................................................................56

Section 12.1.     Amendment and Waiver.........................................................................56

Section 12.2.     Expenses.....................................................................................56

Section 12.3.     Public Disclosure............................................................................57

Section 12.4.     Specific Performance.........................................................................57

Section 12.5.     Assignment...................................................................................57

Section 12.6.     Entire Agreement.............................................................................57

Section 12.7.     Fulfillment of Obligations...................................................................57

Section 12.8.     Parties in Interest; No Third Party Beneficiaries............................................57

Section 12.9.     Schedules....................................................................................58

Section 12.10.    Counterparts.................................................................................58

Section 12.11.    Headings.....................................................................................58

Section 12.12.    Notices......................................................................................58

Section 12.13.    No Strict Construction.......................................................................59

Section 12.14.    Governing Law................................................................................59

Section 12.15.    Severability.................................................................................60

Section 12.16.    Like-Kind Exchange...........................................................................60

LIST OF EXHIBITS

EXHIBIT A         ACQUIRED STATIONS
EXHIBIT B         ESCROW AGREEMENT
EXHIBIT C         HOLDBACK ESCROW AGREEMENT

LIST OF SCHEDULES

SCHEDULE 1.1      KNOWLEDGE PARTIES
SCHEDULE 2.1(a)   ACQUIRED STATION LICENSES
SCHEDULE 2.1(b)   TANGIBLE PERSONAL PROPERTY
SCHEDULE 2.1(c)   REAL PROPERTY
SCHEDULE 2.1(l)   NETWORK ASSETS
SCHEDULE 2.5(a)   CONTRACTS
SCHEDULE 5.3(a)   SELLERS' CONSENTS AND WAIVERS
SCHEDULE 5.3(b)   SELLERS' GOVERNMENTAL APPROVALS AND FILINGS
SCHEDULE 5.4(a)   OWNED REAL PROPERTY
SCHEDULE 5.4(b)   LEASED REAL PROPERTY
SCHEDULE 5.5      CONDITION OF PROPERTY
SCHEDULE 5.6      LITIGATION
SCHEDULE 5.8(b)   FCC COMPLIANCE
SCHEDULE 5.9(b)   CONTRACT COMPLIANCE
SCHEDULE 5.10     TAX MATTERS
SCHEDULE 5.11     PATENTS, TRADEMARKS AND COPYRIGHTS
SCHEDULE 5.12(b)  COBRA BENEFITS
SCHEDULE 5.13(a)  ENVIRONMENTAL COMPLIANCE
SCHEDULE 5.14     SELLERS' BROKERS
SCHEDULE 6.3(a)   PURCHASER'S CONSENTS AND WAIVERS
SCHEDULE 6.3(b)   PURCHASER'S GOVERNMENTAL APPROVALS AND FILINGS
SCHEDULE 6.5      PURCHASER'S BROKERS
SCHEDULE 8.9      CONDUCT OF BUSINESS
SCHEDULE 9.3(f)   CLOSING CONSENTS, WAIVERS AND APPROVALS

                            ASSET PURCHASE AGREEMENT

          THIS ASSET PURCHASE AGREEMENT (this "AGREEMENT") is made and entered into as of October 3, 2003, by and among Radio Unica Communications Corp., a Delaware corporation ("RADIO UNICA"), Radio Unica Corp., a Delaware corporation ("RADIO UNICA CORP."), the Persons identified on the signature pages to this Agreement as the "Licensees" (each a "LICENSEE" and, together, the "LICENSEES"), the Persons identified on the signature pages to this Agreement as the "Operating Companies" (each an "OPERATING COMPANY" and, together, the "OPERATING COMPANIES" and, collectively with Radio Unica Corp. and the Licensees, the "SELLERS"), and Multicultural Radio Broadcasting Inc., a New Jersey corporation (the "PURCHASER").


                              W I T N E S S E T H:

          WHEREAS, Radio Unica is engaged, through the Sellers, in the Business; and

          WHEREAS, each of the Parties wishes to effect a series of transactions that shall together constitute a capital restructuring of the Restructuring Companies, all on the terms and subject to the conditions set forth herein; and

          WHEREAS, the Parties desire to effectuate such capital restructuring in conjunction with the filing with the Bankruptcy Court of a voluntary petition for relief under Chapter 11 of the Bankruptcy Code and the Bankruptcy Plan and the Disclosure Statement relating thereto; and

          WHEREAS, Radio Unica owns, directly or indirectly, all of the issued and outstanding shares of capital stock of each Seller; and

          WHEREAS, Radio Unica and each Seller desire to sell and transfer to the Purchaser or its Designees, and the Purchaser (or its Designees) desires to purchase and assume from Radio Unica and each Seller, the Purchased Assets and the Purchaser (or its Designees) is willing to assume, and Radio Unica and each Seller desire to assign to the Purchaser (or its Designees), the Assumed Liabilities; and

          WHEREAS, upon the terms and subject to the conditions set forth herein, and as contemplated under the Bankruptcy Plan, the Purchaser or its Designees will purchase from the Sellers the Purchased Assets and the Purchaser or its Designees will assume from the Sellers the Assumed Liabilities;

          NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein, and subject to and on the terms and conditions herein set forth, the Parties agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

          Section 1.1. SPECIFIC DEFINITIONS. As used in this Agreement, the following terms shall have the meanings set forth or referenced below:

          "ACQUIRED INTELLECTUAL PROPERTY" shall have the meaning set forth in
Section 2.1(e).

          "ACQUIRED STATION LICENSES" shall have the meaning set forth in
Section 2.1(a).

          "ACQUIRED STATIONS" shall mean the radio broadcast stations set forth on EXHIBIT A hereto.

          "ACQUIRED STATIONS EQUIPMENT" shall have the meaning set forth in
Section 2.1(b).

          "ADJUSTED PURCHASE PRICE" shall have the meaning set forth in Section 3.1.

          "ADMINISTRATIVE CLAIM" shall mean a claim entitled to administrative expense priority under Sections 503(b) and/or 507(a)(1) of the Bankruptcy Code.

          "AFFILIATE," as applied to any Person, shall mean any other Person directly or indirectly controlling, controlled by or under common control with such Person.

          "AGREEMENT" shall have the meaning set forth in the preamble.

          "ALLOCATION" shall have the meaning set forth in Section 3.4.

          "ALLOWED BREAK-UP PAYMENT CLAIM" shall have the meaning set forth in
Section 8.1(c).

          "ALTERNATIVE AGREEMENT" shall have the meaning set forth in Section 8.2(b).

          "ALTERNATIVE TRANSACTION" shall have the meaning set forth in Section 8.2(d).

          "ANTITRUST DIVISION" shall mean the Antitrust Division of the United States Department of Justice.

          "ASSIGNED CONTRACTS" shall have the meaning set forth in Section
2.5(a).

          "ASSUMED LIABILITIES" shall have the meaning set forth in Section 2.3.

          "BANKRUPTCY CASE" shall mean all legal proceedings instituted in a Bankruptcy Court in connection with the Restructuring Transaction; PROVIDED, that for all purposes relating to the approval or payment of the Break-Up Payment to which the Purchaser becomes entitled prior to the commencement of the Bankruptcy Case hereunder, "BANKRUPTCY CASE" shall mean all legal proceedings instituted in a Bankruptcy Court by the Restructuring Companies in connection with the restructuring of their financial circumstances and/or capitalization subsequent to the date of the termination of this Agreement.

          "BANKRUPTCY CODE" shall mean Title 11 of the United States Code, 11 U.S.C. Section 101, et seq., as in effect for cases filed on the date the Bankruptcy Case is filed.

          "BANKRUPTCY COURT" shall mean the United States Bankruptcy Court or other U.S. federal court of competent jurisdiction in which the Bankruptcy Case is pending.

          "BANKRUPTCY PLAN" shall mean the plan of reorganization under Chapter 11 of the Bankruptcy Code substantially in the form provided to the Purchaser immediately prior to the execution of this Agreement as filed on or shortly after the commencement of the Bankruptcy Case by the Restructuring Companies, with such changes or supplements thereto as may be mutually agreed in writing by the Restructuring Companies and the Purchaser.

          "BANKRUPTCY RULES" shall mean the Federal Rules of Bankruptcy
Procedure.

          "BOARD OF DIRECTORS" shall mean the Board of Directors of Radio Unica.

          "BREAK-UP PAYMENT" shall mean an amount equal to Four Million Five Hundred Thousand Dollars ($4,500,000), plus the reasonable and documented out-of-pocket expenses incurred by the Purchaser and any Affiliate thereof in connection with this Agreement and the transactions contemplated by this Agreement in an amount not to exceed One Million Dollars ($1,000,000).

          "BREAK-UP PAYMENT CLAIM ORDER" shall mean an order of the Bankruptcy Court in form and substance reasonably satisfactory to the Purchaser (i) allowing the Break-Up Payment as the use of property of the Restructuring Companies other than in the normal course of business under Sections 363(b) and 105 of the Bankruptcy Code and as an Administrative Claim in the Bankruptcy Case and (ii) providing for payment to the Purchaser under the circumstances provided for in this Agreement.

          "BREAK-UP PAYMENT ORDER" shall mean an order of the Bankruptcy Court in form and substance reasonably satisfactory to the Purchaser (i) approving the Break-Up Payment as the use of property of the Restructuring Companies other than in the normal course of business under Sections 363(b) and 105 of the Bankruptcy Code and as an administrative expense of the Restructuring Companies' bankruptcy estate and (ii) providing for payment to the Purchaser under the circumstances provided for in this Agreement.

          "BUSINESS" shall mean the business of owning and operating the Acquired Stations.

          "BUSINESS DAY" shall mean any day other than a Saturday, a Sunday or a day on which banks in Miami, Florida or New York, New York are authorized or obligated by Law or executive order to close.

          "BUSINESS EMPLOYEES" shall have the meaning set forth in Section 8.12.

          "CLAIM" shall mean any claim, demand, action, suit, lawsuit, litigation, hearing, arbitration, proceeding or appeal, whether civil or criminal, administrative or otherwise, by or before any Governmental Entity or arbitrator.

          "CLOSING" shall have the meaning set forth in Section 4.1.

          "CLOSING DATE" shall have the meaning set forth in Section 4.1.

          "COBRA" shall have the meaning set forth in Section 2.4(g).

          "CODE" shall mean the Internal Revenue Code of 1986, as amended.

          "COMMITMENT LETTER" shall have the meaning set forth in Section
8.7(b).

          "COMMON STOCK" shall mean the common stock, par value $.01 per share, of Radio Unica.

          "CONFIDENTIALITY AGREEMENT" shall have the meaning set forth in
Section 8.6(a).

          "CONFIRMATION ORDER" shall mean the order entered by the Bankruptcy Court in the Bankruptcy Case, in form and substance reasonably satisfactory to the Purchaser, confirming the Bankruptcy Plan pursuant to Section 1129 of the Bankruptcy Code. The Confirmation Order shall provide, among other things, (i) that the sale of the Purchased Assets and Assumed Liabilities pursuant to this Agreement shall be free and clear of all claims (as defined under the Bankruptcy
Code), interests and Liens other than Permitted Liens to the extent such Permitted Liens cannot be removed by operation of sections 105, 363(f) or 1141 of the Bankruptcy Code, and (ii) an express finding that the parties to the Bankruptcy Case, the Purchaser and any Designees have acted in good faith.

          "CONTRACT" shall mean any mortgage, bond, note, loan, evidence of indebtedness, purchase order, letter of credit, indenture, covenant not to compete, lease, franchise, license, permit, contract, agreement, commitment, obligation, trust, instrument or other written binding arrangement or understanding.

          "CONTRACT CONFIDENTIAL INFORMATION" shall have the meaning set forth in Section 2.5(c).

          "CONTRACT PARTIES" shall have the meaning set forth in Section 2.5(c)(ii).

          "COPYRIGHTS" shall mean all copyrights, including without limitation moral rights and rights of attribution and integrity, copyrights in Software and in the content contained on any Web site, and registrations and applications for any of the foregoing, and rights to sue for past Infringement thereof.

          "DESIGNEE" shall mean any direct or indirect wholly-owned Subsidiary of the Purchaser that the Purchaser may appoint to (a) purchase specified Purchased Assets, (b) assume specified Assumed Liabilities or any Assigned Contract, or (c) exercise any of the Purchaser's rights hereunder, it being understood and agreed that any such right to designate is conditioned upon such Designee being able to demonstrate satisfaction of the requirements of
Section 365 of the Bankruptcy Code including the provision of adequate assurance for future performance; PROVIDED, that the Purchaser must inform Radio Unica of any such appointment no later than the fifth (5th) Business Day prior to the Closing Date.

          "DISCLOSURE STATEMENT" shall mean the disclosure statement filed under
Section 1125 of the Bankruptcy Code in connection with the Bankruptcy Plan in the Bankruptcy Case.

          "DOMAIN NAMES" shall mean any alphanumeric designations which are registered with or assigned by any domain name registrar, domain name registry, or other domain name registration authority as part of an electronic address on the Internet.

          "EARNEST MONEY DEPOSIT" shall have the meaning set forth in Section 3.2(a).

          "EHS LAWS" shall have the meaning set forth in Section 5.13(a).

          "EMPLOYEE BENEFIT PLANS" shall have the meaning set forth in Section 5.12(b).

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

          "ERISA AFFILIATE" shall have the meaning set forth in Section 5.12(b).

          "ESCROW AGENT" shall have the meaning set forth in Section 3.2(a).

          "ESCROW AGREEMENT" shall have the meaning set forth in Section 3.2(a).

          "EXCLUDED ASSETS" shall have the meaning set forth in Section 2.2.

          "EXCLUDED INTELLECTUAL PROPERTY" shall have the meaning set forth in
Section 2.2(b).

          "EXCLUDED LIABILITIES" shall have the meaning set forth in Section
2.4.

          "EXISTING COMMITMENT LETTER" shall have the meaning set forth in
Section 6.6.

          "FAILURE" shall have the meaning set forth in Section 10.1(j).

           "FCC" shall mean the Federal Communications Commission or any successor agency thereto.

          "FCC APPLICATION" shall have the meaning set forth in Section 8.8(b).

          "FCC CONSENT" shall have the meaning set forth in Section 8.8(a).

          "FCC LICENSES" shall have the meaning set forth in Section 2.1(a).

          "FCC MULTIPLE OWNERSHIP RULES" shall have the meaning set forth in
Section 8.8(b).

          "FCC RULES" shall have the meaning set forth in Section 5.8(a).

          "FINAL ORDER" shall mean an Order (a) as to which the time to appear, petition for certiorari or move for review or rehearing has expired and as to which no appeal, petition for certiorari or other proceeding for review or rehearing is pending or (b) which, if an appeal, writ of certiorari, reargument or rehearing has been filed or sought, has been affirmed by the highest court to which such Order was appealed or certiorari has been denied, or reargument or rehearing shall have been denied or resulted in no modification of such Order, and the time to take any further appeal or to seek certiorari or further reargument or rehearing has expired; PROVIDED, HOWEVER, that the possibility that a motion under Rule 59 or Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules, may be filed with respect to such Order shall not prevent such Order from being considered a Final Order.

          "FINANCING" shall have the meaning set forth in Section 8.7(b).

          "FTC" shall mean the United States Federal Trade Commission.

          "GAAP" shall mean United States generally accepted accounting principles.

          "GOVERNMENTAL ENTITY" shall mean any United States federal, state or local or any supranational or non-United States court, tribunal, legislative, executive governmental, quasi-governmental or regulatory authority, self-regulatory authority, agency, department, commission, instrumentality or body.

          "HAZARDOUS SUBSTANCE" shall have the meaning set forth in Section 5.13(a).

          "HOLDBACK AMOUNT" shall mean an amount equal to Five Hundred Thousand Dollars ($500,000).

          "HOLDBACK DEPOSIT" shall mean the funds paid into escrow pursuant to the Holdback Escrow Agreement equal to the Holdback Amount.

          "HOLDBACK ESCROW AGREEMENT" shall mean the agreement among the Parties and the escrow agent thereunder in the form of EXHIBIT C hereto.

          "HSR ACT" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

          "INDEMNITY CLAIM" shall mean a claim for reimbursement under Article
XI.

          "INFRINGEMENT" shall mean an assertion that a given item infringes, misappropriates, dilutes (with respect to Trademarks), unfairly competes with, constitutes unauthorized Use of or otherwise violates the Intellectual Property rights of any Person.

          "INITIAL CLOSING" shall have the meaning set forth in Section
4.3(a)(i).

          "INTELLECTUAL PROPERTY" shall mean all Copyrights; Patents; Rights of Publicity; Trademarks; Domain Names; Trade Secrets; and other similar intangible assets.

          "IP CLAIM" shall mean any suit, arbitration, opposition, interference, cancellation or other adversarial proceeding.

          "INTERESTED PARTIES" shall have the meaning set forth in Section
2.5(c).

          "IRS" shall mean the United States Internal Revenue Service.

          "KNOWLEDGE," with respect to any individual, or any other Person, as the case may be, shall mean the actual, direct and personal knowledge of such individual, or the executive officers (or persons performing similar functions) of such other Person, in each case after reasonable inquiry. The Knowledge of Radio Unica shall mean the Knowledge of the individuals set forth on SCHEDULE
1.1 of the Sellers' Disclosure Letter.

          "LAW" shall mean any law, rule, regulation, code, plan, Order or other restriction of any arbitrator, court or other Governmental Entity.

          "LEASED REAL PROPERTY" shall have the meaning set forth in Section 5.4(b).

          "LEASES" shall have the meaning set forth in Section 5.4(b)(i).

          "LICENSEE" and "LICENSEES" shall have the meanings set forth in the preamble and shall include any successor entities to the Licensee constituting "debtors-in-possession" under the Bankruptcy Code.

          "LIEN" shall mean any pledge, option, charge, hypothecation, easement, security interest, right of way, encroachment, mortgage, deed of trust, or other encumbrance or restriction on transfer and shall also have the meaning ascribed to "lien" in Section 101 of the Bankruptcy Code.

          "MATERIAL ADVERSE EFFECT" shall mean, (a) with respect to Radio Unica, an effect which is reasonably likely to prevent or materially delay or materially impair the ability of Radio Unica or any Seller to consummate the transactions contemplated by this Agreement, (b) with respect to the Purchased Assets, an adverse effect on the properties, assets, liabilities or condition of the Purchased Assets and/or the Assumed Liabilities which results in a loss in value with respect to the Purchased Assets equal to or greater than Fifteen Million Dollars ($15,000,000), and (c) with respect to the Purchaser, an effect which is reasonably likely to prevent or materially delay or materially impair the ability of the Purchaser to consummate the transactions contemplated by this Agreement; PROVIDED, that a Material Adverse Effect shall not be deemed to have occurred with respect to a Person or the Purchased Assets as a result solely of matters disclosed by such Person on the Sellers' Disclosure Letter or the Purchaser's Disclosure Schedule as of the execution of this Agreement or Schedules attached to this Agreement delivered contemporaneously with the execution of this Agreement; and PROVIDED FURTHER, in no event shall any of the following be taken into account (alone or in combination with any other event identified in this or the preceding proviso) in determining whether there has been such a Material Adverse Effect: (i) any change, event, circumstance, development or effect attributable primarily to the public announcement or pendency of this Agreement or the transactions contemplated by this Agreement; (ii) any material adverse effect on the assets (other than the Purchased Assets), business, financial condition or results of operations of Radio Unica or any of its Subsidiaries, including changes in the price or trading volume of Radio Unica's Securities; (iii) any change, event, circumstance, development or effect attributable primarily to conditions generally affecting the radio broadcasting industry, except to the extent that any such change, event, circumstance, development or effect has an adverse effect on the Purchased Assets that is materially and disproportionately greater than the adverse effect on radio station assets generally; (iv) any change in GAAP for companies operating in the radio broadcasting industry; and
(v) general economic, political or market conditions, or acts of terrorism or war (whether or not formally declared) except to the extent that any such conditions or acts have (A) an adverse effect on the Purchased Assets that is materially and disproportionately greater than the adverse effect on radio station assets generally or (B) a material adverse effect on the physical condition of the Purchased Assets, taken as a whole, or the ability of the Purchased Assets, taken as a whole, to be used in a manner consistent with past practice; and PROVIDED FURTHER, that the filing or pendency of the Bankruptcy Cases and any proceedings thereunder are not by themselves a Material Adverse Effect (it being understood that the facts underlying any allegations or claims against Radio Unica or the Sellers asserted in any such proceedings may be the basis for a Material Adverse Effect).

          "MIAMI SELLERS" shall have the meaning set forth in Section
4.3(b)(vii).

          "MIAMI STATIONS" shall have the meaning set forth in Section 4.3(a).

          "NETWORK" shall mean a communication system consisting of a group of broadcast stations that all transmit the same programming simultaneously for all or a substantial portion of the broadcast day, together with all goodwill and intangibles associated therewith and including contracts for programming and contracts for on-air talent, but excluding the physical assets of each of the broadcast stations that are part thereof.

          "NETWORK ASSETS" shall have the meaning set forth in Section 2.1(l).

          "NOTICE DATE" shall have the meaning set forth in Section 2.5(c)(i).

          "OPERATING COMPANY" and "OPERATING COMPANIES" shall have the meanings set forth in the preamble.

          "ORDER" or "ORDERS" shall mean any order, injunction, judgment, decree, ruling, writ, assessment or arbitration award of a Governmental Entity or arbitral body.

          "OWNED REAL PROPERTY" shall have the meaning set forth in Section 5.4(a).

          "PARTY" shall mean a party to this Agreement.

          "PATENTS" shall mean all patents and industrial designs, including without limitation any continuations, divisionals, continuations-in-part, renewals, reissues and applications for any of the foregoing, and rights to sue for past Infringement thereof.

          "PERMITTED LIENS" shall mean (a) statutory Liens for current taxes, assessments or other governmental charges not yet delinquent; (b) mechanics', carriers', workers', repairers' and similar Liens in respect of obligations not yet delinquent; (c) zoning, entitlement and other land use and environmental regulations by any Governmental Entity that do not impact the use or marketability of the property in question in a materially adverse manner; and
(d) such other Liens not materially adverse to the use or marketability of the Purchased Assets.

          "PERSON" shall mean any individual, corporation, partnership (general or limited), limited liability company, firm, joint venture, association, joint-stock company, trust, estate, unincorporated organization or Governmental Entity or other entity or organization.

          "PROCEEDINGS" shall mean any judicial or administrative claim, litigation, suit, proceeding, formal investigation, inquiry, audit or review of any nature by any Taxing Authority.

          "PURCHASED ASSETS" shall have the meaning set forth in Section 2.1.

          "PURCHASE PRICE" shall have the meaning set forth in Section 3.1.

          "PURCHASER" shall have the meaning set forth in the preamble.

          "PURCHASER RETURNS" shall have the meaning set forth in Section 7.2.

          "PURCHASER'S DISCLOSURE LETTER" shall have the meaning set forth in
Article VI.

          "RADIO UNICA" shall have the meaning set forth in the preamble.

          "RADIO UNICA CORP." shall have the meaning set forth in the preamble.

          "REAL PROPERTY" shall have the meaning set forth in Section 2.1(c).

          "RELATED DOCUMENT" shall mean the documents expressly required to be executed in connection with the consummation of the transactions contemplated by this Agreement, including the Escrow Agreement.

          "REPRESENTATIVES" shall have the meaning set forth in Section 8.2(a).

          "RESTRUCTURING" shall mean the restructuring of the combined capitalization of the Restructuring Companies pursuant to the Bankruptcy Plan.

          "RESTRUCTURING COMPANIES" shall mean Radio Unica and the Sellers (and any other Subsidiaries of Radio Unica that are party to the Bankruptcy Plan).

          "RESTRUCTURING TRANSACTION" shall mean any or all of the following:
(a) discussions and negotiations with the Restructuring Companies' creditors in order to reduce or refinance outstanding senior and subordinated indebtedness of the Restructuring Companies, (b) commencement of the Bankruptcy Case and adoption and implementation of the Bankruptcy Plan, and (c) any other transaction, filing, case, action or event, or other series of transactions, filings, cases, actions or events (including, without limitation, a consent solicitation, a prenegotiated plan or any other bankruptcy case), whereby the completion of which, as evidenced by a Final Order, if applicable, shall have effectuated the Restructuring in all material respects.

          "RIGHTS OF PUBLICITY" shall mean all rights of publicity and privacy, including but not limited to the Use of the names, likenesses, voices, signatures, biographical information, persona and other recognizable aspects of real Persons, and rights to sue for past Infringement thereof.

          "SALES TAX" shall have the meaning set forth in Section 7.5(b).

          "SECURITIES" shall mean shares of capital stock, debt securities, partnership interests, membership interests in limited liability companies and similar rights.

          "SELLERS" shall have the meaning set forth in the preamble.

          "SELLERS' DISCLOSURE LETTER" shall have the meaning set forth in
Article V.

          "SELLERS TAX RETURNS" shall have the meaning set forth in Section 5.10(a).

          "SENIOR NOTES" shall mean the 113/4% Notes due 2006 issued by Radio Unica Corp. under an Indenture, dated June 27, 1998.

          "SOFTWARE" shall mean all computer programs (whether in source code or object code form), databases, compilations and data, and all documentation related to any of the foregoing.

          "STRADDLE PERIOD" shall mean all Tax periods commencing on a date that is prior to the Closing Date and ending on a date that is following the Closing Date.

          "STUDIO LEASES" shall have the meaning set forth in Section 2.1(c).

          "STUDIO PROPERTIES" shall have the meaning set forth in Section
2.1(c).

          "SUBSEQUENT CLOSING" shall have the meaning set forth in Section 4.3(a)(ii).

          "SUBSIDIARY" shall mean, with respect to any Person at any time, any corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust or estate, or unincorporated organization of which (or in which) more than fifty percent (50%) of: (a) the issued and outstanding shares of capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time shares of capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency); (b) the interest in the capital or profits of such partnership, joint venture or limited liability company; or (c) the beneficial interest in such trust or estate, is, at such time, directly or indirectly owned by such Person.

          "SUPERIOR PROPOSAL" shall have the meaning set forth in Section
8.2(d).

          "SURVEY" shall have the meaning set forth in Section 8.11(b).

          "TANGIBLE PERSONAL PROPERTY" shall have the meaning set forth in
Section 2.1(b).

          "TAX" or "TAXES" shall mean any and all taxes, assessments, duties or charges of any kind whatsoever, including, without limitation, corporate, business profits, franchise, income, sales, use, AD VALOREM, gross receipts, value-added, profits, license, minimum, alternative minimum, environmental, withholding, payroll, employment, excise, property, customs and occupation taxes that are imposed by a Taxing Authority, and any interest, fine, penalty, addition to tax and other amounts imposed with respect thereto.

          "TAXING AUTHORITY" shall mean any government or political subdivision or territory or possession of any government or any authority or agency therein or thereof having power to tax.

          "TAX RETURNS" shall mean all returns, reports, forms, estimates, information returns and statements (including any related or supporting information) filed or required to be filed with any Taxing Authority in connection with the determination, assessment, collection or administration of any Taxes.

          "TIME BROKERAGE AGREEMENTS" shall mean (i) the Time Brokerage Agreement, dated April 12, 2001, by and between Radio Unica of Miami License Corp. and Hispanic Christian Radio, LLC, and (ii) the Time Brokerage Agreement, dated June 1, 2001, as amended, by and between Radio Unica of New York License Corp. and Radio Restoration.

          "TITLE COMMITMENT" shall have the meaning set forth in Section
8.11(a).

          "TITLE COMPANY" shall have the meaning set forth in Section 8.11(a).

          "TITLE POLICY" shall have the meaning set forth in Section 8.11(a).

          "TOWER SITE LEASES" shall have the meaning set forth in Section
2.1(c).

          "TOWER SITE PROPERTIES" shall have the meaning set forth in Section 2.1(c).

          "TRADEMARKS" shall mean all trademarks, service marks, trade names, designs, logos, emblems, signs or insignia, slogans, other similar designations of source or origin and general intangibles of like nature, together with the goodwill of the business symbolized by any of the foregoing, registrations and applications relating to any of the foregoing, and rights to sue for past Infringement thereof.

          "TRADE SECRETS" shall mean all forms and types of financial, business, scientific, technical, economic, or engineering information, including without limitation patterns, plans, compilations, program devices, formulas, designs, prototypes, methods, techniques, processes, procedures, programs, or codes, whether tangible or intangible, and whether or how stored, compiled, or memorialized physically, electronically, graphically, photographically, or in writing if (a) the owner thereof has taken reasonable measures to keep such information secret; and (b) the information derives independent economic value, actual or potential, from not being generally known to, and not being readily ascertainable through proper means by, the public, and rights to sue for past Infringement thereof.

          "TRANSACTION" shall have the meaning set forth in Section 8.6(b).

          "TRANSFER TAXES" shall have the meaning set forth in Section 7.5.

          "TREASURY REGULATIONS" shall mean the income tax regulations, including temporary regulations, promulgated under the Code, as may be amended from time to time.

          "TRIGGER DATE" shall have the meaning set forth in Section 10.1(j).

          "USE" shall mean to copy, reproduce, display, perform, transmit, produce, distribute, disclose to third parties, create derivative works of or otherwise modify, make, use, hold or make available for use, sell (or offer to make, use or sell), import, export, or otherwise exploit, or grant to others the right or license to do the same.

          "WARN" shall mean the Worker Adjustment and Retraining Notification Act, and any similar state or local Law.

          Section 1.2. OTHER TERMS. Other terms may be defined elsewhere in the text of this Agreement and, unless otherwise indicated, shall have such meaning indicated throughout this Agreement.

          Section 1.3. OTHER DEFINITIONAL PROVISIONS. (a) The words "HEREOF," "HEREIN," and "HEREUNDER" and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Where a reference in this Agreement is made to a Section, Schedule, Exhibit or Annex, such reference shall be to a Section of, Schedule, Exhibit or Annex to this Agreement unless otherwise indicated.

          (b) The words and phrases "include," "includes," "including," and "including, but not limited to," when used in this Agreement shall mean "including, without limitation."

          (c) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

          (d) Unless the context requires otherwise, any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and assigns.

          (e)  The terms "DOLLARS" and "$" shall mean United States Dollars.

                                   ARTICLE II

                         THE PURCHASE AND SALE OF ASSETS

          Section 2.1. PURCHASED ASSETS. Upon the terms and subject to the conditions contained herein, on the Closing Date, Radio Unica will cause the Sellers to and the Sellers will sell, convey, transfer, assign and deliver to the Purchaser and/or one or more of its Designees, and the Purchaser will, or will cause one or more of its Designees to, as the case may be, purchase and acquire from the Sellers all of the legal and beneficial right, title and interest of the Sellers in and to all of their respective properties, assets, Contracts and rights used or useful in the Business of whatever kind or nature, whether real or personal, tangible or intangible, wherever located (the "PURCHASED ASSETS"), free and clear of all claims (as defined under the Bankruptcy Code), interests and Liens other than Permitted Liens to the extent such Permitted Liens cannot be removed by operation of sections 105, 363(f) or 1141 of the Bankruptcy Code. The Purchased Assets shall include, but shall not be limited to, the properties, assets, Contracts and rights described below (but shall specifically exclude the Excluded Assets set forth in Section 2.2):

          (a) all licenses, permits and other authorizations, including applications with respect thereto, relating to the Acquired Stations issued to the Sellers by the FCC or any other Governmental Entity on or prior to the Closing Date, together with renewals or modifications thereof, including, without limitation, the licenses, permits, authorizations and applications identified on SCHEDULE 2.1(a) of the Sellers' Disclosure Letter (collectively the "ACQUIRED STATION LICENSES"; the Acquired Station Licenses issued to the Sellers by the FCC are referred to herein as the "FCC LICENSES");

          (b) (i) all of the Sellers' right, title and interest in and to all equipment, including broadcast equipment, transmitters and related equipment, broadcast towers, electrical devices, antennae, cables, tools and hardware, together with any additions thereto or replacements thereof made between the date hereof and the Closing Date, and less any retirements or dispositions thereof made between the date hereof and the Closing Date to the extent permitted hereunder (the "ACQUIRED STATIONS EQUIPMENT") and (ii) all of the office furniture and fixtures, office materials and supplies, inventory and other tangible personal property (other than the Acquired Stations Equipment), together with any additions thereto or replacements thereof made between the date hereof and the Closing Date, and less any retirements or dispositions thereof made between the date hereof and the Closing Date to the extent permitted hereunder (together with the Acquired Stations Equipment, and as collectively described on SCHEDULE 2.1(b) of the Sellers' Disclosure Letter, the "TANGIBLE PERSONAL PROPERTY");

          (c) all of the Sellers' right, title and interest in and to all of the real property used at the tower site facility for each Acquired Station that is leased by each Seller (the "TOWER SITE LEASES") or owned by each Seller (together with the Tower Site Leases, the "TOWER SITE PROPERTIES"), all of the Sellers' ownership or leasehold rights in and to any buildings, fixtures, and improvements located thereon, together with any additions thereto between the date hereof and the Closing Date, and all leased property used as any Acquired Station's broadcast studio (the "STUDIO LEASES" or "STUDIO PROPERTIES"), including but not limited to those described on SCHEDULE 2.1(c) of the Sellers' Disclosure Letter (collectively, the "REAL PROPERTY"), but, in the case of the Tower Site Leases, the Studio Leases and other leasehold rights, only to the extent such Leases constitute Assigned Contracts;

          (d) all of the Sellers' right, title and interest in and to the Assigned Contracts, together with all Contracts entered into or acquired by any Seller between the date hereof and the Closing Date in accordance with Section 8.9(b)(ii) of this Agreement which the Purchaser has agreed to assume in writing at the Closing;

          (e) all of the Sellers' right, title and interest in and to the call letters associated with the Acquired Stations, including without limitation all Trademark rights therein (collectively, the "ACQUIRED INTELLECTUAL PROPERTY"), and Copyrights in Software assigned to the Purchaser pursuant to Section 2.1(h);

          (f) all of the Sellers' right, title and interest in and to all warranties, representations and guarantees made by suppliers, manufacturers and contractors in connection with the Business;

          (g) subject to Section 3.5, all credits, prepaid expenses, deferred charges, advance payments, security deposits and prepaid items (and, in each case, security interests from third parties relating thereto);

          (h) all Software, including all Copyrights therein, held for use or useable by the Sellers in the conduct of the Business, whether owned, licensed or leased, or internally developed (in each case, subject to applicable restrictions on use);

          (i) all telephone numbers used by the Sellers in the conduct of the Business;

          (j) all files, records, and books of account relating to, or which are located at the premises of, the Acquired Stations, including studies, consulting reports, marketing and demographic data, list of advertisers, technical information and engineering data, filings with the FCC, copies of all written Assigned Contracts, logs and the public inspection file;

          (k) all claims, lawsuits or other causes of action of the Sellers with respect to the Purchased Assets or the Business; and

          (l) all broadcasting, production and other equipment, including office furniture and fixtures, related to or used by the Network operated by Radio Unica and described on SCHEDULE 2.1(l) of the Sellers' Disclosure Letter (collectively, the "NETWORK ASSETS");

PROVIDED, that by delivery to the Purchaser of written notice and a payment in the amount of Five Hundred Thousand Dollars ($500,000), which delivery shall be made not later than ninety (90) days from the date of this Agreement, Radio Unica may elect in its sole discretion to exclude the Network Assets from the Purchased Assets; PROVIDED, FURTHER, that if the Agreement is terminated, the Purchaser shall promptly refund such payment to Radio Unica.

          Section 2.2. EXCLUDED ASSETS. Notwithstanding anything to the contrary contained herein, it is expressly understood and agreed that the Purchased Assets shall not include the following assets or the Sellers' right, title and interest therein (collectively, the "EXCLUDED ASSETS"):

          (a) Radio Unica's and the Sellers' rights under this Agreement and the Related Documents to which they are parties;

          (b) all Intellectual Property other than the Acquired Intellectual Property and Copyrights in Software assigned to the Purchaser pursuant to
Section 2.1(h) (the "EXCLUDED INTELLECTUAL PROPERTY"), including without limitation:

                    (i) all Network and local programs and programming materials and elements of whatever form or nature Used by Radio Unica or any of the Sellers, whether recorded on tape or any other substance, or intended for live performance, and whether completed or in production, and all related Intellectual Property Used in connection with such Network and local programs and programming materials; and

                    (ii) all Internet Web site content relating to Radio Unica and all Domain Names that include "Radio Unica" or any part or variation of "Radio Unica";

          (c) all cash, cash equivalents or similar type investments of each Seller, such as certificates of deposit, Treasury bills and other marketable securities on hand and/or in banks, and all accounts receivable generated from broadcasts by the Sellers prior to the Closing Date, but excluding an amount equal to all insurance proceeds received by Radio Unica or any of its Affiliates between the date hereof and the Closing and that were received on account of any damage to or loss suffered by any Purchased Asset that is not repaired, replaced or restored by the Sellers prior to the Closing Date;

          (d) all Contracts to which any Seller is a party that (i) have been terminated in accordance herewith, (ii) have expired prior to the Closing Date in the ordinary course of business, or (iii) do not constitute Assigned Contracts pursuant to Section 2.5 hereof or are not otherwise assumed by the Purchaser pursuant to Section 2.1(d);

          (e) any and all Contracts for satellite capacity, transmission or related services to which the Network operated by Radio Unica is a party;

          (f) all of the rights, title and interests held by the Network operated by Radio Unica in and to any and all Contracts authorizing the Network operated by Radio Unica to broadcast all or a portion of any sporting event;

          (g) all of the rights, title and interests held by the Network operated by Radio Unica in and to any and all Contracts pursuant to which the Network operated by Radio Unica has agreed to sponsor any promotional event;

          (h) all of the rights, title and interests held by the Network operated by Radio Unica in and to all other Contracts to which the Network is a party;

          (i) all telephone numbers used by the Network operated by Radio Unica, including, but not limited to, (800) 522-1235, (305) 463-5000 and related extensions;

          (j) the Network Assets if Radio Unica shall have provided the notice and payment therefor pursuant to the proviso in Section 2.1;

          (k) the minute books, stockholder and transfer records, Tax, accounting and billing records and Tax Returns (except for the Purchaser's rights of access set forth herein) of the Sellers;

          (l) contracts of insurance and all insurance proceeds or claims made by the Sellers relating to property or equipment repaired, replaced or restored by the Sellers prior to the Closing Date, errors and omissions contracts of insurance, producers liability insurance and all other contracts of insurance relating to the Excluded Assets;

          (m) any and all claims, lawsuits or other causes of action any Seller may have with respect to Excluded Assets or transactions with respect to Excluded Assets prior to the Closing Date and the proceeds thereof;

          (n)  any assets of or held in respect of any Employee Benefit Plan;

          (o) any stock or other equity interests or any debt securities or promissory notes or other securities convertible into or exchanged for the foregoing owned by Radio Unica or any of its Subsidiaries in, or issued by, any Subsidiaries, including, but not limited to, the Sellers, Radio Unica Network, Inc., Mass Promotions, Inc., Mass Inc., Radio Unica of San Diego Inc., Radio Unica of San Diego License Corp., UnicaLibros Publishing Corp., Radio Unica Sales Corp., Radio Unica of Denver Inc. and Radio Unica of Denver License Corp., or any other Person;

          (p) all refunds, rebates or similar payments with respect to Taxes to the extent such Taxes were paid by or on behalf of any Seller; and

          (q) all claims, rights or causes of action by or of the Sellers or Radio Unica under Sections 544, 545, 547 and 548 of the Bankruptcy Code (other than any such claims as may exist against the Purchaser).

          Section 2.3. ASSUMED LIABILITIES. Upon the terms and subject to the conditions of this Agreement, at the Closing the Purchaser (or its Designees) shall assume the following liabilities and obligations, but only to the extent such liabilities or obligations relate to Purchased Assets which are transferred and assigned to the Purchaser or its Designees at the Closing or otherwise pursuant to this Agreement (collectively, the "ASSUMED LIABILITIES"):

          (a) any liabilities and obligations relating to events or circumstances occurring from and after the Closing Date arising out of or resulting from the ownership, lease, license, operation or disposition of the Purchased Assets by the Purchaser or any of its Designees;

          (b) any liabilities and obligations relating to events or circumstances occurring after the Closing Date under the Assigned Contracts;

          (c) liabilities related to the employment or termination of employment on and after the Closing of any person who becomes an employee of the Purchaser or any Affiliate thereof, including but not limited to any liability arising under the WARN Act; and

          (d)  liability for Taxes as set forth in Section 3.5 and 7.5(b).

          Section 2.4. EXCLUDED LIABILITIES. Notwithstanding anything contained in this Agreement to the contrary, neither the Purchaser nor any Designee shall assume or agree to pay, satisfy, discharge or perform, and shall not be deemed by virtue of the execution and delivery of this Agreement or any Related Document (except to the extent expressly provided in any Related Document to which the Purchaser or any Designee is a party), or as a result of the consummation of the transactions contemplated by this Agreement or such Related Document, to have assumed, or to have agreed to pay, satisfy, discharge or perform, and shall not be liable for, any liability, obligation, Contract or indebtedness of Radio Unica, any Seller or any other Affiliate of Radio Unica or any other Person, whether primary or secondary, direct or indirect, other than the Assumed Liabilities (all such liabilities and obligations that are NOT Assumed Liabilities are referred to herein as the "EXCLUDED LIABILITIES") including, without limitation, those set forth below:

          (a) all liabilities, obligations and indebtedness of Radio Unica, any Seller or any other Affiliate of Radio Unica to the extent they relate to any of the Excluded Assets;

          (b)  liability for Taxes as set forth in Section 3.5;

          (c) all liabilities, obligations and indebtedness for any legal, accounting, investment banking, brokerage or similar fees or expenses incurred by Radio Unica or any Seller or any other Affiliate of Radio Unica, in connection with, resulting from or attributable to the transactions contemplated by this Agreement;

          (d) all obligations or liabilities for any borrowed money incurred by Radio Unica or any Seller or any other Affiliate of Radio Unica;

          (e) all obligations of Radio Unica or any Seller or any other Affiliate of Radio Unica related to the ownership or issuance of any capital stock or other equity interest of Radio Unica or the Sellers, including any stock options or warrants;

          (f) all liabilities, obligations and indebtedness (whether past, present, future, known or unknown, liquidated or unliquidated, accrued or unaccrued) of Radio Unica or any Seller or any other Affiliate of Radio Unica resulting from, caused by or arising out of, directly or indirectly, the conduct of their respective businesses or the ownership or lease of any of their respective properties or assets or any properties or assets previously used by Radio Unica, any Seller or any other Affiliate of Radio Unica at any time prior to or on the Closing Date, including, without limitation, such of the foregoing
(i) as constitute, may constitute or are alleged to constitute a tort, breach of contract or violation of requirement of any Law or (ii) that relate to, result in or arise out of the existence or imposition of any liability or obligation to remediate or contribute or otherwise pay any amount under or in respect of any EHS Law or other Law;

          (g) all obligations to provide benefits coverage, notice or severance under WARN, Section 4980B of the Code and Sections 601 through 608 of ERISA ("COBRA") or any Employee Benefit Plan, or any applicable Laws of any state providing for similar benefits or protections with respect to any employees (and former employees and qualified beneficiaries) of Radio Unica, any Seller or any other Affiliate of Radio Unica, including employees on disability leave on the Closing Date with respect to any qualifying event (within the meaning of COBRA) that occurs at or before the Closing;

          (h) all liabilities, known or unknown, of Radio Unica, any Seller or any other Affiliate of Radio Unica relating to the recruitment, employment, potential employment or termination of employment of any employee of Radio Unica, any Seller or any other Affiliate of Radio Unica, including employees on disability leave on the Closing Date with respect to any qualifying event (within the meaning of COBRA) that occurs at or before the Closing, including any claims arising under any Employee Benefit Plan or Contract pertaining thereto, except as otherwise provided in Section 2.3(c) or as may arise out of the Purchaser's breach of the provisions of Section 8.12;

          (i) any liabilities for any and all Transfer Taxes due as a result of the transactions contemplated by this Agreement; and

          (j) all mechanics', workmen's, repairmen's, warehousemen's, carriers' or other like Liens attaching to any Purchased Asset as a result of events or circumstances on or prior to the Closing Date.

          Section 2.5.   CONTRACT ASSUMPTION AND ASSIGNMENT.

          (a) ASSIGNED CONTRACTS. SCHEDULE 2.5(a) to the Sellers' Disclosure Letter sets forth a list of all Contracts relating to the Business. SCHEDULE 2.5(a) is organized according to type of Contract and thereafter by counterparty and, with respect to any Contract that consists of a master agreement and separate purchase orders, statements of work, invoices, supplements, appendices, schedules or amendments, SCHEDULE 2.5(a) describes each such purchase order, statement of work, invoice, supplement, appendix, schedule or amendment in reasonable detail. SCHEDULE 2.5(a) specifies with respect to each Contract set forth thereon, the name of such Contract, the date of such Contract and any amendments thereto, the parties to such Contract, and the correct address for notices to counterparties thereunder. The Sellers shall assign and the Purchaser shall assume those Contracts set forth on SCHEDULE 2.5(a) that are identified by written notice from the Purchaser no later than twenty (20) Business Days after the date hereof as Contracts which the Purchaser desires to assume (collectively, the "ASSIGNED CONTRACTS") (it being understood that there shall be no adjustment to the Purchase Price as a result of any exclusion of properties, assets, Contracts or rights specified in any such notice).

          (b) ADDITIONAL CONTRACTS. Prior to any Seller entering into or acquiring any Contract after the date hereof as permitted under Section 8.9(b)(ii) that relates to the Purchased Assets from and after the Closing Date, such Seller shall promptly notify the Purchaser and afford the Purchaser a reasonable opportunity, prior to executing or acquiring such Contract, to comment on the terms thereof. Upon executing or acquiring such Contract, the Seller shall promptly furnish the Purchaser a fully executed copy of such Contract.

          (c) CONFIDENTIALITY. Each of the Parties hereby agrees (i) that it is in the best interests of the Sellers and the Purchaser for the lists of, or any other information regarding, the Assigned Contracts, specifically including the type of information set forth in SCHEDULE 2.5(a) to the Sellers' Disclosure Letter (such information, the "CONTRACT CONFIDENTIAL INFORMATION"), to be kept confidential and not to be revealed, disclosed or divulged to any other party (specifically excluding (x) the agents, advisors and actual or potential investors and lenders of such Party who need to know such information and who are advised of the confidential nature of such information, (y) the representatives of any official committee appointed in the Bankruptcy Cases who enter into a customary confidentiality agreement and their respective advisors and (z) the Bankruptcy Court (collectively, the "INTERESTED PARTIES")) prior to the date (the "NOTICE DATE") on which the counterparties to the Assigned Contracts are given notice of a motion with the Bankruptcy Court to have the Sellers assign the Assigned Contracts to the Purchaser or its Designees, (ii) not to disclose any Contract Confidential Information to any third party (other than the Interested Parties) other than as is required to be given to parties to any of the Assigned Contracts ("CONTRACT PARTIES"), (iii) that the Contract Confidential Information shall be kept confidential from and shall not be disclosed to any party (other than any Interested Party) entitled to receive notice in the Bankruptcy Cases until after the Notice Date, and (iv) notwithstanding any of the foregoing, the Purchaser may contact any of the Contract Parties in order to negotiate with such Contract Parties the possible assignment and, if applicable, assumption of any Assigned Contracts, PROVIDED that the Purchaser shall use its commercially reasonable efforts to notify and coordinate with Radio Unica prior to any such negotiation.

          Section 2.6. CONTRACT OBLIGATIONS. The Purchaser shall be obligated to pay any amounts for services rendered and goods provided on and after the Closing Date under any Assigned Contract validly assigned to the Purchaser or its Designees.

          Section 2.7. NO EXPANSION OF THIRD PARTY RIGHTS. The assumption by the Purchaser or any of its Designees of the Assumed Liabilities shall in no way expand the rights or remedies of any third party against the Purchaser, Radio Unica or the Sellers as compared to the rights and remedies which such third party would have had against Radio Unica or the Sellers absent the Bankruptcy Cases and had the Purchaser or any of its Designees not assumed such Assumed Liabilities. Without limiting the generality of the preceding sentence, the assumption by the Purchaser or any of its Designees of the Assumed Liabilities shall not create any third-party beneficiary rights other than with respect to the Person that is the obligee of such Assumed Liability.

                                   ARTICLE III

                           PURCHASE PRICE AND DEPOSIT

          Section 3.1. PURCHASE PRICE. In consideration for the sale, assignment, transfer and conveyance of the Purchased Assets, at Closing the Purchaser shall pay the sum of One Hundred Forty-Nine Million Five Hundred Twenty-Five Thousand Dollars ($149,525,000) (the "PURCHASE PRICE") to the Sellers, plus or minus any adjustments to be made pursuant to Sections 3.5 and
8.13 hereof, and less the Earnest Money Deposit and the Holdback Amount (as so adjusted, the "ADJUSTED PURCHASE PRICE"), and the Purchaser (or its Designees) shall assume the Assumed Liabilities.

          Section 3.2.   Escrow Deposit.

          (a) Concurrently with the execution of this Agreement, the Purchaser shall deliver to the escrow agent designated in the Escrow Agreement (the "ESCROW AGENT"), the sum of Seven Million Five Hundred Thousand Dollars ($7,500,000) to be held as an earnest money deposit (together with all interest thereon, the "EARNEST MONEY DEPOSIT") pursuant to an Escrow Agreement executed contemporaneously with the execution of this Agreement (the "ESCROW AGREEMENT") in the form of EXHIBIT B hereto. Pursuant to the Escrow Agreement, the Earnest Money Deposit shall be applied as follows:

                    (i) Upon the Closing, the Earnest Money Deposit shall be applied as a deposit towards the Purchase Price as provided in Section 3.3.

                    (ii) In the event that this Agreement is terminated for any reason whatsoever (other than pursuant to Section 10.1(h) or Section 10.1(j)) the Earnest Money Deposit shall be returned to the Purchaser.

                    (iii) In the event that this Agreement is terminated for the reasons set forth in Section 10.1(j), Six Million Dollars ($6,000,000) of the Earnest Money Deposit shall be paid to Radio Unica and the balance of the Earnest Money Deposit shall be returned to the Purchaser; PROVIDED, HOWEVER, that if the FCC Consent has not been granted by March 31, 2004, then the portion of the Earnest Money Deposit payable to Radio Unica in the event that this Agreement is terminated for the reasons set forth in
     Section 10.1(j) shall be Four Million Five Hundred Thousand Dollars ($4,500,000) and the remainder of the Earnest Money Deposit shall be returned to the Purchaser.

                    (iv) In the event that this Agreement is terminated for the reason set forth in Section 10.1(h), the Earnest Money Deposit shall continue to be held in escrow pursuant to the Escrow Agreement pending resolution of any related claims for damages.

          (b) The Purchaser shall be treated as the owner of the Earnest Money Deposit and any interest or dividends earned thereon for all Tax purposes.

          (c) The Earnest Money Deposit shall not be deemed to be liquidated damages and, except as set forth in Section 10.5, shall not limit any of the Parties' available rights and remedies under this Agreement, at law or in equity or otherwise.

          Section 3.3. PAYMENT OF PURCHASE PRICE. At the Closing, (a) the Purchaser shall transfer or cause its Designee to transfer the Adjusted Purchase Price to the Sellers by wire transfer of immediately available funds into an account designated in writing by the Sellers, in accordance with the Bankruptcy Plan, (b) the Earnest Money Deposit shall be paid to the Sellers pursuant to the Escrow Agreement, and (c) the Holdback Amount shall be paid by the Purchaser or its Designee into escrow in accordance with the Holdback Escrow Agreement.

          Section 3.4. ALLOCATION OF PURCHASE PRICE. The Purchaser shall allocate the Purchase Price and the Assumed Liabilities (and other relevant items, including those pursuant to Section 3.5 and Article XI), as of the Closing, among the classes of assets (as described in the Treasury Regulations promulgated under Section 338 of the Code) to which the Purchased

Assets relate (the "ALLOCATION") in accordance with section 1060 of the Code and the regulations promulgated thereunder (or any similar provision of local or state Tax law) and shall submit the proposed Allocation to Radio Unica not later than sixty (60) days after the Closing. If there is any adjustment to the Purchase Price or the Assumed Liabilities (or other relevant items), the Purchaser shall modify the Allocation by allocating such adjustment among the Purchased Assets in accordance with section 1060 of the Code and the regulations promulgated thereunder (or any similar provision of local or state Tax law) and shall submit the new proposed Allocation to Radio Unica within sixty (60) days of such adjustment. If, within twenty (20) days after the receipt of the proposed Allocation, Radio Unica notifies the Purchaser in writing that Radio Unica has concluded that the proposed Allocation is not in accordance with section 1060 of the Code and the regulations promulgated thereunder (or any similar provision of local or state Tax law), then Radio Unica and the Purchaser shall attempt in good faith to resolve their disagreement within the twenty (20) days following Radio Unica's notification to the Purchaser of such disagreement. If Radio Unica does not so notify the Purchaser within twenty (20) days of receipt of the proposed Allocation, or upon resolution of the dispute by Radio Unica and the Purchaser, the proposed Allocation shall become the final Allocation. If Radio Unica and the Purchaser are unable to resolve their disagreement within the twenty (20) days following any such notification by Radio Unica, the dispute shall be submitted to a nationally recognized independent accounting firm chosen jointly by the Purchaser and Radio Unica, for resolution within twenty (20) days of such submission. All Parties shall cooperate fully to facilitate a prompt determination of the Allocation. For all Tax purposes, the transactions contemplated by this Agreement shall be reported in a manner consistent with the final Allocation and neither Radio Unica, the Purchaser, nor any of their respective Affiliates, shall take any position inconsistent therewith in any Tax Return (including IRS Form 8594), in any litigation or otherwise, unless required by applicable Law. The fees, costs and expenses of the accounting firm retained to resolve any dispute with respect to the Allocation, if applicable, shall be borne equally by the Purchaser, on the one hand, and Radio Unica, on the other.

          Section 3.5.   PRORATION OF INCOME AND EXPENSES; ALLOCATION OF SALES
                         TAX.

          (a) The Purchaser and the Sellers agree that, except as otherwise provided in this Agreement, all of the items customarily prorated relating to the ownership, lease, maintenance and operation of the Purchased Assets, including those listed below (but not including income Taxes), shall be prorated as of the Closing Date, with the Sellers liable to the extent such items relate to any period (or portion thereof) ending on or prior to the Closing Date, and the Purchaser liable to the extent such items relate to any period (or portion thereof) ending after the Closing Date (measured by calendar days):

                    (i) personal property, real estate, occupancy and similar Taxes, but not income, profits or similar Taxes, on or arising out of, in respect of, or in connection with, the ownership, lease, maintenance or operation of the Purchased Assets;

                    (ii) any permit, license, registration, compliance assurance fees or other fees arising out of, in respect of, or in connection with, any FCC Licenses or other Acquired Station Licenses;

                    (iii) payments under the Studio Leases, Tower Site Leases or any other Lease constituting an Assigned Contract;

                    (iv) payments under the Time Brokerage Agreements that constitute Assigned Contracts;

                    (v) sewer rents and charges for water, telephone, electricity and other utilities arising out of, in respect of, or in connection with, the Purchased Assets;

                    (vi)   prepaid operating and maintenance expenses; and

                    (vii) all other items normally adjusted in connection with similar transactions.

          (b) Except as otherwise agreed by the Parties, the net amount of all such prorations and adjustments provided for in subsection (a) above shall be settled and paid on the Closing Date by appropriate adjustment to the Purchase Price. As to those prorations and adjustments not readily ascertained on the Closing Date, the Purchaser and the Sellers will use their commercially reasonable efforts to resolve (using reasonable estimates where necessary) and pay all adjustments and prorations hereunder within ninety (90) days of the Closing Date. In the event of any disputes between the Parties as to such adjustments, the amounts not in dispute shall nonetheless be paid at such time and such disputes shall be resolved by an independent certified public accountant mutually acceptable to the Purchaser and Radio Unica, and the fees and expenses of such accountant shall be paid one-half by the Purchaser and one-half by Radio Unica. The decision of such accountant shall be rendered within one hundred eighty (180) days after the Closing Date and shall be conclusive and binding on the Parties.

                                   ARTICLE IV

                                     CLOSING

          Section 4.1. CLOSING. Upon the terms and subject to the conditions hereof, the closing of the transactions contemplated hereby (the "CLOSING") shall take place at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 1440 New York Avenue, Washington, D.C. 20005 at 10:00 a.m., local time, on the second (2nd) Business Day following the satisfaction or waiver (subject to applicable Law) of the conditions precedent specified in Article IX (other than those conditions that by their nature are to be fulfilled only at the Closing, but subject to the fulfillment or waiver (subject to applicable Law) of such conditions) or at such other time and place as the Parties may mutually agree in writing (such date, the "CLOSING DATE").

          Section 4.2. DELIVERIES AT CLOSING. (a) At the Closing, the Sellers shall deliver, or cause to be delivered, to the Purchaser the following:

                    (i)    the officer's certificates contemplated by Section
     9.3(c);

                    (ii) a bill of sale duly executed by the Sellers and Radio Unica in form and substance reasonably satisfactory to the Purchaser and Radio Unica transferring the Purchased Assets to the Purchaser;

                    (iii) copies of all consents, waivers and approvals obtained by Radio Unica and any Seller that are required for the consummation of the transactions contemplated by this Agreement including the Confirmation Order;

                    (iv) assignment and assumption agreements duly executed by the Sellers relating to the Assigned Contracts in form and substance reasonably satisfactory to the Purchaser and Radio Unica;

                    (v) deeds duly executed by the applicable Sellers in recordable form under applicable Law in form and substance reasonably acceptable to the Purchaser and Radio Unica transferring the Owned Real Property to the Purchaser or each applicable Designee;

                    (vi) an Assignment of Licenses duly executed by the applicable Licensee in form and substance reasonably acceptable to the Purchaser and Radio Unica transferring the Acquired Station Licenses to the Purchaser or each Designee;

                    (vii) a joint notice to the Escrow Agent duly executed by Radio Unica to release the Earnest Money Deposit to the Sellers in accordance with the terms and conditions of the Escrow Agreement;

                    (viii) the Holdback Escrow Agreement duly executed by Radio Unica, each Seller and the escrow agent thereunder;

                    (ix) a statement duly executed by each Seller pursuant to Treasury Regulation Section 1.1445-2(b), certifying as to each such Seller's non-foreign status; and

                    (x) such other certificates and evidences of transfer as the Purchaser may reasonably require.

          (b) At the Closing, the Purchaser shall deliver, or cause to be delivered, to Radio Unica and the Sellers, the following:

                    (i) the Adjusted Purchase Price, calculated as set forth in Section 3.1 and delivered in accordance with Section 3.3;

                    (ii) the officer's certificates contemplated by Section 9.2(c);

                    (iii) copies of all consents, waivers and approvals obtained by the Purchaser or its Affiliates that are required for the consummation of the transactions contemplated by this Agreement;

                    (iv) assignment and assumption agreements duly executed by the Purchaser or its Designee relating to the Assigned Contracts in form and substance reasonably satisfactory to the Purchaser and Radio Unica;

                    (v) a joint notice to the Escrow Agent duly executed the Purchaser to release the Earnest Money Deposit to the Sellers in accordance with the terms and conditions of the Escrow Agreement;

                    (vi) the Holdback Escrow Agreement duly executed by the Purchaser; and

                    (vii) such other certificates and evidences of transfer as either Radio Unica or any Seller may reasonably require.

          Section 4.3.   CLOSING WITH RESPECT TO ENTIRETY OF ACQUIRED STATIONS.

          (a) The Closing shall occur only with respect to the entirety of the Acquired Stations as a whole, notwithstanding that the conditions to Closing with respect to each Acquired Station may be satisfied at different times; PROVIDED, HOWEVER, that, in the event that all of the conditions to the Closing are satisfied or waived other than the FCC Consent relating to the two (2) stations owned and operated by Radio Unica of Miami, Inc. and Radio Unica of Miami License Corp. (the "MIAMI STATIONS") having become a Final Order, then (i) an initial Closing shall occur with respect to all of the Acquired Stations other than the Miami Stations (the "INITIAL CLOSING") and (ii) a subsequent Closing shall occur with respect to the Miami Stations on the second (2nd) Business Day following the FCC Consent with respect to such stations having become a Final Order or at such other time as the Parties may mutually agree in writing (the "SUBSEQUENT CLOSING").

          (b) For purposes of determining the terms and conditions of any Initial Closing, (i) all references in this Agreement to the "Purchase Price" shall refer to One Hundred Thirty-Nine Million Five Hundred Twenty-Five Thousand Dollars ($139,525,000), (ii) all references in this Agreement to the "Adjusted Purchase Price" shall refer to the Purchase Price, as modified in Section 4.3(b)(i), adjusted to account for the items in Section 3.5 relating to the Acquired Stations other than the Miami Stations, less the Earnest Money Deposit and the Holdback Amount (as provided in Section 4.3(b)(ix)), (iii) all references in this Agreement to the "Closing" (other than the references in Section 4.3(a)) shall refer to the Initial Closing, (iv) all references in this Agreement to the "Closing Date" shall refer to the date of the Initial Closing,
(v) all references in this Agreement to the "Purchased Assets" and any defined terms denoting some portion of the "Purchased Assets" shall refer to the Purchased Assets other than the Miami Stations and the other Purchased Assets used or held for use in connection with the operation of the Miami Stations,
(vi) all references in this Agreement to the "Assumed Liabilities" shall refer to the Assumed Liabilities other than the Assumed Liabilities relating to the Miami Stations, (vii) all references in this Agreement to the Sellers in Section
3.5 and Section 4.2 shall refer to the Sellers other than Radio Unica of Miami, Inc. and Radio Unica of Miami License Corp. (collectively, the "MIAMI SELLERS"),
(viii) the Earnest Money Deposit shall be released and applied against the Purchase Price in connection with the Initial Closing, (ix) the Holdback Amount paid into escrow at the Initial Closing shall be Four Hundred Sixty-Four Thousand

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Dollars ($464,000), and (x) all other actions or matters that are conditions to or are to be performed in connection with the Closing shall be actions or matters that are conditions to or are to be performed in connection with the Initial Closing, and all time periods calculated in reference to the Closing shall be calculated in reference to the Initial Closing.

          (c) For purposes of determining the terms and conditions of the Subsequent Closing, (i) all references in this Agreement to the "Purchase Price" shall refer to Ten Million Dollars ($10,000,000), (ii) all references in this Agreement to the "Adjusted Purchase Price" shall refer to the Purchase Price, as modified in Section 4.3(c)(i), adjusted to account for the adjustment items in
Section 3.5 relating to the Miami Stations, less the Holdback Amount (as provided in Section 4.3(c)(viii)), (iii) all references in this Agreement to the "Closing" (other than the references in Section 4.3(a)) shall refer to the Subsequent Closing, (iv) all references in this Agreement to the "Closing Date" shall refer to the date of the Subsequent Closing, (v) all references in this Agreement to the "Purchased Assets" and any defined terms denoting some portion of the "Purchased Assets" shall refer to the Purchased Assets that were not transferred to the Purchaser or its Designees at the Initial Closing, (vi) all references in this Agreement to the "Assumed Liabilities" shall refer to the Assumed Liabilities that were not assumed by the Purchaser or its Designees at the Initial Closing, (vii) all references in this Agreement to the Sellers in
Section 3.5 and Section 4.2 shall refer to the Miami Sellers, (viii) the Holdback Amount paid into escrow at the Subsequent Closing shall be Thirty-Six Thousand Dollars ($36,000), and (ix) all other actions or matters that are conditions to or are to be performed in connection with the Closing shall be actions or matters that are conditions to or are to be performed in connection with the Subsequent Closing, and all time periods calculated in reference to the Closing shall be calculated in reference to the Subsequent Closing.

                                    ARTICLE V

                  REPRESENTATIONS AND WARRANTIES OF RADIO UNICA

          The Purchaser specifically acknowledges and agrees to the following with respect to the representations and warranties of Radio Unica:

          (a) Without limitation of its rights under Sections 8.5 and 8.10 or its right to rely on the representations and warranties of Radio Unica and the Sellers set forth in this Article V, the Purchaser has conducted its own due diligence investigation of the Purchased Assets.

          (b) Except when the context specifically requires, Radio Unica and the Sellers make no representations or warranties in this Article V with respect to any Excluded Assets.

          Subject to the foregoing, except as disclosed in the written statement delivered by Radio Unica to the Purchaser contemporaneously with the execution and delivery of this Agreement (the "SELLERS' DISCLOSURE LETTER"), Radio Unica and each Seller represents and warrants, jointly and severally, to the Purchaser as set forth below. All references in this Article V to any Schedule to this Agreement shall be deemed to refer to the relevant section of the Sellers' Disclosure Letter.

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          Section 5.1.   ORGANIZATION, AUTHORITY AND QUALIFICATION. Each of
Radio Unica and each Seller (a) is a corporation duly organized, validly existing and, where applicable, is in good standing under the Laws of the state of its incorporation; (b) has all requisite corporate power and authority to own, lease or operate the assets it now owns, leases or operates; and (c) is duly qualified or licensed to do business and, where applicable, is in good standing in each jurisdiction in which the ownership or use of its assets or conduct of its business requires it to be so qualified or licensed and in good standing except where any such failure to be so qualified or licensed and in good standing would not, individually or in the aggregate, have a Material Adverse Effect on Radio Unica or on the Purchased Assets.

          Section 5.2. POWER AND AUTHORITY RELATIVE TO THIS AGREEMENT. Subject to the Confirmation Order, each of Radio Unica and each of the Sellers has the requisite corporate power and authority to execute and deliver this Agreement and any Related Documents to which it is or will be party and to perform the transactions contemplated hereby and thereby to be performed by it. All corporate proceedings and corporate actions on the part of Radio Unica and each Seller required by Law or its organizational documents to authorize this Agreement and the Related Documents to which it is or will be a party, the performance of the obligations hereunder and thereunder to be performed by it and the consummation of the transaction contemplated herein and therein have been duly taken or will have been duly taken following the Solicitation Period (as defined in the Bankruptcy Plan), and, except as described herein, no other corporate proceedings or corporate actions on the part of any of Radio Unica or any Seller, its board of directors or its stockholders are necessary. As of the date hereof, the Board of Directors and the board of directors of each Seller have resolved to solicit votes for the Bankruptcy Plan which contemplates approval of this Agreement and the transactions contemplated hereby. Subject to the Confirmation Order (and the terms thereof), this Agreement is, and each of the Related Documents to which each of Radio Unica and each Seller is or will be a party will upon execution be, a valid and binding agreement enforceable against Radio Unica and each such Seller in accordance with its terms. Subject to the Break-Up Payment Claim Order or the Break-Up Payment Order, as applicable, Radio Unica has full power and authority to grant the Break-Up Payment without further order of the Bankruptcy Court.

          Section 5.3.   NO VIOLATION; CONSENTS AND APPROVALS.

          (a)  Subject to receiving the consents or waivers referred to on
SCHEDULE 5.3(a) of the Sellers' Disclosure Letter and the consents referred to in Section 5.3(b), the execution and delivery by Radio Unica and each Seller of this Agreement and each Related Document to which it is a party and the consummation of the transactions contemplated hereby and thereby do not and will not (i) violate any provision of the organizational documents of Radio Unica or any Seller, (ii) conflict with, require the consent of a third party under, violate, result in the breach of, constitute a default under, or give rise to any right of acceleration, cancellation or termination of any right or obligation of Radio Unica or any Seller under any Contract to which Radio Unica or any Seller is a party or by which Radio Unica or any Seller, or any of their respective properties or assets are bound, (iii) violate any Order of any Governmental Entity to which Radio Unica or any Seller is bound or subject, (iv) subject to the entry of the Confirmation Order, violate any applicable Law, or
(v) except as provided for herein, result in the imposition or creation of any Lien upon the Purchased Assets other than a Permitted Lien, other than, in the case of clauses (i) through (iv), any conflict, violation, breach, default, requirement for consents, rights of acceleration, cancellation or termination that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect with respect to Radio Unica or the Purchased Assets.

          (b) Except as set forth on SCHEDULE 5.3(b) of the Sellers' Disclosure Letter, no Order or permit issued by, or declaration or filing with, or notification to, or waiver from any Governmental Entity is required on the part of Radio Unica or any Seller in connection with the execution and delivery of this Agreement and each Related Document to which it is or will be a party, or the compliance or performance by Radio Unica or any Seller with any provision contained therein, except for any such requirements, the failure of which to be obtained or made would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect with respect to Radio Unica or the Purchased Assets.

          (c) As of the date of this Agreement, the holders of more than 50% of the Common Stock and the holders of at least 66 2/3% of the outstanding indebtedness of Radio Unica evidenced by the Senior Notes have indicated their approval and endorsement of this Agreement and the transactions contemplated hereunder, and, in the case of the holders of the Senior Notes, letters of confirmation and support have been provided to the Purchaser.

          Section 5.4.   REAL ESTATE; TITLE TO PROPERTIES.

          (a) OWNED REAL PROPERTY. All of the real property owned by the Sellers is identified on SCHEDULE 2.1(c) of the Sellers' Disclosure Letter (collectively, the "OWNED REAL PROPERTY"). The Sellers have good and marketable, fee simple title in and to the Owned Real Property.

                    (i) SUFFICIENCY OF PROPERTY/COMPLIANCE WITH THE LAW. The Sellers have sufficient title to such easements, rights of way and other rights appurtenant to each of the Owned Real Properties as are necessary to permit ingress and egress to and from the Owned Real Property to a public way, and the improvements on the Owned Real Property have access to such sewer, water, gas, electric, telephone and other utilities as may be necessary to allow the business of the Seller operated thereon to be operated in the ordinary course. Except as set forth on SCHEDULE 5.4(a) of the Sellers' Disclosure Letter, there has been no damage to the improvements located on the Owned Real Property that affects the conduct of the Business in any material respect that has not been properly repaired or remedied. Except as set forth on SCHEDULE 5.4(a) of the Sellers' Disclosure Letter, there are no lessees or tenants at will in possession of any portion of any of the Owned Real Property other than the applicable Seller, whether as lessee, tenants at will, trespassers or otherwise. The current use of the Owned Real Property and all parts thereof does not violate any restrictive covenants of record affecting any of the Owned Real Property. All necessary licenses or permits by any Governmental Entity with respect to the Owned Real Property have been obtained, have been validly issued and are in full force and effect. The Sellers have received no notice from any Governmental Entity of any violation of any zoning, building, fire, water, use, health, or other law, ordinance, code, regulation, license, permit or authorization issued in respect of any of the Owned Real Property that has not been heretofore corrected.

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

                    (ii) REAL PROPERTY TAXES. Except as set forth in SCHEDULE 5.4(a) of the Sellers' Disclosure Letter, the Sellers have received no written notice of any pending or threatened special assessment or reassessment of all or any portion of any of the Owned Real Property.

                    (iii) CONDEMNATION. There is no pending or, to the Knowledge of Radio Unica, threatened condemnation of all or any part of the Owned Real Property.

                    (iv) INSURABILITY. The Sellers have received no notice from any insurance company of any material defects or inadequacies in the Owned Real Property or any part thereof, which would materially, adversely affect the insurability of the same or of any termination or threatened termination of any policy of insurance.

          (b) LEASED REAL PROPERTY. All of the real property leased by the Sellers as tenant or lessee is identified on SCHEDULE 2.1(c) of the Sellers' Disclosure Letter (collectively referred to herein as the "LEASED REAL PROPERTY").

                    (i) LEASES. All of the leases of any of the Leased Real Property (collectively, the "LEASES") are as set forth on SCHEDULE 2.1(c) of the Sellers' Disclosure Letter. True and correct copies of the Leases have been made available to the Purchaser. The information with respect to each of the Leases set forth in SCHEDULE 2.1(c) is complete, accurate, true and correct in all material respects. With respect to each of the Leases, except as set forth on SCHEDULE 5.4(b):

          (A) each of the Leases is in full force and effect on the terms set forth therein and has not been modified, amended, or altered, in writing or otherwise;

          (B) all obligations of the landlord or lessor under the Leases that have accrued have been performed, and no landlord or lessor is in default under or in arrears in the payment of any sum or in the performance of any obligation required of it under any Lease, and no circumstance presently exists which, with notice or the passage of time, or both, would give rise to a default by the landlord or lessor under any Lease except, in all cases as such as will not materially detract from the marketability or value of the Leased Real Property and do not impair the operations of the lessee thereof in any material respect;

          (C) all obligations of the tenant or lessee under the Leases that have accrued have been performed, and no Seller is in default under or in arrears in the payment of any sum or in the performance of any obligation required of it under any Lease, and no circumstance presently exists which, with notice or the passage of time, or both, would give rise to a default by any Seller except, in all cases, as such as will not materially detract from the marketability or value of the Leased Real Property and do not impair the operations of the lessee thereof in any material respect; and

          (D) there are no consents of any landlord or lessor required to transfer the Leased Real Property to the Purchaser.

                    (ii) COMPLIANCE WITH LAW. The Sellers have received no notice from any Governmental Entity of any violation of any zoning, building, fire, water, use, health, or other law, ordinance, code, regulation, license, permit or authorization issued in respect of any of the Leased Real Property that has not been heretofore corrected.

                    (iii) REAL PROPERTY TAXES. Except as set forth in SCHEDULE 5.4(b) of the Sellers' Disclosure Letter, the Sellers have received no written notice of any pending or threatened special assessment or reassessment of all or any portion of any of the Leased Real Property.

                    (iv) CONDEMNATION. There is no pending or, to the Knowledge of Radio Unica, threatened condemnation of all or any part of the Leased Real Property.

                    (v) INSURABILITY. The Sellers have received no notice from any insurance company of any material defects or inadequacies in the Leased Real Property or any part thereof, which would materially, adversely affect the insurability of the same or of any termination or threatened termination of any policy of insurance.

          Section 5.5. PERSONAL PROPERTY. SCHEDULE 2.1(b) of the Sellers' Disclosure Letter contains a description of the items of Tangible Personal Property (having a replacement cost of not less than $10,000 for each item) that comprise all the tangible personal property used or held for use in connection with the Business or which permit the operation of each Acquired Station as now conducted. The Sellers have good title to, or a valid leasehold or license interest in, all Tangible Personal Property, and none of such property is subject to any claims (as defined under the Bankruptcy Code), interests or Liens, except for Permitted Liens. Except as otherwise disclosed in SCHEDULE 5.5 of the Sellers' Disclosure Letter, all Tangible Personal Property (i) is in good operating condition and repair (ordinary wear and tear excepted), (ii) is available for immediate use in the business and operation of each of the Acquired Stations as currently conducted and (iii) together with the other Purchased Assets, permits each of the Acquired Stations to operate in accordance with the terms of their respective FCC Licenses and the FCC Rules.

          Section 5.6. LITIGATION. Except for the Bankruptcy Case and as set forth on SCHEDULE 5.6 of the Sellers' Disclosure Letter, there is no Claim or Order pending or, to Radio Unica's Knowledge, threatened, including counterclaims and crossclaims, against Radio Unica or any Affiliate of Radio Unica that seeks to restrain or prohibit or otherwise challenge the consummation, legality or validity of the transactions contemplated hereby or that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Radio Unica or the Purchased Assets.

          Section 5.7. COMPLIANCE WITH LAW. All approvals, permits and licenses of Governmental Entities required for the Sellers to conduct the Business as it is currently conducted have been obtained, except for any such approvals, permits or licenses the absence of which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Radio Unica or the Purchased Assets. SCHEDULE 2.1(a) of the Sellers' Disclosure Letter sets forth an accurate list of all Acquired Station Licenses. The Sellers are currently conducting the Business in compliance with all applicable Laws, except where the failure to comply would not, individually or in the aggregate, have a Material Adverse Effect on Radio Unica or on the Purchased Assets.

          Section 5.8.   FCC LICENSES.

          (a) SCHEDULE 2.1(a) of the Sellers' Disclosure Letter contains a true and complete list of the FCC Licenses. Each Licensee is the authorized legal holder of the FCC Licenses set forth opposite the name of such Licensee on
SCHEDULE 2.1(a). The FCC Licenses are in full force and effect, unimpaired by any act or omission of the relevant Licensee or the relevant Operating Company. The FCC Licenses are all of the licenses, permits or other authorizations from the FCC necessary for the conduct of the Business in the manner and to the full extent as the Business is currently conducted and there are no conditions upon the FCC Licenses except those conditions stated on the face thereof or those conditions that apply to radio broadcast licenses generally. No proceedings are pending or threatened (other than proceedings applicable to the radio broadcasting industry generally) nor do any facts exist which may result in the revocation, modification, non-renewal or suspension of any of the FCC Licenses, the denial of any pending applications related to the FCC Licenses, the issuance of any cease and desist order related to the FCC Licenses, the imposition of any administrative actions by the FCC with respect to the FCC Licenses or which may affect the Purchaser's ability to operate the Acquired Stations in accordance with the FCC Licenses and the existing rules, regulations and policies of the FCC (the "FCC RULES").

          (b) Except as disclosed on SCHEDULE 5.8(b)(i) of the Sellers' Disclosure Letter, each Acquired Station and its transmission facilities are operating in material compliance with the FCC Licenses and the FCC Rules. Each Licensee has filed with the FCC all material reports or applications (including payment of any fee, fine or forfeiture due to the FCC as of the date hereof) with respect to the FCC Licenses and the relevant Acquired Station. Each Seller has complied in all material respects with applicable FCC Rules pertaining to
(i) the relevant Acquired Station's public file, and (ii) the requirements to maintain logs and other records. All such files, logs, and records required by the FCC are kept in good order and maintained at each Acquired Station. Except as disclosed on SCHEDULE 5.8(b)(ii) of the Sellers' Disclosure Letter, each Acquired Station's tower and transmitting facilities are in good repair and structurally sound, are currently maintained and shall be maintained in accordance with good engineering practice and all applicable FCC Rules, have correct monitoring points, and possess all necessary lighting and markings to comply with applicable FCC Rules. Except as disclosed on SCHEDULE 5.8(b)(iii) of the Sellers' Disclosure Letter, if required, the transmission towers are duly registered with the FCC and Federal Aviation Administration. Except as disclosed on SCHEDULE 5.8(b)(iv) of the Sellers' Disclosure Letter, each Acquired Station is currently transmitting its broadcast signal, and shall on the Closing Date be transmitting its broadcast signal, at no less than ninety percent (90%) of its maximum authorized power.

          Section 5.9.   CONTRACTS.

          (a) As of the date hereof, neither Radio Unica nor any Seller is a party to any agreement (other than this Agreement) for the acquisition, sale or lease of any of the Purchased Assets (by merger, purchase, syndication or sale of assets or otherwise).

          (b) The Sellers have made available to the Purchaser a correct and complete copy of each Contract set forth on SCHEDULE 2.5(a). Except as set forth on SCHEDULE 5.9(b) of the Sellers' Disclosure Letter, each Assigned Contract is a legal, valid and binding agreement of the applicable Seller party thereto and, to the Knowledge of Radio Unica, of each other party thereto, enforceable in accordance with its terms subject to applicable bankruptcy, reorganization, insolvency, moratorium (whether general or specific), fraudulent conveyance and similar Laws affecting the enforcement of creditors' rights generally, and general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law) and is in full force and effect in each case with such exceptions that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Radio Unica or the Purchased Assets. Except as set forth on SCHEDULE 5.9(b) of the Sellers' Disclosure Letter, neither the Seller party to such Assigned Contract nor, to the Knowledge of Radio Unica, no other party to any Assigned Contract is in default or breach of such Assigned Contract, except for any default or breach that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Radio Unica or the Purchased Assets.

          Section 5.10. TAX MATTERS. Except as set forth on SCHEDULE 5.10 of the Sellers' Disclosure Letter:

          (a) Subject to the entry of the Confirmation Order, all material Tax Returns with respect to the Purchased Assets required to be filed (the "SELLERS TAX RETURNS") have been filed, and the information provided on the Sellers Tax Returns is true, correct and complete in all material respects, and all Taxes shown to be due on the Sellers Tax Returns have been paid in full, except to the extent that a failure to file the Sellers Tax Returns, an inaccuracy in the Sellers Tax Returns, or a failure to pay such Taxes would not reasonably be expected to result in the Purchaser being liable for such Taxes and would not reasonably be expected to give rise to a Lien on the Purchased Assets.

          (b) Subject to the entry of the Confirmation Order, all material Taxes due and owing with respect to the Purchased Assets that are not required to be shown on a Tax Return have been paid in full except to the extent that a failure to pay such Taxes would not reasonably be expected to result in the Purchaser being liable for such Taxes and would not reasonably be expected to give rise to a Lien on the Purchased Assets.

          Section 5.11.  INTELLECTUAL PROPERTY.

          (a) There is no pending or, to the Knowledge of Radio Unica, threatened IP Claim against any Seller (i) alleging Infringement of material Acquired Intellectual Property rights of any Person or (ii) challenging any Seller's ownership or use of, or the validity, enforceability or registrability of, any material Acquired Intellectual Property, and, to the Knowledge of Radio Unica, there is no reasonable basis for an IP Claim regarding any of the foregoing.

          (b) None of the Sellers has brought or threatened an IP Claim against any Person (i) alleging Infringement of material Acquired Intellectual Property rights or (ii) challenging any Person's ownership or use of, or the validity, enforceability or registrability of, any Intellectual

Property based upon the material Acquired Intellectual Property, and, to the Knowledge of Radio Unica, there is no reasonable basis for an IP Claim regarding any of the foregoing.

          (c) The Sellers have full legal and equitable title to the Acquired Intellectual Property, and the Sellers have not transferred to any third party, by assignment, mortgage, security interest, license, or otherwise, any legal or equitable right, title or interest in and to the Acquired Intellectual Property or any portion thereof. The Acquired Intellectual Property includes all Intellectual Property licenses and other rights that are necessary for the use of any Software and technical and engineering data and information comprising any part of the Purchased Assets.

          (d) The Patents, registered Trademarks, and registered Copyrights set forth on SCHEDULE 5.11 of the Sellers' Disclosure Letter constitute a complete listing of all foreign or domestic Patents, registered Trademarks, and registered Copyrights which are used, held for use, or useable by any of the Sellers in the conduct of the Business.

          Section 5.12.  LABOR MATTERS; EMPLOYEE BENEFITS.

          (a) No Seller is a party to or bound by any collective bargaining agreement or other labor contract applicable to any employees of the Business, nor has any Seller agreed to recognize any labor union or other collective bargaining representative, nor has any union or other collective bargaining representative been certified as the exclusive bargaining representative of any employees of the Business. To the Knowledge of Radio Unica, there are no organizational efforts currently being made or threatened by or on behalf of any labor union or other collective bargaining representative with respect to employees of the Business. There is no present or, to the Knowledge of Radio Unica, threatened labor strike, slowdown, lock out, stoppage or other dispute relating to the employees of the Business.

          (b) Radio Unica has made available to the Purchaser true and correct copies of each plan or arrangement (including each "employee benefit plan" as defined in Section 3(3) of ERISA) maintained or contributed to by (i) Radio Unica or any Seller or (ii) any entity which is treated as a "single employer" with Radio Unica or any Seller under Section 414 of the Code (an "ERISA AFFILIATE") and which provides benefits to any current or former employee of any Seller employed in connection with the Business (collectively, "EMPLOYEE BENEFIT PLANS"). Except as set forth on SCHEDULE 5.12(b) of the Sellers' Disclosure Letter (which, with respect to employees, former employees and qualified beneficiaries of Radio Unica of Chicago, Inc. and Radio Unica of Fresno, Inc., identifies those persons as such), no employee, former employee or qualified beneficiary of Radio Unica, any Seller or any ERISA Affiliate is receiving benefits under an Employee Benefit Plan pursuant to COBRA. All of the employees of Radio Unica and its Subsidiaries are the subject of Client Services and Co-Employment Agreements between Radio Unica or such Subsidiary and ADP Totalsource, and, except as with respect to nineteen (19) employees of Radio Unica of Chicago, Inc. and Radio Unica of Fresno, Inc., neither Radio Unica nor any Seller maintains any "group health plan" (as defined by Section 5000(b) of the Code).

          (c) Except as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Radio Unica or the Purchased Assets, with respect to each Employee Benefit Plan, (i) Radio Unica, each Seller and each ERISA Affiliate, as applicable, has performed all obligations required to be performed by them under each Employee Benefit Plan, and none of Radio Unica, any Seller or any ERISA Affiliate is in default under, or in violation of the terms of, any Employee Benefit Plan; (ii) each Employee Benefit Plan has been established and maintained in accordance with its terms and in compliance with all applicable Laws, including ERISA and the Code, including the timely filing of all required reports, documents and notices, where applicable, with the IRS and the Department of Labor; and (iii) no Employee Benefit Plan is under audit or investigation by the IRS, the Department of Labor or the Pension Benefit Guaranty Corporation and, to the Knowledge of Radio Unica, no such audit or investigation is pending or threatened and no reason exists that could reasonably be expected to give rise to any such audit or investigation. Except as may be required by COBRA, no Employee Benefit Plan is a group health plan providing coverage to former employees following termination of employment.

          Section 5.13.  ENVIRONMENTAL AND HEALTH AND SAFETY MATTERS.

          (a) Except as set forth in SCHEDULE 5.13(a) of the Sellers' Disclosure Letter, the Purchased Assets, the Business, and the activities, operations and assets of the Acquired Stations have been and are in compliance in all material respects with all applicable Laws relating to: (i) protection, preservation or cleanup of the environment or natural resources; (ii) the manufacture, use, handling, storage, treatment, disposal or release of or exposure to any chemical substance or toxic, hazardous or deleterious material, waste or agent (hereinafter "HAZARDOUS SUBSTANCE"), including without limitation petroleum or any fraction thereof, asbestos, and polychlorinated biphenyls; and
(iii) health and safety (all such laws and regulations, hereinafter "EHS LAWS").

          (b) There has been no Claim or Order, citation or written notice of violation that remains unresolved against any Seller or any Acquired Station, relating to material noncompliance with, or material liabilities or material obligations pursuant to, EHS Laws, and, to the Knowledge of Radio Unica, no such matter has been threatened.

          (c) No asbestos, polychlorinated biphenyls or underground storage tanks are present at, in, on or under the Purchased Assets except in material compliance with EHS Laws and the presence and use of Hazardous Substances at such properties have been limited to those types and amounts typical of radio broadcasting stations generally.

          (d) Except as set forth in SCHEDULE 5.13(a) of the Sellers' Disclosure Letter, there are no conditions or circumstances arising from or relating to the Purchased Assets, the activities or operations of the Sellers with respect to the Purchased Assets and the Business, including the presence, release or disposal of any Hazardous Substance, whether on or off of the Purchased Assets, that could result in material liabilities or material obligations pursuant to EHS Laws.

          (e) Radio Unica and the Sellers have provided to the Purchaser all assessments, audits, investigations, and sampling or similar reports relating to the environment, compliance with and liabilities pursuant to EHS Laws, or the presence or release of any Hazardous Substances, to the extent relating to the Purchased Assets or the activities or operations of Radio Unica or the Sellers with respect to the Purchased Assets that are in the possession or control of Radio Unica or the Sellers.

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          Section 5.14.  BROKERS AND FINDERS. Except as set forth in SCHEDULE
5.14 of the Sellers' Disclosure Letter, no broker, finder, consultant or intermediary is entitled to a broker's, finder's or similar fee or commission in connection with the transactions contemplated by this Agreement or upon the consummation of the transaction contemplated hereby, or if the Closing does not occur, except for such fees payable solely by Radio Unica or any of its Affiliates.

          Section 5.15. LIMITATION OF REPRESENTATIONS AND WARRANTIES. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS ARTICLE V NEITHER RADIO UNICA NOR ANY SELLER IS MAKING ANY OTHER REPRESENTATIONS OR WARRANTIES, WRITTEN OR ORAL, STATUTORY, EXPRESS OR IMPLIED, CONCERNING THE PURCHASED ASSETS, THE BUSINESS OR THE ASSETS OR LIABILITIES OF RADIO UNICA OR ANY SELLER. THE PURCHASER ACKNOWLEDGES THAT, EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT INCLUDING WITHOUT LIMITATION ARTICLE V, NEITHER RADIO UNICA NOR ANY SELLER HAS MADE, AND EACH OF RADIO UNICA AND EACH SELLER HEREBY EXPRESSLY DISCLAIMS AND NEGATES, AND THE PURCHASER HEREBY EXPRESSLY WAIVES, ANY REPRESENTATION OR WARRANTY, EXPRESS, IMPLIED, AT COMMON LAW, BY STATUTE OR OTHERWISE RELATING TO, AND THE PURCHASER HEREBY EXPRESSLY WAIVES AND RELINQUISHES ANY AND ALL RIGHTS, CLAIMS AND CAUSES OF ACTION AGAINST RADIO UNICA AND EACH SELLER AND ITS RESPECTIVE REPRESENTATIVES IN CONNECTION WITH, THE ACCURACY, COMPLETENESS OR MATERIALITY OF ANY INFORMATION, DATA OR OTHER MATERIALS (WRITTEN OR ORAL) HERETOFORE FURNISHED TO THE PURCHASER AND ITS REPRESENTATIVES BY OR ON BEHALF OF RADIO UNICA OR ANY SELLER. WITHOUT LIMITING THE FOREGOING, NEITHER RADIO UNICA NOR ANY SELLER IS MAKING ANY REPRESENTATION OR WARRANTY TO THE PURCHASER WITH RESPECT TO ANY FINANCIAL PROJECTION OR FORECAST RELATING TO THE BUSINESS, THE PURCHASED ASSETS OR THE ASSETS OR LIABILITIES OF ANY OF RADIO UNICA OR ANY SELLER. WITH RESPECT TO ANY PROJECTION OR FORECAST DELIVERED ON BEHALF OF RADIO UNICA OR ANY SELLER TO THE PURCHASER OR ITS REPRESENTATIVES, THE PURCHASER ACKNOWLEDGES THAT (I) THERE ARE UNCERTAINTIES INHERENT IN ATTEMPTING TO MAKE SUCH PROJECTIONS AND FORECASTS, (II) IT IS FAMILIAR WITH SUCH UNCERTAINTIES,
(III) IT IS TAKING FULL RESPONSIBILITY FOR MAKING ITS OWN EVALUATION OF THE ADEQUACY AND ACCURACY OF ALL SUCH PROJECTIONS AND FORECASTS FURNISHED TO IT AND
(IV) IT SHALL HAVE NO CLAIM AGAINST ANY OF RADIO UNICA OR ANY SELLER OR ITS RESPECTIVE AFFILIATES WITH RESPECT THERETO.

                                   ARTICLE VI

                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

          Except as disclosed in the written statement delivered by the Purchaser to Radio Unica on the date hereof ("PURCHASER'S DISCLOSURE LETTER"), the Purchaser hereby represents and warrants to Radio Unica and the Sellers as set forth below. All references in this Article VI to

                                       34
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any Schedule to this Agreement shall be deemed to refer to the relevant section of the Purchaser's Disclosure Letter.

          Section 6.1. ORGANIZATION, AUTHORITY AND QUALIFICATION. The Purchaser (i) is duly organized, validly existing and in good standing under the Laws of the State of New Jersey, (ii) has all requisite power and authority to own, lease or operate the assets it now owns, leases or operates, and (iii) is duly qualified or licensed to do business and, where applicable, is in good standing in each jurisdiction in which the ownership or use of its assets or conduct of its business requires it to be so qualified or licensed and in good standing except where any such failure to be so qualified or licensed and in good standing would not, individually or in the aggregate, have a Material Adverse Effect on the Purchaser.

          Section 6.2. POWER AND AUTHORITY RELATIVE TO THIS AGREEMENT. The Purchaser has the requisite power and authority to execute and deliver this Agreement and any Related Document to which it is or will be party and to perform the transactions contemplated hereby and thereby to be performed by it. All corporate proceedings and corporate actions on the part of the Purchaser required by Law or its organizational documents to authorize this Agreement and the Related Documents to which it is or will be a party, the performance of the obligations hereunder and thereunder to be performed by it and the consummation of the transaction contemplated hereby and thereby have been duly taken, and no other corporate proceedings or actions on the part of the Purchaser are necessary. This Agreement is, and each of the Related Documents to which the Purchaser is or will be a party will upon execution be, a valid and binding agreement enforceable against the Purchaser in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, receivership, fraudulent conveyance or other similar laws now or hereafter in effect limiting or affecting the rights of creditors generally and to general equitable principles.

          Section 6.3.   NO VIOLATION; CONSENTS AND APPROVALS.

          (a)  Subject to receiving the consents or waivers referred to on
SCHEDULE 6.3(a) of Purchaser's Disclosure Letter and the consents referred to in
Section 6.3(b), the execution and delivery by the Purchaser of this Agreement and each Related Document to which it is a party and the consummation of the transactions contemplated hereby and thereby do not and will not (i) violate any provision of the organizational documents of the Purchaser, (ii) conflict with, require the consent of a third party under, violate, result in the breach of, constitute a default under, or give rise to any right of acceleration, cancellation or termination of any material right or obligation of the Purchaser under any material agreement or other instrument to which the Purchaser is a party or by which the Purchaser, or any of its properties or assets are bound,
(iii) violate any Order of any Governmental Entity to which the Purchaser is bound or subject, (iv) subject to the entry of the Confirmation Order, violate any applicable Law, or (v) except as provided for herein, result in the imposition or creation of any Lien upon the Purchased Assets, other than, in the case of clauses (i) through (v), any conflict, violation, breach, default, requirement for consents, rights of acceleration, cancellation, termination or Lien that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Purchaser.

          (b) Except as set forth on SCHEDULE 6.3(b) of Purchaser's Disclosure Letter, no Order or permit issued by, or declaration or filing with, or notification to, or waiver from any Governmental Entity is required on the part of the Purchaser in connection with the execution and delivery of this Agreement and each Related Document to which it is or will be a party, or the compliance or performance by the Purchaser with any provision contained therein, except for any such requirements, the failure of which to be obtained or made would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Purchaser.

          Section 6.4. LITIGATION. No Claim is pending or, to the Knowledge of the Purchaser, threatened against the Purchaser which seeks to delay or prevent the consummation of the transactions contemplated by this Agreement or any Related Document to which the Purchaser is a party, which would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Purchaser.

          Section 6.5.   BROKERS AND FINDERS. Except as set forth on SCHEDULE
6.5 of Purchaser's Disclosure Letter, no broker, finder, consultant or intermediary is entitled to a broker's, finder's or similar fee or commission in connection with the transactions contemplated by this Agreement or upon the consummation of the transactions contemplated hereby, or if the Closing does not occur, except for such fees or commissions payable solely by the Purchaser or one of its Subsidiaries.

          Section 6.6. FINANCING; SOLVENCY. The Purchaser has received a commitment for debt financing, subject to the satisfaction of the terms and conditions set forth in such commitment letter (the "EXISTING COMMITMENT LETTER"), a copy of which letter has been provided to Radio Unica, which will, if and when such debt financing is provided to the Purchaser pursuant to such Existing Commitment Letter, provide the Purchaser sufficient immediately available funds at the Closing to pay the Purchase Price and effect the transactions contemplated hereby. Upon the consummation of the transactions contemplated by this Agreement (including receipt of the Financing), (a) the Purchaser will not be insolvent, (b) the Purchaser will not be left with unreasonably small capital, (c) the Purchaser will not have incurred debts beyond its ability to pay such debts as they mature, (d) the capital of the Purchaser will not be impaired and (e) immediately following Closing, Purchaser will have sufficient capital to continue the Business as a going concern (it being understood that the Purchaser will have no obligation to continue all or any portion of the Business as a going concern).

          Section 6.7. QUALITY OF PURCHASED ASSETS. The Purchaser acknowledges that it is purchasing the Purchased Assets "AS IS," "WHERE IS" and "WITH ALL FAULTS" and the Purchaser has not relied on any representation or warranty of Radio Unica, the Sellers or their representatives other than the representations and warranties contained in Article V hereof.

          Section 6.8. FCC MATTERS. The Purchaser is not aware of any facts or circumstances that would be reasonably likely, individually or in the aggregate, to disqualify the Purchaser under the FCC Rules from obtaining an assignment of the FCC Licenses other than the FCC Multiple Ownership Rules to the extent described in Section 8.8.

                                       36
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                                   ARTICLE VII

                                   TAX MATTERS

          Section 7.1. COOPERATION ON TAX MATTERS. The Parties shall cooperate fully, as and to the extent reasonably requested by the other Parties, in connection with any Proceeding in respect of Taxes or the filing of any Tax Return. Such cooperation shall include the retention and (upon such other Party's request) the provision of records and information reasonably relevant to any such Proceeding or Tax Return and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. In furtherance of the foregoing, each Party shall
(a) retain all records that are relevant to the determination of Tax liabilities pertinent to the Purchased Assets until the expiration of the applicable statute of limitations, and such additional period as necessary for any Proceeding relating to any proposed assessment, (b) abide by all record retention agreements entered into with any Taxing Authority, (c) give the other Parties reasonable written notice prior to destroying or discarding any such records and, if such other Parties so request, allow such other Parties to take possession of such records, (d) cooperate with each other in the conduct of any Proceeding for any Tax purposes relating to the Purchased Assets and (e) execute and deliver such documents as are reasonably necessary to carry out the intent of this Agreement.

          Section 7.2. PURCHASER RETURNS. The Purchaser shall file any Tax Returns required to be filed with respect to real or personal property constituting part of the Purchased Assets that are due after the Closing Date for any Straddle Period (the "PURCHASER RETURNS") and all Tax periods beginning on or after the Closing Date.

          Section 7.3. CONTROL OF PROCEEDINGS. Any Proceeding related to the Purchased Assets, which may reasonably be expected to result in Tax due from the Purchaser or its Affiliates (including, for the avoidance of doubt, any Proceeding relating to the Straddle Period that may reasonably be expected to result in Tax due from the Purchaser or its Affiliates), shall be controlled by the Purchaser. Radio Unica shall be kept reasonably informed with respect to any such Proceeding that may reasonably be expected to result in Tax due from Radio Unica or its Affiliates (including, for the avoidance of doubt, the Straddle Period) and may jointly participate in the Proceeding at its own expense.

          Section 7.4. TAX REFUNDS. Except as provided in Section 3.5(b), Radio Unica shall pay to the Purchaser the amount of any Tax refund or Tax credit with respect to the Purchased Assets that is received by Radio Unica or its Affiliates that is attributable to (a) the portion of the Straddle Period for which the Purchaser is responsible pursuant to Section 3.5 or (b) any Tax period beginning after the Closing Date. Except as provided in Section 3.5(b), the Purchaser shall pay to Radio Unica the amount of any Tax refund or Tax credit with respect to the Purchased Assets that is received by the Purchaser or its Affiliates that is attributable to (i) the portion of the Straddle Period for which the Sellers are responsible pursuant to Section 3.5 or (ii) any Tax period ending before the Closing Date. Any payments made pursuant to this
Section 7.4 shall be made within ten (10) days of receipt of the relevant Tax refund or Tax credit.

          Section 7.5.   TRANSFER TAXES.

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

          (a) Notwithstanding anything herein to the contrary, to the extent not exempt under section 1146(c) of the Bankruptcy Code or otherwise, Radio Unica and the Sellers shall bear and be responsible for any transfer, stamp, documentary and other similar Tax and recording fees which may be imposed or assessed as a result of the Sellers' transfers of the Purchased Assets to the Purchaser (all such items, "TRANSFER TAXES"). The Purchaser will use commercially reasonable efforts and cooperate in good faith with the Sellers to minimize Transfer Taxes, if any, including obtaining any certificate of exemption or similar document in respect of any Transfer Taxes. To the extent permitted by law, the Sellers shall prepare and file all Tax Returns with respect to any Transfer Taxes. The Sellers shall promptly forward a copy of any such filed Tax Returns to the Purchaser.

          (b) Notwithstanding anything herein to the contrary, to the extent not exempt under section 1146(c) of the Bankruptcy Code or otherwise, the Purchaser shall bear and be responsible for any sales, use and other similar Tax which may be imposed or assessed as a result of the Sellers' sale of the Purchased Assets to the Purchaser (all such items, "SALES TAXES"). The Sellers will use commercially reasonable efforts and cooperate in good faith with the Purchaser to minimize Sales Taxes, if any, including obtaining any certificate of exemption or similar document in respect of any Sales Taxes. To the extent permitted by law, the Purchaser shall prepare and file all Tax Returns with respect to any Sales Taxes. The Purchaser shall promptly forward a copy of any such filed Tax Returns to the Sellers.

          Section 7.6. TAX CLEARANCE CERTIFICATES. If requested by the Purchaser, the Sellers shall use reasonable efforts to secure tax clearance certificates as follows:

          (a) The Sellers of the Purchased Assets located in Arizona shall each present at the Closing a certificate issued by the Arizona Department of Revenue pursuant to Sec. 42-1110, A.R.S., stating that no tax is due from such Sellers.

          (b) The Sellers of the Purchased Assets located in California shall each present at the Closing one of the following documents issued by the California State Board of Equalization pursuant to California Revenue & Taxation Code Section 6811: (i) a receipt showing that the Seller has paid any amount for which the Seller was liable or (ii) a certificate stating that no amount is due.

          (c) The Sellers of the Purchased Assets in Florida shall each present at the Closing a receipt issued by the Florida Department of Revenue pursuant to Sec. 212.10(1), F.S., showing that no taxes, interest, or penalties are due from such Sellers.

          (d) The Sellers of the Purchased Assets in Illinois shall each provide a notice of bulk sale to the Illinois Department of Revenue at least thirty (30) days prior to the Closing.

          (e) The Sellers of the Purchased Assets in New Jersey shall cooperate with the Purchaser in providing notification of the sale of the Purchased Assets to the Director of the New Jersey Division of Taxation at least ten (10) days prior to the Closing in compliance with Sec. 54:32B-22, N.J.R.S.

          (f) The Sellers of the Purchased Assets in New York shall cooperate with the Purchasers in providing notification of the sale of the Purchased Assets to the New York

Commissioner of Taxation and Finance at least ten (10) days prior to the Closing in compliance with Sec. 1141(c), New York Tax Law.

          (g) The Sellers of the Purchased Assets in Texas shall each present at the Closing the following: (i) "certificates of no tax due" issued by the Texas Comptroller of Public Accounts pursuant to Texas Tax Code Section 111.020(c) and (ii) Property Tax Certificates issued pursuant to Texas Tax Code
Section 31.08 by the tax collector for each taxing unit in which such Purchased Assets are located.

                                  ARTICLE VIII

                        CERTAIN COVENANTS AND AGREEMENTS
              OF RADIO UNICA, THE SELLERS, PARENT AND THE PURCHASER

          Section 8.1.   RESTRUCTURING.

          (a) The Restructuring Companies shall use their reasonable best efforts to effectuate the Restructuring. In furtherance of and without limiting the generality of the foregoing, the Restructuring Companies shall commence a Bankruptcy Case no later than thirty (30) Business Days after the execution of this Agreement, and within five (5) Business Days thereafter propose a Bankruptcy Plan and related Disclosure Statement, with the Bankruptcy Court and promptly seek to obtain the Confirmation Order with respect to the Bankruptcy Plan and approval of the Break-Up Payment Order, or, if applicable, the Break-Up Payment Claim Order. The Restructuring Companies shall provide the Purchaser a reasonable opportunity to review and comment on the Bankruptcy Plan and the Disclosure Statement prior to the filing thereof and shall reasonably consider the Purchaser's comments thereon. The Restructuring Companies shall use their reasonable best efforts to provide the Purchaser a reasonable opportunity to review and comment on copies of all other material pleadings to be filed with the Bankruptcy Court during the course of the Bankruptcy Case prior to the filing thereof and shall reasonably consider the Purchaser's comments thereon. The Purchaser shall reasonably cooperate with the Restructuring Companies' efforts to effectuate the Restructuring.

          (b) The Restructuring Companies shall use their reasonable best efforts to cause the Bankruptcy Plan to be confirmed as promptly as practicable. The Purchaser shall reasonably cooperate with the Restructuring Companies' efforts to cause the confirmation of the Bankruptcy Plan.

          (c) The Restructuring Companies shall propose the Bankruptcy Plan, and (i) if this Agreement has been terminated prior to the commencement of the Bankruptcy Case under circumstances in which the Purchaser is entitled to the Break-Up Payment, within five (5) Business Days of the commencement of the Bankruptcy Case, propose a motion in form and substance reasonably satisfactory to the Purchaser seeking allowance as an Administrative Claim in the Bankruptcy Case of the Purchaser's claim for payment of the Break-Up Payment (the "ALLOWED BREAK-UP PAYMENT CLAIM"), together with all necessary supporting papers and a proposed Break-Up Payment Claim Order, or (ii) if this Agreement remains in force at the time of the commencement of the Bankruptcy Case, within five (5) Business Days of the commencement of the Bankruptcy Case, propose a motion in form and substance reasonably satisfactory to the Purchaser for approval of the Break-Up Payment as an administrative expense in the Bankruptcy Case, together with all necessary supporting papers and a proposed Break-Up Payment Order.

          (d) The Restructuring Companies shall distribute a copy of the Confirmation Order to each of their creditors, including but not limited to Taxing Authorities, and shall use their reasonable best efforts to provide reasonable notice prior to the confirmation hearing of the key terms of the Restructuring Transaction in accordance with the Bankruptcy Code and the Bankruptcy Rules to all necessary parties, including but not limited to Taxing Authorities and all counterparties to Contracts to which any of the Restructuring Parties are party.

          (e) Except as otherwise provided in this Agreement, neither Radio Unica nor any Affiliate thereof shall take any action the effect of which would be, or fail to take any action the effect of which failure to act would be, to
(i) prevent or materially impede the vesting, upon the Closing Date, of the Purchased Assets in the Purchaser (or any Designee) free and clear of all claims (as defined under the Bankruptcy Code), interests and Liens other than Permitted Liens to the extent such Permitted Liens cannot be removed by operation of sections 105, 363(f) or 1141 of the Bankruptcy Code, or (ii) result in the reversal, voiding, modification or staying of the Break-Up Payment Order, the Break-Up Payment Claim Order or the Confirmation Order.

          Section 8.2.   NO SOLICITATION OF ALTERNATIVE TRANSACTIONS.

          (a) Except as set forth in this Section 8.2, neither Radio Unica nor any Affiliates of Radio Unica shall (and Radio Unica and the Sellers shall cause their Affiliates and use their reasonable best efforts to cause their and their Affiliates' respective stockholders, officers, directors, employees, financial advisors, investment bankers, attorneys, accountants or other representatives or agents (collectively, "REPRESENTATIVES") not to, directly or indirectly, (i) solicit, initiate, seek, assist or encourage the submission of any proposal for an Alternative Transaction, or (ii) except as determined by the Board of Directors in good faith to be necessary or advisable to satisfy the fiduciary duties of the Board of Directors under applicable Law, after consultation with outside legal counsel and financial advisors, in response to any bona fide written proposal for an Alternative Transaction which did not result from a breach of Section 8.2(a)(i), participate in any discussions or negotiations regarding, or furnish to any Person, any information (PROVIDED that, prior to furnishing such information, Radio Unica enters into a customary confidentiality agreement on terms no less favorable to Radio Unica than those contained in the Confidentiality Agreement) with respect to, or otherwise cooperate in any way with respect to, any bona fide written proposal for an Alternative Transaction. Radio Unica and the Sellers shall, and shall direct or cause their Representatives to, immediately cease and cause to be terminated any discussions or negotiations with any Persons that may be ongoing with respect to any Alternative Transaction.

          (b) The Board of Directors shall not (i) withhold, withdraw, amend, change or modify, or publicly propose to withhold, withdraw, amend, change or modify, in a manner adverse to the Purchaser, the approval or recommendation by the Board of Directors of this Agreement, (ii) approve or recommend, or publicly propose to approve or recommend, any Alternative Transaction or (iii) cause or permit Radio Unica or any Affiliate of Radio Unica to enter into any letter of intent or any agreement, contract or commitment with respect to any Alternative Transaction ("ALTERNATIVE AGREEMENT") or seek Bankruptcy Court approval of an Alternative Agreement or Alternative Transaction; PROVIDED, HOWEVER, the Board of Directors may take any of the actions referred to above in this Section 8.2(b) with regard to a Superior Proposal in the event that the Board of Directors determines in good faith that such action is necessary or advisable to satisfy its fiduciary duties under applicable Law, after consultation with outside legal counsel and financial advisors; PROVIDED that, prior to or contemporaneous with taking any action referred to in clause (iii) above with regard to an Alternative Transaction, Radio Unica has provided the notice required by the last sentence of subparagraph (c) below and the Board of Directors shall cause Radio Unica to terminate this Agreement pursuant to Section 10.1(f) hereof.

          (c) Radio Unica shall, within twenty-four (24) hours of receipt thereof, advise the Purchaser of (i) any proposal relating to an Alternative Transaction or written request for information with respect to any Alternative Transaction, the material terms and conditions of such proposed Alternative Transaction or request and the identity of the Person proposing such Alternative Transaction or request for information and (ii) any changes in any such proposal relating to an Alternative Transaction or request for information. Radio Unica shall provide the Purchaser with at least three (3) Business Days written notice prior to Radio Unica or any of the Sellers entering into any Alternative Agreement or exercising any right to terminate this Agreement pursuant to
Section 10.1(f) hereof, together with a copy of the Alternative Agreement.

          (d) As used herein, (i) "ALTERNATIVE TRANSACTION" shall mean any transaction with any Person other than the Purchaser or any Affiliate of the Purchaser relating to the direct or indirect sale, transfer or other disposition of any material portion of the Purchased Assets or any Acquired Station, or fifty percent (50%) or more of the equity securities of the Sellers or Radio Unica (by means of sale, merger consolidation, liquidation, exchange or other business combination) and (ii) "SUPERIOR PROPOSAL" shall mean a bona fide, written proposal by a third party for an Alternative Transaction with terms that the Board of Directors determines in good faith (after receiving advice of Radio Unica's outside financial adviser), taking into account all relevant aspects of the proposal and the Person making the proposal, (x) would, if consummated, result in a transaction that is more favorable to Radio Unica's stakeholders than the transactions contemplated by this Agreement, and (y) are reasonably capable of being completed.

          Section 8.3. OTHER ASSETS AND AGREEMENTS. Upon the discovery by any Seller or any of its Affiliates of any item included within the definition of Purchased Assets but not transferred, conveyed or assigned to the Purchaser or any Designee, such Seller shall, and shall cause its Affiliates to, deliver written notice to the Purchaser of the existence and non-transfer, non-conveyance or non-assumption of such item and provide the Purchaser with all the information about and with access to such item as the Purchaser may reasonably request, and, if requested by the Purchaser, transfer, convey or assign to the Purchaser or its Designee (as specified by the Purchaser) such item, subject to applicable Law and the terms of this Agreement. For the avoidance of doubt, the provisions of this Section 8.3 shall survive the Closing.

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          Section 8.4.   ADDITIONAL MATTERS; FURTHER ASSURANCES; RELEASES OF
LIENS; RECEIVABLES.

          (a) To the extent that, under applicable Law, any Assigned Contract (or any Seller's rights thereunder) may not be assigned to the Purchaser or its Designee or transferred without the consent of a third party and such consent has not been obtained, this Agreement shall not constitute an agreement to assign or transfer such Assigned Contract if an attempted assignment or transfer would constitute a breach thereof or be unlawful, and the appropriate Seller shall:

                    (i) use its commercially reasonable efforts to procure such consent and an assignment or a novation of such Assigned Contract;

                    (ii) if it is unable to procure such consent and assignment or novation of such Assigned Contract, use its commercially reasonable efforts to establish a reasonable arrangement designed to provide the benefits and burdens of such Assigned Contract to the Purchaser or its Designee, including by sublicense, sublease, subcontract, escrow or similar arrangement at no additional charge or obligation to the Purchaser or any of its Affiliates (including any Designee); and

                    (iii) remit any rents, revenues, security deposits or any other dollar amounts, notices or documents received by any Seller in connection with such Assigned Contract to the Purchaser or its Designee within five (5) Business Days of its receipt thereof, PROVIDED that the Purchaser or such Designee to whom such Contract was to be assigned shall be responsible for all obligations arising under such Assigned Contract after the Closing Date.

          (b) Radio Unica shall use its reasonable efforts to obtain releases evidencing the discharge and release of any Liens encumbering the Purchased Assets that secure indebtedness for borrowed money, or any other obligations of the Sellers, duly executed by the holders thereof in form and substance reasonably acceptable to the Purchaser and Radio Unica.

          (c) The Purchaser shall remit to Radio Unica any payments the Purchaser, its Affiliates or its Designee receives, at any time after the Closing Date at the Acquired Stations or otherwise, with respect to Radio Unica's accounts receivable within twenty (20) Business Days of such Person's receipt thereof.

          (d) At any time after the Closing Date, each of Radio Unica, each Seller and the Purchaser shall promptly execute, acknowledge and deliver any other assurances or documents and take such other actions reasonably requested by any other Party and necessary for Radio Unica, each Seller or the Purchaser, as the case may be, to satisfy its obligations hereunder or obtain the benefits contemplated hereby.

          (e) For the avoidance of doubt, the provisions of this Section 8.4 shall survive the Closing.

          Section 8.5.   ACCESS AND INFORMATION

          (a) Radio Unica shall cause the Sellers and any other Affiliate of Radio Unica to, and the Sellers shall, permit the Purchaser and its representatives after the date of execution of this Agreement to have reasonable access, during regular business hours and upon reasonable advance notice, to the properties, officers and employees of Radio Unica and the Sellers (and the Sellers shall use their commercially reasonable efforts to cause the Sellers' outside independent accountants to be available to the Purchaser on the same basis), and shall furnish, or cause to be furnished, to the Purchaser any financial and operating data, Tax information, books and records, contracts and documents and other information that is available with respect to the Sellers and the Purchased Assets as the Purchaser shall from time to time reasonably request (including any work papers of the Sellers' accountants); PROVIDED, that the foregoing shall not require the Sellers to permit any inspection, or to disclose any information, that in its reasonable judgment would result in the disclosure of any Trade Secrets of third parties or violate the Sellers' obligations with respect to confidentiality owed to third parties, but, to the extent permitted by the terms thereof, the Sellers shall inform the Purchaser of any materials and documents subject to such restrictions on disclosure and, to the extent feasible, redact the restricted information to permit the disclosure of such material and documents.

          (b) Radio Unica shall provide the Purchaser with copies of any filing, statement, document or other information or material Radio Unica or any of its Subsidiaries files with, submits to, presents to, or otherwise makes available to the Bankruptcy Court, the Office of the United States Trustee or any official committee appointed in the Bankruptcy Cases on the same date such filing, statement, document or other information or material is so made, presented or submitted.

          (c) Radio Unica shall promptly notify the Purchaser of any Material Adverse Effect with respect to the Purchased Assets, which notice shall include a detailed description of such Material Adverse Effect.

          Section 8.6.   CONFIDENTIALITY.

          (a) All information provided or obtained pursuant to this Agreement shall be held by the Purchaser in accordance with and subject to the terms of the Confidentiality Agreement, dated as of March 25, 2003 (the "CONFIDENTIALITY AGREEMENT"), between the Purchaser and Radio Unica, all of the terms of which shall remain in full force and effect notwithstanding the execution and delivery of this Agreement or the termination hereof; PROVIDED, HOWEVER, the Parties shall be permitted to make disclosures of confidential information thereunder to any Interested Party. In addition, the Parties agree that the terms and conditions of the transactions contemplated hereby and information provided to Purchaser in connection with the execution hereof shall be subject to the same standard of confidentiality as set forth in the Confidentiality Agreement. Notwithstanding the foregoing, the Parties acknowledge and understand that in connection with seeking the approval of the Bankruptcy Plan, this Agreement (together with the Exhibits and Schedules attached hereto including the Sellers' Disclosure Letter and Purchaser's Disclosure Letter) will be filed with the Bankruptcy Court and made publicly available, and, prior to the entry of a Confirmation Order, disclosures relating to the transactions contemplated by this Agreement will be made to each official committee appointed in connection with the Bankruptcy Cases and to its advisors and representatives, and the Parties agree that such filing and disclosure will be not be deemed to violate any confidentiality obligations owing to any

Party, whether pursuant to this Agreement, the Confidentiality Agreement or otherwise. This Section 8.6 shall not in any way limit the disclosure of information by Radio Unica or the Sellers in connection with the administration of the Bankruptcy Cases.

          (b) Notwithstanding any provision of this Agreement or any other agreements entered into in connection with this Agreement (including the Confidentiality Agreement), the Parties and their Affiliates (and each employee, representative, or other agent of the Parties and their Affiliates) may disclose to any and all Persons, without limitation of any kind, the Tax treatment and any facts that may be relevant to the Tax structure of the transactions contemplated by this Agreement (the "TRANSACTION") beginning on the earlier of
(i) the date of the public announcement of discussions relating to the Transaction, (ii) the date of public announcement of the Transaction, or (iii) the date of this Agreement; PROVIDED, HOWEVER, that nothing in this Section 8.6(b) shall permit the Parties or their Affiliates (or any employee, representative or other agent thereof) to disclose (y) any information that is not necessary to understanding the Tax treatment and Tax structure of the Transaction (including the identity of the Parties or their Affiliates or any information that could lead another to determine the identity of the Parties or their Affiliates) or (z) any information to the extent that such disclosure could result in a violation of any federal or state securities Law.

          Section 8.7.   APPROPRIATE ACTIONS; REGISTRATIONS, FILINGS AND
CONSENTS.

          (a) Subject to the terms and conditions of this Agreement, after the date hereof each of the Parties (i) shall take, or cause to be taken, all actions, and do, or cause to be done, all things reasonably necessary, proper or advisable on its part under this Agreement, applicable Law or otherwise to consummate and make effective the transactions contemplated by this Agreement as soon as practicable; (ii) furnish the other Parties with copies of all documents (except documents or portions thereof for which confidential treatment has been requested or for which confidential treatment is provided by operation of Law) and correspondence (A) prepared by or on behalf of it for submission to any Governmental Entity and (B) received by or on behalf of it or its counsel from any Governmental Entity, in each case in connection with the transactions contemplated by this Agreement; and (iii) use its commercially reasonable efforts to consult with and keep the other Parties informed as to the status of such matters. Radio Unica, the Sellers and the Purchaser will cooperate and use their respective commercially reasonable efforts to obtain, as promptly as practicable, all consents, approvals, waivers and authorizations required by
Section 9.1 hereof; provided the Purchaser shall be entitled to direct any proceedings or negotiations with any Governmental Entity relating to the matters described in Section 8.7(c), provided that it shall afford Radio Unica and the Sellers a reasonable opportunity to participate therein.

          (b) The Purchaser will use its reasonable efforts to maintain the commitment for financing set forth in the Existing Commitment Letter in accordance with the terms thereof and, upon any occurrence of a Trigger Date, to obtain and maintain a commitment (inclusive of the Existing Commitment Letter, a "COMMITMENT LETTER") for debt financing of not less than $190 million on terms that in all material respects are no less favorable to the Purchaser (and the affiliated buyers contemplated thereby) than the terms of the Existing Commitment Letter ("FINANCING").

          (c) The Sellers and the Purchaser shall take all actions necessary to file as soon as practicable after the approval by the Bankruptcy Court of the Break-Up Payment Order (and in any event within ten (10) Business Days after the date thereof) all notifications, filings and other documents required under the HSR Act, and to respond as promptly as practicable to any inquiries or requests received from the FTC, the Antitrust Division or any other Governmental Entity, including for additional information or documentation. The Purchaser agrees to take promptly all commercially reasonable steps necessary to avoid or eliminate each and every impediment under any antitrust or competition law that may be asserted by any Governmental Entity so as to enable the Parties to expeditiously close the transactions contemplated by this Agreement; PROVIDED, that, except as provided in Section 8.8(c), the Purchaser shall not be obligated to (i) prosecute or defend any litigation against any Governmental Entity, (ii) divest any assets or discontinue or modify any of its operations, or (iii) accept or become subject to any condition or requirement in order to obtain approval of, or avoid or eliminate an impediment to, the consummation of the transactions contemplated by this Agreement, other than in the cases of clauses (ii) and
(iii) for such divestitures, discontinuances, modifications, conditions or requirements as would not, individually or in the aggregate, have a material adverse effect on the assets, business, financial condition or results of operations of the Purchaser and its Subsidiaries taken as a whole. The Parties agree that the filing fee required to be paid in connection with the filing under the HSR Act shall be borne equally by Radio Unica and the Purchaser.

          Section 8.8.   FCC CONSENT AND APPLICATION.

          (a) FCC CONSENT. The transactions contemplated hereby are expressly conditioned on and subject to the prior consent and approval of the FCC to assignment of the FCC Licenses from the Sellers to the Purchaser or its Designee ("FCC CONSENT") and the FCC Consent becoming a Final Order.

          (b) FCC APPLICATION. Each Party shall use its reasonable best efforts to prepare and execute its respective portion of an application for FCC Consent ("FCC APPLICATION") to assignment of the FCC Licenses from the appropriate Seller to the Purchaser and/or its Designee within five (5) Business Days, and in any event no later than ten (10) Business Days, after execution of this Agreement, and each Seller shall promptly thereafter file the completed FCC Application with the FCC with respect to its Acquired Station. The Parties shall thereafter prosecute the FCC Application with all reasonable diligence and otherwise use commercially reasonable efforts to obtain the grant of the FCC Application as expeditiously as practicable; PROVIDED, HOWEVER, that, subject to
Section 8.8(c), the Purchaser shall have the right in its sole discretion to make all decisions concerning any divestiture commitments necessary to comply with the FCC's multiple ownership rules set forth at 47 C.F.R. Section 73.3555 as in effect on the Closing Date (the "FCC MULTIPLE OWNERSHIP RULES"); PROVIDED, FURTHER, that the Purchaser shall regularly consult with Radio Unica during the processes referred to in this Section 8.8 and consider in good faith the views of Radio Unica with respect thereto; and PROVIDED, FURTHER, that, in connection with the transactions contemplated by this Agreement, the Purchaser shall not seek a waiver of Section 73.3555 of the FCC Rules, except for a temporary waiver thereof for a period not to exceed six (6) months from the Closing Date for divestitures required in order to obtain the FCC Consent; PROVIDED that the foregoing sentence shall be subject to the provisions of subsection (c) below. Failure to obtain any of the waivers set forth above shall not limit the Purchaser's obligations pursuant to subsection (c) below.

          (c) The Purchaser, Radio Unica and the Sellers each agree to take promptly any and all steps necessary to avoid or eliminate each and every impediment and obtain all consents or waivers under FCC Rules or any communications or broadcast Law that may be validly required by the FCC, so as to enable the Parties to close the transactions contemplated by this Agreement as expeditiously as reasonably possible, including committing to or effecting, by consent decree, hold separate orders, trust, or otherwise, the sale or disposition of such of its assets or businesses as are required to be divested in order to obtain the FCC Consent, or to avoid the entry of, or to effect the dissolution of or vacate or lift, any Order that would otherwise have the effect of preventing or materially delaying the consummation of the transactions contemplated by this Agreement; PROVIDED, HOWEVER, neither the Purchaser nor any of its Affiliates shall be required to divest any of its material assets or accept any material limitation on any of its businesses other than (i) the divestiture of one radio station serving the Los Angeles market and one radio station serving the New York market, in either case selected by the Purchaser in its sole discretion or (ii) limitations on its operation of its broadcast assets in the Los Angeles and New York markets, and then in any case only to the extent required to comply with the FCC Multiple Ownership Rules.

          (d) If a Trigger Date occurs, the Purchaser shall have the right to notify the FCC of such fact and take such action as may be required by applicable Law as a result of such notice being provided to the FCC.

          Section 8.9. CONDUCT OF BUSINESS. Except (A) as expressly contemplated by this Agreement, the Related Documents or the transactions contemplated herein or therein, (B) as set forth in SCHEDULE 8.9 of the Sellers' Disclosure Letter or (C) with the prior written consent of the Purchaser (which consent shall not be unreasonably withheld, conditioned or delayed, except with respect to matters covered by Section 8.9(b)(i) which consent may be withheld in the Purchaser's sole discretion), the Sellers agree that, between the date of this Agreement and the Closing Date:

          (a) the Sellers shall and shall cause each of their Subsidiaries to operate and maintain the Purchased Assets in the ordinary course consistent with past practice; and

          (b) the Sellers shall not, and shall not permit any of their Subsidiaries to:

                    (i) sell, lease, transfer, grant a participation or security interest in, mortgage, pledge, assign, or otherwise encumber or subject to a Lien any of the Purchased Assets, except for (A) sales or other dispositions of Purchased Assets that are replaced at the Seller's sole cost and expense with like assets of comparable utility and value prior to the Closing and (B) sales or other dispositions of Purchased Assets, in the aggregate, having a value not in excess of $50,000;

                    (ii) enter into any Contract related to the Business or any of the Purchased Assets involving more than $25,000 individually or any Contracts involving $125,000 in the aggregate, except for any Contract that has a term that expires within five (5) months of the date of this Agreement;

                    (iii) cancel, terminate, amend or modify in any material respect any existing Contract relating to the Business or any Assigned Contract or exercise any material right with respect thereto (including the exercise of any renewal option, right of first refusal or similar preemption right);

                    (iv) fail to preserve Purchased Assets or deploy maintenance capital in the ordinary course;

                    (v) grant, promise or otherwise agree to extend to any customer or prospective customer of the Business any credit for products or services to be provided after the date of this Agreement except as required under a binding Contract existing on the date hereof, except for credits granted in the ordinary course consistent with past practice and limited to services provided in the calendar quarter in which such credit was granted;

                    (vi) take any action that jeopardizes the validity or enforceability of or rights under any of the Acquired Station Licenses;

                    (vii) allow any insurance policy with respect to any of the Purchased Assets to be amended or terminated without replacing such policy with a policy providing substantially equivalent coverage insuring comparable risks and issued by an insurance company financially comparable to the prior insurance company; or

                    (viii) fail to operate the Business in material compliance with applicable Laws including EHS Laws; or

                    (ix)    commit to any of the foregoing.

          Section 8.10. ENVIRONMENTAL AUDIT. The Purchaser may, at its own expense, retain a qualified contractor to perform a Phase I environmental audit and, if recommended by such contractor, a Phase II environmental audit with respect to any Real Property, such audits to be completed within thirty (30) days from the date of this Agreement. Each Seller shall provide such contractor reasonably detailed information about and access to the relevant Real Property for purposes of such audit(s).

          Section 8.11.  TITLE INSURANCE AND SURVEY.

          (a) Each Seller shall permit the Purchaser to obtain before the Closing Date a commitment for title insurance (a "TITLE COMMITMENT") from a title insurance company selected by the Purchaser (the "TITLE COMPANY") to issue, at the Purchaser's expense, an owner's title insurance policy insuring the fee simple interest of such Seller in and to the Owned Real Property and a lessee's title insurance policy insuring the leasehold interest of such Seller in and to the Leased Real Property (each, a "TITLE POLICY"). The Title Commitments shall be in the amount authorized by the Purchaser, shall set forth the status of the title of the Real Property, and shall show all Liens and all other matters of record affecting the Real Property. The Title Policies shall be issued on the Closing Date.

          (b) Each Seller shall permit the Purchaser to obtain at its own expense before the Closing Date a survey (a "SURVEY") of each parcel of Real Property which shall: (i) be prepared by a registered land surveyor selected by the Purchaser; (ii) be certified to the Title Company, the Purchaser (or any Designee) and the Purchaser's lenders; and (iii) show with respect to the Real
Property: (A) the legal description of the Real Property (which shall be the same as the Title Policy pertaining thereto); (B) all buildings, structures and improvements thereon and all restrictions of record and other restrictions that have been established by an applicable zoning or building code or ordinance and all easements or rights of way across or serving the Real Property (including any off-site easements affecting or appurtenant thereto); (C) no material encroachments upon the Real Property or adjoining parcels by buildings, structures or improvements; (D) access to such parcel from a public street; and
(E) a flood certification reasonably satisfactory to the Purchaser to the effect that no portion of the Real Property is located within a flood hazard area.

          (c) The Purchaser may at its election inform Radio Unica in writing within thirty (30) days of the date of this Agreement with respect to which of the Real Property it intends to obtain Title Commitments and Surveys. The Purchaser's failure thereafter to use commercially reasonable efforts to obtain any such Title Commitments and Surveys, or any election by Purchaser not to obtain any such Title Commitments and Surveys, shall not be a breach of this Agreement, but the condition to Closing in Section 9.3(g) with respect to such Title Commitments and Surveys shall be deemed waived.

          Section 8.12. EMPLOYEES. The Purchaser may but shall not be required to offer employment effective as of the Closing to individuals employed in respect of the Business (collectively, "BUSINESS EMPLOYEES"), on such terms as the Purchaser may determine in its sole discretion; PROVIDED that the Purchaser shall cause its hiring process to comply with applicable Laws pertaining to labor and employment, including without limitation Title VII of the Civil Rights Act of 1964, as amended, the Age Discrimination in Employment Act, the Americans with Disabilities Act, the Rehabilitation Act, ERISA, and comparable state and local Laws. Radio Unica and the Sellers shall cooperate with the Purchaser's reasonable requests for access to the Business Employees for purposes of making any such employment offer and shall not otherwise interfere with the Purchaser's efforts to hire Business Employees. Prior to the Closing, the Purchaser shall provide the Sellers with a list of such employees to whom offers of employment have been made or will be made by the Purchaser. Upon each such employee's acceptance of such offer, the Sellers shall take such steps as may be necessary to terminate any

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

employment relationship with such employee effective not later than the Closing Date. The Sellers waive any claims against the Purchaser and any employee who accepts the Purchaser's offer arising under any confidentiality agreement or non-competition agreement between such person and the Sellers. The provisions of this Section 8.12 shall neither create any rights in any employee to continued employment with the Purchaser or any Designee for any specified period of time, nor create any third-party beneficiary rights in any Business Employee, or any other person (including any heir, beneficiary, executor, administrator, or representative of any employee or any other person claiming through any such employee or other person), with respect to such employee's or other person's employment or any term or condition thereof.

          Section 8.13. ADJUSTMENTS. The Purchase Price shall be reduced, as of the Closing Date, by (i) the aggregate value of any Purchased Assets sold or otherwise transferred to any Person other than the Purchaser or any Designee pursuant to Section 8.9(b)(i)(B), (ii) the amount, if any, by which the aggregate loss of Purchased Assets as a result of damage or destruction by fire or other casualty, net of any related insurance proceeds received or to be received pursuant to this Agreement in respect thereof, exceeds $1 million, and
(iii) the aggregate loss in value with respect to the Purchased Assets as the result of any breach as of the Closing Date by Radio Unica or the Sellers of their representations and warranties contained in (A) the second sentence of
Section 5.4(a), (B) the third sentence of Section 5.4(b)(i), (C) the second sentence of Section 5.5 and (D) the second and third sentences of Section 5.8(a). Radio Unica shall notify the Purchaser promptly in writing of any such sale or sales, damage or destruction or breach. If any such sale, damage or destruction or breach would have a Material Adverse Effect on the Purchased Assets, the Purchaser may terminate this Agreement, if applicable, pursuant to
Section 10.1(i). For the avoidance of doubt, the adjustments to the Purchase Price that are required pursuant to this Section 8.13 shall not be deemed to cure any breaches of covenants or failures of representations and warranties to be true and correct for purposes of determining whether or not the conditions precedent set forth in Section 9.3 have been satisfied.

          Section 8.14. CURE COSTS. The Sellers shall be exclusively responsible for the payment of all costs, expenses and obligations required to cure any existing defaults under any of the Assigned Contracts (or any other Contracts assumed by the Purchaser pursuant to Section 2.1(d)), or otherwise to permit the assumption of the Assigned Contracts (or any other Contracts assumed by the Purchaser pursuant to Section 2.1(d)) and their assignment to the Purchaser or its Designee pursuant to Section 365 of the Bankruptcy Code.

                                   ARTICLE IX

                              CONDITIONS TO CLOSING

          Section 9.1. CONDITIONS PRECEDENT TO OBLIGATIONS OF THE SELLERS AND THE PURCHASER. The respective obligations of each Party to effect the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing Date of the following conditions precedent:

          (a) The Bankruptcy Plan shall have been approved by the Bankruptcy Court pursuant to the Confirmation Order, and the Confirmation Order shall be in form and substance reasonably satisfactory to Radio Unica and the Purchaser and shall be a Final Order;

          (b) (i) any applicable waiting period under the HSR Act, and any extensions thereof obtained by request or other action of the FTC or the Antitrust Division, shall have expired or been earlier terminated and (ii) no condition or requirement unacceptable to the Purchaser in its reasonable opinion shall be imposed on or required of the Purchaser or any of its Subsidiaries or Affiliates as a result of or as a condition to the foregoing;

          (c) no action, suit or proceeding (including any proceeding over which the Bankruptcy Court has jurisdiction under 28 U.S.C. Section 157(b) and
(c)) shall be pending by any Governmental Entity to enjoin, restrain or prohibit the transactions contemplated by this Agreement, or that would be reasonably likely to prevent or make illegal the consummation of the transactions contemplated by this Agreement; and

          (d) there shall not be in effect any Law restraining, enjoining or otherwise preventing consummation of the transactions contemplated by this Agreement.

          Section 9.2. CONDITIONS PRECEDENT TO OBLIGATION OF THE SELLERS. The obligation of the Sellers to effect the transactions contemplated by this Agreement shall be subject to the satisfaction or waiver in writing by Radio Unica in its sole discretion at or prior to the Closing Date of the following additional conditions precedent:

          (a) the representations and warranties of the Purchaser contained in this Agreement shall be true and correct as of the date hereof and as of the Closing Date as if made on the Closing Date (except for representations and warranties that relate to a specified date which shall be true and correct as of such specified date) without giving effect to any qualifications regarding materiality or Material Adverse Effect set forth therein with only such exceptions as individually or in the aggregate do not constitute, and would not be reasonably expected to constitute, a Material Adverse Effect on the Purchaser;

          (b) the Purchaser shall have performed in all material respects its obligations under this Agreement required to be performed at or prior to the Closing Date, including, without limitation, payment of the Adjusted Purchase Price;

          (c) the Sellers shall have received a certificate, in form and substance to the reasonable satisfaction of the Sellers, dated as of the Closing Date, executed on behalf of the Purchaser by an authorized officer of the Purchaser, certifying in such detail as the Sellers may reasonably request, that the conditions of Sections 9.2(a) and 9.2(b) have been fulfilled;

          (d) the Purchaser shall have delivered to Radio Unica and the Sellers the other deliverables required to be made by it pursuant to Section 4.2(b) hereof; and

          (e)  the FCC Consent shall have been granted and shall be a Final
Order.

          Section 9.3. CONDITIONS PRECEDENT TO THE OBLIGATION OF THE PURCHASER. The obligation of the Purchaser to effect the transactions contemplated by this Agreement shall be subject to the satisfaction or waiver in writing by the Purchaser in its sole discretion at or prior to the Closing Date of the following additional conditions precedent:

          (a) the representations and warranties of Radio Unica contained in this Agreement shall be true and correct as of the date hereof and as of the Closing Date as if made on the Closing Date (except for representations and warranties that relate to a specified date which shall be true and correct as of such specified date) without giving effect to any qualifications regarding materiality or Material Adverse Effect set forth therein with only such exceptions as, individually or in the aggregate, do not constitute and would not be reasonably expected to constitute a Material Adverse Effect on Radio Unica or on the Purchased Assets;

          (b) Radio Unica and each Seller shall have performed in all material respects its covenants and obligations under this Agreement required to be performed by it at or prior to the Closing Date;

          (c) the Purchaser shall have received a certificate, in form and substance to the reasonable satisfaction of the Purchaser, dated as of the Closing Date, executed on behalf of Radio Unica and the Sellers by an authorized executive officer of Radio Unica, certifying in such detail as the Purchaser may reasonably request, that the conditions in Sections 9.3(a) and 9.3(b) have been fulfilled;

          (d) Radio Unica and the Sellers shall have delivered to the Purchaser duly executed assignment and assumption agreements for the Assigned Contracts, together with all third party consents required pursuant to applicable Law or the terms thereof in order to effect such assignment to the Purchaser or its Designees, in form and substance reasonably satisfactory to the Purchaser other than assignments or consents the failure of which to obtain would not, individually or in the aggregate, materially impair the ability of the Purchaser to conduct the Business after the Closing;

          (e) Radio Unica and the Sellers shall have delivered to the Purchaser the other deliverables required to be made by them pursuant to Section 4.2(a) hereof;

          (f) all third party consents, waivers and approvals for the items listed on SCHEDULE 9.3(f) shall have been received;

          (g)  the Purchaser has received the Title Policies and Surveys;

          (h) no event or circumstance has occurred since the date of this Agreement that constitutes or would reasonably be expected to constitute a Material Adverse Effect on the Purchased Assets;

          (i) no action, suit or proceeding (including any proceeding over which the Bankruptcy Court has jurisdiction under 28 U.S.C. Section 157(b) and
(c)) shall be pending by any Governmental Entity that, if adversely determined, would constitute or reasonably be expected to constitute a Material Adverse Effect on the Purchased Assets;

          (j)  the Purchaser shall have received the proceeds of the Financing;
and

          (k)  the FCC Consent shall have been granted and shall be a Final
Order.


                                    ARTICLE X

                                   TERMINATION

          Section 10.1. TERMINATION. Anything contained herein to the contrary notwithstanding, this Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Closing Date:

          (a)  by mutual written consent of Radio Unica and the Purchaser;

          (b) by the Purchaser, if the Closing does not occur on or before the one-year anniversary of the date of this Agreement; PROVIDED, that such date shall automatically be extended 180 days if, on the one-year anniversary, (i) the conditions set forth in Section 9.2(e) and Section 9.3(k) have not been satisfied or waived; (ii) the other conditions to the consummation of the transactions contemplated hereby are then capable of being satisfied or have been waived (other than the condition set forth in Section 9.3(j), but only to the extent that such failure to be satisfied is due to the lack of a Final Order with respect to the FCC Consent); and (iii) the FCC Consent required by Section 9.2(e) and Section 9.3(k) is being pursued with diligence and has not been denied; PROVIDED FURTHER, that the right to terminate this Agreement pursuant to this Section 10.1(b) shall not be available to the Purchaser if the Purchaser shall have failed to perform, or failed to cause any of its Subsidiaries to perform, any of its material obligations under this Agreement and such failure is then continuing;

          (c) by Radio Unica, if the Closing does not occur on or before the one-year anniversary of the date of this Agreement; PROVIDED, that such date shall automatically be extended 180 days if, on the one-year anniversary, (i) the conditions set forth in Section 9.2(e) and Section 9.3(k) have not been satisfied or waived; (ii) the other conditions to the consummation of the transactions contemplated hereby are then capable of being satisfied or have been waived (other than the condition set forth in Section 9.3(j), but only to the extent that such failure to be satisfied is due to the lack of a Final Order with respect to the FCC Consent); and (iii) the FCC Consent required by Section 9.2(e) and Section 9.3(k) is being pursued with diligence and has not been denied; PROVIDED FURTHER, that the right to terminate this Agreement pursuant to this Section 10.1(c) shall not be available to Radio Unica if Radio Unica or any Seller shall have failed to perform any of its respective material obligations under this Agreement and such failure is then continuing;

          (d) by either Radio Unica, on the one hand, or the Purchaser on the other hand, if consummation of the transactions contemplated by Article II would violate any Final Order of any Governmental Entity having competent jurisdiction;

          (e) by the Purchaser, if (i) the Board of Directors withdraws or changes its recommendation of this Agreement in a manner materially adverse to the Purchaser, (ii) the Board of Directors recommends an Alternative Transaction, (iii) Radio Unica or any of the Sellers enters into an Alternative Agreement, (iv) the Bankruptcy Case is converted to a case under Chapter 7 of the Bankruptcy Code or is dismissed or (v) a trustee is appointed for any of the Sellers and such trustee rejects the transaction contemplated by this Agreement;

          (f) by Radio Unica, if the Board of Directors determines in good faith, after consultation with outside legal counsel and financial advisors, that entering into an Alternative Agreement with regard to a Superior Proposal is necessary or advisable to satisfy the fiduciary duties of the Board of Directors under applicable Law; PROVIDED that Radio Unica shall have the right to terminate this Agreement pursuant to this subparagraph (f) only if it has complied with the provisions of Section 8.2 hereof, and complies with the requirements of Section 10.4 hereof relating to the payment (including the timing of any payment) of the Break-Up Payment or Allowed Break-Up Payment Claim, as the case may be, prior to termination of this Agreement pursuant to this Section 10.1(f);

          (g) by the Purchaser, if Radio Unica gives written notice to the Purchaser that it is unable to obtain the consents required by Section 9.3(f);

          (h) by Radio Unica, if there shall have been a breach of any covenant or agreement on the part of the Purchaser set forth in this Agreement, or if any representation or warranty of the Purchaser shall have been or become untrue, in each case such that the conditions set forth in Section 9.2(a) or (b) would not be satisfied, and any such breach has not been cured within thirty (30) days of the date of written notice of such breach from Radio Unica, so long as Radio Unica or any Seller is not then in breach of any of its obligations under this Agreement;

          (i) by the Purchaser, if there shall have been a breach of any covenant or agreement on the part of Radio Unica or the Sellers set forth in this Agreement, or if any representation or warranty of Radio Unica or the Sellers shall have been or become untrue, in each case such that the conditions set forth in Section 9.3(a) or (b) would not be satisfied, and any such breach has not been cured within thirty (30) days, or five (5) days if the breach is in respect of the covenants and agreements set forth in Section 8.1, of the date of written notice of such breach from the Purchaser, so long as the Purchaser is not then in breach of any of its obligations under this Agreement;

          (j) by Radio Unica if (A) at any time after the date hereof the Purchaser ceases to have in effect a Commitment Letter with respect to the Financing (the "TRIGGER DATE"), (B) the Purchaser fails to obtain a replacement Commitment Letter with respect to the Financing (a "FAILURE") by the later of
(x) the 90th day after such Trigger Date or (y) the date on which all other conditions to the Closing are capable of being satisfied or have been waived and
(C) Radio Unica gives the Purchaser written notice of termination of this Agreement pursuant to this Section 10.1(j) after such Failure occurs (but termination under this Section 10.1(j) shall not be permitted with respect to such Failure if, prior to the time Radio Unica provides written notice of termination as aforesaid, the Purchaser had obtained a replacement Commitment Letter with respect to the Financing); and

          (k) by the Purchaser, if the Break-Up Payment Order is not entered by the Bankruptcy Court within thirty (30) days following the commencement of the Bankruptcy Case.

          Section 10.2. NOTICE OF TERMINATION. In the event of any termination pursuant to this Article X, written notice thereof setting forth the reasons therefor shall promptly be given to the other Parties and the transactions contemplated by this Agreement shall be terminated, without further action by any Party.

          Section 10.3. EFFECT OF TERMINATION. If validly terminated pursuant to Section 10.1, this Agreement shall become wholly void and of no further force and effect without any liability whatsoever to Radio Unica, the Sellers and the Purchaser or any of its or their respective Subsidiaries, Affiliates, officers, directors, employees, agents, advisors or other representatives, except that the obligations of the Purchaser under the Confidentiality Agreement and the obligations of the Parties under the Escrow Agreement, this Section 10.3 and Sections 3.2, 8.6, 10.4, 10.5 and Article XII of this Agreement shall remain in full force and effect.

          Section 10.4.  BREAK-UP PAYMENT.

          (a) In the event that this Agreement is terminated by Radio Unica pursuant to Section 10.1(f) or by the Purchaser pursuant to Section 10.1(e), the Sellers agree to pay to the Purchaser the Break-Up Payment; PROVIDED, HOWEVER, any such Break-Up Payment shall not be due and payable if (i) a Material Adverse Effect on the Purchaser shall have occurred (other than as a direct result of a material breach by Radio Unica or any of the Sellers of any provision of this Agreement), or (ii) the Purchaser shall have breached any of its obligations, representations or warranties contained in this Agreement in any material respect and such breach has not been cured. The Purchaser shall have immediately earned any such Break-Up Payment as of (i) the date Radio Unica terminates this Agreement pursuant to Section 10.1(f) or (ii) the earliest date the Purchaser could have terminated this Agreement under Section 10.1(e). Upon payment of the Break-Up Payment as provided in Section 10.4(b) and the return of the Escrow Deposit to the Purchaser, Radio Unica, each Seller and their respective Affiliates shall be fully released and discharged from any liability under or resulting from this Agreement and the Purchaser shall not have any other remedy or cause of action under or relating to this Agreement or any applicable Law including for reimbursement of expenses. The release and discharge from liability referred to in the preceding sentence shall be self-executing, and shall be effective immediately upon payment of the Break-Up Payment and the return of the Escrow Deposit.

          (b) Any Break-Up Payment payable to the Purchaser pursuant to Section 10.4(a) shall be paid:

                    (i) on or before the fifth Business Day after the Purchaser terminates this Agreement pursuant to Section 10.1(e) unless the Bankruptcy Court orders otherwise in the Break-Up Payment Order itself or the Break-Up Payment Claim Order itself, as applicable; or

                    (ii) contemporaneously with and as a condition to the effectiveness of any termination of this Agreement pursuant to Section 10.1(f).

          (c) Radio Unica and the Sellers acknowledge and agree that (i) the payment of the Break-Up Payment or, if applicable, the allowance of the Allowed Break-Up Payment Claim and the Restructuring Companies' agreement to request Administration Claim status therefore is an integral part of the transactions contemplated by this Agreement, (ii) in the absence of the Restructuring Companies' obligations to make this payment and agreement to request such status, the Purchaser would not have entered into this Agreement, (iii) the entry of the Purchaser into this Agreement is necessary for preservation of the estate(s) of the Restructuring Companies and beneficial to the Restructuring Companies, (iv) the Break-Up Payment is reasonable in relation to the Purchaser's efforts and to the magnitude of the transaction and (v) time is of the essence with respect to entry of the Break-Up Payment Order.

          Section 10.5.  REMEDIES UPON TERMINATION.

          (a)  In the event Radio Unica terminates this Agreement pursuant to
Section 10.1(h), then Radio Unica and the Sellers shall be entitled to seek all rights and remedies available to them at law or in equity; PROVIDED, that the aggregate money damages payable to Radio Unica and the Sellers in such event shall not exceed Thirty-Seven Million Five Hundred Thousand Dollars ($37,500,000).

          (b)  In the event the Purchaser terminates this Agreement pursuant to
Section 10.1(e), or Radio Unica terminates this Agreement pursuant to Section 10.1(f), then, as the Purchaser's sole and exclusive remedy, the Purchaser shall receive an amount equal to the Break-Up Payment as liquidated damages in accordance with Section 10.4.

          (c)  In the event the Purchaser terminates this Agreement pursuant to
Section 10.1(i), then the Purchaser shall be entitled to seek all rights and remedies available to it at law or in equity; PROVIDED, that the aggregate money damages payable to the Purchaser in such event shall not exceed Thirty-Seven Million Five Hundred Thousand Dollars ($37,500,000) less the amount of a Break-Up Payment, if any, received by the Purchaser pursuant to Section 10.4.

          (d)  For the avoidance of doubt, in the event payment is made under
Section 3.2(a)(iii), the provisions of Section 10.5(a) shall not be applicable.

                                   ARTICLE XI

                          SURVIVAL AND INDEMNIFICATION

          Section 11.1. SURVIVAL OF REPRESENTATIONS. The representations and warranties in this Agreement shall terminate and will have no further force and effect after the Closing Date. No covenants or agreements of the Parties contained in this Agreement shall survive the Closing Date, except those covenants that contemplate or may involve actions to be taken or obligations in effect after the Closing Date.

          Section 11.2. POST-CLOSING INDEMNIFICATION. To the extent provided in this Article XI, from and after the Closing Date, Radio Unica and each Seller, jointly and severally, shall reimburse the Purchaser for the failure to deliver to the Purchaser or its Designee good and marketable title to, and possession of, the Tangible Personal Property identified in SCHEDULE 2.1(b) of the Sellers' Disclosure Letter free and clear of all claims (as defined under the Bankruptcy
Code), interests and Liens other than Permitted Liens to the extent such Permitted

Liens cannot be removed by operation of sections 105, 363(f) or 1141 of the Bankruptcy Code; PROVIDED, HOWEVER, that the Purchaser shall not be reimbursed for any such failure that has been the subject of an adjustment to the Purchase Price pursuant to Section 8.13 hereof (including any deductible contained therein).

          Section 11.3. INDEMNIFICATION PROCEDURES AND LIMITATIONS. Any Indemnity Claim must be made by delivering written notice to Radio Unica, specifying the Tangible Personal Property that is the subject of such Indemnity Claim and the amount of reimbursement sought (which amount shall not be determinative of the final amount of the Indemnity Claim), within thirty (30) days after the Closing Date. The amount of any reimbursement pursuant to Section
11.2 shall not include any Taxes incurred by the Purchaser or its Affiliates as a result of receiving a payment under this Article XI.

          Section 11.4. HOLDBACK ESCROW. Any amounts due and owing to the Purchaser pursuant to an Indemnity Claim shall be paid promptly out of the Holdback Deposit in accordance with the Holdback Escrow Agreement. Notwithstanding the termination of the Holdback Escrow Agreement or the full disbursement and/or release of the Holdback Deposit, Radio Unica and the Sellers shall remain liable for any Indemnity Claim as provided in this Article XI.

          Section 11.5. EXCLUSIVE REMEDY. The indemnification provisions of this Article XI shall be the sole and exclusive remedy of the Purchaser following the Closing for any and all breaches or alleged breaches of any representation, warranties, covenants or agreements of the parties or other provision of this Agreement or the transactions contemplated hereby other than for claims of, or causes of action arising from, fraud or any breach of a covenant of Radio Unica or the Sellers that survives the Closing as provided in
Section 11.1. Under no circumstances shall any Party be entitled to special, exemplary, punitive or consequential damages.

                                   ARTICLE XII

                                  MISCELLANEOUS

          Section 12.1. AMENDMENT AND WAIVER. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by Radio Unica, each of the Sellers and the Purchaser, or in the case of a waiver, by the Party against whom the waiver is to be effective. No failure or delay by any Party or Parties in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

          Section 12.2. EXPENSES. Except as otherwise expressly provided in this Agreement, including Section 10.4, whether or not the transactions contemplated by this Agreement are consummated, the Parties shall bear their own respective expenses (including, but not limited to, all compensation and expenses of counsel, financial advisors, consultants, actuaries and independent accountants) incurred in connection with this Agreement and the transactions contemplated hereby.

          Section 12.3. PUBLIC DISCLOSURE. Each of the Parties agrees with the other Parties that, except as may be required to comply with the requirements of applicable Law or the requests, rules and regulations of each stock exchange upon which the securities of one of the Parties or its Affiliates is listed, no press release or similar public announcement or communication will be made or caused to be made concerning the execution or performance of this Agreement unless specifically approved in advance by all Parties; PROVIDED, HOWEVER, that to the extent that any Party to this Agreement is required by applicable Law or the requests, rules and regulations of any stock exchange upon which the securities of one of the Parties or its Affiliates is listed to make such a public disclosure, such public disclosure shall only be made after prior consultation with the other Parties.

          Section 12.4. SPECIFIC PERFORMANCE. The Parties recognize that if any Party breaches this Agreement or refuses to perform under the provisions of this Agreement, monetary damages alone would not be adequate to compensate the non-breaching Party or Parties for their injuries. The non-breaching Party or Parties shall therefore be entitled, in addition to any other remedies that may be available, to obtain specific performance of the terms of this Agreement. If any action is brought by the non-breaching Party or Parties to enforce this Agreement, the Party in breach shall waive the defense that there is an adequate remedy at law. No provision of this Section 12.4 shall be deemed to nullify any of the limitations on money damages set forth in Section 10.5.

          Section 12.5. ASSIGNMENT. This Agreement and the rights and obligations of the Parties hereunder shall not be assigned, delegated or otherwise transferred by Radio Unica, any Seller or the Purchaser; PROVIDED, HOWEVER, that the Purchaser may assign its rights to purchase the Purchased Assets or assume any Assigned Contract to any Designee, and the Purchaser may assign this Agreement, and its rights hereunder, to any of its lenders, but in no event will such assignment relieve the Purchaser of its obligations hereunder.

          Section 12.6. ENTIRE AGREEMENT. This Agreement (including all Schedules and Exhibits hereto, the Sellers' Disclosure Letter and the Purchasers' Disclosure Letter) contains the entire agreement among the Parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters, except for the Confidentiality Agreement, which will remain in full force and effect for the term provided for therein.

          Section 12.7. FULFILLMENT OF OBLIGATIONS. Any obligation of any Party to any other Party under this Agreement, which obligation is performed, satisfied or fulfilled by an Affiliate of such Party or Designee, shall be deemed to have been performed, satisfied or fulfilled by such Party.

          Section 12.8. PARTIES IN INTEREST; NO THIRD PARTY BENEFICIARIES. This Agreement shall inure to the benefit of and be binding upon the Parties and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer upon any Person other than Radio Unica, each Seller and the Purchaser, or their successors or permitted assigns, any rights or remedies under or by reason of this Agreement.

          Section 12.9. SCHEDULES. The inclusion of any matter in any Schedule to this Agreement shall be deemed to be an inclusion for all purposes of this Agreement, to the extent that such disclosure is sufficient to identify the section to which such disclosure is responsive, but inclusion therein shall not be deemed to constitute an admission, or otherwise imply, that any such matter is material or creates a measure for materiality for the purposes of this Agreement. The disclosure of any particular fact or item in any Schedule, Disclosure Letter shall not be deemed an admission as to whether the fact or item is "material" or would constitute a "Material Adverse Effect."

          Section 12.10. COUNTERPARTS. This Agreement and any amendments hereto may be executed in one or more counterparts, each of which shall be deemed to be an original by the Parties executing such counterpart, but all of which shall be considered one and the same instrument.

          Section 12.11. HEADINGS. The section and paragraph headings and table of contents contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

          Section 12.12. NOTICES. All notices and other communications hereunder shall be deemed given if in writing and delivered personally, sent by facsimile (confirm receipt), by registered or certified mail (return receipt requested) or nationally recognized overnight courier to the Parties at the following addresses (or at such other addresses as shall be specified by like notice):

          (a)  if to Radio Unica or any Seller:

                    Radio Unica Communications Corp.
                    8400 N.W. 52nd Street
                    Suite 101
                    Miami, FL 33166
                    Attention: Steven E. Dawson
                    Facsimile: (305) 463-5022

                    with a copy (which shall not constitute notice) to:

                    Skadden, Arps, Slate, Meagher & Flom LLP
                    1440 New York Avenue, N.W.
                    Washington, D.C. 20005
                    Attention: John C. Quale
                    Facsimile: (202) 393-5760

                    and

                    Skadden, Arps, Slate, Meagher & Flom LLP
                    4 Times Square
                    New York, NY 10036
                    Attention: J. Gregory Milmoe
                    Facsimile: (212) 735-2000

          (b)  if to the Purchaser:

                    Multicultural Radio Broadcasting Inc.
                    449 Broadway
                    New York, NY 10013
                    Attention: Arthur Liu
                    Facsimile: (212) 966-9580

                    with a copy (which shall not constitute notice) to:

                    Vinson & Elkins L.L.P.
                    1455 Pennsylvania Avenue, NW
                    Washington, DC 20004
                    Attention: Mark Lipp
                    Facsimile: (202) 639-6400

                    and

                    Vinson & Elkins L.L.P.
                    666 Fifth Avenue
                    New York, NY 10103
                    Attention: Steven M. Abramowitz
                    Facsimile: (917) 206-8100

          Any notice given by mail shall be effective when received.

          Section 12.13. NO STRICT CONSTRUCTION. Notwithstanding the fact that this Agreement has been drafted or prepared by one of the Parties, the Parties confirm that both they and their respective counsel have reviewed, negotiated and adopted this Agreement as the joint agreement and understanding of the Parties, and the language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction construing ambiguities against the draftsperson shall be applied against any Person.

          Section 12.14. GOVERNING LAW. Except to the extent the mandatory provisions of the Bankruptcy Code apply, this Agreement shall be governed by, and construed in accordance with, the Laws of the State of New York applicable to contracts made and to be performed entirely in such state without regard to principles of conflicts or choice of laws or any other law that would make the laws of any other jurisdiction other than the State of New York applicable hereto. The Parties agree that, except as provided herein or in the Escrow Agreement, without limitation of any Party's right to appeal any order of the Bankruptcy Court, upon the commencement of the Bankruptcy Case, (a) the Bankruptcy Court shall retain exclusive jurisdiction to enforce the terms of this Agreement and to decide any claims or disputes which may arise or result from, or be connected with, this Agreement, any breach or default hereunder, or the transactions contemplated herein; and
(b) any and all Claims relating to the foregoing shall be filed and maintained only in the Bankruptcy Court, and the Parties hereby consent and submit to the jurisdiction of the Bankruptcy Court.

          Section 12.15. SEVERABILITY. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability.

          Section 12.16. LIKE-KIND EXCHANGE. To facilitate the transfer of the Purchased Assets as part of a like-kind exchange under Section 1031 of the Code, the Purchaser may assign its rights under this Agreement, in whole or part, to a "qualified intermediary" (within the meaning of Section 1.1031(k)-1(g)(4) of the Treasury Regulations). In such case, the Purchaser will identify the qualified intermediary to the Sellers in writing, and the Sellers shall convey the Purchased Assets (or such portion thereof as is designated in writing by the Purchaser or the qualified intermediary) as instructed by the qualified intermediary at the Closing. The Sellers agree to take such actions, execute such documents, and otherwise cooperate with the Purchaser and the qualified intermediary as necessary or appropriate to consummate any such Section 1031 exchange; PROVIDED, HOWEVER, that such Section 1031 exchange shall not relieve the Purchaser of its duties and obligations under this Agreement.


   [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK. SIGNATURE PAGE FOLLOWS.]

          IN WITNESS WHEREOF, this Agreement has been signed on behalf of each of the Parties as of the date first written above.


RADIO UNICA COMMUNICATIONS               RADIO UNICA CORP.
CORP.
                                         By: /s/ Steven E. Dawson
                                             --------------------------------
By: /s/ Steven E. Dawson
    ----------------------------------
                                             Name:  Steven E. Dawson
    Name:  Steven E. Dawson                  Title: Executive Vice President and
    Title: Executive Vice President and             Chief Financial Officer
           Chief Financial Officer


MULTICULTURAL RADIO
BROADCASTING INC.

By:  /s/ Arthur Liu
    ----------------------------------

    Name:  Arthur Liu
    Title: President

         OPERATING COMPANIES                         LICENSEES

RADIO UNICA OF CHICAGO, INC.             RADIO UNICA OF CHICAGO LICENSE CORP.


By: /s/ Steven E. Dawson                 By: /s/ Steven E. Dawson
    ----------------------------------       ---------------------------------

    Name:  Steven E. Dawson                  Name:  Steven E. Dawson
    Title: Executive Vice President and      Title: Executive Vice President and
           Chief Financial Officer                  Chief Financial Officer


RADIO UNICA OF DALLAS, INC.              RADIO UNICA OF DALLAS LICENSE CORP.


By: /s/ Steven E. Dawson                 By: /s/ Steven E. Dawson
    ----------------------------------       ---------------------------------

    Name:  Steven E. Dawson                  Name:  Steven E. Dawson
    Title: Executive Vice President and      Title: Executive Vice President and
           Chief Financial Officer                  Chief Financial Officer

RADIO UNICA OF FRESNO, INC.              RADIO UNICA OF FRESNO LICENSE CORP.

By: /s/ Steven E. Dawson                 By: /s/ Steven E. Dawson
    ----------------------------------       ---------------------------------

    Name:  Steven E. Dawson                  Name:  Steven E. Dawson
    Title: Executive Vice President and      Title: Executive Vice President and
           Chief Financial Officer                  Chief Financial Officer


BLAYA, INC.                              RADIO UNICA OF HOUSTON LICENSE CORP.

By: /s/ Steven E. Dawson                 By: /s/ Steven E. Dawson
    ----------------------------------       ---------------------------------

    Name:  Steven E. Dawson                  Name:  Steven E. Dawson
    Title: Executive Vice President and      Title: Executive Vice President and
           Chief Financial Officer                  Chief Financial Officer


RADIO UNICA OF LOS ANGELES, INC.         RADIO UNICA OF LOS ANGELES LICENSE
                                         CORP.

By: /s/ Steven E. Dawson                 By: /s/ Steven E. Dawson
    ----------------------------------       ---------------------------------

    Name:  Steven E. Dawson                  Name:  Steven E. Dawson
    Title: Executive Vice President and      Title: Executive Vice President and
           Chief Financial Officer                  Chief Financial Officer


RADIO UNICA OF MCALLEN, INC.             RADIO UNICA OF MCALLEN LICENSE CORP.

By: /s/ Steven E. Dawson                 By: /s/ Steven E. Dawson
    ----------------------------------       ---------------------------------

    Name:  Steven E. Dawson                  Name:  Steven E. Dawson
    Title: Executive Vice President and      Title: Executive Vice President and
           Chief Financial Officer                  Chief Financial Officer


RADIO UNICA OF MIAMI, INC.               RADIO UNICA OF MIAMI LICENSE CORP.

By: /s/ Steven E. Dawson                 By: /s/ Steven E. Dawson
    ----------------------------------       ---------------------------------

    Name:  Steven E. Dawson                  Name:  Steven E. Dawson
    Title: Executive Vice President and      Title: Executive Vice President and
           Chief Financial Officer                  Chief Financial Officer

RADIO UNICA OF NEW YORK, INC.            RADIO UNICA OF NEW YORK LICENSE CORP.

By: /s/ Steven E. Dawson                 By: /s/ Steven E. Dawson
    ----------------------------------       ---------------------------------

    Name:  Steven E. Dawson                  Name:  Steven E. Dawson
    Title: Executive Vice President and      Title: Executive Vice President and
           Chief Financial Officer                  Chief Financial Officer


RADIO UNICA OF PHOENIX, INC.             RADIO UNICA OF PHOENIX LICENSE CORP.

By: /s/ Steven E. Dawson                 By: /s/ Steven E. Dawson
    ----------------------------------       ---------------------------------

    Name:  Steven E. Dawson                  Name:  Steven E. Dawson
    Title: Executive Vice President and      Title: Executive Vice President and
           Chief Financial Officer                  Chief Financial Officer


RADIO UNICA OF SACRAMENTO, INC.          RADIO UNICA OF SACRAMENTO LICENSE CORP.

By: /s/ Steven E. Dawson                 By: /s/ Steven E. Dawson
    ----------------------------------       ---------------------------------

    Name:  Steven E. Dawson                  Name:  Steven E. Dawson
    Title: Executive Vice President and      Title: Executive Vice President and
           Chief Financial Officer                  Chief Financial Officer


RADIO UNICA OF SAN ANTONIO, INC.         RADIO UNICA OF SAN ANTONIO LICENSE
                                         CORP.

By: /s/ Steven E. Dawson                 By: /s/ Steven E. Dawson
    ----------------------------------       ---------------------------------

    Name:  Steven E. Dawson                  Name:  Steven E. Dawson
    Title: Executive Vice President and      Title: Executive Vice President and
           Chief Financial Officer                  Chief Financial Officer


RADIO UNICA OF SAN FRANCISCO, INC.       RADIO UNICA OF SAN FRANCISCO LICENSE
                                         CORP.

By: /s/ Steven E. Dawson                 By: /s/ Steven E. Dawson
    ----------------------------------       ---------------------------------

    Name:  Steven E. Dawson                  Name:  Steven E. Dawson
    Title: Executive Vice President and      Title: Executive Vice President and
           Chief Financial Officer                  Chief Financial Officer

ORO SPANISH BROADCASTING, INC.

By: /s/ Steven E. Dawson
    ----------------------------------

    Name:  Steven E. Dawson
    Title: Executive Vice President and
           Chief Financial Officer


RADIO UNICA OF TUCSON, INC.              RADIO UNICA OF TUCSON LICENSE CORP.

By: /s/ Steven E. Dawson                 By: /s/ Steven E. Dawson
    ----------------------------------       ---------------------------------

    Name:  Steven E. Dawson                  Name:  Steven E. Dawson
    Title: Executive Vice President and      Title: Executive Vice President and
           Chief Financial Officer                  Chief Financial Officer

                                         Exh. A to the APA - Acquired Stations



                                    EXHIBIT A

                                       TO

                   ASSET PURCHASE AGREEMENT AMONG RADIO UNICA
                    COMMUNICATIONS CORP., RADIO UNICA CORP.,
                    AND MULTICULTURAL RADIO BROADCASTING INC.

                                ACQUIRED STATIONS

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                ACQUIRED STATIONS

CALL SIGN              LOCATION                       LICENSEE                            OPERATING COMPANY
----------------------------------------------------------------------------------------------------------------------------------
KAHZ                   Dallas/Ft. Worth, TX           Radio Unica of Dallas License       Radio Unica of Dallas, Inc.
                                                      Corp.

KATD                   Sacramento, CA                 Radio Unica of Sacramento License   Radio Unica of Sacramento, Inc.
                                                      Corp.

KBLA                   Los Angeles, CA                Radio Unica of Los Angeles          Radio Unica of Los Angeles, Inc.
                                                      License Corp.

KIDR                   Phoenix, AZ                    Radio Unica of Phoenix License      Radio Unica of Phoenix, Inc.
                                                      Corp.

KIQI                   San Francisco/San Jose, CA     Radio Unica of San Francisco        Radio Unica of San Francisco, Inc.
                                                      License Corp.

KQTL                   Tucson, AZ                     Radio Unica of Tucson License       Radio Unica of Tucson, Inc.
                                                      Corp.

KVJY                   McAllen/Brownsville, TX        Radio Unica of McAllen License      Radio Unica of McAllen, Inc.
                                                      Corp.

KWRU                   Fresno, CA                     Radio Unica of Fresno License       Radio Unica of Fresno, Inc.
                                                      Corp.

KZDC                   San Antonio, TX                Radio Unica of San Antonio          Radio Unica of San Antonio, Inc.
                                                      License Corp.

WNTD                   Chicago, IL                    Radio Unica of Chicago License      Radio Unica of Chicago, Inc.
                                                      Corp.

WJDM                   New York, NY                   Radio Unica of New York License     Radio Unica of New York, Inc.
                                                      Corp.

WWRU                   New York, NY                   Radio Unica of New York License     Radio Unica of New York, Inc.
                                                      Corp.

WJCC                   Miami, FL                      Radio Unica of Miami License Corp.  Radio Unica of Miami, Inc.

WNMA                   Miami, FL                      Radio Unica of Miami License Corp.  Radio Unica of Miami, Inc.

KXYZ                   Houston, TX                    Radio Unica of Houston License      Blaya, Inc.
                                                      Corp.

                                          Exh. B to the APA - Escrow Agreement



                              ESCROW AGREEMENT

         THIS ESCROW AGREEMENT (this "Agreement") is made and entered into as of October 3, 2003, by and among Deutsche Bank Trust Company Americas, a national banking association, as escrow agent ("Escrow Agent"), Radio Unica Communications Corp., a Delaware corporation ("Radio Unica"), and Multicultural Radio Broadcasting Inc., a New Jersey corporation ("Purchaser"). For purposes of this Agreement, Escrow Agent, Radio Unica and Purchaser are hereinafter sometimes referred to individually as the "Party" and collectively as the "Parties."


                             W I T N E S S E T H:

         WHEREAS, concurrently herewith, Radio Unica and Purchaser, together with Radio Unica Corp., certain of its Subsidiary Licensees and certain of its Subsidiary Operating Companies, are entering into that certain Asset Purchase Agreement, dated as of the date hereof (the "Purchase Agreement"), relating to Radio Unica's sale and assignment, and Purchaser's purchase and assumption, of the Purchased Assets and the Assumed Liabilities (the "Transaction");

         WHEREAS, the Parties desire to execute this Agreement to specify and clarify their rights and responsibilities with respect to the Earnest Money Deposit;

         WHEREAS, the Parties hereby acknowledge and agree that any capitalized terms used in this Agreement that are not specifically defined in this Agreement shall have the meanings given them in the Purchase Agreement;

         NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants and agreements contained in this Agreement, the Parties, intending to be legally bound hereby, agree as follows:


                                  ARTICLE 1

                                REPRESENTATIONS

         Section 1.01. On the date hereof, Purchaser shall transfer to Escrow Agent, by wire transfer in immediately available funds, from Purchaser's own funds the Earnest Money Deposit which is a cash amount equal to Seven Million Five Hundred Thousand Dollars ($7,500,000.00) (the "Escrow Funds"). The Parties agree that the Escrow Funds are to be held in trust pursuant to the terms of this Agreement by Escrow Agent until the Termination Date (as defined in Section 7.07). Escrow Agent shall confirm in writing to the other Parties the receipt by it of the Escrow Funds.

         Section 1.02. Radio Unica and Purchaser hereby appoint Escrow Agent to receive, hold, invest and disburse the Escrow Funds pursuant to this Agreement; provided, however, Escrow Agent shall not be obligated to assume or perform any obligation of Purchaser or Radio Unica under the Purchase Agreement by reason of anything contained in this Agreement. Escrow Agent hereby accepts such appointment and agrees to be bound by the terms and conditions of this Agreement.

         Section 1.03. Each of the Parties has authority to enter into this Agreement, and has taken all actions necessary to authorize the execution of this Agreement by the officers whose signatures are affixed hereto.


                                   ARTICLE 2

                                    ESCROW

         Section 2.01. Escrow Agent shall establish a special escrow designated as the "Earnest Money Deposit Escrow" (the "Escrow"), shall keep such Escrow separate and apart from all other funds and moneys held by it, and shall administer such Escrow as provided in this Agreement.

         Section 2.02. All Escrow Funds referred to in Section 1.01, along with any income or interest earned thereon, shall be credited to the Escrow. Until disbursed as set forth herein, all such income or interest shall constitute additional Escrow Funds.

         Section 2.03.

         (a) Escrow Agent shall disburse Escrow Funds on deposit in the Escrow to Purchaser, Radio Unica or both, as the case may be, upon receipt of :

                  (i) one or more fully executed Payment Request Forms in substantially the form attached hereto as Exhibit A, executed by an authorized officer of each of Purchaser and Radio Unica, and otherwise pursuant to the terms hereof. Upon receipt of a Payment Request Form, the amounts specified therein shall be promptly paid directly to the Person or Persons entitled to payment as specified in the Payment Request Form; or

                  (ii) a copy of a Final Determination (as defined below) establishing a Party's right to the Escrow Funds pursuant to Section 3.2(a) of the Purchase Agreement. A "Final Determination" shall mean a final non-appealable judgment of a court of competent jurisdiction and shall be accompanied by an opinion of counsel for the presenting Party to the effect that such judgment is a final, non-appealable judgment of a court of competent jurisdiction.

         (b) In the event of any disagreement between Radio Unica and Purchaser resulting in adverse claims or demands being made in connection with the Escrow Funds, Escrow Agent shall be entitled to retain the Escrow Funds until Escrow Agent shall have received a Final Determination (accompanied by the opinion of counsel referred to in Section 2.03(a)(ii)) directing delivery of the Escrow Funds or a written agreement executed by Radio Unica and Purchaser directing delivery of the Escrow Funds, in which event Escrow Agent shall disburse the Escrow Funds in accordance with such Final Determination or agreement.

         (c) Escrow Agent shall take all actions called for in any Payment Request Form, Final Determination, or written agreement delivered under
Section 2.03(a) or (b) within five (5) Business Days of the date such Payment Request Form, Final Determination, or written agreement, as the case may be, is received.

         (d) Any Escrow Funds in the Escrow as of the Termination Date (as defined below) shall be distributed to Purchaser within ten (10) Business Days after the Termination Date unless otherwise agreed to in writing by Purchaser and Radio Unica.

         Section 2.04. In the event that the Escrow Funds are not sufficient for full payment of any amount to which Radio Unica is entitled pursuant to
Section 2.03, Purchaser shall continue to be liable for the shortfall amount.

         Section 2.05. Escrow Agent is acting hereunder as a depository only and Escrow Agent shall only be responsible for the safekeeping and investment of Escrow Funds held in the Escrow, and the disbursement thereof in accordance with this Agreement, and shall not be responsible for the authenticity or accuracy of such certifications or documents, the application of amounts paid pursuant to such certifications by the Persons to which they are paid, or the sufficiency of Escrow Funds credited to the Escrow to make the payments herein required. This Agreement expressly sets forth the duties and obligations of Escrow Agent and no implied duties or obligations shall be read into this Agreement against Escrow Agent.


                                  ARTICLE 3

                         MONEYS IN ESCROW; INVESTMENT

         Section 3.01. Except to the extent that and until Radio Unica is or becomes expressly entitled to a distribution of all or a portion of the Escrow Funds pursuant to the terms of this Agreement, (i) Purchaser and Radio Unica intend, and hereby inform Escrow Agent, that the Escrow shall constitute an escrow account in which Radio Unica and its creditors have no legal or equitable right, title or interest of any kind whatsoever, and (ii) all of the Escrow Funds and any earnings thereon shall be the sole property of Purchaser. Prior to any distribution of the Escrow Funds in accordance with the terms of this Agreement, Purchaser shall be treated as the owner thereof and any interest or dividends earned thereon for all purposes (including Tax purposes).

         Section 3.02. Escrow Funds held by Escrow Agent hereunder shall be invested and reinvested by Escrow Agent in short term money market funds investing in direct obligations of the United States of America or repurchase agreements containing such obligations or, in direct obligations of the United States of America having maturities of ninety-one (91) days or less, or short-term securities issued or guaranteed by the United States government or any agencies or instrumentalities thereof, in either case, as Escrow Agent is directed by Purchaser in writing. Such investments shall be registered in the name of Escrow Agent and held by Escrow Agent as part of the Escrow and, together with earnings thereon, shall constitute further Escrow Funds hereunder. Escrow Agent may make investments through its investment division or short-term investment department. Escrow Agent shall sell and reduce to cash a sufficient amount of investments of the Escrow Funds whenever the cash balance therein is insufficient to pay the amounts required to be paid therefrom. Escrow Agent shall, without further direction from any Person, sell such investments as and when required to make any payments from the Escrow required to be made pursuant to this Agreement. Unless Escrow Agent is guilty of gross negligence, bad faith or willful misconduct with regard to its duties hereunder, Escrow Agent shall not be responsible or liable for any loss suffered in connection with any investment of moneys made by Escrow Agent in accordance with this Article 3.

         Section 3.03. Escrow Agent shall furnish to Radio Unica and Purchaser reports accounting for all investments and interest and income therefrom. Such accounting shall be furnished no less frequently than every month and upon request of Radio Unica or Purchaser.


                                  ARTICLE 4

                   ESCROW AGENT'S AUTHORITY; INDEMNIFICATION

         Section 4.01. Escrow Agent may act in reliance upon any writing or instrument or signature which it, in good faith, believes to be genuine, may assume the validity and accuracy of any statement or assertion contained in such a writing or instrument, and may assume that any Person purporting to give any writing, notice, advice or instructions in connection with the provisions hereof has been duly authorized to do so. Prior to or concurrent with the delivery and execution of this Agreement each of Purchaser and Radio Unica shall deliver an incumbency certificate to Escrow Agent designating the person or persons of such Party from whom the Escrow may accept written instructions. Each incumbency certificate shall contain a specimen signature of each person so designated and each of Purchaser and Radio Unica may update or revise its incumbency certificate from time to time. Escrow Agent shall not be liable in any manner for the sufficiency or correctness as to form, manner and execution, or validity of any instrument deposited with it, nor as to the identity, authority or right of any Person executing the same; and its duties hereunder shall be limited to those specifically provided herein.

         Section 4.02. Unless Escrow Agent is guilty of gross negligence, bad faith or willful misconduct with regard to its duties hereunder, Purchaser and Radio Unica hereby agree, jointly and severally, to indemnify Escrow Agent and hold it harmless from any and all claims, liabilities, losses, actions, suits or proceedings at law or in equity, or any other expense, fees or charges of any character or nature, which it may incur or with which it may be threatened by reason of its acting as Escrow Agent under this Agreement; and in connection therewith, to indemnify Escrow Agent against any and all expenses, including reasonable attorneys' fees and the cost of defending any action, suit or proceeding or resisting any claim. Escrow Agent shall be vested with a lien on all property deposited hereunder for indemnification, for reasonable attorneys' fees, court costs, for any suit, interpleader or otherwise, or any other expenses, fees or charges of any character or nature, which may be incurred by Escrow Agent by reason of disputes arising between Purchaser and Radio Unica as to the correct interpretation of the Purchase Agreement or this Agreement and instructions given to Escrow Agent hereunder, or otherwise, with the right of Escrow Agent, regardless of the instructions aforesaid, to hold the said property until and unless said additional expenses, fees and charges shall be fully paid. The foregoing indemnities in this Section 4.02 shall survive the resignation or substitution of Escrow Agent or the Termination Date.

         Section 4.03. If Purchaser and Radio Unica shall be in disagreement about the interpretation of the Purchase Agreement or this Agreement, or about the rights and obligations, or the propriety of any action contemplated by Escrow Agent hereunder, Escrow Agent may, but shall not be required to, file an appropriate civil action to resolve the disagreement. Escrow Agent shall be indemnified, jointly and severally, by Purchaser and Radio Unica for all costs, including reasonable attorneys' fees, in connection with such civil action, and shall be fully protected in suspending all or part of its activities under this Agreement until a final judgment, without any further right of appeal, in such action is received.

         Section 4.04. Escrow Agent shall not be liable for any mistakes of facts or errors of judgment, or for any acts or omissions of any kind, unless caused by its gross negligence, bad faith or willful misconduct.

         Section 4.05. Escrow Agent may consult with legal counsel of its own choosing, at the joint expense of Purchaser and Radio Unica, as to any matter relating to this Escrow Agreement, and Escrow Agent shall not incur any liability in acting in good faith in accordance with any advice from such counsel. Section 4.06. Escrow Agent shall not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of Escrow Agent (including but not limited to any act or provision of any present or future law or regulation or governmental authority, any act of God or war, civil unrest, local or national disturbance or disaster, any act of terrorism, or the unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility).

         Section 4.07. Escrow Agent shall not be under any duty to give the Escrow Funds held by it hereunder any greater degree of care than it gives its own similar property and shall not be required to invest any funds held hereunder except as directed in this Escrow Agreement. Uninvested funds held hereunder shall not earn or accrue interest.

         Section 4.08. In the event of any ambiguity or uncertainty hereunder or in any notice, instruction or other communication received by Escrow Agent hereunder, Escrow Agent may, in its sole discretion, refrain from taking any action other than to retain possession of the Escrow Funds, unless Escrow Agent receives written instructions signed by each of Purchaser and Radio Unica, which eliminates such ambiguity or uncertainty.

         Section 4.09. In the event of any dispute between or conflicting claims among the Purchaser and Radio Unica and any other Person with respect to any Escrow Funds, Escrow Agent shall be entitled, in its sole discretion, to refuse to comply with any and all claims, demands or instructions with respect to such Escrow Funds so long as such dispute or conflict shall continue, and Escrow Agent shall not be or become liable in any way to Purchaser or Radio Unica for failure or refusal to comply with such conflicting claims, demands or instructions. Escrow Agent shall be entitled to refuse to act until, in its sole discretion, either (i) such conflicting or adverse claims or demands shall have been determined by a final order, judgment or decree of a court of competent jurisdiction, which order, judgment or decree is not subject to appeal, or settled by agreement between the conflicting parties as evidenced in a writing satisfactory to Escrow Agent or
(ii) Escrow Agent shall have received security or an indemnity satisfactory to it sufficient to hold it harmless from and against any and all losses which it may incur by reason of so acting. Any court order, judgment or decree shall be accompanied by a legal opinion by counsel for the presenting party, satisfactory to Escrow Agent, to the effect that said order, judgment or decree represents a final adjudication of the rights of the parties by a court of competent jurisdiction, and that the time for appeal from such order, judgment or decree has expired without an appeal having been filed with such court. Escrow Agent shall act on such court order and legal opinions without further question. Escrow Agent may, in addition, elect, in its sole discretion, to commence an interpleader action or seek other judicial relief or orders as it may deem, in its sole discretion, necessary. The costs and expenses (including reasonable attorneys' fees and expenses) incurred in connection with such proceeding shall be paid by, and shall be deemed a joint and several obligation of, Purchaser and Radio Unica.

         Section 4.10. No printed or other material in any language, including prospectuses, notices, reports, and promotional material, which mentions "Bankers Trust Company", "Deutsche Bank Trust Company Americas" or "Deutsche Bank AG" or any of their respective affiliates by name or the rights, powers, or duties of Escrow Agent under this Escrow Agreement, shall be issued by any other Party, or on such Party's behalf, without the prior written consent of Escrow Agent, provided that the foregoing shall not preclude the filing and use of this Agreement or any document referring to this Agreement with or by any court or governmental authority.


                                  ARTICLE 5

                          ESCROW AGENT'S COMPENSATION

         Section 5.01. As partial consideration of Radio Unica's entering into this Agreement, Purchaser hereby agrees to be solely responsible for and pay Escrow Agent its annual fee for the services to be rendered hereunder as provided in Exhibit B hereto. Any fees due to Escrow Agent, including investment fees or other investment-related charges, may be deducted by Escrow Agent from the investment earnings on the Escrow if Escrow Agent provides Purchaser and Radio Unica with a listing of such fees in reasonable detail. Any investment fees or investment-related charges in excess of investment earnings will be paid by Purchaser.


                                  ARTICLE 6

                            CHANGE OF ESCROW AGENT

         Section 6.01. A national banking association located in the United States of America or a state bank or trust company organized under the laws of a state of the United States of America, qualified as a depository of public funds, may be substituted to act as Escrow Agent under this Agreement upon the agreement of Purchaser and Radio Unica. Such substitution shall not be deemed to affect the rights or obligations of the Parties. Upon any such substitution, Escrow Agent agrees to assign to such substitute Escrow Agent its rights and obligations under this Agreement.

         Section 6.02. Escrow Agent or any successor may at any time resign by giving notice by registered or certified mail to Purchaser and Radio Unica of its intention to resign and of the proposed date of resignation, which shall be a date not less than thirty (30) days after such notice is deposited in the United States mail with postage fully prepaid, unless an earlier resignation date and the appointment of a successor Escrow Agent shall have been or are approved by Purchaser and Radio Unica. If Purchaser and Radio Unica are unable to agree upon a successor escrow agent within thirty (30) days after such notice, Escrow Agent may apply to a court of competent jurisdiction for the appointment of a successor escrow agent or for other appropriate relief.

         Section 6.03. Any corporation into which Escrow Agent, or any successor to it of the duties and responsibilities created by this Agreement, may be merged or converted or with which it or any successor to it may be consolidated, or any corporation resulting from any merger, conversion, consolidation or reorganization to which Escrow Agent or any successor to it may be a party or any entity to which Escrow Agent may sell or transfer all or substantially all of its corporate trust business, shall be the successor Escrow Agent under this Agreement without the execution or filing of any paper or any other act on the part of the Parties, anything herein to the contrary notwithstanding.


                                  ARTICLE 7

                           ADMINISTRATIVE PROVISIONS

         Section 7.01. Escrow Agent shall keep and maintain for one year after the Termination Date complete and accurate records of all moneys received and disbursed under this Agreement, which shall be available for inspection by Purchaser or Radio Unica, or any agent of any of them, at any time during regular business hours.

         Section 7.02. Unless otherwise indicated herein, all notices, certificates, requests, demands and other communications provided for hereunder shall be in writing and shall be (a) personally delivered, (b) sent by first class United States mail, (c) sent by overnight courier of national reputation, or (d) transmitted by telecopy, in each case addressed to the Party to whom notice is being given at its address as set forth below and, if telecopied, transmitted to that Party at its telecopier number set forth below or, as to each Party, at such other address or telecopier number as may hereafter be designated by such Party in a written notice to the other Parties complying as to delivery with the terms of this Section 7.02. All such notices, requests, demands and other communications shall be deemed to have been given on (a) the date received if personally delivered, (b) when deposited in the mail if delivered by mail, (c) the date sent if sent by overnight courier, or (d) the date of transmission if delivered by telecopy. Notwithstanding the foregoing, notice to Escrow Agent shall be effective only upon receipt.

         Section 7.03. Except to the extent the mandatory provisions of the Bankruptcy Code apply, this Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and to be performed entirely in such state without regard to principles of conflicts or choice of laws or any other law that would make the laws of any other jurisdiction other than the State of New York applicable hereto. The Parties agree that, except as provided herein or in the Purchase Agreement, without limitation of any Party's right to appeal any order of the Bankruptcy Court, upon the commencement of the Bankruptcy Case, (a) the Bankruptcy Court shall retain exclusive jurisdiction to enforce the terms of this Agreement and to decide any claims or disputes which may arise or result from, or be connected with, this Agreement, any breach or default hereunder, or the transactions contemplated herein; and (b) any and all Claims relating to the foregoing shall be filed and maintained only in the Bankruptcy Court, and the Parties hereby consent and submit to the jurisdiction of the Bankruptcy Court.

         Section 7.04. Any provisions of this Agreement found to be prohibited by law shall be ineffective only to the extent of such prohibition, and shall not invalidate the remainder of this Agreement or the Purchase Agreement.

         Section 7.05. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective permitted successors and assigns.

         Section 7.06. This Agreement may be simultaneously executed in several counterparts (including with signatures transmitted by facsimile), each of which shall be an original and all of which shall constitute but one and the same Agreement.

         Section 7.07. This Agreement shall automatically terminate (the "Termination Date") when Escrow Agent disburses all moneys held by it in accordance with the terms of this Agreement upon the occurrence of the following events:

                  (a) Purchaser and Radio Unica present one or more Payment Request Forms, Final Determinations, and/or written agreements contemplated by this Agreement to Escrow Agent and Escrow Agent pays one hundred percent (100%) of the Escrow Funds as directed by Purchaser and Radio Unica therein;

                  (b) The Parties mutually agree in writing with notice to Escrow Agent;

provided, however, that Section 2.04, Section 4.02, Section 4.03 and the provisions of this Article 7, shall survive the termination of this Agreement.

         Purchaser and Radio Unica shall give Escrow Agent written notice that the Termination Date has occurred as provided above together with instructions to make any final disbursement provided for in this Section and Section 2.03.

         Section 7.08. This Agreement (and, with respect to Purchaser and Radio Unica, together with the Purchase Agreement) constitutes the entire agreement of the Parties relating to the subject matter hereof.

         Section 7.09. To the extent permitted by law, the terms of this Agreement shall not be waived, altered, modified, supplemented or amended in any manner whatsoever except by written instrument signed by the Parties hereto, and then such waiver, consent, modification or change shall be effective only in the specific instance and for the specific purpose given.

         Section 7.10. This Agreement is solely for the benefit of the Parties, and this Agreement shall not be deemed to confer upon or give to any other third party any remedy, claim of liability or reimbursement, cause of action or other right.

         IN WITNESS WHEREOF, the Parties have executed this Agreement as of the day and year first written above.

RADIO UNICA COMMUNICATIONS CORP.,          Deutsche Bank Trust Company Americas,
Radio Unica                                Escrow Agent


By:               /s/ Steven E. Dawson      By:      /s/ Richard L. Buckwalter
Name:             Steven E. Dawson          Name:        Richard L. Buckwalter
Title:            Chief Financial Officer   Title:       Vice President
Address:          8400 N.W. 52nd Street     Address:     60 Wall Street
                  Suite 101                              New York, NY 10005
                  Miami, FL  33166          Telephone:   (212) 250-6687
Telephone:        (305) 463-5020            Telecopier:  (212) 797-8623
Telecopier:       (305) 463-5022
MULTICULTURAL RADIO BROADCASTING INC.,
Purchaser


By:          /s/ Arthur Liu
Name:        Arthur Liu
Title:       President
Address:     449 Broadway
             New York, NY 10013
Telephone:   (212) 966-1059
Telecopier:  (212) 966-9580

                                                        Exhibit C to the APA -
                                                     Holdback Escrow Agreement


                            HOLDBACK ESCROW AGREEMENT

         THIS HOLDBACK ESCROW AGREEMENT (this "Agreement") is made and entered into as of [ ], by and among [ ], a national banking association, as escrow agent ("Escrow Agent"), Radio Unica Communications Corp., a Delaware corporation ("Radio Unica"), and Multicultural Radio Broadcasting Inc., a New Jersey corporation ("Purchaser"). For purposes of this Agreement, Escrow Agent, Radio Unica and Purchaser are hereinafter sometimes referred to individually as the "Party" and collectively as the "Parties."


                              W I T N E S S E T H:

         WHEREAS, Radio Unica and Purchaser, together with Radio Unica Corp., certain of its Subsidiary Licensees and certain of its Subsidiary Operating Companies, have entered into that certain Asset Purchase Agreement, dated as of October 3, 2003 (the "Purchase Agreement"), relating to Radio Unica's sale and assignment, and Purchaser's purchase and assumption, of the Purchased Assets and the Assumed Liabilities (the "Transaction");

         WHEREAS, this Agreement is being entered into simultaneously with the Closing under the Purchase Agreement in order to specify and clarify the rights and responsibilities of the Parties with respect to the Holdback Deposit; and

         WHEREAS, the Parties hereby acknowledge and agree that any capitalized terms used in this Agreement that are not specifically defined in this Agreement shall have the meanings given them in the Purchase Agreement;

         NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants and agreements contained in this Agreement, the Parties, intending to be legally bound hereby, agree as follows:

                                   ARTICLE 1

                                 REPRESENTATIONS

         Section 1.01. On the date hereof, Purchaser shall transfer to Escrow Agent, by wire transfer in immediately available funds, from Purchaser's own funds the Holdback Deposit which is a cash amount equal to Five Hundred Thousand Dollars ($500,000.00) (the "Escrow Funds"). The Parties agree that the Escrow Funds are to be held in trust pursuant to the terms of this Agreement by Escrow Agent until the Termination Date (as defined in Section 7.07) unless earlier paid out as provided herein. Escrow Agent shall confirm in writing to the other Parties the receipt by it of the Escrow Funds.

         Section 1.02. Radio Unica and Purchaser hereby appoint Escrow Agent to receive, hold, invest and disburse the Escrow Funds pursuant to this Agreement; provided, however, Escrow Agent shall not be obligated to assume or perform any obligation of Purchaser or Radio Unica under the Purchase Agreement by reason of anything contained in this Agreement. Escrow Agent hereby accepts such appointment and agrees to be bound by the terms and conditions of this Agreement.

         Section 1.03. Each of the Parties has authority to enter into this Agreement, and has taken all actions necessary to authorize the execution of this Agreement by the officers whose signatures are affixed hereto.

                                   ARTICLE 2

                                    ESCROW

         Section 2.01. Escrow Agent shall establish a special escrow designated as the "Holdback Deposit Escrow" (the "Escrow"), shall keep such Escrow separate and apart from all other funds and moneys held by it, and shall administer such Escrow as provided in this Agreement.

         Section 2.02. All Escrow Funds referred to in Section 1.01, along with any income or interest earned thereon, shall be credited to the Escrow. Until disbursed as set forth herein, all such income or interest shall constitute additional Escrow Funds.

         Section 2.03.

         (a) Escrow Agent shall disburse all Escrow Funds on deposit in the Escrow to Purchaser, Radio Unica or both, as the case may be, upon receipt of :

                  (i) one or more fully executed Payment Request Forms in substantially the form attached hereto as Exhibit A, executed by an authorized officer of each of Purchaser and Radio Unica, and otherwise pursuant to the terms hereof. Upon receipt of a Payment Request Form, the amounts specified therein shall be promptly paid directly to the Person or Persons entitled to payment as specified in the Payment Request Form; or

                  (ii) a copy of a Final Determination (as defined below) establishing a Party's right to the Escrow Funds pursuant to Article XI of the Purchase Agreement. A "Final Determination" shall mean a final non-appealable judgment of a court of competent jurisdiction and shall be accompanied by an opinion of counsel for the presenting party to the effect that such judgment is a final, non-appealable judgment of a court of competent jurisdiction.

         (b) In the event of any disagreement between Radio Unica and Purchaser resulting in adverse claims or demands being made in connection with the Escrow Funds, Escrow Agent shall be entitled to retain the Escrow Funds until Escrow Agent shall have received a Final Determination (accompanied by the opinion of counsel referred to in Section 2.03(a)(ii)) directing delivery of the Escrow Funds or a written agreement executed by Radio Unica and Purchaser directing delivery of the Escrow Funds, in which event Escrow Agent shall disburse the Escrow Funds in accordance with such Final Determination or agreement.

         (c) Escrow Agent shall take all actions called for in any Payment Request Form, Final Determination, or written agreement delivered under Section 2.03(a) or (b) within five (5) Business Days of the date such Payment Request Form, Final Determination or written agreement, as the case may be, is received.

         (d) Any Escrow Funds in the Escrow as of the Termination Date (as defined below) shall be distributed to Radio Unica within ten (10) Business Days after the Termination Date unless otherwise agreed to in writing by Purchaser and Radio Unica.

         Section 2.04. In the event that the Escrow Funds are not sufficient for full payment of any amount to which Purchaser is entitled pursuant to
Section 2.03, Radio Unica shall continue to be liable for the shortfall amount to the extent provided in Article XI of the Purchase Agreement.

         Section 2.05. Escrow Agent is acting hereunder as a depository only and Escrow Agent shall only be responsible for the safekeeping and investment of Escrow Funds held in the Escrow, and the disbursement thereof in accordance with this Agreement, and shall not be responsible for the authenticity or accuracy of such certifications or documents, the application of amounts paid pursuant to such certifications by the Persons to which they are paid, or the sufficiency of Escrow Funds credited to the Escrow to make the payments herein required. This Agreement expressly sets forth the duties and obligations of Escrow Agent and no implied duties or obligations shall be read into this Agreement against Escrow Agent.


                                  ARTICLE 3

                         MONEYS IN ESCROW; INVESTMENT

         Section 3.01. Except to the extent that and until Radio Unica is or becomes expressly entitled to a distribution of all or a portion of the Escrow Funds pursuant to the terms of this Agreement, (i) Purchaser and Radio Unica intend, and hereby inform Escrow Agent, that the Escrow shall constitute an escrow account in which Radio Unica and its creditors have no legal or equitable right, title or interest of any kind whatsoever, and (ii) all of the Escrow Funds and any earnings thereon shall be the sole property of Purchaser. Prior to any distribution of the Escrow Funds in accordance with the terms of this Agreement, Purchaser shall be treated as the owner thereof and any interest or dividends earned thereon for all purposes (including Tax purposes).

         Section 3.02. Escrow Funds held by Escrow Agent hereunder shall be invested and reinvested by Escrow Agent in short term money market funds investing in direct obligations of the United States of America or repurchase agreements containing such obligations or, in direct obligations of the United States of America having maturities of 30 days or less, or short-term securities issued or guaranteed by the United States government or any agencies or instrumentalities thereof, in either case, as Escrow Agent is directed by Purchaser in writing. Such investments shall be registered in the name of Escrow Agent and held by Escrow Agent as part of the Escrow and, together with earnings thereon, shall constitute further Escrow Funds hereunder. Escrow Agent may make investments through its investment division or short-term investment department. Escrow Agent shall sell and reduce to cash a sufficient amount of investments of the Escrow Funds whenever the cash balance therein is insufficient to pay the amounts required to be paid therefrom. Escrow Agent shall, without further direction from any Person, sell such investments as and when required to make any payments from the Escrow required to be made pursuant to this Agreement. Unless Escrow Agent is guilty of gross negligence, bad faith or willful misconduct with regard to its duties hereunder, Escrow Agent shall not be responsible or liable for any loss suffered in connection with any investment of moneys made by Escrow Agent in accordance with this Article 3.

         Section 3.03. Escrow Agent shall furnish to Radio Unica and Purchaser reports accounting for all investments and interest and income therefrom. Such accounting shall be furnished no less frequently than every month and upon request of Radio Unica or Purchaser.


                                  ARTICLE 4

                   ESCROW AGENT'S AUTHORITY; INDEMNIFICATION

         Section 4.01. Escrow Agent may act in reliance upon any writing or instrument or signature which it, in good faith, believes to be genuine, may assume the validity and accuracy of any statement or assertion contained in such a writing or instrument, and may assume that any Person purporting to give any writing, notice, advice or instructions in connection with the provisions hereof has been duly authorized to do so. Prior to or concurrent with the delivery and execution of this Agreement each of Purchaser and Radio Unica shall deliver an incumbency certificate to Escrow Agent designating the person or persons of such Party from whom the Escrow may accept written instructions. Each incumbency certificate shall contain a specimen signature of each person so designated and each of Purchaser and Radio Unica may update or revise its incumbency certificate from time to time. Escrow Agent shall not be liable in any manner for the sufficiency or correctness as to form, manner and execution, or validity of any instrument deposited with it, nor as to the identity, authority or right of any Person executing the same; and its duties hereunder shall be limited to those specifically provided herein.

         Section 4.02. Unless Escrow Agent is guilty of gross negligence, bad faith or willful misconduct with regard to its duties hereunder, Purchaser and Radio Unica hereby agree, jointly and severally, to indemnify Escrow Agent and hold it harmless from any and all claims, liabilities, losses, actions, suits or proceedings at law or in equity, or any other expense, fees or charges of any character or nature, which it may incur or with which it may be threatened by reason of its acting as Escrow Agent under this Agreement; and in connection therewith, to indemnify Escrow Agent against any and all expenses, including reasonable attorneys' fees and the cost of defending any action, suit or proceeding or resisting any claim. Escrow Agent shall be vested with a lien on all property deposited hereunder for indemnification, for reasonable attorneys' fees, court costs, for any suit, interpleader or otherwise, or any other expenses, fees or charges of any character or nature, which may be incurred by Escrow Agent by reason of disputes arising between Purchaser and Radio Unica as to the correct interpretation of the Purchase Agreement or this Agreement and instructions given to Escrow Agent hereunder, or otherwise, with the right of Escrow Agent, regardless of the instructions aforesaid, to hold the said property until and unless said additional expenses, fees and charges shall be fully paid. The foregoing indemnities in this Section 4.02 shall survive the resignation or substitution of Escrow Agent or the Termination Date.

         Section 4.03. If Purchaser and Radio Unica shall be in disagreement about the interpretation of the Purchase Agreement or this Agreement, or about the rights and obligations, or the propriety of any action contemplated by Escrow Agent hereunder, Escrow Agent may, but shall not be required to, file an appropriate civil action to resolve the disagreement. Escrow Agent shall be indemnified, jointly and severally, by Purchaser and Radio Unica for all costs, including reasonable attorneys' fees, in connection with such civil action, and shall be fully protected in suspending all or part of its activities under this Agreement until a final judgment, without any further right of appeal, in such action is received.

         Section 4.04. Escrow Agent shall not be liable for any mistakes of facts or errors of judgment, or for any acts or omissions of any kind, unless caused by its gross negligence, bad faith or willful misconduct.

         Section 4.05. Escrow Agent may consult with legal counsel of its own choosing, at the joint expense of Purchaser and Radio Unica, as to any matter relating to this Holdback Escrow Agreement, and Escrow Agent shall not incur any liability in acting in good faith in accordance with any advice from such counsel.

         Section 4.06. Escrow Agent shall not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of Escrow Agent (including but not limited to any act or provision of any present or future law or regulation or governmental authority, any act of God or war, civil unrest, local or national disturbance or disaster, any act of terrorism, or the unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility).

         Section 4.07. Escrow Agent shall not be under any duty to give the Escrow Funds held by it hereunder any greater degree of care than it gives its own similar property and shall not be required to invest any funds held hereunder except as directed in this Holdback Escrow Agreement. Uninvested funds held hereunder shall not earn or accrue interest.

         Section 4.08. In the event of any ambiguity or uncertainty hereunder or in any notice, instruction or other communication received by Escrow Agent hereunder, Escrow Agent may, in its sole discretion, refrain from taking any action other than to retain possession of the Escrow Funds, unless Escrow Agent receives written instructions signed by each of Purchaser and Radio Unica, which eliminates such ambiguity or uncertainty.

         Section 4.09. In the event of any dispute between or conflicting claims among the Purchaser and Radio Unica and any other Person with respect to any Escrow Funds, Escrow Agent shall be entitled, in its sole discretion, to refuse to comply with any and all claims, demands or instructions with respect to such Escrow Funds so long as such dispute or conflict shall continue, and Escrow Agent shall not be or become liable in any way to Purchaser or Radio Unica for failure or refusal to comply with such conflicting claims, demands or instructions. Escrow Agent shall be entitled to refuse to act until, in its sole discretion, either (i) such conflicting or adverse claims or demands shall have been determined by a final order, judgment or decree of a court of competent jurisdiction, which order, judgment or decree is not subject to appeal, or settled by agreement between the conflicting parties as evidenced in a writing satisfactory to Escrow Agent or
(ii) Escrow Agent shall have received security or an indemnity satisfactory to it sufficient to hold it harmless from and against any and all losses which it may incur by reason of so acting. Any court order, judgment or decree shall be accompanied by a legal opinion by counsel for the presenting party, satisfactory to Escrow Agent, to the effect that said order, judgment or decree represents a final adjudication of the rights of the parties by a court of competent jurisdiction, and that the time for appeal from such order, judgment or decree has expired without an appeal having been filed with such court. Escrow Agent shall act on such court order and legal opinions without further question. Escrow Agent may, in addition, elect, in its sole discretion, to commence an interpleader action or seek other judicial relief or orders as it may deem, in its sole discretion, necessary. The costs and expenses (including reasonable attorneys' fees and expenses) incurred in connection with such proceeding shall be paid by, and shall be deemed a joint and several obligation of, Purchaser and Radio Unica.


                                  ARTICLE 5

                          ESCROW AGENT'S COMPENSATION

         Section 5.01. As partial consideration of Radio Unica's entering into this Agreement, Purchaser hereby agrees to be solely responsible for and pay Escrow Agent its annual (if applicable) fee for the services to be rendered hereunder as provided in Exhibit B hereto. Any fees due to Escrow Agent, including investment fees or other investment-related charges, may be deducted by Escrow Agent from the investment earnings on the Escrow if Escrow Agent provides Purchaser and Radio Unica with a listing of such fees in reasonable detail. Any investment fees or investment-related charges in excess of investment earnings will be paid by Purchaser.


                                  ARTICLE 6

                            CHANGE OF ESCROW AGENT

         Section 6.01. A national banking association located in the United States of America or a state bank or trust company organized under the laws of a state of the United States of America, qualified as a depository of public funds, may be substituted to act as Escrow Agent under this Agreement upon the agreement of Purchaser and Radio Unica. Such substitution shall not be deemed to affect the rights or obligations of the Parties. Upon any such substitution, Escrow Agent agrees to assign to such substitute Escrow Agent its rights and obligations under this Agreement.

         Section 6.02. Escrow Agent or any successor may at any time resign by giving notice by registered or certified mail to Purchaser and Radio Unica of its intention to resign and of the proposed date of resignation, which shall be a date not less than thirty (30) days after such notice is deposited in the United States mail with postage fully prepaid, unless an earlier resignation date and the appointment of a successor Escrow Agent shall have been or are approved by Purchaser and Radio Unica. If Purchaser and Radio Unica are unable to agree upon a successor escrow agent within thirty (30) days after such notice, Escrow Agent may apply to a court of competent jurisdiction for the appointment of a successor escrow agent or for other appropriate relief.

         Section 6.03. Any corporation into which Escrow Agent, or any successor to it of the duties and responsibilities created by this Agreement, may be merged or converted or with which it or any successor to it may be consolidated, or any corporation resulting from any merger, conversion, consolidation or reorganization to which Escrow Agent or any successor to it may be a party or any entity to which Escrow Agent may sell or transfer all or substantially all of its corporate trust business, shall be the successor Escrow Agent under this Agreement without the execution or filing of any paper or any other act on the part of the Parties, anything herein to the contrary notwithstanding.


                                  ARTICLE 7

                           ADMINISTRATIVE PROVISIONS

         Section 7.01. Escrow Agent shall keep and maintain for one year after the Termination Date complete and accurate records of all moneys received and disbursed under this Agreement, which shall be available for inspection by Purchaser or Radio Unica, or any agent of any of them, at any time during regular business hours.

         Section 7.02. Unless otherwise indicated herein, all notices, certificates, requests, demands and other communications provided for hereunder shall be in writing and shall be (a) personally delivered, (b) sent by first class United States mail, (c) sent by overnight courier of national reputation, or (d) transmitted by telecopy, in each case addressed to the Party to whom notice is being given at its address as set forth below and, if telecopied, transmitted to that Party at its telecopier number set forth below or, as to each Party, at such other address or telecopier number as may hereafter be designated by such Party in a written notice to the other Parties complying as to delivery with the terms of this Section 7.02. All such notices, requests, demands and other communications shall be deemed to have been given on (a) the date received if personally delivered, (b) when deposited in the mail if delivered by mail, (c) the date sent if sent by overnight courier, or (d) the date of transmission if delivered by telecopy. Notwithstanding the foregoing, notice to Escrow Agent shall be effective only upon receipt.

         Section 7.03. Except to the extent the mandatory provisions of the Bankruptcy Code apply, this Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and to be performed entirely in such state without regard to principles of conflicts or choice of laws or any other law that would make the laws of any other jurisdiction other than the State of New York applicable hereto. The Parties agree that, except as provided herein or in the Purchase Agreement, without limitation of any Party's right to appeal any order of the Bankruptcy Court, upon the commencement of the Bankruptcy Case, (a) the Bankruptcy Court shall retain exclusive jurisdiction to enforce the terms of this Agreement and to decide any claims or disputes which may arise or result from, or be connected with, this Agreement, any breach or default hereunder, or the transactions contemplated herein; and (b) any and all Claims relating to the foregoing shall be filed and maintained only in the Bankruptcy Court, and the Parties hereby consent and submit to the jurisdiction of the Bankruptcy Court.

         Section 7.04. Any provisions of this Agreement found to be prohibited by law shall be ineffective only to the extent of such prohibition, and shall not invalidate the remainder of this Agreement or the Purchase Agreement.

         Section 7.05. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective permitted successors and assigns.

         Section 7.06. This Agreement may be simultaneously executed in several counterparts (including with signatures transmitted by facsimile), each of which shall be an original and all of which shall constitute but one and the same Agreement.

         Section 7.07. This Agreement shall automatically terminate (the "Termination Date") when Escrow Agent disburses all moneys held by it in accordance with the terms of this Agreement upon the occurrence of the following events:

                  (a) Purchaser and Radio Unica present one or more Payment Request Forms, Final Determinations, and/or written agreements contemplated by this Agreement to Escrow Agent and Escrow Agent pays one hundred percent (100%) of the Escrow Funds as directed by Purchaser and Radio Unica therein;

                  (b) The Parties mutually agree in writing with notice to Escrow Agent;

provided, however, that Section 2.04, Section 4.02, Section 4.03 and the provisions of this Article 7, shall survive the termination of this Agreement.

         Purchaser and Radio Unica shall give Escrow Agent written notice that the Termination Date has occurred as provided above together with instructions to make any final disbursement provided for in this Section and Section 2.03.

         Section 7.08. This Agreement (and, with respect to Purchaser and Radio Unica, together with the Purchase Agreement) constitutes the entire agreement of the Parties relating to the subject matter hereof.

Section 7.09. To the extent permitted by law, the terms of this Agreement shall not be waived, altered, modified, supplemented or amended in any manner
whatsoever except by written instrument signed by the Parties hereto, and then such waiver, consent, modification or change shall be effective only in the specific instance and for the specific purpose given.

         Section 7.10. This Agreement is solely for the benefit of the Parties, and this Agreement shall not be deemed to confer upon or give to any other third party any remedy, claim of liability or reimbursement, cause of action or other right.

         IN WITNESS WHEREOF, the Parties have executed this Agreement as of the day and year first written above.

RADIO UNICA COMMUNICATIONS CORP.,               [BANK, N.A.],
Radio Unica                                     Escrow Agent


By:________________________________________     By:____________________________
Name:             Steven E. Dawson              Name:
                                                Title:
Title:            Chief Financial Officer
                                                Address:
Address:          8400 N.W. 52nd Street         Telephone:
                  Suite 101                     Telecopier:
                  Miami, FL  33166
Telephone:        (305) 463-5020
Telecopier:       (305) 463-5022
MULTICULTURAL RADIO BROADCASTING INC.,
Purchaser


By:___________________________________
Name:
Title:

Address:          449 Broadway
                  New York, NY 10013
Telephone:        (212) 966-1059
Telecopier:       (212) 966-9580

                                            Exh. B to the Confirmation Order -
                                                        Notice of Confirmation



UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - x
                                            :
         In re                              :    Chapter 11
                                            :
RADIO UNICA COMMUNICATIONS                  :    Case No. 03-16837 (CB)
         CORP., et al.,                     :
                                            :    (Jointly Administered)
                           Debtors.         :
                                            :
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - x

         NOTICE OF ENTRY OF ORDER CONFIRMING JOINT PREPACKAGED PLAN OF LIQUIDATION OF RADIO UNICA COMMUNICATIONS CORP. AND ITS AFFILIATE DEBTORS

TO ALL CREDITORS AND EQUITY SECURITY HOLDERS OF RADIO UNICA COMMUNICATIONS CORP. AND ITS AFFILIATE DEBTORS AND OTHER PARTIES IN INTEREST:

       PLEASE TAKE NOTICE that on DECEMBER [ ], 2003 (the "Confirmation Date"), the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court") entered its Findings of Fact, Conclusions of Law, and Order Under 11 U.S.C. ss. 1129(A) And (B) And Fed. R. Bankr. P. 3020 (I) Approving Substantive Consolidation Of Debtors' Estates, (II) Approving Disclosure Statement, (III) Approving Solicitation Procedures And (IV) Confirming Joint Prepackaged Plan of Liquidation of Radio Unica Communications Corp. And Its Affiliate Debtors (the "Confirmation Order") (unless otherwise defined, capitalized terms used in this notice shall have the meanings ascribed to them in the Joint Prepackaged Plan Of Liquidation Of Radio Unica Communications Corp. And Its Affiliate Debtors, Dated December [17], 2003 (the "Plan") ). A copy of the confirmed Plan is annexed to the Confirmation Order. A list of the Debtors is attached hereto as Exhibit A.

       PLEASE TAKE FURTHER NOTICE that pursuant to 11 U.S.C. ss. 1141(a), the provisions of the Plan (including the exhibits to, and all documents and agreements executed pursuant to, the Plan) and the Confirmation Order shall bind (i) the Debtors, (ii) all holders of Claims against and Interests in the Debtors, whether or not impaired under the Plan and whether or not, if impaired, such holders accepted the Plan or received or retained any property under the Plan, (iii) each person or entity issuing securities or acquiring property under the Plan, and (iv) each of the foregoing's heirs, successors, assigns, trustees, executors, administrators, affiliates, officers, directors, agents, representatives, attorneys, beneficiaries, or guardians.

       PLEASE TAKE FURTHER NOTICE that a copy of the Confirmation Order is available for inspection online (a) free of charge at http://www.radiounicaplan.com or (b) on the Court's Internet Website at http://www.nysb.uscourts.gov. A login and password to the Court's Public Access to Electronic Court Records ("PACER") are required to access this information and can be obtained through the PACER Service Center at http://www.pacer.psc.uscourts.gov. The Confirmation Order may also be examined between the hours of 9:00 a.m. and 4:30 p.m., Monday through Friday at the Office of the Clerk of the Bankruptcy Court, One Bowling Green, Room 511, New York, New York 10004-1408. The Confirmation Order may also be obtained
 (a) upon written request to Debtors' counsel at the addresses and telephone numbers set forth below, or (b) upon written request to The Trumbull Group, LLC, Griffin Center, 4 Griffin Road, North Windsor, Connecticut 06095 or by telephone at (860) 687- 3960.


Dated:  New York, New York                  BY ORDER OF THE BANKRUPTCY COURT
         December [   ], 2003



SKADDEN, ARPS, SLATE, MEAGHER                   SKADDEN, ARPS, SLATE, MEAGHER
   & FLOM LLP                                      & FLOM LLP
Cheri L. Hoff (CH 5193)                         Juliette Williams Pryor
Bennett S. Silverberg (BS 3551)     - and -     1440 New York Avenue, N.W.
Four Times Square                               Washington, D.C. 20005-2111
New York, New York 10036                        (202) 371-7000
(212) 735-3000

                               Attorneys for Debtors and Debtors-in-Possession

                                                  EXHIBIT A

                                             SCHEDULE OF DEBTORS



--------------------------------------------------------------------------------------------------------------------------------
                         DEBTOR                                    ADDRESS                   CASE NO.                EID #
--------------------------------------------------------------------------------------------------------------------------------
Radio Unica of New York, Inc.                              8400 NW 52nd Street             03-16835 (CB)           58-2435951
                                                           Miami, FL 33166
--------------------------------------------------------------------------------------------------------------------------------
Radio Unica Corp.                                          3400 NW 52nd Street             03-16836 (CB)           65-0776004
                                                           Miami, FL 33166
--------------------------------------------------------------------------------------------------------------------------------
Radio Unica Communications Corp.                           8400 NW 52nd Street             03-16837 (CB)           65-0856900
                                                           Miami, FL 33166
--------------------------------------------------------------------------------------------------------------------------------
Blaya Inc.                                                 8400 NW 52nd Street             03-16838 (CB)           65-0803106
                                                           Miami, FL 33166
--------------------------------------------------------------------------------------------------------------------------------
Oro Spanish Broadcasting, Inc.                             8400 NW 52nd Street             03-16839 (CB)           94-2678874
                                                           Miami, FL 33166
--------------------------------------------------------------------------------------------------------------------------------
Radio Unica Network, Inc.                                  8400 NW 52nd Street             03-16840 (CB)           65-0812484
                                                           Miami, FL 33166
--------------------------------------------------------------------------------------------------------------------------------
Radio Unica of Chicago, Inc.                               8400 NW 52nd Street             03-16841 (CB)           58-2453205
                                                           Miami, FL 33166
--------------------------------------------------------------------------------------------------------------------------------
Radio Unica of Chicago License Corp.                       8400 NW 52nd Street             03-16842 (CB)           58-2453204
                                                           Miami, FL 33166
--------------------------------------------------------------------------------------------------------------------------------
Radio Unica of Dallas, Inc.                                8400 NW 52nd Street             03-16843 (CB)           58-2435950
                                                           Miami, FL 33166
--------------------------------------------------------------------------------------------------------------------------------
Radio Unica of Dallas License Corp                         8400 NW 52nd Street             03-16844 (CB)           65-0886886
                                                           Miami, FL 33166
--------------------------------------------------------------------------------------------------------------------------------
Radio Unica of Denver, Inc.                                8400 NW 52nd Street             03-16845 (CB)           84-1516675
                                                           Miami, FL 33166
--------------------------------------------------------------------------------------------------------------------------------
Radio Unica of Denver License Corp.                        8400 NW 52nd Street             03-16846 (CB)           84-1529102
                                                           Miami, FL 33166
--------------------------------------------------------------------------------------------------------------------------------
Radio Unica Fresno, Inc.                                   8400 NW 52nd Street             03-16847 (CB)           91-2016935
                                                           Miami, FL 33166
--------------------------------------------------------------------------------------------------------------------------------
Radio Unica of Fresno License Corp.                        8400 NW 52nd Street             03-16848 (CB)           91-2069617
                                                           Miami, FL 33166
--------------------------------------------------------------------------------------------------------------------------------
Radio Unica of Houston License Corp.                       8400 NW 52nd Street             03-16849 (CB)           65-0857122
                                                           Miami, FL 33166
--------------------------------------------------------------------------------------------------------------------------------
Radio Unica of Los Angeles, Inc.                           8400 NW 52nd Street             03-16850 (CB)           65-0812486
                                                           Miami, FL 33166
--------------------------------------------------------------------------------------------------------------------------------
Radio Unica of Los Angeles License Corp.                   8400 NW 52nd Street             03-16851 (CB)           52-2114088
                                                           Miami, FL 33166
--------------------------------------------------------------------------------------------------------------------------------
Radio Unica of McAllen, Inc.                               8400 NW 52nd Street             03-16852 (CB)           91-2035148
                                                           Miami, FL 33166
--------------------------------------------------------------------------------------------------------------------------------
Radio Unica of McAllen License Corp.                       8400 NW 52nd Street             03-16853 (CB)           91-2035150
                                                           Miami, FL 33166
--------------------------------------------------------------------------------------------------------------------------------
Radio Unica of Miami, Inc.                                 8400 NW 52nd Street             03-16854 (CB)           65-0813271
                                                           Miami, FL 33166
--------------------------------------------------------------------------------------------------------------------------------
Radio Unica of Miami License Corp.                         8400 NW 52nd Street             03-16855 (CB)           52-2114091
                                                           Miami, FL 33166
--------------------------------------------------------------------------------------------------------------------------------
Radio Unica of New York License Corp.                      8400 NW 52nd Street             03-16856 (CB)           65-0886888
                                                           Miami, FL 33166
--------------------------------------------------------------------------------------------------------------------------------
Radio Unica of Phoenix, Inc.                               8400 NW 52nd Street             03-16857 (CB)           86-0935114
                                                           Miami, FL 33166
--------------------------------------------------------------------------------------------------------------------------------
Radio Unica of Phoenix License Corp.                       8400 NW 52nd Street             03-16858 (CB)           65-0886885
                                                           Miami, FL 33166
--------------------------------------------------------------------------------------------------------------------------------
Radio Unica of Sacramento, Inc.                            8400 NW 52nd Street             03-16859 (CB)           91-2059101
                                                           Miami, FL 33166
--------------------------------------------------------------------------------------------------------------------------------
Radio Unica of Sacramento License Corp.                    8400 NW 52nd Street             03-16860 (CB)           91-2059102
                                                           Miami, FL 33166
--------------------------------------------------------------------------------------------------------------------------------
Radio Unica of San Antonio, Inc.                           8400 NW 52nd Street             03-16861 (CB)           65-0812485
                                                           Miami, FL 33166
--------------------------------------------------------------------------------------------------------------------------------
Radio Unica of San Antonio License Corp.                   8400 NW 52nd Street             03-16862 (CB)           91-2053971
                                                           Miami, FL 33166
--------------------------------------------------------------------------------------------------------------------------------
Radio Unica of San Diego, Inc.                             8400 NW 52nd Street             03-16863 (CB)           91-2016938
                                                           Miami, FL 33166
--------------------------------------------------------------------------------------------------------------------------------
Radio Unica of San Diego License Corp.                     8400 NW 52nd Street             03-16864 (CB)           52-2114089
                                                           Miami, FL 33166
--------------------------------------------------------------------------------------------------------------------------------
Radio Unica of San Francisco, Inc.                         8400 NW 52nd Street             03-16865 (CB)           65-0813274
                                                           Miami, FL 33166
--------------------------------------------------------------------------------------------------------------------------------
Radio Unica of San Francisco License Corp.                 8400 NW 52nd Street             03-16866 (CB)           52-2114089
                                                           Miami, FL 33166
--------------------------------------------------------------------------------------------------------------------------------
Radio Unica Sales Corp.                                    8400 NW 52nd Street             03-16867 (CB)           65-0788821
                                                           Miami, FL 33166
--------------------------------------------------------------------------------------------------------------------------------
Radio Unica of Tucson, Inc.                                8400 NW 52nd Street             03-16868 (CB)           86-0991818
                                                           Miami, FL 33166
--------------------------------------------------------------------------------------------------------------------------------
Radio Unica of Tucson License Corp.                        8400 NW 52nd Street             03-16869 (CB)           86-0991819
                                                           Miami, FL 33166
--------------------------------------------------------------------------------------------------------------------------------
Unicalibros Publishing Corp.                               8400 NW 52nd Street             03-16870 (CB)           27-0022201
                                                           Miami, FL 33166
--------------------------------------------------------------------------------------------------------------------------------

                                         Exhibit C to the Confirmation Order -
                                                      Notice of Effective Date

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

- - - - - - - - - - - - - - - - - - - - - - x
                                            :
         In re                              :     Chapter 11
                                            :
RADIO UNICA COMMUNICATIONS                  :     Case No. 03-16837 (CB)
         CORP., et al.,                     :
                                            :     (Jointly Administered)
                             Debtors.       :
                                            :
- - - - - - - - - - - - - - - - - - - - - - x


        NOTICE OF (A) OCCURRENCE OF EFFECTIVE DATE OF JOINT PREPACKAGED PLAN OF LIQUIDATION OF RADIO UNICA COMMUNICATIONS CORP. AND ITS
     AFFILIATE DEBTORS AND (B) BAR DATES FOR FILING ADMINISTRATIVE CLAIMS, PROFESSIONAL FEE CLAIMS, AND CONTRACT/LEASE REJECTION DAMAGES CLAIMS


TO ALL CREDITORS AND EQUITY SECURITY HOLDERS OF RADIO UNICA COMMUNICATIONS CORP. AND ITS AFFILIATE DEBTORS AND OTHER PARTIES IN INTEREST:

         PLEASE TAKE NOTICE that on December [ ], 2003 (the "Confirmation Date"), the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court") entered its Findings of Fact, Conclusions of Law, and Order Under 11 U.S.C. ss. 1129(A) And (B) And Fed. R. Bankr. P. 3020
(I) Approving Substantive Consolidation Of Debtors' Estates, (II) Approving Disclosure Statement, (III) Approving Solicitation Procedures And (IV) Confirming Joint Prepackaged Plan of Liquidation of Radio Unica Communications Corp. And Its Affiliate Debtors (the "Confirmation Order") (unless otherwise defined, capitalized terms used in this notice shall have the meanings ascribed to them in the Joint Prepackaged Plan Of Liquidation Of Radio Unica Communications Corp. And Its Affiliate Debtors, Dated October 3, 2003 (the "Plan") ). A copy of the confirmed Plan is annexed to the Confirmation Order. A list of the Debtors is attached hereto as Exhibit A.

         PLEASE TAKE FURTHER NOTICE that on [ ], 2004, the Debtors consummated the Plan and the Plan became effective (the "Effective Date").

                     APPROVAL OF ASSET PURCHASE AGREEMENT

         PLEASE TAKE FURTHER NOTICE that the Bankruptcy Court has approved the Sale of the Purchased Assets to Multicultural. The Asset Purchase Agreement generally provides that Multicultural (or its designee) will purchase substantially all of the assets of Radio Unica associated with fifteen of Radio Unica's stations, including FCC Licenses, all network broadcasting, production and other equipment, and will assume certain liabilities related thereto. The Purchased Assets are to be transferred free and clear of all Liens, Claims, encumbrances, charges, and Interests (other than the Permitted Liens and Assumed Liabilities referenced in the Asset Purchase Agreement) pursuant to Section 363(f) of the Bankruptcy Code.

                        ADMINISTRATIVE CLAIMS BAR DATE

         PLEASE TAKE FURTHER NOTICE that in accordance with the Confirmation Order and Section 12.3(a) of the Plan, all requests for payment of an Administrative Claim (other than Professional Fee Claims) pursuant to sections 503 and 507 of the Bankruptcy Code must be filed with the Bankruptcy Court and served on the Reorganized Debtor and the undersigned counsel for the Reorganized Debtor no later than thirty (30) days after the Effective Date (the "Administrative Claims Bar Date") or forever be barred from doing so. The Debtors and the Reorganized Debtor shall have until the later of (A) ninety
(90) days after the Effective Date or (B) sixty (60) days after the filing of such Administrative Claim (the "Administrative Claims Objection Deadline") to object to such claims; provided, however, that the filing of a motion to extend the Administrative Claims Objection Deadline shall automatically extend the Administrative Claims Objection Deadline until a Final Order is entered on such motion.

                       PROFESSIONAL FEE CLAIMS BAR DATE

         PLEASE TAKE FURTHER NOTICE that in accordance with the Confirmation Order and Section 12.3(b) of the Plan, all applications for final allowance of compensation and reimbursement of expenses pursuant to sections 327, 328, 330, or 331 of the Bankruptcy Code must be filed with the Bankruptcy Court and served on the Reorganized Debtor and the undersigned counsel for the Reorganized Debtor no later than sixty (60) days after the Effective Date. Objections to applications of such Professionals or other entities for compensation or reimbursement of expenses must be filed and served on the Reorganized Debtor, the undersigned counsel for the Reorganized Debtor, and the requesting Professional or other entity no later than twenty (20) days (or such longer period as may be allowed by order of the Bankruptcy Court) after the date on which the applicable request for compensation or reimbursement was served.

                   CONTRACT/LEASE REJECTION DAMAGES BAR DATE

         PLEASE TAKE FURTHER NOTICE that in accordance with the Confirmation Order and Section 7.1 of the Plan, all executory contracts and unexpired leases of Radio Unica are deemed rejected on the Effective Date except any executory contract and unexpired lease (a) previously assumed or rejected by the Debtors (including, but not limited to, those executory contracts and unexpired leases to be assumed and assigned pursuant to the Asset Purchase Agreement), (b) previously expired or terminated pursuant to its own terms before the Effective Date, (c) that was the subject of a pending motion to assume or reject on the Confirmation Date, or (d) identified in Plan Exhibit B as a contract or lease to be assumed. If you were a party whose executory contract or unexpired lease was listed on Exhibit B, you were previously served with a copy of such Exhibit. If the rejection of executory contracts pursuant to the Plan results in a Claim that is not already evidenced by a timely filed proof of Claim or a proof of Claim that is deemed to be timely filed under applicable law, then such Claim shall be forever barred and shall not be enforceable against the Debtors, the Reorganized Debtor, or the properties of any of them unless a proof of Claim is filed with the clerk of the Bankruptcy Court and served upon the Reorganized Debtor and the undersigned counsel to the Reorganized Debtor within thirty (30) days after service of this notice of the Effective Date. A copy of a proof of claim is available online at http://www.radiounicaplan.com.

         PLEASE TAKE FURTHER NOTICE that a copy of the Confirmation Order is available for inspection online (a) free of charge at http://www.radiounicaplan.com or (b) on the Court's Internet Website at http://www.nysb.uscourts.gov. A login and password to the Court's Public Access to Electronic Court Records ("PACER") are required to access this information and can be obtained through the PACER Service Center at http://www.pacer.psc.uscourts.gov. The Confirmation Order may also be examined between the hours of 9:00 a.m. and 4:30 p.m., Monday through Friday at the Office of the Clerk of the Bankruptcy Court, One Bowling Green, Room 511, New York, New York 10004-1408. The Confirmation Order may also be obtained (a) upon written request to Debtors' counsel at the addresses and telephone numbers set forth below, or (b) upon written request to The Trumbull Group, LLC, Griffin Center, 4 Griffin Road, North Windsor, Connecticut 06095 or by telephone at (860) 687-3960.


Dated:  New York, New York                  BY ORDER OF THE BANKRUPTCY COURT
        [          ], 2004


SKADDEN, ARPS, SLATE, MEAGHER               SKADDEN, ARPS, SLATE, MEAGHER
   & FLOM LLP                                  & FLOM LLP
Cheri L. Hoff (CH 5193)                     Juliette Williams Pryor
Bennett S. Silverberg (BS 3551)   - and -   1440 New York Avenue, N.W.
Four Times Square                           Washington, D.C. 20005-2111
New York, New York 10036                    (202) 371-7000
(212) 735-3000

                Attorneys for Debtors and Debtors-in-Possession

                                   Exhibit A

                              Schedule of Debtors


                    DEBTOR                                    ADDRESS                   CASE NO.                EID #
--------------------------------------------------------------------------------------------------------------------------------
Radio Unica of New York, Inc.                              8400 NW 52nd Street             03-16835 (CB)           58-2435951
                                                           Miami, FL 33166
--------------------------------------------------------------------------------------------------------------------------------
Radio Unica Corp.                                          3400 NW 52nd Street             03-16836 (CB)           65-0776004
                                                           Miami, FL 33166
--------------------------------------------------------------------------------------------------------------------------------
Radio Unica Communications Corp.                           8400 NW 52nd Street             03-16837 (CB)           65-0856900
                                                           Miami, Fl 33166
--------------------------------------------------------------------------------------------------------------------------------
Blaya Inc.                                                 8400 NW 52nd Street             03-16838 (CB)           65-0803106
                                                           Miami, FL 33166
--------------------------------------------------------------------------------------------------------------------------------
Oro Spanish Broadcasting, Inc.                             8400 NW 52nd Street             03-16839 (CB)           94-2678874
                                                           Miami, FL 33166
--------------------------------------------------------------------------------------------------------------------------------
Radio Unica Network, Inc.                                  8400 NW 52nd Street             03-16840 (CB)           65-0812484
                                                           Miami, FL 33166
--------------------------------------------------------------------------------------------------------------------------------
Radio Unica of Chicago, Inc.                               8400 NW 52nd Street             03-16841 (CB)           58-2453205
                                                           Miami, FL 33166
--------------------------------------------------------------------------------------------------------------------------------
Radio Unica of Chicago License Corp.                       8400 NW 52nd Street             03-16842 (CB)           58-2453204
                                                           Miami, FL 33166
--------------------------------------------------------------------------------------------------------------------------------
Radio Unica of Dallas, Inc.                                8400 NW 52nd Street             03-16843 (CB)           58-2435950
                                                           Miami, FL 33166
--------------------------------------------------------------------------------------------------------------------------------
Radio Unica of Dallas License Corp                         8400 NW 52nd Street             03-16844 (CB)           65-0886886
                                                           Miami, FL 33166
--------------------------------------------------------------------------------------------------------------------------------
Radio Unica of Denver, Inc.                                8400 NW 52nd Street             03-16845 (CB)           84-1516675
                                                           Miami, FL 33166
--------------------------------------------------------------------------------------------------------------------------------
Radio Unica of Denver License Corp.                        8400 NW 52nd Street             03-16846 (CB)           84-1529102
                                                           Miami, FL 33166
--------------------------------------------------------------------------------------------------------------------------------
Radio Unica Fresno, Inc.                                   8400 NW 52nd Street             03-16847 (CB)           91-2016935
                                                           Miami, FL 33166
--------------------------------------------------------------------------------------------------------------------------------
Radio Unica of Fresno License Corp.                        8400 NW 52nd Street             03-16848 (CB)           91-2069617
                                                           Miami, FL 33166
--------------------------------------------------------------------------------------------------------------------------------
Radio Unica of Houston License Corp.                       8400 NW 52nd Street             03-16849 (CB)           65-0857122
                                                           Miami, FL 33166
--------------------------------------------------------------------------------------------------------------------------------
Radio Unica of Los Angeles, Inc.                           8400 NW 52nd Street             03-16850 (CB)           65-0812486
                                                           Miami, FL 33166
--------------------------------------------------------------------------------------------------------------------------------
Radio Unica of Los Angeles License Corp.                   8400 NW 52nd Street             03-16851 (CB)           52-2114088
                                                           Miami, FL 33166
--------------------------------------------------------------------------------------------------------------------------------
Radio Unica of McAllen, Inc.                               8400 NW 52nd Street             03-16852 (CB)           91-2035148
                                                           Miami, FL 33166
--------------------------------------------------------------------------------------------------------------------------------
Radio Unica of McAllen License Corp.                       8400 NW 52nd Street             03-16853 (CB)           91-2035150
                                                           Miami, FL 33166
--------------------------------------------------------------------------------------------------------------------------------
Radio Unica of Miami, Inc.                                 8400 NW 52nd Street             03-16854 (CB)           65-0813271
                                                           Miami, FL 33166
--------------------------------------------------------------------------------------------------------------------------------
Radio Unica of Miami License Corp.                         8400 NW 52nd Street             03-16855 (CB)           52-2114091
                                                           Miami, FL 33166
--------------------------------------------------------------------------------------------------------------------------------
Radio Unica of New York License Corp.                      8400 NW 52nd Street             03-16856 (CB)           65-0886888
                                                           Miami, FL 33166
--------------------------------------------------------------------------------------------------------------------------------
Radio Unica of Phoenix, Inc.                               8400 NW 52nd Street             03-16857 (CB)           86-0935114
                                                           Miami, FL 33166
--------------------------------------------------------------------------------------------------------------------------------
Radio Unica of Phoenix License Corp.                       8400 NW 52nd Street             03-16858 (CB)           65-0886885
                                                           Miami, FL 33166
--------------------------------------------------------------------------------------------------------------------------------
Radio Unica of Sacramento, Inc.                            8400 NW 52nd Street             03-16859 (CB)           91-2059101
                                                           Miami, FL 33166
--------------------------------------------------------------------------------------------------------------------------------
Radio Unica of Sacramento License Corp.                    8400 NW 52nd Street             03-16860 (CB)           91-2059102
                                                           Miami, FL 33166
--------------------------------------------------------------------------------------------------------------------------------
Radio Unica of San Antonio, Inc.                           8400 NW 52nd Street             03-16861 (CB)           65-0812485
                                                           Miami, FL 33166
--------------------------------------------------------------------------------------------------------------------------------
Radio Unica of San Antonio License Corp.                   8400 NW 52nd Street             03-16862 (CB)           91-2053971
                                                           Miami, FL 33166
--------------------------------------------------------------------------------------------------------------------------------
Radio Unica of San Diego, Inc.                             8400 NW 52nd Street             03-16863 (CB)           91-2016938
                                                           Miami, FL 33166
--------------------------------------------------------------------------------------------------------------------------------
Radio Unica of San Diego License Corp.                     8400 NW 52nd Street             03-16864 (CB)           52-2114089
                                                           Miami, FL 33166
--------------------------------------------------------------------------------------------------------------------------------
Radio Unica of San Francisco, Inc.                         8400 NW 52nd Street             03-16865 (CB)           65-0813274
                                                           Miami, FL 33166
--------------------------------------------------------------------------------------------------------------------------------
Radio Unica of San Francisco License Corp.                 8400 NW 52nd Street             03-16866 (CB)           52-2114089
                                                           Miami, FL 33166
--------------------------------------------------------------------------------------------------------------------------------
Radio Unica Sales Corp.                                    8400 NW 52nd Street             03-16867 (CB)           65-0788821
                                                           Miami, FL 33166
--------------------------------------------------------------------------------------------------------------------------------
Radio Unica of Tucson, Inc.                                8400 NW 52nd Street             03-16868 (CB)           86-0991818
                                                           Miami, FL 33166
--------------------------------------------------------------------------------------------------------------------------------
Radio Unica of Tucson License Corp.                        8400 NW 52nd Street             03-16869 (CB)           86-0991819
                                                           Miami, FL 33166
--------------------------------------------------------------------------------------------------------------------------------
Unicalibros Publishing Corp.                               8400 NW 52nd Street             03-16870 (CB)           27-0022201
                                                           Miami, FL 33166
--------------------------------------------------------------------------------------------------------------------------------
